                                                               EXHIBIT 17(b)(ii)

[Front cover page]
Galaxy Equity Funds
The Galaxy Fund

Prospectus

_____________, 2000


Galaxy Asset Allocation Fund

Galaxy Equity Income Fund

Galaxy Growth and Income Fund

Galaxy Strategic Equity Fund

Galaxy Equity Value Fund

Galaxy Equity Growth Fund

Galaxy International Equity Fund

Galaxy Small Cap Value Fund

Galaxy Small Company Equity Fund

Retail A Shares and Retail B Shares


As with all mutual funds, the Securities and Exchange Commission has not approved or disapproved any shares of these Funds or determined if this prospectus is accurate or complete. Anyone who tells you otherwise is committing a crime.

Contents

1      Risk/Return Summary

1      Introduction

3      Galaxy Asset Allocation Fund

8      Galaxy Equity Income Fund

12     Galaxy Growth and Income Fund

17     Galaxy Strategic Equity Fund

21     Galaxy Equity Value Fund

26     Galaxy Equity Growth Fund

31     Galaxy International Equity Fund

36     Galaxy Small Cap Value Fund

41     Galaxy Small Company Equity Fund

46     Additional information about risk

47     Investor guidelines

48     Fund management

50     How to invest in the Funds

50     How sales charges work

53     Buying, selling and exchanging shares

54          How to buy shares

56          How to sell shares

57          How to exchange shares

58          Other transaction policies

60     Dividends, distributions and taxes

62     Galaxy investor programs

62     Retirement plans

62     Other programs

64     How to reach Galaxy

65     Financial highlights

RISK/RETURN SUMMARY



INTRODUCTION

This prospectus describes the Galaxy Equity Funds. Each Fund invests primarily or to a significant degree in equity securities, such as common stock, preferred stock and securities that are convertible into common stock.

On the following pages, you'll find important information about each Fund, including:

- the Fund's investment objective (sometimes called the Fund's goal) and the main investment strategies used by the Fund's investment adviser in trying to achieve that objective
-    the main risks associated with an investment in the Fund
- the Fund's past performance measured on both a year-by-year and long-term basis
-    the fees and expenses that you will pay as an investor in the Fund


WHICH FUND IS RIGHT FOR YOU?

Not all mutual funds are for everyone. Your investment goals and tolerance for risk will determine which fund is right for you.

Equity funds are generally best suited to investors seeking growth of their investment over time and who are prepared to accept the risks associated with equity securities. Equity funds have the potential for higher returns than other funds, such as bond funds or money market funds, but also carry more risk.


Different equity funds have different levels of risk. They have varying objectives and investment styles, and some are considered more aggressive than others. Generally, a fund's objective and the types of investments it makes can help you gauge its level of risk. On page ___, you'll find a table that gives a general overview of the risk spectrum of the Galaxy Equity Funds.


THE FUNDS' INVESTMENT ADVISER


Fleet Investment Advisors Inc. (the "Adviser") is the investment adviser for all of these Funds. The Adviser, an indirect wholly-owned subsidiary of FleetBoston Corporation, was established in 1984 and has its main office at 75 State Street, Boston, Massachusetts 02109. The Adviser also provides investment management and advisory services to individual and institutional clients and manages the other Galaxy investment portfolios. As of December 31, 1999, the Adviser managed over $___ billion in assets.

AN INVESTMENT IN THE FUNDS ISN'T A FLEET BANK DEPOSIT AND IT ISN'T INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. YOU COULD LOSE MONEY BY INVESTING IN THE FUNDS.

Galaxy Asset Allocation Fund


THE FUND'S INVESTMENT OBJECTIVE

The Fund seeks a high total return by providing both a current level of income that is greater than that provided by the popular stock market averages, as well as long-term growth in the value of the Fund's assets.


[Sidenote:]
CURRENT INCOME

Current income includes both dividends from stocks and interest income from fixed income securities, after deducting Fund expenses.


THE FUND'S MAIN INVESTMENT STRATEGIES

The Fund aims to provide income that is higher than that provided by the popular stock market averages. The Adviser interprets this to mean the Dow Jones Industrial Average of 30 major companies and the Standard & Poor's 500 Composite Stock Price Index (commonly referred to as the S&P 500). Due to the Fund's expenses, however, net income paid to you may be less than that. The Fund also seeks long-term growth in the value of its assets. The Adviser attempts to achieve these goals and reduce risk by allocating the Fund's assets among short-term debt securities, common stocks, preferred stocks and bonds.

The Fund seeks a mix of stocks and bonds that will produce both income and long-term capital growth. This mix will change from time to time as a result of economic and market conditions. However, the Fund keeps at least 25% of its total assets in fixed income investments, including debt securities and preferred stocks, at all times.

Debt securities purchased by the Fund will be of investment grade quality, which means that they will have one of the top four ratings assigned by Standard & Poor's Ratings Group (S&P) or Moody's Investor Services, Inc. (Moody's) or will be unrated securities determined by the Adviser to be of comparable quality. Occasionally, the rating of a security held by the Fund may be downgraded below investment grade. If that happens, the Fund doesn't have to sell the security unless the Adviser determines that under the circumstances the security is no longer an appropriate investment for the Fund. However, the Fund will sell promptly any securities that are not rated investment grade by either S&P or Moody's if the securities exceed 5% of the Fund's net assets.


In selecting portfolio securities for the Fund, the Adviser's investment policy committee develops an economic outlook and sets guidelines for the industries and sectors in which the Fund should invest. In selecting equity securities, the Adviser favors stocks with long-term growth potential that are expected to outperform their peers over time. The Adviser also forecasts the direction and degree of change in long-term interest rates to help in the selection of fixed income securities.

The Fund will sell a security when, as a result of changes in the economy, the Adviser determines it appropriate to revise the allocation of the Fund's assets between stocks and bonds. A security may also be sold as a result of a deterioration in the performance of the security or in the financial condition of the issuer of the security.

The Fund may trade its investments frequently in trying to achieve its investment goal.


THE MAIN RISKS OF INVESTING IN THE FUND

Changes in the U.S. or foreign economies can cause the value of stocks and other investments held by the Fund to fall. Stock prices may decline over short or extended periods. Stock markets tend to move in cycles, with periods of rising prices and periods of falling prices.

The value of your investment in the Fund will go up and down with the value of the investments which the Fund holds. The Fund's investments may not perform as well as other investments, even in times of rising markets.

In addition, the Fund also carries the following main risks:

- INTEREST RATE RISK - The value of fixed income investments such as bonds are affected by movements in interest rates. Bond prices tend to fall when interest rates rise and to rise when interest rates fall.

- CREDIT RISK - The value of fixed income investments also depends on the ability of an issuer to make principal and interest payments. If an issuer can't meet its payment obligations or if its credit rating is lowered, the value of its securities will decline. Debt securities which have the lowest of the top four ratings assigned by S&P or Moody's have speculative characteristics. Changes in the economy are more likely to affect the ability of the issuers of these securities to make payments of principal and interest than is the case with higher-rated securities.

- PREPAYMENT/EXTENSION RISK - Changes in interest rates may cause certain fixed income investments held by the Fund to be paid off much sooner or later than expected, which could adversely affect the Fund's value. In the event that a security is paid off sooner than expected because of a decline in interest rates, the Fund may be unable to recoup all of its initial investment and may also suffer from having to reinvest in lower-yielding securities. In the event of a later than expected payment because of a rise in interest rates, the value of the obligation will decrease and the Fund may suffer from the inability to invest in higher-yielding securities.

- PORTFOLIO COMPOSITION - The level of risk could increase if a larger percentage of the Fund is invested in one particular asset class, such as stocks or bonds. However, asset allocation funds are generally less volatile than portfolios that contain only stocks.

- SELECTION OF INVESTMENTS - The Adviser evaluates the risks and rewards presented by all securities purchased by the Fund and how they advance the Fund's investment objective. It's possible, however, that these evaluations will prove to be inaccurate.

- FREQUENT TRADING - Frequent trading of investments usually increases the chance that the Fund will pay investors short-term capital gains. These gains are taxable at higher rates than long-term capital gains. Frequent trading could also mean higher brokerage commissions and other transaction costs, which could reduce the Fund's returns.

HOW THE FUND HAS PERFORMED

The bar chart and table below show how the Fund has performed in the past and give some indication of the risk of investing in the Fund. Both assume that all dividends and distributions are reinvested in the Fund. How the Fund has performed in the past doesn't necessarily show how it will perform in the future.

YEAR-BY-YEAR TOTAL RETURNS - CALENDAR YEARS

The bar chart shows how the performance of Retail A Shares has varied from year to year. The returns for Retail B Shares were different than the figures shown because each class of shares has different expenses. The figures don't include any sales charges that investors pay when buying or selling shares of the Fund. If sales charges were included, the returns would be lower.


[Sidenote:]
Best quarter:    % for the quarter ending            ,
Worst quarter:   % for the quarter ending            ,



[bar chart goes here]




    1992        1993       1994        1995        1996       1997        1998       1999
    ----        ----       ----        ----        ----       ----        ----       ----
   6.58%       8.08%      -2.47%      30.29%      15.11%     19.76%      17.73%         %
    ----        ----       ----        ----        ----       ----        ----       ----


AVERAGE ANNUAL TOTAL RETURNS


The table shows the Fund's average annual total returns (after taking into account any sales charges) for the periods ended December 31, 1999, as compared to broad-based market indices. The returns for Retail A Shares of the Fund for periods prior to December 1, 1995 have been restated to include the effect of the maximum 3.75% front-end sales charge which went into effect on that date.


                                      1 YEAR                  5 YEARS         SINCE INCEPTION
-------------------------------------------------------------------------------------------------------------
Retail A Shares                           %                       %              % (12/30/91)
-------------------------------------------------------------------------------------------------------------


                                      -5-

Retail B Shares                           %                       %              % (3/4/96)
-------------------------------------------------------------------------------------------------------------
S&P 500                                   %                       %              % (since 12/31/91)
                                                                                 % (since 2/29/96)
-------------------------------------------------------------------------------------------------------------
DJIA                                      %                       %              % (since 12/31/91)
                                                                                 % (since 2/29/96)
-------------------------------------------------------------------------------------------------------------


[Sidenote:]
The S&P 500 is an unmanaged index that tracks the performance of 500 widely held common stocks listed on the New York Stock Exchange, the American Stock Exchange and NASDAQ. The S&P 500 is heavily weighted with the stocks of large companies.

[Sidenote:]
The Dow Jones Industrial Average (DJIA) is an unmanaged price-weighted average based on the "price only" performance of 30 blue chip stocks.


FEES AND EXPENSES OF THE FUND


The following tables show the fees and expenses you may pay when you buy and hold shares of the Fund.


SHAREHOLDER FEES (FEES PAID DIRECTLY FROM YOUR INVESTMENT)

                          MAXIMUM SALES CHARGE             MAXIMUM DEFERRED SALES CHARGE
                     (LOAD) ON PURCHASES SHOWN                (LOAD) SHOWN AS A % OF THE
                        AS A % OF THE OFFERING             OFFERING PRICE OR SALE PRICE,
                                         PRICE                         WHICHEVER IS LESS
------------------------------------------------------------------------------------------
Retail A Shares                      3.75%(1)                             None(2)
------------------------------------------------------------------------------------------
Retail B Shares                       None                               5.00%(3)
------------------------------------------------------------------------------------------

ANNUAL FUND OPERATING EXPENSES (EXPENSES DEDUCTED FROM THE FUND'S ASSETS)


                                            DISTRIBUTION                      TOTAL FUND
                          MANAGEMENT         AND SERVICE           OTHER       OPERATING
                                FEES        (12b-1) FEES        EXPENSES        EXPENSES
------------------------------------------------------------------------------------------
Retail A Shares                0.75%              None                    %             %
------------------------------------------------------------------------------------------
Retail B Shares                0.75%              0.95%                   %             %
------------------------------------------------------------------------------------------


(1) Reduced sales charges may be available. See "How to invest in the Funds - How sales charges work."

(2)  Except for investments of $500,000 or more. See "How to invest in the Funds
     - How sales charges work."

(3) This amount applies if you sell your shares in the first year after purchase and gradually declines to 1% in the sixth year after purchase. After six years, your Retail B Shares will automatically convert to Retail A Shares. See "How to invest in the Funds - How sales charges work."

EXAMPLE

This example helps you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes:

-    you invest $10,000 for the periods shown
-    you reinvest all dividends and distributions in the Fund
-    you sell all your shares at the end of the periods shown
-    your investment has a 5% return each year
-    your Retail B Shares convert to Retail A Shares after six years
-    the Fund's operating expenses remain the same

Although your actual costs may be higher or lower depending on the amount you invest and the Fund's actual rate of return, based on these assumptions your costs would be:

                        1 YEAR                3 YEARS              5 YEARS               10 YEARS
-------------------------------------------------------------------------------------------------------------
Retail A Shares            $                     $                    $                     $
-------------------------------------------------------------------------------------------------------------
Retail B Shares            $                     $                    $                     $
-------------------------------------------------------------------------------------------------------------
If you hold Retail B Shares, you would pay the following expenses if you didn't sell your shares:
-------------------------------------------------------------------------------------------------------------
Retail B Shares            $                     $                    $                     $
-------------------------------------------------------------------------------------------------------------


[Sidenote:]
PORTFOLIO MANAGERS
The Fund's portfolio managers are Donald Jones, a Vice President of the Adviser since 1991, and David Lindsay, CFA, a Senior Vice President of the Adviser since 1992. They are primarily responsible for the day-to-day management of the Fund's investment portfolio. Mr. Jones has managed the equity portion of the Fund's portfolio, including determining the allocation of the Fund's assets between equities and fixed income investments, since May of 1995. He has been with the Adviser and its predecessors since 1977. Mr. Lindsay has managed the fixed income portion of the Fund since January of 1997. He has been with the Adviser and its predecessors since 1986.

Galaxy Equity Income Fund


THE FUND'S INVESTMENT OBJECTIVE
The Fund seeks current income and capital appreciation.



[Sidenote:]
CURRENT INCOME
Current income includes both dividends from stocks and interest income from fixed income securities, after deducting Fund expenses.



THE FUND'S MAIN INVESTMENT STRATEGIES

The Fund normally invests at least 75% of its total assets in a diversified portfolio of income-producing (dividend-paying) equity securities, primarily common stocks. The Adviser looks for investments that offer dividends, prospects for dividend growth and capital appreciation. However, the Fund's portfolio may include securities that offer only growth potential or only income potential.

The Fund will sell a portfolio security when, as a result of changes in the economy, the Adviser believes that holding the security is no longer consistent with the Fund's investment objective. A security may also be sold as a result of a deterioration in the performance of the security or in the financial condition of the issuer of the security.


THE MAIN RISKS OF INVESTING IN THE FUND

Changes in the U.S. or foreign economies can cause the value of stocks and other investments held by the Fund to fall. Stock prices may decline over short or extended periods. Stock markets tend to move in cycles, with periods of rising prices and periods of falling prices.

The value of your investment in the Fund will go up and down with the value of the investments which the Fund holds. The Fund's investments may not perform as well as other investments, even in times of rising markets.

In addition, the Fund also carries the following main risk:

- SELECTION OF INVESTMENTS - The Adviser evaluates the risks and rewards presented by all securities purchased by the Fund and how they advance the Fund's investment objective. It's possible, however, that these evaluations will prove to be inaccurate.

HOW THE FUND HAS PERFORMED

The bar chart and table below show how the Fund has performed in the past and give some indication of the risk of investing in the Fund. Both assume that all dividends and distributions are reinvested in the Fund. How the Fund has performed in the past doesn't necessarily show how it will perform in the future.

Retail A Shares of the Fund were first issued during the fiscal year ending October 31, 1992. The returns for Retail A Shares of the Fund for prior periods represent the returns for Trust Shares of the Fund which are offered in a separate prospectus. Prior to November 1, 1993, Retail A Shares and Trust Shares of the Fund had the same returns because each class of shares had the same expenses.

YEAR-BY-YEAR TOTAL RETURNS - CALENDAR YEARS

The bar chart shows how the performance of Retail A Shares has varied from year to year. The returns for Retail B Shares would have been different than the figures shown because each class of shares has different expenses. The figures don't include any sales charges that investors pay when buying or selling shares of the Fund. If sales charges were included, the returns would be lower.


[Sidenote:]
Best quarter:    % for the quarter ending            ,
Worst quarter:   % for the quarter ending            ,



[bar chart goes here]





          1991         1992       1993        1994          1995          1996         1997         1998        1999
          ----         ----       ----        ----          ----          ----        ----          ----        ----
         22.37%        7.43%      8.05%       0.75%        32.96%        16.53%       25.51%       15.63%           %
          ----         ----       ----        ----          ----          ----        ----          ----        ----


AVERAGE ANNUAL TOTAL RETURNS


The table shows the Fund's average annual total returns (after taking into account any sales charges) for the periods ended December 31, 1999, as compared to a broad-based market index. The returns for Retail A Shares of the Fund for periods prior to December 1, 1995 have been restated to include the effect of the maximum 3.75% front-end sales charge which went into effect on that date.


                               1 YEAR                     5 YEARS               SINCE INCEPTION
-------------------------------------------------------------------------------------------------------------
Retail A Shares                    %                          %                     % (12/14/90)
-------------------------------------------------------------------------------------------------------------
Retail B   Shares                  %                          %                     % (11/1/98)
-------------------------------------------------------------------------------------------------------------
S&P 500                            %                          %                     %(since 1/31/90)
                                                                                    % (since 10/31/98)
-------------------------------------------------------------------------------------------------------------



[Sidenote:]
The S&P 500 is an unmanaged index that tracks the performance of 500 widely held common stocks listed on the New York Stock Exchange, the American Stock Exchange and NASDAQ. The S&P 500 is heavily weighted with the stocks of large companies.


FEES AND EXPENSES OF THE FUND


The following tables show the fees and expenses you may pay when you buy and hold shares of the Fund.


SHAREHOLDER FEES (FEES PAID DIRECTLY FROM YOUR INVESTMENT)

                                                             MAXIMUM DEFERRED SALES CHARGE
                           MAXIMUM SALES CHARGE (LOAD)                 (LOAD) SHOWN AS A %
                          ON PURCHASES SHOWN AS A % OF            OF THE OFFERING PRICE OR
                                 OF THE OFFERING PRICE       SALE PRICE, WHICHEVER IS LESS
------------------------------------------------------------------------------------------
Retail A Shares                               3.75%(1)                             None(2)
------------------------------------------------------------------------------------------
Retail B Shares                                None                               5.00%(3)
------------------------------------------------------------------------------------------


ANNUAL FUND OPERATING EXPENSES (EXPENSES DEDUCTED FROM THE FUND'S ASSETS)


                                                 DISTRIBUTION                   TOTAL FUND
                               MANAGEMENT         AND SERVICE         OTHER      OPERATING
                                     FEES        (12b-1) FEES       EXPENSES      EXPENSES
------------------------------------------------------------------------------------------
Retail A Shares                      0.75%               None             %              %
------------------------------------------------------------------------------------------
Retail B Shares                      0.75%              0.95%             %              %
------------------------------------------------------------------------------------------


(1) Reduced sales charges may be available. See "How to invest in the Funds - How sales charges work."

(2)  Except for investments of $500,000 or more. See "How to invest in the Funds
     - How sales charges work."

(3) This amount applies if you sell your shares in the first year after purchase and gradually declines to 1% in the sixth year after purchase. After six years, your Retail B Shares will automatically convert to Retail A Shares. See "How to invest in the Funds - How sales charges work."

EXAMPLE

This example helps you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes:

-    you invest $10,000 for the periods shown
-    you reinvest all dividends and distributions in the Fund
-    you sell all your shares at the end of the periods shown
-    your investment has a 5% return each year
-    your Retail B Shares convert to Retail A Shares after six years
-    the Fund's operating expenses remain the same

Although your actual costs may be higher or lower depending on the amount you invest and the Fund's actual rate of return, based on these assumptions your costs would be:

                        1 YEAR                3 YEARS              5 YEARS               10 YEARS
-------------------------------------------------------------------------------------------------------------
Retail A Shares            $                    $                    $                     $
-------------------------------------------------------------------------------------------------------------
Retail B Shares            $                    $                    $                     $
-------------------------------------------------------------------------------------------------------------
If you hold Retail B Shares, you would pay the following expenses if you didn't sell your shares:
-------------------------------------------------------------------------------------------------------------
Retail B Shares            $                    $                    $                     $
-------------------------------------------------------------------------------------------------------------



[Sidenote:]
PORTFOLIO MANAGER
The Fund's portfolio manager is J. Edward Klisiewicz, a Senior Vice President of the Adviser. He's primarily responsible for the day-to-day management of the Fund's investment portfolio. Mr. Klisiewicz has been the Fund's portfolio manager since it began operations in 1990. He has been with the Adviser and its predecessors since 1970.

Galaxy Growth and Income Fund


THE FUND'S INVESTMENT OBJECTIVE

The Fund seeks to provide a relatively high total return through long-term capital appreciation and current income.


[Sidenote:]
CURRENT INCOME
Current income includes both dividends from stocks and interest income from fixed income securities, after deducting Fund expenses.


THE FUND'S MAIN INVESTMENT STRATEGIES

The Fund normally invests at least 65% of its total assets in the common stocks of U.S. companies with large market capitalizations (generally over $2 billion) that the Adviser believes offer above-average growth and dividends. The Adviser focuses on stocks which are believed to be attractively priced relative to expectations for the future performance of the issuing company. The Adviser also seeks a current yield greater than that of the S&P 500, although not all Fund investments will pay dividends.

The Fund will sell a portfolio security when, as a result of changes in the economy, the Adviser believes that holding the security is no longer consistent with the Fund's investment objective. A security may also be sold as a result of a deterioration in the performance of the security or in the financial condition of the issuer of the security.

[Sidenote:]
MARKET CAPITALIZATION
A company's market capitalization is the price of a share of its stock, multiplied by the number of shares held by investors.

THE MAIN RISKS OF INVESTING IN THE FUND

Changes in the U.S. or foreign economies can cause the value of stocks and other investments held by the Fund to fall. Stock prices may decline over short or extended periods. Stock markets tend to move in cycles, with periods of rising prices and periods of falling prices.

The value of your investment in the Fund will go up and down with the value of the investments which the Fund holds. The Fund's investments may not perform as well as other investments, even in times of rising markets.

In addition, the Fund also carries the following main risk:

- SELECTION OF INVESTMENTS - The Adviser evaluates the risks and rewards presented by all securities purchased by the Fund and how they advance the Fund's investment objective. It's possible, however, that these evaluations will prove to be inaccurate.


HOW THE FUND HAS PERFORMED

The bar chart and table below show how the Fund has performed in the past and give some indication of the risk of investing in the Fund. Both assume that all dividends and distributions are reinvested in the Fund. How the Fund has performed in the past doesn't necessarily show how it will perform in the future.


YEAR-BY-YEAR TOTAL RETURNS - CALENDAR YEARS

The bar chart shows how the performance of Retail A Shares has varied from year to year. The returns for Retail B Shares were different than the figures shown because each class of shares has different expenses. The figures don't include any sales charges that investors pay when buying or selling shares of the Fund. If sales charges were included, the returns would be lower.

The Fund began operations on December 14, 1992 as a separate portfolio (the Predecessor Fund) of The Shawmut Funds. On December 4, 1995, the Predecessor Fund was reorganized as a new portfolio of Galaxy. Prior to the reorganization, the Predecessor Fund offered and sold two classes of shares, Investment Shares (which were first offered on February 12, 1993) and Trust Shares (which were first offered on December 14, 1992), that were similar to the Fund's Retail A Shares and Trust Shares. In connection with the reorganization, shareholders of the Predecessor Fund exchanged their Investment Shares and Trust Shares for Retail A Shares and Trust Shares of the Fund. The returns for periods prior to December 4, 1995 are for Investment Shares of the Predecessor Fund.



[Sidenote:]
Best quarter:    % for the quarter ending            ,
Worst quarter:   % for the quarter ending            ,

[bar chart goes here]




     1994          1995         1996         1997           1998           1999
-------------------------------------------------------------------------------------
    4.83%         29.34%       19.85%       29.19%         15.71%              %
-------------------------------------------------------------------------------------


AVERAGE ANNUAL TOTAL RETURNS


The table shows the Fund's average annual total returns (after taking into account any sales charges) for the periods ended December 31, 1999, as compared to a broad-based market index. The returns for Retail A Shares of the Fund for periods prior to December 1, 1995 have been restated to include the effect of the maximum 3.75% front-end sales charge which went into effect on that date.


                               1 YEAR                     5 YEARS               SINCE INCEPTION
-------------------------------------------------------------------------------------------------------------
Retail A Shares                       %                         %                     % (2/12/93)
-------------------------------------------------------------------------------------------------------------
Retail B Shares                       %                         %                     % (3/4/96)
-------------------------------------------------------------------------------------------------------------
S&P 500                               %                         %                     % (since 1/31/93)
                                                                                      % (since 2/29/96)
-------------------------------------------------------------------------------------------------------------



[Sidenote:]
The S&P 500 is an unmanaged index that tracks the performance of 500 widely held common stocks listed on the New York Stock Exchange, the American Stock Exchange and NASDAQ. The S&P 500 is heavily weighted with the stocks of large companies.


FEES AND EXPENSES OF THE FUND


The following tables show the fees and expenses you may pay when you buy and hold shares of the Fund.


SHAREHOLDER FEES (FEES PAID DIRECTLY FROM YOUR INVESTMENT)

                                 MAXIMUM SALES CHARGE               MAXIMUM DEFERRED SALES
                             (LOAD)ON PURCHASES SHOWN           CHARGE (LOAD) SHOWN AS A %
                                        AS A % OF THE             OF THE OFFERING PRICE OR
                                       OFFERING PRICE        SALE PRICE, WHICHEVER IS LESS
------------------------------------------------------------------------------------------
Retail A Shares                              3.75%(1)                              None(2)
------------------------------------------------------------------------------------------
Retail B Shares                               None                                5.00%(3)
------------------------------------------------------------------------------------------

ANNUAL FUND OPERATING EXPENSES (EXPENSES DEDUCTED FROM THE FUND'S ASSETS)


                                               DISTRIBUTION                     TOTAL FUND
                          MANAGEMENT            AND SERVICE           OTHER      OPERATING
                                FEES           (12b-1) FEES        EXPENSES       EXPENSES
------------------------------------------------------------------------------------------
Retail A Shares                0.75%                   None               %(4)           %(4)
------------------------------------------------------------------------------------------
Retail B Shares                0.75%                  0.95%               %              %
------------------------------------------------------------------------------------------

(1) Reduced sales charges may be available. See "How to invest in the Funds - How sales charges work."

(2)  Except for investments of $500,000 or more. See "How to invest in the Funds
     - How sales charges work."

(3) This amount applies if you sell your shares in the first year after purchase and gradually declines to 1% in the sixth year after purchase. After six years, your Retail B Shares will automatically convert to Retail A Shares. See "How to invest in the Funds - How sales charges work."

(4) Affiliates of the Adviser are waiving a portion of the shareholder servicing fees (that are included in Other expenses) for Retail A Shares so that Other expenses for Retail A Shares are expected to be ____%. Total Fund operating expenses for Retail A Shares after these fee waivers are expected to be ____%. These fee waivers may be revised or discontinued at any time.


EXAMPLE

This example helps you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes:

-   you invest $10,000 for the periods shown
-   you reinvest all dividends and distributions in the Fund
-   you sell all your shares at the end of the periods shown
-   your investment has a 5% return each year
-   your Retail B Shares convert to Retail A Shares after six years
-   the Fund's operating expenses remain the same

Although your actual costs may be higher or lower depending on the amount you invest and the Fund's actual rate of return, based on these assumptions your costs would be:

                        1 YEAR                3 YEARS              5 YEARS               10 YEARS
-------------------------------------------------------------------------------------------------------------
Retail A Shares            $                     $                    $                 $
-------------------------------------------------------------------------------------------------------------
Retail B Shares            $                     $                    $                 $
-------------------------------------------------------------------------------------------------------------
If you hold Retail B Shares, you would pay the following expenses if you didn't sell your shares:
-------------------------------------------------------------------------------------------------------------
Retail B Shares            $                     $                    $                 $
-------------------------------------------------------------------------------------------------------------

[Sidenote:]
PORTFOLIO MANAGER
The Fund's portfolio manager is Gregory M. Miller, a Vice President of the Adviser since 1996. He's been primarily responsible for the day-to-day management of the Fund's investment portfolio since July 1998. Before that, Mr. Miller assisted his predecessor in managing the Fund for seven years. He joined the Adviser in 1985.

Galaxy Strategic Equity Fund


THE FUND'S INVESTMENT OBJECTIVE

The Fund seeks long-term capital appreciation.


THE FUND'S MAIN INVESTMENT STRATEGIES

The Fund invests at least 65% of its total assets in U.S. equity securities, primarily common stock and securities that can be converted into common stock. The Fund's "Value Driven Growth" investment process emphasizes securities believed to have the potential for the best one- to two-year returns. These securities are generally selected from a universe of large and medium size companies representative of the S&P 500, although the universe of stocks monitored by the Adviser is not limited to stocks of companies included in the S&P 500. The Fund may invest up to 20% of its total assets in foreign equity securities. In selecting individual stocks, the Adviser looks at the current price, projected earnings growth, and historical valuations to derive an estimate of return potential. The Fund may give emphasis to growth stocks, value stocks or particular industries, depending upon the Adviser's assessment of a stock's return potential relative to its price in the broader market.

The Fund will sell a portfolio security when, as a result of a decline in the security's return potential relative to that of other securities, the Adviser believes that holding the security is no longer consistent with the Fund's investment objective.


[Sidenote:]
VALUE STOCKS AND GROWTH STOCKS
Value stocks are ones that appear to be underpriced based on measures such as lower price-to-earnings and price-to-book value ratios. Growth stocks offer strong revenue and earnings potential, and accompanying capital growth, with generally less dividend income than value stocks.


THE MAIN RISKS OF INVESTING IN THE FUND

Changes in the U.S. or foreign economies can cause the value of stocks and other investments held by the Fund to fall. Stock prices may decline over short or extended periods. Stock markets tend to move in cycles, with periods of rising prices and periods of falling prices.

The value of your investment in the Fund will go up and down with the value of the investments which the Fund holds. The Fund's investments may not perform as well as other investments, even in times of rising markets.

In addition, the Fund also carries the following main risks:

- CONVERTIBLE SECURITIES - Securities that can be converted into common stock, such as certain debt securities and preferred stock, are subject to the usual risks associated with fixed income investments, such as interest rate risk and credit risk. In addition, because they react to changes in the value of the equity securities into which they will convert, convertible securities are also subject to stock market risk.

- FOREIGN INVESTMENTS - Foreign investments may be riskier than U.S. investments because of factors such as foreign government restrictions, changes in currency exchange rates, incomplete financial information about the issuers of securities, and political or economic instability. Foreign stocks may be more volatile and less liquid than U.S. stocks.


- SELECTION OF INVESTMENTS - The Adviser evaluates the risks and rewards presented by all securities purchased by the Fund and how they advance the Fund's investment objective. It's possible, however, that these evaluations will prove to be inaccurate.



HOW THE FUND HAS PERFORMED


The bar chart and table below show how the Fund has performed in the past and give some indication of the risk of investing in the Fund. Both assume that all dividends and distributions are reinvested in the Fund. How the Fund has performed in the past doesn't necessarily show how it will perform in the future.


YEAR-BY-YEAR TOTAL RETURNS - CALENDAR YEARS


The bar chart shows the performance of Retail A Shares during the last calendar year. The return for Retail B Shares were different than the figure shown because each class of shares has different expenses. The figure don't include any sales charges that investors pay when buying or selling shares of the Fund. If sales charges were included, the returns would be lower.


[Sidenote:]
Best quarter:    % for the quarter ending            ,
Worst quarter:   % for the quarter ending            ,



[bar chart goes here]

      1999
-----------------
          %
-----------------

AVERAGE ANNUAL TOTAL RETURNS


The table shows the Fund's average annual total returns (after taking into account any sales charges) for the periods ended December 31, 1999, as compared to a broad-based market index. The returns for Retail A Shares of the Fund for periods prior to December 1, 1995 have been restated to include the effect of the maximum 3.75% front-end sales charge which went into effect on that date.


                             1 YEAR                     SINCE INCEPTION
----------------------------------------------------------------------------------------
Retail A Shares                    %                          % (3/4/98)
----------------------------------------------------------------------------------------
Retail B Shares                    %                          % (3/4/98)
----------------------------------------------------------------------------------------
S&P 500                            %                          % (since 2/28/98)
----------------------------------------------------------------------------------------


[Sidenote:]
The S&P 500 is an unmanaged index that tracks the performance of 500 widely held common stocks listed on the New York Stock Exchange, the American Stock Exchange and NASDAQ. The S&P 500 is heavily weighted with the stocks of large companies.



FEES AND EXPENSES OF THE FUND

The following tables show the fees and expenses you may pay when you buy and hold shares of the Fund.


SHAREHOLDER FEES (FEES PAID DIRECTLY FROM YOUR INVESTMENT)

                                                                    MAXIMUM DEFERRED SALES
                           MAXIMUM SALES CHARGE (LOAD)          CHARGE (LOAD) SHOWN AS A %
                                    ON PURCHASES SHOWN            OF THE OFFERING PRICE OR
                          AS A % OF THE OFFERING PRICE       SALE PRICE, WHICHEVER IS LESS
------------------------------------------------------------------------------------------
Retail A Shares                               3.75%(1)                             None(2)
------------------------------------------------------------------------------------------
Retail B Shares                                None                               5.00%(3)
------------------------------------------------------------------------------------------


ANNUAL FUND OPERATING EXPENSES (EXPENSES DEDUCTED FROM THE FUND'S ASSETS)


                                            DISTRIBUTION                      TOTAL FUND
                          MANAGEMENT         AND SERVICE           OTHER       OPERATING
                                FEES        (12b-1) FEES        EXPENSES        EXPENSES
------------------------------------------------------------------------------------------
Retail A Shares                0.75%(4)             None               %               %(4)
------------------------------------------------------------------------------------------
Retail B Shares                0.75%(4)            0.95%               %               %(4)
------------------------------------------------------------------------------------------


(1) Reduced sales charges may be available. See "How to invest in the Funds - How sales charges work."

(2)  Except for investments of $500,000 or more. See "How to invest in the Funds
     - How sales charges work."

(3) This amount applies if you sell your shares in the first year after purchase and gradually declines to 1% in the sixth year after purchase. After six years, your Retail B Shares will automatically convert to Retail A Shares. See "How to invest in the Funds - How sales charges work."

(4) The Adviser is waiving a portion of the Management fees so that such fees are expected to be ____%. Total Fund operating expenses after this waiver are expected to be ____% for Retail A Shares and ____% for Retail B Shares. This fee waiver may be revised or discontinued at any time.


EXAMPLE

This example helps you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes:

-    you invest $10,000 for the periods shown
-    you reinvest all dividends and distributions in the Fund
-    you sell all your shares at the end of the periods shown
-    your investment has a 5% return each year
-    your Retail B Shares convert to Retail A Shares after six years
-    the Fund's operating expenses remain the same

Although your actual costs may be higher or lower depending on the amount you invest and the Fund's actual rate of return, based on these assumptions your costs would be:

                        1 YEAR                3 YEARS              5 YEARS               10 YEARS
-------------------------------------------------------------------------------------------------------------
Retail A Shares            $                     $                    $                     $
-------------------------------------------------------------------------------------------------------------
Retail B Shares            $                     $                    $                     $
-------------------------------------------------------------------------------------------------------------
If you hold Retail B Shares, you would pay the following expenses if you didn't sell your shares:
-------------------------------------------------------------------------------------------------------------
Retail B Shares            $                     $                    $                     $
-------------------------------------------------------------------------------------------------------------



[Sidenote:]
PORTFOLIO MANAGER
The Fund's portfolio manager is Peter B. Hathaway, CFA, a Senior Vice President of the Adviser. He's primarily responsible for the day-to-day management of the Fund's investment portfolio. Mr. Hathaway has been the Fund's portfolio manager since it began operations in March 1998. He has been in the investment management business with the Adviser and its predecessors since 1965 and has been responsible for the Adviser's "Value Driven Growth" investment process since 1991.

Galaxy Equity Value Fund


THE FUND'S INVESTMENT OBJECTIVE

The Fund seeks long-term capital appreciation. Income is secondary to the objective of capital appreciation.


THE FUND'S MAIN INVESTMENT STRATEGIES

The Fund normally invests at least 75% of its total assets in equity securities, mainly common stocks, that the Adviser believes are undervalued. The Fund invests most of its assets in companies that have a market capitalization of more than $1.5 billion.

The Adviser uses proprietary computer models to compare share price and company value, both compared to the market and over time. This helps the Adviser to identify out-of-favor, undervalued securities (often called value stocks) which may subsequently increase in value. These models focus on fundamental aspects such as earnings and dividend growth, reinvestment of returns and the ability of companies to finance their own growth. The models also take into account factors such as how easily the stocks may be traded. The Adviser then reviews the results and looks for risks that may account for a stock's low price. It evaluates factors the computer models can't measure, such as the quality of a company's management and the impact of technological change. Stocks which pass all tests are eligible to be included in the Fund's portfolio. Fund holdings are frequently reviewed and are sold automatically when the computer models show they are overvalued.


[Sidenote:]
MARKET CAPITALIZATION
A company's market capitalization is the price of a share of its stock, multiplied by the number of shares held by investors.

[Sidenote:]
VALUE STOCKS
Value stocks are ones that appear to be underpriced based on measures such as lower price-to-earnings and price-to-book value ratios.

THE MAIN RISKS OF INVESTING IN THE FUND

Changes in the U.S. or foreign economies can cause the value of stocks and other investments held by the Fund to fall. Stock prices may decline over short or extended periods. Stock markets tend to move in cycles, with periods of rising prices and periods of falling prices.

The value of your investment in the Fund will go up and down with the value of the investments which the Fund holds. The Fund's investments may not perform as well as other investments, even in times of rising markets.

In addition, the Fund also carries the following main risk:




- SELECTION OF INVESTMENTS - The Adviser evaluates the risks and rewards presented by all securities purchased by the Fund and how they advance the Fund's investment objective. It's possible, however, that these evaluations will prove to be inaccurate.


HOW THE FUND HAS PERFORMED

The bar chart and table below show how the Fund has performed in the past and give some indication of the risk of investing in the Fund. Both assume that all dividends and distributions are reinvested in the Fund. How the Fund has performed in the past doesn't necessarily show how it will perform in the future.

Retail A Shares of the Fund were first issued during the fiscal year ended October 31, 1991. The returns for Retail A Shares of the Fund for prior periods represent the returns for Trust Shares of the Fund which are offered in a separate prospectus. Prior to November 1, 1993, Retail A Shares and Trust Shares of the Fund had the same returns because each class of shares had the same expenses.

YEAR-BY-YEAR TOTAL RETURNS - CALENDAR YEARS

The bar chart shows how the performance of Retail A Shares has varied from year to year. The returns for Retail B Shares were different than the figures shown because each class of shares has different expenses. The figures don't include any sales charges that investors pay when buying or selling shares of the Fund. If sales charges were included, the returns would be lower.

[Sidenote:]
BEST QUARTER:
     % FOR THE QUARTER ENDING            ,
WORST QUARTER:
    % FOR THE QUARTER ENDING            ,



[bar chart goes here]

    1990       1991       1992       1993       1994      1995       1996       1997       1998        1999
-------------------------------------------------------------------------------------------------------------
  -3.20%      23.36%      8.21%     14.75%     3.51%     27.78%     21.09%     27.66%     23.75%          %
-------------------------------------------------------------------------------------------------------------


AVERAGE ANNUAL TOTAL RETURNS

The table shows the Fund's average annual total returns (after taking into account any sales charges) for the periods ended December 31, 1999, as compared to broad-based market indices. The returns for Retail A Shares of the Fund for periods prior to December 1, 1995 have been restated to include the effect of the maximum 3.75% front-end sales charge which went into effect on that date.



                               1 YEAR              5 YEARS           10 YEARS          SINCE INCEPTION
-----------------------------------------------------------------------------------------------------------------
Retail A Shares                    %                    %                %                   % (9/1/88)
-----------------------------------------------------------------------------------------------------------------
Retail B Shares                    %                                                         % (3/4/96)
-----------------------------------------------------------------------------------------------------------------
S&P 500                            %                    %                %                   % (since 9/1/88)
                                                                                             % (since 2/29/96)
-----------------------------------------------------------------------------------------------------------------
Lipper Growth and Income           %                    %                %                   % (since 9/1/88)
Funds Average                                                                                % (since 2/29/96)
-----------------------------------------------------------------------------------------------------------------


[Sidenote:]
The S&P 500 is an unmanaged index that tracks the performance of 500 widely held common stocks listed on the New York Stock Exchange, the American Stock Exchange and NASDAQ. The S&P 500 is heavily weighted with the stocks of large companies.

[Sidenote:]
The Lipper Growth and Income Funds Average is an unmanaged index that measures the performance of a select group of mutual funds with investment objectives similar to that of the Fund.

FEES AND EXPENSES OF THE FUND


The following tables show the fees and expenses you may pay when you buy and hold shares of the Fund.


SHAREHOLDER FEES (FEES PAID DIRECTLY FROM YOUR INVESTMENT)

                                                                    MAXIMUM DEFERRED SALES
                           MAXIMUM SALES CHARGE (LOAD)          CHARGE (LOAD) SHOWN AS A %
                                    ON PURCHASES SHOWN            OF THE OFFERING PRICE OR
                          AS A % OF THE OFFERING PRICE       SALE PRICE, WHICHEVER IS LESS
------------------------------------------------------------------------------------------
Retail A Shares                               3.75%(1)                             None(2)
------------------------------------------------------------------------------------------
Retail B Shares                                None                               5.00%(3)
------------------------------------------------------------------------------------------

ANNUAL FUND OPERATING EXPENSES (EXPENSES DEDUCTED FROM THE FUND'S ASSETS)


                                            DISTRIBUTION                      TOTAL FUND
                          MANAGEMENT         AND SERVICE           OTHER       OPERATING
                                FEES        (12b-1) FEES        EXPENSES        EXPENSES
------------------------------------------------------------------------------------------
Retail A Shares                0.75%                None              %                %
------------------------------------------------------------------------------------------
Retail B Shares                0.75%               0.95%              %                %
------------------------------------------------------------------------------------------


(1) Reduced sales charges may be available. See "How to invest in the Funds - How sales charges work."

(2)  Except for investments of $500,000 or more. See "How to invest in the Funds
     - How sales charges work."

(3) This amount applies if you sell your shares in the first year after purchase and gradually declines to 1% in the sixth year after purchase. After six years, your Retail B Shares will automatically convert to Retail A Shares. See "How to invest in the Funds - How sales charges work."

EXAMPLE

This example helps you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes:

-    you invest $10,000 for the periods shown
-    you reinvest all dividends and distributions in the Fund
-    you sell all your shares at the end of the periods shown
-    your investment has a 5% return each year
-    your Retail B Shares convert to Retail A Shares after six years

-    the Fund's operating expenses remain the same


Although your actual costs may be higher or lower depending on the amount you invest and the Fund's actual rate of return, based on these assumptions your costs would be:


                        1 YEAR                3 YEARS              5 YEARS               10 YEARS
-------------------------------------------------------------------------------------------------------------
Retail A Shares            $                  $                    $                     $
-------------------------------------------------------------------------------------------------------------
Retail B Shares            $                  $                    $                     $
-------------------------------------------------------------------------------------------------------------
If you hold Retail B Shares, you would pay the following expenses if you didn't sell your shares:
-------------------------------------------------------------------------------------------------------------
Retail B Shares            $                  $                    $                     $
-------------------------------------------------------------------------------------------------------------



[Sidenote:]
PORTFOLIO MANAGER
The Fund's portfolio manager is G. Jay Evans, CFA, a Senior Vice President of the Adviser since 1994. He's primarily responsible for the day-to-day management of the Fund's investment portfolio. Mr. Evans has been the Fund's portfolio manager since 1993. He has been with the Adviser and its predecessors since 1978.

Galaxy Equity Growth Fund


THE FUND'S INVESTMENT OBJECTIVE

The Fund seeks long-term capital appreciation.


THE FUND'S MAIN INVESTMENT STRATEGIES

The Fund normally invests at least 75% of its total assets in a broadly diversified portfolio of equity securities, primarily common stocks and securities that can be converted into common stocks. The Fund invests mainly in the securities of U.S. issuers, but may invest up to 20% of its total assets in foreign securities.

The Fund invests mainly in companies which the Adviser believes will have faster earnings growth than the economy in general. The Adviser looks for large-capitalization companies (generally over $2 billion) in growing industries, focusing on technological advances, good product development, strong management and other factors which support future growth. The Adviser seeks out companies that have a history of strong earnings growth and are projected to continue a similar pattern of growth over the next three to five years.

The Fund will sell a security if there is an adverse change in the projected earnings growth of the company issuing the security. A security will also be sold when, as a result of changes in the economy or the performance of the security or other circumstances, the Adviser believes that holding the security is no longer consistent with the Fund's investment objective.


[Sidenote:]
GROWTH STOCKS
Growth stocks offer strong revenue and earnings potential, and accompanying capital growth, with generally less dividend income than value stocks.


THE MAIN RISKS OF INVESTING IN THE FUND

Changes in the U.S. or foreign economies can cause the value of stocks and other investments held by the Fund to fall. Stock prices may decline over short or extended periods. Stock markets tend to move in cycles, with periods of rising prices and periods of falling prices.

The value of your investment in the Fund will go up and down with the value of the investments which the Fund holds. The Fund's investments may not perform as well as other investments, even in times of rising markets.

In addition, the Fund also carries the following main risks:

- CONVERTIBLE SECURITIES - Securities that can be converted into common stock, such as certain debt securities and preferred stock, are subject to the usual risks associated with fixed income investments, such as interest rate risk and credit risk. In addition, because they react to changes in the value of the equity securities into which they will convert, convertible securities are also subject to stock market risk.

- FOREIGN INVESTMENTS - Foreign investments may be riskier than U.S. investments because of factors such as foreign government restrictions, changes in currency exchange rates, incomplete financial information about the issuers of securities, and political or economic instability. Foreign stocks may be more volatile and less liquid than U.S. stocks.

- SELECTION OF INVESTMENTS - The Adviser evaluates the risks and rewards presented by all securities purchased by the Fund and how they advance the Fund's investment objective. It's possible, however, that these evaluations will prove to be inaccurate.



HOW THE FUND HAS PERFORMED

The bar chart and table below show how the Fund has performed in the past and give some indication of the risk of investing in the Fund. Both assume that all dividends and distributions are reinvested in the Fund. How the Fund has performed in the past doesn't necessarily show how it will perform in the future.

Retail A Shares of the Fund were first issued during the fiscal year ended October 31, 1991. The returns for Retail A Shares of the Fund for prior periods represent the returns for Trust Shares of the Fund which are offered in a separate prospectus. Prior to November 1, 1993, Retail A Shares and Trust Shares of the Fund had the same returns because each class of shares had the same expenses.

YEAR-BY-YEAR TOTAL RETURNS - CALENDAR YEARS

The bar chart shows how the performance of Retail A Shares has varied from year to year. The returns for Retail B Shares were different than the figures shown because each class of shares has different expenses. The figures don't include any sales charges that investors pay when buying or selling shares of the Fund. If sales charges were included, the returns would be lower.

[Sidenote:]
Best quarter:    % for the quarter ending            ,
Worst quarter:   % for the quarter ending            ,



[bar chart goes here]




    1991          1992         1993         1994         1995         1996         1997         1998         1999
----------------------------------------------------------------------------------------------------------------------
   30.40%         6.11%        5.37%        0.60%       33.66%       20.46%       30.43%       25.66%            %
----------------------------------------------------------------------------------------------------------------------


AVERAGE ANNUAL TOTAL RETURNS

The table shows the Fund's average annual total returns (after taking into account any sales charges) for the periods ended December 31, 1999, as compared to a broad-based market index. The returns for Retail A Shares of the Fund for periods prior to December 1, 1995 have been restated to include the effect of the maximum 3.75% front-end sales charge which went into effect on that date.


                               1 YEAR                     5 YEARS               SINCE INCEPTION
-------------------------------------------------------------------------------------------------------------
Retail A Shares                    %                          %                     % (12/14/90)
-------------------------------------------------------------------------------------------------------------
Retail B Shares                    %                          %                     % (3/4/96)
-------------------------------------------------------------------------------------------------------------
S&P 500                            %                          %                     % (since 11/30/90)
                                                                                    % since (2/29/96)
-------------------------------------------------------------------------------------------------------------

[Sidenote:]
The S&P 500 is an unmanaged index that tracks the performance of 500 widely held common stocks listed on the New York Stock Exchange, the American Stock Exchange and NASDAQ. The S&P 500 is heavily weighted with the stocks of large companies.


FEES AND EXPENSES OF THE FUND


The following tables show the fees and expenses you may pay when you buy and hold shares of the Fund.

SHAREHOLDER FEES (FEES PAID DIRECTLY FROM YOUR INVESTMENT)

                                                                    MAXIMUM DEFERRED SALES
                           MAXIMUM SALES CHARGE (LOAD)          CHARGE (LOAD) SHOWN AS A %
                                    ON PURCHASES SHOWN            OF THE OFFERING PRICE OR
                          AS A % OF THE OFFERING PRICE       SALE PRICE, WHICHEVER IS LESS
------------------------------------------------------------------------------------------
Retail A Shares                               3.75%(1)                             None(2)
------------------------------------------------------------------------------------------
Retail B Shares                                None                               5.00%(3)
------------------------------------------------------------------------------------------


ANNUAL FUND OPERATING EXPENSES (EXPENSES DEDUCTED FROM THE FUND'S ASSETS)

                                            DISTRIBUTION                      TOTAL FUND
                          MANAGEMENT         AND SERVICE           OTHER       OPERATING
                                FEES        (12b-1) FEES        EXPENSES        EXPENSES
------------------------------------------------------------------------------------------
Retail A Shares                0.75%                None               %               %
------------------------------------------------------------------------------------------
Retail B Shares                0.75%               0.95%               %               %
------------------------------------------------------------------------------------------


(1) Reduced sales charges may be available. See "How to invest in the Funds - How sales charges work."

(2)  Except for investments of $500,000 or more. See "How to invest in the Funds
     - How sales charges work."

(3) This amount applies if you sell your shares in the first year after purchase and gradually declines to 1% in the sixth year after purchase. After six years, your Retail B Shares will automatically convert to Retail A Shares. See "How to invest in the Funds - How sales charges work."

EXAMPLE

This example helps you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes:
-    you invest $10,000 for the periods shown
-    you reinvest all dividends and distributions in the Fund
-    you sell all your shares at the end of the periods shown
-    your investment has a 5% return each year
-    your Retail B Shares convert to Retail A shares after six years

-    the Fund's operating expenses remain the same


Although your actual costs may be higher or lower depending on the amount you invest and the Fund's actual rate of return, based on these assumptions your costs would be:

                        1 YEAR                3 YEARS              5 YEARS               10 YEARS
-------------------------------------------------------------------------------------------------------------
Retail A Shares            $                   $                    $                     $
-------------------------------------------------------------------------------------------------------------
Retail B Shares            $                   $                    $                     $
-------------------------------------------------------------------------------------------------------------
If you hold Retail B Shares, you would pay the following expenses if you didn't sell your shares:
-------------------------------------------------------------------------------------------------------------
Retail B Shares            $                   $                    $                     $
-------------------------------------------------------------------------------------------------------------

[Sidenote:]
PORTFOLIO MANAGER
The Fund's portfolio manager is Robert G. Armknecht, CFA, an Executive Vice President of the Adviser since 1988. He's primarily responsible for the day-to-day management of the Fund's investment portfolio. Mr. Armknecht has been with the Adviser and its predecessors since 1988 and has been the Fund's portfolio manager since it began operations in 1990.

Galaxy International Equity Fund


THE FUND'S INVESTMENT OBJECTIVE

The Fund seeks long-term capital appreciation.


THE FUND'S MAIN INVESTMENT STRATEGIES

The Fund normally invests at least 75% of its total assets in the equity securities of foreign issuers. At all times, the Fund's assets will be invested in companies located in at least three different foreign countries. Normally, no more than 20% of the Fund's total assets will be invested in companies located in countries with emerging economies or emerging securities markets. The Fund emphasizes larger established companies, although it may invest in companies of any size. The Fund may engage in transactions for the purpose of hedging its portfolio, such as options, futures and foreign currencies.

The Sub-Adviser determines how much to invest in each country and region by looking at factors such as prospects for economic growth, expected inflation levels, government policies and the range of investment opportunities available. Decisions as to particular investments are made with the guidance of the Sub-Adviser's Investment Strategy Committee under the supervision of the Adviser. The Sub-Adviser looks at the potential return of each investment over a one- to two-year period.

The Fund will sell a security if, as a result of changes in the economy of a particular country or region, the Sub-Adviser believes that holding the security is no longer consistent with the Fund's investment objective. A security may also be sold as a result of a deterioration in the performance of the security or in the financial condition of the company that issued the security.


[Sidenote:]
SUB-ADVISER
The Adviser has appointed Oechsle International Advisors, LLC as Sub-Adviser to assist it in the day-to-day management of the Fund's investment portfolio.


THE MAIN RISKS OF INVESTING IN THE FUND

Changes in the U.S. or foreign economies can cause the value of stocks and other investments held by the Fund to fall. Stock prices may decline over short or extended periods. U.S. and foreign stock markets tend to move in cycles, with periods of rising prices and periods of falling prices.

The value of your investment in the Fund will go up and down with the value of the investments which the Fund holds. The Fund's investments may not perform as well as other investments, even in times of rising markets.

In addition, the Fund also carries the following main risks:

- FOREIGN INVESTMENTS - Foreign investments may be riskier than U.S. investments because of factors such as foreign government restrictions, changes in currency exchange rates, incomplete financial information about the issuers of securities, and political or economic instability. Foreign stocks may be more volatile and less liquid than U.S. stocks.
- EMERGING MARKETS - The risks associated with foreign investments are heightened when investing in emerging markets. The governments and economies of emerging market countries feature greater instability than those of more developed countries. Such investments tend to fluctuate in price more widely and to be less liquid than other foreign investments.
- COUNTRY RISK - The Fund may invest 25% or more of its assets in the securities of companies located in one country. When the Fund invests a high percentage of its assets in a particular country, the Fund will be especially susceptible to factors affecting that country.
- CURRENCY EXCHANGE - Although the Fund usually makes investments that are sold in foreign currencies, it values its holdings in U.S. dollars. If the U.S. dollar rises compared to a foreign currency, the Fund loses on the currency exchange.
- HEDGING - The Fund may invest in derivatives, such as options, futures and foreign currencies, to hedge against market risk or the currency risk of its foreign investments. There's no guarantee hedging will always work. It can also prevent the Fund from making a gain if markets move in the opposite direction to the hedge.
- SELECTION OF INVESTMENTS - The Adviser evaluates the risks and rewards presented by all securities purchased by the Fund and how they advance the Fund's investment objective. It's possible, however, that these evaluations will prove to be inaccurate.


[Sidenote:]
DERIVATIVES
A derivative is an investment whose value is based on or DERIVED from the performance of other securities or interest or currency exchange rates or indices. Derivatives are considered to carry a higher degree of risk than other types of securities.


HOW THE FUND HAS PERFORMED

The bar chart and table below show how the Fund has performed in the past and give some indication of the risk of investing in the Fund. Both assume that all dividends and distributions are reinvested in the Fund. How the Fund has performed in the past doesn't necessarily show how it will perform in the future.

YEAR-BY-YEAR TOTAL RETURNS-CALENDAR YEARS

The bar chart shows how the performance of Retail A Shares has varied from year to year, thereby giving some indication of the risk of investing in the Fund. The returns for Retail B Shares would have been different than the figures shown because each class of shares has different expenses. The figures don't include any sales charges that investors pay when buying or selling shares of the Fund. If sales charges were included, the returns would be lower.



[Sidenote:]
Best quarter:    % for the quarter ending            ,
Worst quarter:   % for the quarter ending            ,



[bar chart goes here]





    1992         1993        1994        1995         1996        1997        1998         1999
---------------------------------------------------------------------------------------------------
   -2.29%       31.62%      -2.54%      11.04%       10.03%      13.59%      21.24%           %
---------------------------------------------------------------------------------------------------


AVERAGE ANNUAL TOTAL RETURNS

The table shows the Fund's average annual total returns (after taking into account any sales charges) for the periods ended December 31, 1999, as compared to a broad-based market index. The returns for Retail A Shares of the Fund for periods prior to December 1, 1995 have been restated to include the effect of the maximum 3.75% front-end sales charge which went into effect on that date.



                               1 YEAR                     5 YEARS               SINCE INCEPTION
-------------------------------------------------------------------------------------------------------------
Retail A Shares                      %                          %                     % (12/30/91)
-------------------------------------------------------------------------------------------------------------
Retail B Shares                      %                          %                     % (11/1/98)
-------------------------------------------------------------------------------------------------------------
MSCI EAFE Index                      %                          %                     % (since 12/31/91)
                                                                                      % (since 10/31/98)
-------------------------------------------------------------------------------------------------------------



[Sidenote:]
The Morgan Stanley Capital International Europe, Australasia and Far East (MSCI
EAFE) Index is an unmanaged index which tracks the performance of selected equity securities in Europe, Australia and the Far East.

FEES AND EXPENSES OF THE FUND


The following tables show the fees and expenses you may pay when you buy and hold shares of the Fund.


SHAREHOLDER FEES (FEES PAID DIRECTLY FROM YOUR INVESTMENT)

                                                                    MAXIMUM DEFERRED SALES
                           MAXIMUM SALES CHARGE (LOAD)          CHARGE (LOAD) SHOWN AS A %
                                    ON PURCHASES SHOWN            OF THE OFFERING PRICE OR
                          AS A % OF THE OFFERING PRICE       SALE PRICE, WHICHEVER IS LESS
------------------------------------------------------------------------------------------
Retail A Shares                               3.75%(1)                             None(2)
------------------------------------------------------------------------------------------
Retail B Shares                                None                               5.00%(3)
------------------------------------------------------------------------------------------

ANNUAL FUND OPERATING EXPENSES (EXPENSES DEDUCTED FROM THE FUND'S ASSETS)


                                            DISTRIBUTION                      TOTAL FUND
                          MANAGEMENT         AND SERVICE           OTHER       OPERATING
                                FEES        (12b-1) FEES        EXPENSES        EXPENSES
------------------------------------------------------------------------------------------
Retail A Shares             0.90%(4)                None               %             %(4)
------------------------------------------------------------------------------------------
Retail B Shares             0.90%(4)               0.95%               %             %(4)
------------------------------------------------------------------------------------------


(1) Reduced sales charges may be available. See "How to invest in the Funds - How sales charges work."

(2)  Except for investments of $500,000 or more. See "How to invest in the Funds
     - How sales charges work."

(3) This amount applies if you sell your shares in the first year after purchase and gradually declines to 1% in the sixth year after purchase. After six years, your Retail B Shares will automatically convert to Retail A Shares. See "How to invest in the Funds - How sales charges work."

(4) The Adviser is waiving a portion of the Management fees so that such fees are expected to be ____%. Total Fund operating expenses after this waiver are expected to be ____% for Retail A Shares and ____% for Retail B Shares. This fee waiver may be revised or discontinued at any time.

EXAMPLE

This example helps you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes:

-    you invest $10,000 for the periods shown
-    you reinvest all dividends and distributions in the Fund
-    you sell all your shares at the end of the periods shown
-    your investment has a 5% return each year
-    your Retail B Shares convert to Retail A Shares after six years

-    the Fund's operating expenses remain the same


Although your actual costs may be higher or lower depending on the amount you invest and the Fund's actual rate of return, based on these assumptions your costs would be:

                        1 YEAR                3 YEARS              5 YEARS               10 YEARS
-------------------------------------------------------------------------------------------------------------
Retail A Shares           $                     $                    $                     $
-------------------------------------------------------------------------------------------------------------
Retail B Shares           $                     $                    $                     $
-------------------------------------------------------------------------------------------------------------
If you hold Retail B Shares, you would pay the following expenses if you didn't sell your shares:
-------------------------------------------------------------------------------------------------------------
Retail B Shares           $                     $                    $                     $
-------------------------------------------------------------------------------------------------------------


[Sidenote:]
PORTFOLIO MANAGERS
The Fund's portfolio managers are Singleton Dewey Keesler, Jr. and Kathleen Harris, CFA. They're primarily responsible for the day-to-day management of the Fund's investment portfolio. Mr. Keesler is Chief Investment Officer and portfolio manager/research analyst with the Sub-Adviser. He has been associated with the Sub-Adviser and its predecessor since 1986. Ms. Harris has been a portfolio manager at the Sub-Adviser and its predecessor since January of 1995. She was previously portfolio manager and investment director for the State of Wisconsin Investment Board. Mr. Keesler and Ms. Harris have co-managed the Fund since August of 1996.

Galaxy Small Cap Value Fund


THE FUND'S INVESTMENT OBJECTIVE

The Fund seeks to provide long-term capital appreciation.


THE FUND'S MAIN INVESTMENT STRATEGIES

The Fund invests mainly in the common stocks of small companies that the Adviser believes are undervalued. Under normal market conditions, the Fund invests at least 65% of its total assets in the common stocks of companies that have market capitalizations of $1.5 billion or less. The Fund invests primarily in the common stock of U.S. issuers, but may invest up to 20% of its total assets in foreign equity securities.

In selecting portfolio securities for the Fund, the Adviser looks at the underlying strength of companies, their products, their competitive positions and the quality of their management. It also does research to attempt to identify companies likely to benefit from emerging industry trends and potential market recoveries.

A portfolio security may be sold if the Adviser determines that it is no longer undervalued or if there has been a deterioration in the performance of the security or in the financial condition of the company that issued the security.


[Sidenote:]
MARKET CAPITALIZATION
A company's market capitalization is the price of a share of its stock, multiplied by the number of shares held by investors.

[Sidenote:]
VALUE STOCKS
Value stocks are ones that appear to be underpriced based on measures such as lower price-to-earnings and price-to-book value ratios.


THE MAIN RISKS OF INVESTING IN THE FUND

Changes in the U.S. or foreign economies can cause the value of stocks and other investments held by the Fund to fall. Stock prices may decline over short or extended periods. Stock markets tend to move in cycles, with periods of rising prices and periods of falling prices.

The value of your investment in the Fund will go up and down with the value of the investments which the Fund holds. The Fund's investments may not perform as well as other investments, even in times of rising markets.

In addition, the Fund also carries the following risks:

- SMALL COMPANIES RISK - Smaller companies tend to have limited resources, product lines and market share. As a result, their share prices tend to fluctuate more than those of larger companies. Their shares may also trade less frequently and in limited volume, making them potentially less liquid. The price of small company stocks might fall regardless of trends in the broader market.

- FOREIGN INVESTMENTS - Foreign investments may be riskier than U.S. investments because of factors such as foreign government restrictions, changes in currency exchange rates, incomplete financial information about the issuers of securities, and political or economic instability. Foreign stocks may be more volatile and less liquid than U.S. stocks.

- SELECTION OF INVESTMENTS - The Adviser evaluates the risks and rewards presented by all securities purchased by the Fund and how they advance the Fund's investment objective. It's possible, however, that these evaluations will prove to be inaccurate.



HOW THE FUND HAS PERFORMED

The bar chart and table below show how the Fund has performed in the past and give some indication of the risk of investing in the Fund. Both assume that all dividends and distributions are reinvested in the Fund. How the Fund has performed in the past doesn't necessarily show how it will perform in the future.

YEAR-BY-YEAR TOTAL RETURNS - CALENDAR YEARS

The bar chart shows how the performance of Retail A Shares has varied from year to year. The returns for Retail B Shares would have been different than the figures shown because each class of shares has different expenses. The figures don't include any sales charges that investors pay when buying or selling shares of the Fund. If sales charges were included, the returns would be lower.

The Fund began operations on December 14, 1992 as a separate portfolio (the Predecessor Fund) of The Shawmut Funds. On December 4, 1995, the Predecessor Fund was reorganized as a new portfolio of Galaxy. Prior to the reorganization, the Predecessor Fund offered and sold two classes of shares, Investment Shares (which were first offered on February 12, 1993) and Trust Shares (which were first offered on December 14, 1992), that were similar to the Fund's Retail A Shares and Trust Shares. In connection with the reorganization, shareholders of the Predecessor Fund exchanged their Investment Shares and Trust Shares for Retail A Shares and Trust Shares of the Fund. The returns for the periods prior to December 4, 1995 are for Investment Shares of the Predecessor Fund.

[Sidenote:]
Best quarter:    % for the quarter ending            ,
Worst quarter:   % for the quarter ending            ,



[bar chart goes here]





      1994               1995            1996         1997         1998           1999
--------------------------------------------------------------------------------------------
      0.32%               31.49%          26.74%       31.23%       -5.66%             %
--------------------------------------------------------------------------------------------


AVERAGE ANNUAL TOTAL RETURNS


The table shows the Fund's average annual total returns (after taking into account any sales charges) for the periods ended December 31, 1999, as compared to broad-based market indices. The returns for Retail A Shares of the Fund for periods prior to December 1, 1995 have been restated to include the effect of the maximum 3.75% front-end sales charge which went into effect on that date.



                               1 YEAR                     5 YEARS               SINCE INCEPTION
-------------------------------------------------------------------------------------------------------------
Retail A Shares                      %                         %                     % (2/12/93)
-------------------------------------------------------------------------------------------------------------
Retail B Shares                      %                         %                     % (11/1/98)
-------------------------------------------------------------------------------------------------------------
Russell 2000 Index                   %                         %                     % (since 1/31/93)
                                                                                     % since 10/31/98)
-------------------------------------------------------------------------------------------------------------
S&P 600                              %                         %                     % (since 1/31/93)
                                                                                     % (since 10/31/98)
-------------------------------------------------------------------------------------------------------------


[Sidenote:]
The Russell 2000 Index is an unmanaged index that tracks the performance of the 2,000 smallest of the 3,000 largest U.S. companies, based on market capitalization. Companies included in the Russell 2000 Index have market capitalizations that range between $30 million and $1.4 billion.


[Sidenote:]
The Standard & Poor's SmallCap 600 Composite Index (S&P 600) is an unmanaged index that tracks the performance of 600 domestic companies traded on the New York Stock Exchange, the American Stock Exchange and NASDAQ. The S&P 600 is heavily weighted with the stocks of small companies with market capitalizations that currently range between $32.9 million and $2.9 billion.

FEES AND EXPENSES OF THE FUND


The following tables show the fees and expenses you may pay when you buy and hold shares of the Fund.


SHAREHOLDER FEES (FEES PAID DIRECTLY FROM YOUR INVESTMENT)

                                                                    MAXIMUM DEFERRED SALES
                           MAXIMUM SALES CHARGE (LOAD)          CHARGE (LOAD) SHOWN AS A %
                                    ON PURCHASES SHOWN            OF THE OFFERING PRICE OR
                          AS A % OF THE OFFERING PRICE       SALE PRICE, WHICHEVER IS LESS
------------------------------------------------------------------------------------------
Retail A Shares                               3.75%(1)                             None(2)
------------------------------------------------------------------------------------------
Retail B Shares                                None                               5.00%(3)
------------------------------------------------------------------------------------------


ANNUAL FUND OPERATING EXPENSES (EXPENSES DEDUCTED FROM THE FUND'S ASSETS)


                                            DISTRIBUTION                      TOTAL FUND
                          MANAGEMENT         AND SERVICE           OTHER       OPERATING
                                FEES        (12b-1) FEES        EXPENSES        EXPENSES
------------------------------------------------------------------------------------------
Retail A Shares                0.75%                None               %(4)        %(4)
------------------------------------------------------------------------------------------
Retail B Shares                0.75%               0.95%               %           %
------------------------------------------------------------------------------------------


(1) Reduced sales charges may be available. See "How to invest in the Funds - How sales charges work."

(2)  Except for investments of $500,000 or more. See "How to invest in the Funds
     - How sales charges work."

(3) This amount applies if you sell your shares in the first year after purchase and gradually declines to 1% in the sixth year after purchase. After six years, your Retail B Shares will automatically convert to Retail A Shares. See "How to invest in the Funds - How sales charges work."

(4) Affiliates of the Adviser are waiving a portion of the shareholder servicing fees (that are included in Other expenses) for Retail A Shares so that Other expenses are expected to be ____%. Total Fund operating expenses for Retail A Shares after these fee waivers are expected to be ____%. These fee waivers may be revised or discontinued at any time.


EXAMPLE

This example helps you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes:

-    you invest $10,000 for the periods shown
-    you reinvest all dividends and distributions in the Fund
-    you sell all your shares at the end of the periods shown
-    your investment has a 5% return each year
-    your Retail B Shares convert to Retail A Shares after six years

-    the Fund's operating expenses remain the same


Although your actual costs may be higher or lower depending on the amount you invest and the Fund's actual rate of return, based on these assumptions your costs would be:

                        1 YEAR                3 YEARS              5 YEARS               10 YEARS
-------------------------------------------------------------------------------------------------------------
Retail A Shares            $                    $                    $                     $
-------------------------------------------------------------------------------------------------------------
Retail B Shares            $                    $                    $                     $
-------------------------------------------------------------------------------------------------------------
If you hold Retail B Shares, you would pay the following expenses if you didn't sell your shares:
-------------------------------------------------------------------------------------------------------------
Retail B Shares            $                    $                    $                     $
-------------------------------------------------------------------------------------------------------------



[Sidenote:]
PORTFOLIO MANAGER
The Fund's portfolio manager is Peter Larson, a Vice President of the Adviser. He's primarily responsible for the day-to-day management of the Fund's investment portfolio. Mr. Larson has been with the Adviser and its predecessors since 1963 and has managed the Fund, including the Predecessor Fund, since it began operations in 1992.

Galaxy Small Company Equity Fund


THE FUND'S INVESTMENT OBJECTIVE

The Fund seeks capital appreciation.


THE FUND'S MAIN INVESTMENT STRATEGIES

The Fund normally invests at least 65% of its total assets in the equity securities, primarily common stocks, of small companies that have market capitalizations of $1.5 billion or less. The Fund invests primarily in the common stock of U.S. companies, but may invest up to 20% of its total assets in foreign equity securities.

In selecting investments for the Fund, the Adviser looks for promising industries. It then looks within those industries for what are judged to be reasonably priced companies that have above-average growth potential. The Adviser consults a wide range of sources, including management, competitors, other industry sources and regional brokerage analysts.

The Fund will sell a portfolio security when, as a result of changes in the economy, the Adviser believes that holding the security is no longer consistent with the Fund's investment objective. A security may also be sold as a result of a deterioration in the performance of the security or in the financial condition of the issuer of the security.


[Sidenote:]
MARKET CAPITALIZATION
A company's market capitalization is the price of a share of its stock, multiplied by the number of shares held by investors.

[Sidenote:]
GROWTH STOCKS
Growth stocks offer strong revenue and earnings potential, and accompanying capital growth, with generally less dividend income than value stocks.


THE MAIN RISKS OF INVESTING IN THE FUND

Changes in the U.S. or foreign economies can cause the value of stocks and other investments held by the Fund to fall. Stock prices may decline over short or extended periods. Stock markets tend to move in cycles, with periods of rising prices and periods of falling prices.

The value of your investment in the Fund will go up and down with the value of the investments which the Fund holds. The Fund's investments may not perform as well as other investments, even in times of rising markets.


In addition, the Fund also carries the following main risks:


- SMALL COMPANIES RISK - Smaller companies tend to have limited resources, product lines and market share. As a result, their share prices tend to fluctuate more than those of larger companies. Their shares may also trade less frequently and in limited volume, making them potentially less liquid. The price of small company stocks might fall regardless of trends in the broader market.

- FOREIGN INVESTMENTS - Foreign investments may be riskier than U.S. investments because of factors such as foreign government restrictions, changes in currency exchange rates, incomplete financial information about the issuers of securities, and political or economic instability. Foreign stocks may be more volatile and less liquid than U.S. stocks.

- SELECTION OF INVESTMENTS - The Adviser evaluates the risks and rewards presented by all securities purchased by the Fund and how they advance the Fund's investment objective. It's possible, however, that these evaluations will prove to be inaccurate.



HOW THE FUND HAS PERFORMED

The bar chart and table below show how the Fund has performed in the past and give some indication of the risk of investing in the Fund. Both assume that all dividends and distributions are reinvested in the Fund. How the Fund has performed in the past doesn't necessarily show how it will perform in the future.

YEAR-BY-YEAR TOTAL RETURNS - CALENDAR YEARS

The bar chart shows how the performance of Retail A Shares has varied from year to year, thereby giving some indication of the risk of investing in the Fund. The returns for Retail B Shares were different than the figures shown because each class of shares has different expenses. The figures don't include any sales charges that investors pay when buying or selling shares of the Fund. If sales charges were included, the returns would be lower.


[Sidenote:]
Best quarter:    % for the quarter ending            ,
Worst quarter:   % for the quarter ending            ,



[bar chart goes here]

    1992         1993        1994        1995         1996        1997        1998         1999
---------------------------------------------------------------------------------------------------
     1.20%          22.75%     -0.06%      38.80%      20.84%      14.17%      -10.94%          %
---------------------------------------------------------------------------------------------------


AVERAGE ANNUAL TOTAL RETURNS


The table shows the Fund's average annual total returns (after taking into account any sales charges) for the periods ended December 31, 1999, as compared to a broad-based market index. The returns for Retail A Shares of the Fund for periods prior to December 1, 1995 have been restated to include the effect of the maximum 3.75% front-end sales charge which went into effect on that date.


                               1 YEAR                     5 YEARS               SINCE INCEPTION
-------------------------------------------------------------------------------------------------------------
Retail A Shares                      %                          %                     % (12/30/91)
-------------------------------------------------------------------------------------------------------------
Retail B Shares                      %                          %                     % (3/4/96)
-------------------------------------------------------------------------------------------------------------
Russell 2000 Index                   %                          %                     % (since 12/31/91)
                                                                                      % (since 2/29/96)
-------------------------------------------------------------------------------------------------------------



[Sidenote:]
The Russell 2000 Index is an unmanaged index that tracks the performance of the 2,000 smallest of the 3,000 largest U.S. companies, based on market capitalization. Companies included in the Russell 2000 Index have market capitalizations that currently range between $30 million and $1.4 billion.


FEES AND EXPENSES OF THE FUND


The following tables show the fees and expenses you may pay when you buy and hold shares of the Fund.


SHAREHOLDER FEES (FEES PAID DIRECTLY FROM YOUR INVESTMENT)

                                                                    MAXIMUM DEFERRED SALES
                           MAXIMUM SALES CHARGE (LOAD)          CHARGE (LOAD) SHOWN AS A %
                                    ON PURCHASES SHOWN            OF THE OFFERING PRICE OR
                          AS A % OF THE OFFERING PRICE       SALE PRICE, WHICHEVER IS LESS
------------------------------------------------------------------------------------------
Retail A Shares                               3.75%(1)                             None(2)
------------------------------------------------------------------------------------------
Retail B Shares                                None                               5.00%(3)
------------------------------------------------------------------------------------------

ANNUAL FUND OPERATING EXPENSES (EXPENSES DEDUCTED FROM THE FUND'S ASSETS)

                                            DISTRIBUTION                      TOTAL FUND
                          MANAGEMENT         AND SERVICE           OTHER       OPERATING
                                FEES        (12b-1) FEES        EXPENSES        EXPENSES
------------------------------------------------------------------------------------------
Retail A Shares                0.75%                None            %(4)            %(4)
------------------------------------------------------------------------------------------
Retail B Shares                0.75%            0.95%(4)            %               %(4)
------------------------------------------------------------------------------------------


(1) Reduced sales charges may be available. See "How to invest in the Funds - How sales charges work."

(2)  Except for investments of $500,000 or more. See "How to invest in the Funds
     - How sales charges work."

(3) This amount applies if you sell your shares in the first year after purchase and gradually declines to 1% in the sixth year after purchase. After six years, your Retail B Shares will automatically convert to Retail A Shares. See "How to invest in the Funds - How sales charges work."

(4) Affiliates of the Adviser are waiving a portion of the shareholder servicing fees (that are included in Other expenses) for Retail A Shares so that Other expenses for Retail A Shares are expected to be ____%. Affiliates of the Adviser are also waiving a portion of the Distribution and service (12b-1) fees for Retail B Shares so that such fees are expected to be ____%. Total Fund operating expenses after these fee waivers are expected to be ____% for Retail A Shares and ____% for Retail B Shares. These fee waivers may be revised or discontinued at any time.


EXAMPLE

This example helps you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes:

-    you invest $10,000 for the periods shown

-    you reinvest all dividends and distributions in the Fund

-    you sell all your shares at the end of the periods shown

-    your investment has a 5% return each year

-    your Retail B Shares convert to Retail A Shares after six years

-    the Fund's operating expenses remain the same


Although your actual costs may be higher or lower depending on the amount you invest and the Fund's actual rate of return, based on these assumptions your costs would be:

                        1 YEAR                3 YEARS              5 YEARS               10 YEARS
-------------------------------------------------------------------------------------------------------------
Retail A Shares            $                     $                    $                     $
-------------------------------------------------------------------------------------------------------------
Retail B Shares            $                     $                    $                     $
-------------------------------------------------------------------------------------------------------------
If you hold Retail B Shares, you would pay the following expenses if you didn't sell your shares:
-------------------------------------------------------------------------------------------------------------
Retail B Shares            $                     $                    $                     $
-------------------------------------------------------------------------------------------------------------

[Sidenote:]
PORTFOLIO MANAGER
The Fund's portfolio manager is Stephen D. Barbaro, CFA, a Senior Vice President of the Adviser since 1996. He's primarily responsible for the day-to-day management of the Fund's investment portfolio. Mr. Barbaro has been the Fund's portfolio manager since it began operations in 1991. He has been with the Adviser and its predecessors since 1976.

ADDITIONAL INFORMATION ABOUT RISK


The main risks associated with an investment in each of the Galaxy Equity Funds have been described above. The following supplements that discussion.


TEMPORARY DEFENSIVE POSITIONS

Each Fund may temporarily hold up to 100% of its total assets in investments that are not part of its principal investment strategy to try to avoid losses during unfavorable market conditions. These investments may include cash (which will not earn any income), money market instruments, debt securities issued or guaranteed by the U.S. Government or its agencies and, in the case of the International Equity Fund, foreign money market instruments, debt securities of foreign national governments and their agencies, and the securities of U.S. issuers. This strategy could prevent a Fund from achieving its investment objective and could reduce the Fund's return and affect its performance during a market upswing.


OTHER TYPES OF INVESTMENTS

This prospectus describes each Fund's main investment strategies and the particular types of securities in which each Fund mainly invests. Each Fund may, from time to time, pursue other investment strategies and make other types of investments in support of its overall investment goal. These supplemental investment strategies, which are not considered to be main investment strategies of the Fund - and the risks involved - are described in detail in the Statement of Additional Information (SAI) which is referred to on the back cover of this prospectus.

INVESTOR GUIDELINES


The following table gives you a general overview of the risk spectrum for the Galaxy Equity Funds. This is a guide only. It shows the Adviser's current assessment of the potential risk of the Funds relative to one another, but this can change over time. It should not be used to compare the Funds with other mutual funds or other types of investments. Consult your financial professional to help you decide which Fund is right for you.


RISK SPECTRUM                    FUND                             PRIMARY INVESTMENTS
-------------------------------------------------------------------------------------------------------------
                                 Asset Allocation                 Common stocks and fixed income
                                                                  securities of domestic companies
                                 ----------------------------------------------------------------------------
Conservative                     Equity Income                    Common stocks of domestic companies
                                                                  selected primarily for their income
                                                                  potential
                                 ----------------------------------------------------------------------------
                                 Growth and Income                Common stocks of companies selected for
                                                                  their growth and income potential
                                 ----------------------------------------------------------------------------
                                 Strategic Equity                 Equity securities of large and medium
                                                                  sized growth companies that exhibit above-
                                                                  average return potential relative to their
                                                                  market price
                                 ----------------------------------------------------------------------------
Moderate                         Equity Value                     Common stocks of large and medium sized
                                                                  companies believed to be undervalued
                                 ----------------------------------------------------------------------------
                                 Equity Growth                    Equity securities of growth-oriented
                                                                  companies
                                 ----------------------------------------------------------------------------
                                 International Equity             Equity securities of foreign companies
                                 ----------------------------------------------------------------------------
Aggressive                       Small Cap Value                  Common stocks of smaller companies
                                                                  believed to be undervalued
                                 ----------------------------------------------------------------------------
                                 Small Company Equity             Common stocks of smaller
                                                                  growth-oriented companies
-------------------------------------------------------------------------------------------------------------

FUND MANAGEMENT


ADVISER

The Adviser, subject to the general supervision of Galaxy's Board of Trustees, manages each Fund in accordance with its investment objective and policies, makes decisions with respect to and places orders for all purchases and sales of its portfolio securities, and maintains related records.

The management fees paid to the Adviser by the Funds during the last fiscal year are set forth below.





                             MANAGEMENT FEE AS
FUND                 A % OF AVERAGE NET ASSETS
----------------------------------------------
Asset Allocation                             %
----------------------------------------------
Equity Income                                %
----------------------------------------------
Growth and Income                            %
----------------------------------------------
Strategic Equity                             %
----------------------------------------------
Equity Value                                 %
----------------------------------------------
Equity Growth                                %
----------------------------------------------
International Equity                         %
----------------------------------------------
Small Cap Value                              %
----------------------------------------------
Small Company Equity                         %
----------------------------------------------


SUB-ADVISER

The Adviser has delegated some of its advisory responsibilities with respect to the International Equity Fund to Oechsle International Advisors, LLC as Sub-Adviser. The Sub-Adviser determines which securities will be purchased, retained or sold for the Fund, places orders for the Fund and provides the Adviser with information on international investment and economic developments. The Adviser assists and consults with the Sub-Adviser as to the Fund's investment program, approves the list of foreign countries recommended by the Sub-Adviser for investment and manages the Fund's daily cash position. The Sub-Adviser's fees are paid by the Adviser.


The Sub-Adviser has its main office at One International Place, Boston, Massachusetts 02210. The Sub-Adviser is the successor to Oechsle International Advisors, L.P., an international investment firm founded in 1986. At December 31, 1999, the Sub-Adviser had discretionary management authority over approximately $__ billion in assets. The Adviser's parent company, FleetBoston Corporation, owns an interest in the Sub-Adviser.

ALLOCATION OF ORDERS FOR PORTFOLIO SECURITIES


The Adviser and Sub-Adviser may allocate orders for the purchase and sale of portfolio securities to certain financial institutions, including those that are affiliated with the Adviser or Sub-Adviser or that have sold shares of the Funds, to the extent permitted by law or by order of the Securities and Exchange Commission. The Adviser and Sub-Adviser will allocate orders to such institutions only if they believe that the quality of the transaction and the commission are comparable to what they would be with other qualified brokerage firms.

HOW TO INVEST IN THE FUNDS


HOW SALES CHARGES WORK

You will normally pay a sales charge to invest in the Funds. If you buy Retail A Shares, you'll usually pay a sales charge (sometimes called a front-end load) at the time you buy your shares. If you buy Retail B Shares, you may have to pay a contingent deferred sales charge (sometimes called a back-end load or CDSC) when you sell your shares. This section explains these two options.


[Sidenote:]
NET ASSET VALUE
The price you pay for your shares is based on the net asset value per share
(NAV). It's the value of a Fund's assets attributable to Retail A Shares or Retail B Shares, minus the value of the Fund's liabilities attributable to Retail A Shares or Retail B Shares, divided by the number of Retail A Shares or Retail B Shares held by investors.


RETAIL A SHARES

The table below shows the sales charge you'll pay if you buy Retail A Shares of the Funds. The offering price is the NAV of the shares purchased, plus any applicable sales charge.




                                  TOTAL SALES CHARGE
                      ----------------------------------------------
                               AS A % OF          AS A % OF
AMOUNT OF             THE OFFERING PRICE               YOUR
YOUR INVESTMENT                PER SHARE         INVESTMENT
--------------------------------------------------------------------
Less than $50,000                   3.75%              3.90%
--------------------------------------------------------------------
$50,000 but less
than $100,000                       3.50%              3.63%
--------------------------------------------------------------------
$100,000 but less
than $250,000                       3.00%              3.09%
--------------------------------------------------------------------
$250,000 but less
than $500,000                       2.50%              2.56%
--------------------------------------------------------------------
$500,000 and over                   0.00%(1)           0.00%(1)
--------------------------------------------------------------------

(1) There is no front-end sales charge on investments in Retail A Shares of $500,000 or more. However, if you sell the shares within one year after buying them, you'll pay a CDSC of 1% of the offering price or 1% of the net asset value of your shares, whichever is less, unless the shares were sold because of the death or disability of the shareholder. In addition, Galaxy will waive the 1% CDSC on your initial sale of shares. This waiver will not apply to amounts reinvested within one year following your initial sale of shares.

Galaxy's distributor may, from time to time, implement programs under which a broker-dealer's sales force may be eligible to win nominal awards for certain sales efforts. If any such program is made available to any broker-dealer, it will be made available to all broker-dealers on the same terms. Payments made under such programs are made by Galaxy's distributor out of its own assets and not out of the assets of the Funds. These programs will not change the price of Retail A Shares or the amount that the Funds will receive from such sales.

Certain affiliates of the Adviser may, at their own expense, provide additional compensation to affiliated broker-dealers whose customers purchase significant amounts of Retail A Shares of one or more Funds and to unaffiliated broker-dealers whose customers purchase Retail A Shares of one or more of the Funds. Such compensation will not represent an additional expense to the Funds or their shareholders, since it will be paid from the assets of the Adviser's affiliates.


There's no sales charge when you buy Retail A Shares if:
-    you buy shares by reinvesting your dividends and distributions

-    you were a Galaxy shareholder before December 1, 1995

-    you buy shares for a 401(k) or SIMPLE IRA retirement account

- you buy shares for any retirement account provided that you held Retail A Shares in a retirement account prior to January 1, 1999

- you buy shares for any retirement account and your total cumulative Retail A Share retirement account balance was $30,000 or more between January 1, 1999 and June 30, 1999

- you buy shares with money from another Galaxy Fund on which you've already paid a sales charge (as long as you buy the new shares within 90 days after selling your other shares)

- you previously paid a sales charge for the shares of another mutual fund company (as long as you buy the Galaxy shares within 60 days of selling your other shares)

- you're an investment professional who places trades for your clients and charges them a fee

- you buy shares under an all-inclusive fee program (sometimes called a "wrap fee program") offered by a broker-dealer or other financial institution


[Sidenote:]
Ask your investment professional or Galaxy's distributor, or consult the SAI for other instances in which the sales load on Retail A Shares is waived. When you buy your shares, you must tell your investment professional or Galaxy's distributor that you qualify for a sales load waiver. To contact Galaxy's distributor, call 1-877-BUY- GALAXY (1-877-289-4252).

RETAIL B SHARES

If you buy Retail B Shares of the Funds, you won't pay a CDSC unless you sell your shares within six years of buying them. The following table shows the schedule of CDSC charges:

IF YOU SELL
YOUR SHARES               YOU'LL PAY A CDSC OF
----------------------------------------------
During the first year                    5.00%
----------------------------------------------
During the second year                   4.00%
----------------------------------------------
During the third year                    3.00%
----------------------------------------------
During the fourth year                   3.00%
----------------------------------------------
During the fifth year                    2.00%
----------------------------------------------
During the sixth year                    1.00%
----------------------------------------------
After the sixth year                      None
----------------------------------------------

For purposes of calculating the CDSC, all purchases made during a calendar month are considered to be made on the first day of that month. The CDSC is based on the value of the Retail B Shares on the date that they are sold or the original cost of the shares, whichever is lower. To keep your CDSC as low as possible each time you sell shares, Galaxy will first sell any shares in your account that are not subject to a CDSC. If there are not enough of these, Galaxy will sell those shares that have the lowest CDSC. There is no CDSC on Retail B Shares that you acquire by reinvesting your dividends and distributions.

In addition, there's no CDSC when Retail B Shares are sold because of the death or disability of a shareholder and in certain other circumstances such as exchanges. Ask your investment professional or Galaxy's distributor, or consult the SAI, for other instances in which the CDSC is waived. To contact Galaxy's distributor, call 1-877-BUY-GALAXY (1-877-289-4252).


DISTRIBUTION AND SHAREHOLDER SERVICE FEES

Retail A Shares of the Funds can pay shareholder service fees at an annual rate of up to 0.50% of each Fund's Retail A Share assets. The Funds do not intend to pay more than 0.30% in shareholder service fees with respect to Retail A Shares during the current fiscal year.

Retail B Shares of the Funds can pay distribution and shareholder service (12b-1) fees at an annual rate of up to 1.15% of each Fund's Retail B Share assets. The Funds do not intend to pay more than 0.95% in distribution and shareholder service (12b-1) fees during the current fiscal year. Galaxy has adopted a plan under Rule 12b-1 that allows each Fund to pay fees from its Retail B Share assets for selling and distributing Retail B Shares and for services provided to shareholders. Because 12b-1 fees are paid on an ongoing basis, over time they increase the cost of your investment and may cost more than paying other sales charges.

CONVERTING RETAIL B SHARES TO RETAIL A SHARES

Six years after you buy Retail B Shares of a Fund, they will automatically convert to Retail A Shares of the Fund. This allows you to benefit from the lower annual expenses of Retail A Shares.


CHOOSING BETWEEN RETAIL A SHARES AND RETAIL B SHARES

Retail B Shares are subject to higher fees than Retail A Shares. For this reason, Retail A Shares can be expected to pay higher dividends than Retail B Shares. However, because Retail A Shares are subject to an initial sales charge which is deducted at the time you purchase Retail A Shares (unless you qualify for a sales load waiver), you will have less of your purchase price invested in a particular Fund if you purchase Retail A Shares than if you purchase Retail B Shares of the Fund.

In deciding whether to buy Retail A Shares or Retail B Shares, you should consider how long you plan to hold the shares. Over time, the higher fees on Retail B Shares may equal or exceed the initial sales charge and fees for Retail A Shares. Retail A Shares may be a better choice if you qualify to have the sales charge reduced or eliminated or if you plan to sell your shares within one or two years. Consult your financial professional for help in choosing the appropriate share class.


BUYING, SELLING AND EXCHANGING SHARES

You can buy and sell Retail A Shares and Retail B Shares of the Funds on any day that the Funds are open for business, which is any day that the New York Stock Exchange is open. The New York Stock Exchange is generally open for trading every Monday through Friday, except for national holidays.

Retail A Shares and Retail B Shares have different prices. The price at which you buy shares is the NAV next determined after your order is accepted, plus any applicable sales charge. The price at which you sell shares is the NAV next determined, after receipt of your order in proper form as described below, less any applicable CDSC. NAV is determined on each day the New York Stock Exchange is open for trading at the close of regular trading that day (usually 4:00 p.m. Eastern time). If market prices are readily available for securities owned by the Fund, they're valued at those prices. If market prices are not readily available for some securities, they are valued at fair value under the supervision of Galaxy's Board of Trustees.


Sometimes, the price of a security trading on a foreign stock exchange may be affected by events that happen after that exchange closes. If this happens, the fair value of the security may be determined using other factors and may not reflect the security's last quoted price. In addition, foreign securities may trade on days when shares of the Funds are not priced. As a result, the net asset value per share of a Fund holding these securities may change on days when you won't be able to buy or sell Fund shares.

[Sidenote:]
MINIMUM INVESTMENT AMOUNTS
The minimum initial investment to open a Fund account is:

-    $2,500 for regular accounts

-    $500 for retirement plan accounts, such as IRA, SEP and Keogh Plan accounts


-    $100 for college savings accounts, including Education IRA accounts



There is generally no minimum initial investment if you participate in the Automatic Investment Program or in a salary reduction retirement plan such as a SIMPLE IRA or 401(k). You generally can make additional investments for as little as $100. See GALAXY investor programs below for information on other minimums for initial and additional investments.


Usually, you must keep at least $250 in your account other than retirement plan accounts. If your account falls below $250 because you sell or exchange shares, Galaxy may redeem your shares and close your account. Galaxy will give you 60 days' notice in writing before closing your account.


HOW TO BUY SHARES

You can buy shares through your financial institution or directly from Galaxy's distributor by calling 1-877-BUY-GALAXY (1-877-289-4252). A broker or agent who places orders on your behalf may charge you a separate fee for their services.

BUYING BY MAIL
Complete an account application and mail it, together with a check payable to each Fund in which you want to invest, to:

The Galaxy Fund
P.O. Box 6520
Providence, RI  02940-6520

To make additional investments, send your check to the address above along with one of the following:


- The detachable form that's included with your Galaxy statement or your confirmation of a prior transaction

- A letter stating the amount of your investment, the name of the Fund you want to invest in, and your account number

If your check is returned because of insufficient funds, Galaxy will cancel your order.

BUYING BY WIRE
To make an initial or additional investment by wire, send U.S. funds through the Federal Reserve System to Fleet National Bank as agent for Galaxy's distributor. You should wire money and registration instructions to:

Fleet National Bank
75 State Street
Boston, MA  02109

ABA #0110-0013-8
DDA #79673-5702
Ref:  The Galaxy Fund
   (Account number)
   (Account registration)

Before making an initial investment by wire, you must complete an account application and send it to The Galaxy Fund, P.O. Box 6520, Providence, RI 02940-6520. Your order will not be effected until the completed account application is received by Galaxy. Call Galaxy's distributor at 1-877-BUY-GALAXY (1-877-289-4252) for an account application.

Your financial institution may charge you a fee for sending funds by wire.

CUSTOMERS OF FINANCIAL INSTITUTIONS
If you are a customer of a financial institution such as a bank, savings and loan association or broker-dealer, including a financial institution affiliated with the Adviser, you should place your order through your financial institution. Your financial institution is responsible for sending your order to Galaxy's distributor and wiring the money to Galaxy's custodian. For details, please contact your financial institution.


DISCOUNT PLANS

You may have the sales charges on purchases of Retail A Shares reduced or waived completely through the discount plans described below:

- RIGHTS OF ACCUMULATION - You can add the value of the Retail A Shares that you already own in any Galaxy Fund that charges a sales load to your next investment in Retail A Shares for purposes of calculating the sales charge.

- LETTER OF INTENT - You can purchase Retail A Shares of any Galaxy Fund that charges a sales load over a 13-month period and receive the same sales charge as if all of the shares had been purchased at the same time. To participate, complete the Letter of Intent section on the account application.

- REINVESTMENT PRIVILEGE - You can reinvest some or all of the money that you receive when you sell Retail A Shares of the Funds in Retail A Shares of any Galaxy Fund within 90 days without paying a sales charge.

- GROUP SALES - If you belong to a qualified group with 50,000 or more members, you can buy Retail A Shares at a reduced sales charge, based on the number of qualified group members.


[Sidenote:]
You must tell your investment professional or Galaxy's distributor when you buy your shares that you want to take advantage of any of these discount plans. See the SAI for additional requirements that may apply. To contact Galaxy's distributor, call 1-877-BUY-GALAXY (1-877-289-4252).


HOW TO SELL SHARES

You can sell your shares in several ways: by mail, by telephone, by wire, or through your financial institution.

SELLING BY MAIL
Send your request in writing to:

The Galaxy Fund
P.O. Box 6520
Providence, RI  02940-6520

You  must include the following:

-    The name of the Fund

-    The number of shares or the dollar amount you want to sell

-    Your account number

-    Your Social Security number or tax identification number


- The signatures of each registered owner of the account (the signatures must match the names on the account registration)


Additional documents may be required for certain types of shareholders, such as corporations, partnerships, executors, trustees, administrators or guardians.

[Sidenote:]
SIGNATURE GUARANTEES
When selling your shares by mail or by phone, you must have your signature guaranteed if:

-    you're selling shares worth more than $50,000

- you want Galaxy to send your money to an address other than the address on your account, unless your assets are transferred to a successor custodian


- you want Galaxy to send your money to the address on your account that's changed within the last 30 days


-    you want Galaxy to make the check payable to someone else

Your signature must be guaranteed by a bank that's a member of the FDIC, a trust company, a member firm of a national securities exchange or any other eligible institution. A notarized signature is not sufficient.


SELLING BY PHONE
You can sell shares by calling Galaxy's distributor at 1-877-BUY-GALAXY (1-877-289-4252) unless you tell Galaxy on the account application or in writing that you don't want this privilege. If you have difficulty getting through to Galaxy because of unusual market conditions, consider selling your shares by mail or wire.

SELLING BY WIRE
Notify Galaxy's distributor by phone or wire that you wish to sell shares and have the sale proceeds wired to your account at any financial institution in the U.S. To be eligible to use this privilege, you must complete the appropriate section on the account application or notify Galaxy in writing (with a signature guarantee). Your sale proceeds must be more than $1,000.

The sale proceeds must be paid to the same bank and account you named on your application or in your written instructions.

CUSTOMERS OF FINANCIAL INSTITUTIONS
Please contact your financial institution for information on how to sell your shares. The financial institution is responsible for sending your order to Galaxy's distributor and for crediting your account with the proceeds. Galaxy doesn't charge a fee for wiring sale proceeds to your financial institution, but your financial institution may charge you a fee.


HOW TO EXCHANGE SHARES

You may exchange Retail A Shares of a Fund having a value of at least $100 for Retail A Shares of any other Galaxy Fund or for shares of any other Fund that's managed by the Adviser or any of its affiliates in which you have an existing account. You won't pay a sales charge for exchanging your Retail A Shares.

You may exchange Retail B Shares of a Fund for Retail B Shares of any other Galaxy Fund. You won't pay a CDSC when you exchange your Retail B Shares. However, when you sell the Retail B Shares you acquired in the exchange, you'll pay a contingent deferred sales charge based on the date you bought the Retail B Shares which you exchanged.

TO EXCHANGE SHARES:

- call Galaxy's distributor or use the InvestConnect voice response line at 1-877-BUY-GALAXY (1-877-289-4252)

-    send your request in writing to:

     The Galaxy Fund
     P.O. Box 6520
     Providence, RI  02940-6520

-    ask your financial institution

Galaxy doesn't charge any fee for making exchanges but your financial institution might do so. You are generally limited to three exchanges per year. Galaxy may change or cancel the exchange privilege with 60 days' advance written notice to shareholders.


OTHER TRANSACTION POLICIES

If Galaxy doesn't receive full payment for your order to buy shares within three business days of the order date, Galaxy won't accept your order. Galaxy will advise you if this happens and return any payment it may eventually receive. You can only invest in shares of the Funds that are legally available in your state.

Galaxy may refuse any order to buy shares. Galaxy doesn't issue a certificate when you buy shares but it does keep a record of shares issued to investors.

Galaxy may refuse your order to sell or exchange shares by wire or telephone if it believes it is advisable to do so. Galaxy or its distributor may change or cancel the procedures for selling or exchanging shares by wire or telephone at any time without notice.

If you sell or exchange shares by telephone, you may be responsible for any fraudulent telephone orders as long as Galaxy has taken reasonable precautions to verify your identity, such as requesting information about the way in which your account is registered or about recent transactions in your account.

Galaxy normally pays you cash when you sell your shares, but it has the right to deliver securities owned by a Fund instead of cash. When you sell these securities, you'll pay brokerage charges.

Sales proceeds are normally sent to you within three business days but Galaxy reserves the right to send sales proceeds within seven days if sending proceeds earlier could adversely affect a Fund.

If any shares that you're selling are part of an investment you've paid for with a personal check, Galaxy will delay sending your sales proceeds until the check clears, which can take up to 15 days from the purchase date.

Galaxy reserves the right to vary or waive any minimum investment requirement.

DIVIDENDS, DISTRIBUTIONS AND TAXES


DIVIDENDS AND CAPITAL GAINS DISTRIBUTIONS

Each Fund, except the International Equity Fund, pays any dividends from net investment income each quarter. The International Equity Fund pays any dividends from net investment income annually. Each Fund pays any net capital gains at least once a year. It's expected that the Funds' annual distributions will normally -- but not always -- consist primarily of capital gains rather than ordinary income. Dividends and distributions are paid in cash unless you indicate in the account application or in a letter to Galaxy that you want to have dividends and distributions reinvested in additional shares.


FEDERAL TAXES


Each Fund contemplates declaring as dividends each year all or substantially all of its taxable income, including its net capital gain (the excess of long-term capital gain over short-term capital loss). Distributions attributable to the net capital gain of a Fund will be taxable to you as long-term capital gain, regardless of how long you have held your shares. Other Fund distributions will generally be taxable as ordinary income. You will be subject to income tax on these distributions regardless of whether they are paid in cash or reinvested in additional shares. You will be notified annually of the tax status of distributions to you.


You should note that if you purchase shares just before a distribution, the purchase price will reflect the amount of the upcoming distribution, but you will be taxed on the entire amount of the distribution received, even though, as an economic matter, the distribution simply constitutes a return of capital. This is known as "buying into a dividend."


You will recognize taxable gain or loss on a sale, exchange or redemption of your shares, including an exchange for shares of another Fund, based on the difference between your tax basis in the shares and the amount you receive for them. (To aid in computing your tax basis, you generally should retain your account statements for the periods during which you held shares.) Generally, this gain or loss will be long-term or short-term depending on whether your holding period for the shares exceeds 12 months, except that any loss realized on shares held for six months or less will be treated as a long-term capital loss to the extent of any capital gain dividends that were received on the shares.


The one major exception to these tax principles is that distributions on, and sales, exchanges and redemptions of, shares held in an IRA (or other tax-qualified plan) will not be currently taxable.

A Fund's dividends that are paid to its corporate shareholders and are attributable to qualifying dividends the Fund receives from U.S. corporations may be eligible, in the hands of the corporate shareholders, for the corporate dividends-received deduction, subject to certain holding period requirements and debt financing limitations.



It is expected that the International Equity Fund will be subject to foreign withholding taxes with respect to dividends or interest received from sources in foreign countries. The Fund may make an election to treat a proportionate amount of these taxes as constituting a distribution to each shareholder, which would allow each shareholder either (1) to credit this proportionate amount of taxes against U.S. federal income tax liability or (2) to take this amount as an itemized deduction.


STATE AND LOCAL TAXES


Shareholders may also be subject to state and local taxes on distributions, redemptions and exchanges. State income taxes may not apply however to the portions of each Fund's distributions, if any, that are attributable to interest on U.S. Government securities or on securities of the particular state, its agencies or municipalities.


MISCELLANEOUS

The foregoing is only a summary of certain tax considerations under current law, which may be subject to change in the future. You should consult your tax adviser for further information regarding federal, state, local and/or foreign tax consequences relevant to your specific situation.

GALAXY INVESTOR PROGRAMS


RETIREMENT PLANS

Retail A Shares and Retail B Shares of the Funds are available for purchase in connection with any of the following retirement plans:


- Individual Retirement Arrangements (IRAs), including Traditional, Roth, Rollover and Education IRAs

-    Simplified Employee Pension Plans (SEPs)

-    Keogh money purchase and profit sharing plans

- Salary reduction retirement plans set up by employers for their employees, which are qualified under Section 401(k) and 403(b) of the Internal Revenue Code

- SIMPLE IRA plans which are qualified under Section 408(p) of the Internal Revenue Code

For information about eligibility requirements and other matters concerning these plans and to obtain an application, call Galaxy's distributor at 1-877-BUY-GALAXY (1-877-289-4252).



OTHER PROGRAMS


It's also easy to buy or sell shares of the Funds by using one of the programs described below. Just tell Galaxy the amount and how frequently you want to buy or sell shares and Galaxy does the rest. For further information on any of these programs, call Galaxy's distributor at 1-877-BUY-GALAXY (1-877-289-4252) or your financial institution.

AUTOMATIC INVESTMENT PROGRAM

You can make automatic investments from your bank account every month or every quarter. You can choose to make your investment on any day of the month or quarter. The minimum investment is $50 a month or $150 a quarter except for Education IRAs, in which case the minimum investment is $40 a month or $125 a quarter.

PAYROLL DEDUCTION PROGRAM

You can make regular investments from your paycheck. The minimum investment is $25 per pay period. Send a completed Galaxy Payroll Deduction Application to your employer's payroll department. They'll arrange to have your investment deducted from your paycheck.

COLLEGE INVESTMENT PROGRAM

The minimum for initial and additional investments through the College Investment Program is $100 unless you participate in the Automatic Investment Program, in which case the minimum for initial and additional investments is $50. You can also save for college by opening an Education IRA account. The minimum for initial and additional investments in an Education IRA is $100 unless you participate in the Automatic Investment Program, in which case the minimum for initial and additional investments is $40.

DIRECT DEPOSIT PROGRAM

This program lets you deposit your social security payments in your Fund account automatically. There's no minimum deposit. You can cancel the program by notifying the Social Security Administration in writing.

SYSTEMATIC WITHDRAWAL PLAN

You can make regular withdrawals from your investment account every month, every quarter, every six months or once a year. You need a minimum account balance of $10,000 to participate in the plan. No CDSC will be charged on withdrawals of Retail B Shares made through the plan that don't annually exceed 12% of your account's value.

You may cancel your participation in any of these programs, other than the Direct Deposit Program, by writing to Galaxy at:

     The Galaxy Fund
     P.O. Box 6520
     Providence, RI  02940-6520

Please allow at least five days for the cancellation to be processed.

HOW TO REACH GALAXY


THROUGH YOUR FINANCIAL INSTITUTION

Your financial institution can help you buy, sell or exchange shares and can answer questions about your account.


GALAXY SHAREHOLDER SERVICES

Call Galaxy's distributor at 1-877-BUY-GALAXY (1-877-289-4252), Monday through Friday, 8 a.m. to 6 p.m. (Eastern time) for help from a Galaxy representative.


INVESTCONNECT

InvestConnect is Galaxy's shareholder voice response system. Call
1-877-BUY-GALAXY (1-877-289-4252) from any touch-tone phone for automated access to account information and current Fund prices and performance, or to place orders to sell or exchange shares. It's available 24 hours a day, seven days a week.

If you live outside the United States, you can contact Galaxy by calling 1-508-871-4121.


THE INTERNET

Please visit Galaxy's website at: www.galaxyfunds.com


[Sidenote:]
Galaxy also offers a TDD service for the hearing impaired. Just call 1-800-696-6515, 24 hours a day, seven days a week.

FINANCIAL HIGHLIGHTS


The financial highlights tables shown below will help you understand the financial performance for the Funds' Retail A Shares and Retail B Shares for the past five years (or the period since a particular Fund began operations or a particular class of shares was first offered). Certain information reflects the financial performance of a single Retail A Share or Retail B Share. The total returns in the tables represent the rate that an investor would have earned (or lost) on an investment in Retail A Shares and Retail B Shares of each Fund, assuming all dividends and distributions were reinvested. The information for the fiscal year ended October 31, 1999 has been audited by ____________, independent auditors, whose report, along with the Funds' financial statements, are included in the Funds' Annual Report and are incorporated by reference into the SAI. The Annual Report and SAI are available free of charge upon request. The information for the fiscal years ended October 31, 1995, 1996, 1997 and 1998 was audited by Galaxy's former auditors, ____________.

                          Galaxy Asset Allocation Fund
                (For a share outstanding throughout each period)

                                                                   For the year ending October 31,
                                                     -----------------------------------------------------
                                                              1999                      1998
                                                     ---------------------     ---------------------
                                                      Retail       Retail        Retail       Retail
                                                     A  Shares    B Shares       A Shares    B Shares

Net asset value,
     beginning of period ..........................                              $ 16.46     $ 16.43
Income from investment operations:
     Net investment income(2) .....................                                 0.38        0.29
     Net realized and unrealized gain
         (loss) on investments ....................                                 1.72        1.71
Total from investment operations ..................                                 2.10        2.00
Less dividends:
     Dividends from net investment income .........                                (0.40)      (0.30)
     Dividends from net realized  capital gains ...                                (1.21)      (1.21)
Total dividends ...................................                                (1.61)      (1.51)
Net increase (decrease) in net asset value ........                                 0.49        0.49
Net asset value, end of period ....................                              $ 16.95     $ 16.92
                                                                                 -------     -------
Total return(5) ...................................                                13.85%      13.14%
Ratios/supplemental data:
     Net assets, end of period (000's) ............                             $323,498     $57,876
Ratios to average net assets:
     Net investment income including
         reimbursement/waiver .....................                                 2.43%       1.77%
     Operating expenses including
         reimbursement/waiver .....................                                 1.33%       1.99%
     Operating expenses excluding
         reimbursement/waiver .....................                                 1.33%       1.99%
Portfolio turnover rate ...........................                                  108%        108%



                                                                        For the year ending October 31,
                                                     --------------------------------------------------------------------
                                                              1997                         1996                  1995
                                                      ---------------------      ----------------------     -------------
                                                        Retail      Retail        Retail         Retail          Retail
                                                       A Shares    B Shares      A Shares       B Shares(1)     A Shares
Net asset value,
     beginning of period ..........................    $ 14.52     $ 14.51       $ 12.82        $ 13.59         $ 10.67
Income from investment operations:
     Net investment income(2) .....................       0.40        0.29          0.30           0.13            0.30
     Net realized and unrealized gain
         (loss) on investments ....................       2.43        2.42          1.83           0.91            2.16
Total from investment operations ..................       2.83        2.71          2.13           1.04            2.46
Less dividends:
     Dividends from net investment income .........      (0.38)      (0.28)        (0.30)         (0.12)          (0.31)
     Dividends from net realized  capital gains ...      (0.51)      (0.51)        (0.13)            --              --
Total dividends ...................................      (0.89)      (0.79)        (0.43)         (0.12)          (0.31)
Net increase (decrease) in net asset value ........       1.94        1.92          1.70           0.92            2.15
Net asset value, end of period ....................    $ 16.46     $ 16.43       $ 14.52         $14.51         $ 12.82
                                                       -------     -------       -------        -------         -------
Total return(5) ...................................      20.23%      19.34%        16.92%          7.71%(3)       23.42%
Ratios/supplemental data:
     Net assets, end of period (000's) ............   $177,239     $30,688      $116,852         $3,557         $76,368
Ratios to average net assets:
     Net investment income including
         reimbursement/waiver .....................       2.66%       1.95%         2.29%          1.73%(4)        2.52%
     Operating expenses including
         reimbursement/waiver .....................       1.37%       2.10%         1.42%          1.95%(4)        1.48%
     Operating expenses excluding
         reimbursement/waiver .....................       1.37%       2.19%         1.42%          2.15%(4)        1.50%
Portfolio turnover rate ...........................         58%         58%           48%            48%             41%

------------------------------

(1)  The Fund began issuing Retail B Shares on March 4, 1996.

(2) Net investment income per share before reimbursement/waiver of fees by the Adviser and/or the Fund's administrator for Retail A Shares for the years ended October 31, 1999, 1998, 1997, 1996 and 1995 was $____, $0.38, $0.40,
     $0.30 and $0.30, respectively. Net investment income per share before reimbursement/waiver of fees by the Adviser and/or the Fund's administrator for Retail B Shares for the years ended October 31, 1999, 1998 and 1997 and for the period ended October 31, 1996 was $___, $0.29, $0.28 and $0.12, respectively.

(3)  Not Annualized.

(4)  Annualized.

(5) Calculation does not include the effect of any sales charge for Retail A Shares and Retail B Shares.

                                           Galaxy Equity Income Fund
                                (For a share outstanding throughout each period)


                                                                             For the year ending October 31,
                                                              --------------------------------------------------
                                                                  1999           1999           1998
                                                                 ------         -------        ------
                                                                Retail          Retail         Retail
                                                               A Shares       B Shares(1)     A Shares
Net asset value, beginning of period..................                                        $  18.82
Income from investment operations:
     Net investment income(2).........................                                            0.25
     Net realized and unrealized gain
         on investments...............................                                            2.43
Total from investment operations......................                                            2.68
   Less dividends:
     Dividends from net investment income...........                                             (0.25)
     Dividends from net realized capital gains                                                   (1.58)
Total dividends...................................                                               (1.83)
Net increase (decrease) in net asset value..........                                              0.85
Net asset value, end of period........................                                         $ 19.67
                                                                                              --------
Total return(4)....................................                                              15.23%

Ratios/supplemental data:
     Net assets, end of period (000's)................                                        $207,850
Ratios to average net assets:
     Net investment income including
         reimbursement/waiver.........................                                            1.30%
     Operating expenses including
         reimbursement/waiver.........................                                            1.34%
     Operating expenses excluding
         reimbursement/waiver.........................                                            1.34%
Portfolio turnover rate...............................                                              46%


                                                                            For the year ending October 31,
                                                              ------------------------------------------------------------
                                                                 1997              1996          1995
                                                                ------            ------        ------
                                                                   Retail          Retail         Retail
                                                                  A Shares        A Shares       A Shares
Net asset value, beginning of period..................            $  16.91       $  14.98        $  12.74
Income from investment operations:
     Net investment income(2).........................                0.30           0.30            0.28
     Net realized and unrealized gain
         on investments...............................                3.35           2.47            2.47
Total from investment operations......................                3.65           2.77            2.75
   Less dividends:
     Dividends from net investment income...........                 (0.30)         (0.30)          (0.30)
     Dividends from net realized capital gains                       (1.44)         (0.54)          (0.21)
Total dividends...................................                   (1.74)         (0.84)          (0.51)
Net increase (decrease) in net asset value..........                  1.91           1.93            2.24
Net asset value, end of period........................             $ 18.82        $ 16.91         $ 14.98
                                                                  --------       --------        --------
Total return(4)....................................                  23.28%         19.01%          22.23%
Ratios/supplemental data:
     Net assets, end of period (000's)................            $169,276       $126,952         $81,802
Ratios to average net assets:
     Net investment income including
         reimbursement/waiver.........................                1.70%          1.86%           2.08%
     Operating expenses including
         reimbursement/waiver.........................                1.39%          1.40%           1.49%
     Operating expenses excluding
         reimbursement/waiver.........................                1.41%          1.40%           1.51%
Portfolio turnover rate...............................                  37%            45%             21%

-----------------------------


(1)  The Fund began issuing Retail B Shares on November 1, 1998.



(2) Net investment income per share before reimbursement/waiver of fees by the Adviser and/or the Fund's administrator for Retail A Shares for the years ended October 31, 1999, 1998, 1997, 1996 and 1995 was $____, $0.25, $0.30,
     $0.30 and $0.28, respectively. Net investment income per share before reimbursement/waiver of fees by the Adviser and/or the Fund's administrator for Retail B Shares for the year ended October 31, 1999 was $_______.



(3) The selected per share data was calculated using the weighted average shares outstanding method for the period.



(4) Calculation does not include the effect of any sales charge for Retail A Shares and Retail B Shares.

                        Galaxy Growth and Income Fund(1)
                (For a share outstanding throughout each period)

                                                                             For the year ending October 31,
                                                              --------------------------------------------------
                                                                         1999                       1998
                                                                 ----------------------        ----------------------
                                                                Retail          Retail         Retail        Retail
                                                               A Shares       B Shares        A Shares      B Shares
Net asset value,
     beginning of period ....................................                                  $16.24           $16.23
Income from investment operations:
     Net investment income(3) ...............................                                    0.12               --(7)
     Net realized gain on investments .......................                                    1.32             1.31
Total from investment operations ............................                                    1.44             1.31
Less dividends:
     Dividends from net investment income) ..................                                   (0.13)           (0.03)
     Dividends from net realized gains) .....................                                   (2.68)           (2.68)
Total dividends .............................................                                   (2.81)           (2.71)
Net increase (decrease) in net asset value) .................                                   (1.37)           (1.40)
Net asset value, end of period ..............................                                  $14.87           $14.83
                                                                                               ------           ------
Total return(4) .............................................                                    9.93%            9.09%
Ratios/supplemental data:
     Net assets, end of period (000's) ......................                                $214,110          $53,216
Ratios to average net assets:
     Net investment income including
         reimbursement/waiver ...............................                                    0.75%            0.01%
     Operating expenses including
         reimbursement/waiver ...............................                                    1.28%            2.02%
     Operating expenses excluding
         reimbursement/waiver ...............................                                    1.35%            2.02%
Portfolio turnover rate .....................................                                      38%              38%

                                                                             For the year ending October 31,
                                                              --------------------------------------------------
                                                                         1997                                 1996(2)
                                                                  ----------------------               ----------------------
                                                                   Retail         Retail               Retail        Retail
                                                                  A Shares       B Shares             A Shares      B Shares
Net asset value,
     beginning of period ....................................     $13.78           $13.77            $12.35          $12.97
Income from investment operations:
     Net investment income(3) ...............................       0.18             0.10              0.21            0.07
     Net realized gain on investments .......................       3.67             3.65              2.16            0.81
Total from investment operations ............................       3.85             3.75              2.37            0.88
Less dividends:
     Dividends from net investment income) ..................      (0.20)           (0.10)            (0.21)          (0.08)
     Dividends from net realized gains) .....................      (1.19)           (0.19)            (0.73)             --
Total dividends .............................................      (1.39)           (1.29)            (0.94)          (0.08)
Net increase (decrease) in net asset value) .................       2.46             2.46              1.43            0.80
Net asset value, end of period ..............................     $16.24           $16.23            $13.78          $13.77
                                                                  ------           ------            ------          ------
Total return(4) .............................................      30.10%           29.11%            20.25%           6.83%(5)
Ratios/supplemental data:
     Net assets, end of period (000's) ......................   $141,884          $35,178           $77,776          $4,562
Ratios to average net assets:
     Net investment income including
         reimbursement/waiver ...............................       1.18%            0.31%             1.65%           0.79%(6)
     Operating expenses including
         reimbursement/waiver ...............................       1.27%            2.05%             1.34%           1.96%(6)
     Operating expenses excluding
         reimbursement/waiver ...............................       1.45%            2.28%             1.45%           2.11%(6)
Portfolio turnover rate .....................................         93%              93%               59%             59%


                                                                     For the year ending October 31,
                                                              --------------------------------------------------
                                                                     1995
                                                                  ------------
                                                                    Retail
                                                                   A Shares
Net asset value,
     beginning of period ....................................       $11.15
Income from investment operations:
     Net investment income(3) ...............................         0.24
     Net realized gain on investments .......................         1.70
Total from investment operations ............................         1.94
Less dividends:
     Dividends from net investment income) ..................        (0.25)
     Dividends from net realized gains) .....................        (0.49)
Total dividends .............................................        (0.74)
Net increase (decrease) in net asset value) .................         1.20
Net asset value, end of period ..............................       $12.35
                                                                    ------
Total return(4) .............................................        18.52%
Ratios/supplemental data:
     Net assets, end of period (000's) ......................      $51,078
Ratios to average net assets:
     Net investment income including
         reimbursement/waiver ...............................         2.10%
     Operating expenses including
         reimbursement/waiver ...............................         1.32%
     Operating expenses excluding
         reimbursement/waiver ...............................         1.77%
Portfolio turnover rate .....................................           51%

------------------------------

(1) The Fund commenced operations on December 14, 1992 as a separate investment portfolio (the "Predecessor Fund") of The Shawmut Funds. The Predecessor Fund began offering Investment Shares on February 12, 1993. On December 4, 1995, the Predecessor Fund was reorganized as a new portfolio of Galaxy. Prior to the reorganization, the Predecessor Fund offered and sold two series of shares, Investment Shares and Trust Shares, that were similar to the Fund's Retail A Shares and Trust Shares, respectively. In connection with the reorganization, shareholders of the Predecessor Fund exchanged Investment Shares and Trust Shares for Retail A Shares and Trust Shares, respectively, in the Fund.
(2)  The Fund began issuing Retail B Shares on March 4, 1996.

(3) Net investment income per share before reimbursement/waiver of fees by the Adviser and/or the Fund's administrator for Retail A Shares for the years ended October 31, 1999, 1998, 1997 and 1996 was $____, $0.10, $0.18 and
     $0.19, respectively. Net investment income per share before reimbursement/waiver of fees by the Adviser and/or the Fund's administrator for Retail B Shares for the years ended October 31, 1999, 1998 and 1997 and for the period ended October 31, 1996 was $____, $0.00, $0.08 and $0.05, respectively. Net investment income per share before reimbursement/waiver of fees by other parties for Retail A Shares for the year ended October 31, 1995 was $0.22 (unaudited).

(4) Calculation does not include the effect of any sales charge for Retail A Shares and Retail B Shares.
(5)   Not annualized.
(6)   Annualized.
(7)   Net investment income per share is less than $0.005.

                          Galaxy Strategic Equity Fund
                 (For a share outstanding throughout the period)


                                                                 For the period ending October 31,
                                                        ----------------------------------------------------

                                                                 1999                      1998(1)
                                                                 ----                      ----
                                                          Retail       Retail      Retail        Retail
                                                         A Shares     B Shares    A Shares      B Shares
Net asset value, beginning of period .................                            $10.00       $10.00
Income from investment operations:
     Net investment income (loss)(2)..................                                --(3)     (0.02)
     Net realized and unrealized (loss) on investments                             (0.38)       (0.37)
Total from investment operations......................                             (0.38)       (0.39)
Less dividends:
     Dividends from net investment income.............                                --           --
     Dividends from net realized capital gains........                                --           --
Total dividends.......................................                                --           --
Net (decrease) in net asset value.....................                             (0.38)       (0.39)
Net asset value, end of period........................                             $9.62        $9.61
                                                                                  ------       ------
Total return(4).......................................                             (3.75)%(5)     4.76%(5)
Ratios/supplemental data:
     Net assets, end of period (000's)................                            $4,051          $583
Ratios to average net assets:
     Net investment income including
reimbursement/waiver..................................                           0.06%(6)    (0.55)%(6)
     Operating expenses including reimbursement/waiver                           1.40%(6)      2.01%(6)
     Operating expenses excluding reimbursement/waiver                           2.41%(6)      3.05%(6)
Portfolio turnover rate...............................                             30%(5)        30%(5)

------------------------------

1    The Fund commenced operations on March 4, 1998.


2 Net investment income (loss) per share before reimbursement/waiver of fees by the Adviser and/or the Fund's administrator for Retail A Shares for the periods ended October 31, 1999 and 1998 were $____ and $0.00, respectively. Net investment income (loss) per share before reimbursement/waiver of fees by the Adviser and/or the Fund's administrator for Retail B Shares for the periods ended October 31, 1999 and 1998 were $____ and $(0.06), respectively.


3    Net investment income per share is less than $0.00.

4 Calculation does not include the effect of any sales charge for Retail A Shares and Retail B Shares.

5    Not annualized.

6    Annualized.

                            Galaxy Equity Value Fund
                (For a share outstanding throughout each period)



                                                                For the year ending October 31,
                                                 ------------------------------------------------------
                                                         1999                      1998
                                                 -----------------------   ------------------------
                                                   Retail       Retail       Retail         Retail
                                                  A Shares     B Shares     A Shares       B Shares
Net asset value,
     beginning of period..................                                 $  18.21       $  18.24
Income from investment operations:
     Net investment income (loss)(2)......                                     0.03          (0.08)
     Net realized and unrealized gain
         on investments...................                                     1.50           1.48
   Total from investment operations.......                                     1.53           1.40
   Less dividends:
     Dividends from net investment income.                                    (0.04)            --
     Dividends from net realized capital gains                                (3.20)         (3.20)
Total dividends...........................                                    (3.24)         (3.20)
Net increase (decrease) in net asset value                                    (1.71)         (1.80)
Net asset value, end of period............                                  $ 16.50        $ 16.44
                                                                           --------       --------
Total return(3)...........................                                     9.88%          9.07%
Ratios/supplemental data:
     Net assets, end of period (000's)....                                 $234,730        $23,103
Ratios to average net assets:
     Net investment income including
         reimbursement/waiver.............                                     0.15%        (0.54)%
     Operating expenses including
         reimbursement/waiver.............                                     1.37%         2.06%
     Operating expenses excluding
         reimbursement/waiver.............                                     1.37%         2.06%
Portfolio turnover rate................                                          82%           82%



                                                                    For the year ending October 31,
                                                 ------------------------------------------------------------
                                                        1997                   1996                  1995
                                                 --------------------   ----------------------    ----------
                                                   Retail     Retail      Retail      Retail       Retail
                                                  A Shares   B Shares    A Shares    B Shares(1)   A Shares
Net asset value,
     beginning of period..................       $  15.96    $  15.99   $  14.33    $  14.74      $  13.31
Income from investment operations:
     Net investment income (loss)(2)......           0.11         --        0.14        0.04          0.22
     Net realized and unrealized gain
         on investments...................           4.16       4.17        2.74        1.25          2.24
Total from investment operations..........           4.27       4.17        2.88        1.29          2.46
Less dividends:
     Dividends from net investment income.          (0.12)     (0.02)      (0.14)      (0.04)        (0.23)
     Dividends from net realized capital gains      (1.90)     (1.90)      (1.11)         --         (1.21)
Total dividends...........................          (2.02)     (1.92)      (1.25)      (0.04)        (1.44)
Net increase (decrease) in net asset value           2.25       2.25        1.63        1.25          1.02
Net asset value, end of period............       $  18.21    $ 18.24    $  15.96    $  15.99      $  14.33
                                                 --------    --------   --------    --------      --------
Total return(3)...........................          29.48%     28.60%      21.49%       8.80%(4)     20.81%
Ratios/supplemental data:
     Net assets, end of period (000's)....       $182,641    $14,958    $131,998    $  1,916       $96,555
Ratios to average net assets:
     Net investment income including
         reimbursement/waiver.............           0.63%    (0.13)%       1.00%       0.43%(5)      1.62%
     Operating expenses including
         reimbursement/waiver.............           1.38%     2.07%        1.45%       1.94%(5)      1.49%
     Operating expenses excluding
         reimbursement/waiver.............           1.38%     2.38%        1.45%       2.24%(5)      1.50%
Portfolio turnover rate................               111%      111%         116%        116%           76%

  ------------------------------

(1)  The Fund began issuing Retail B Shares on March 4, 1996.

(2) Net investment income per share before reimbursement/waiver of fees by the Adviser and/or the Fund's administrator for Retail A Shares for the years ended October 31, 1999, 1998, 1997, 1996 and 1995 was $____, $0.03, $0.11,
     $0.14 and $0.22 , respectively. Net investment income (loss) per share before reimbursement/waiver of fees by the Adviser and/or the Fund's administrator for Retail B Shares for the years ended October 31, 1999, 1998 and 1997 and for the period ended October 31, 1996 was $____, $(0.08), $(0.03) and $0.01, respectively.


(3) Calculation does not include the effect of any sales charge for Retail A Shares and Retail B Shares.

(4)  Not annualized.

(5)  Annualized.

                            Galaxy Equity Growth Fund
                (For a share outstanding throughout each period)



                                                             For the year ending October 31,
                                                 ---------------------------------------------------------
                                                         1999                      1998
                                                 -----------------------   ------------------------
                                                   Retail       Retail       Retail         Retail
                                                  A Shares     B Shares     A Shares       B Shares
Net asset value,
     beginning of period ........................                             $25.14         $24.91
Income from investment operations:                                              0.01          (0.16)(2)
     Net investment income (loss)(2) ............
     Net realized and unrealized gain
         on investments .........................                               3.19           3.16
Total from investment operations ................                               3.20           3.00
Less dividends:
     Dividends from net investment income .......                              (0.03)            --
     Dividends in excess of net investment ......                                 --(5)          --
     Dividends from net realized capital gains ..                              (3.84)         (3.84)
Total dividends .................................                              (3.87)         (3.84)
Net increase (decrease) in net asset value ......                              (0.67)         (0.84)
Net asset value, end of period ..................                             $24.47         $24.07
                                                                              ------         ------
Total return(3) .................................                              14.73%         13.98%
Ratios/supplemental data:
     Net assets, end of period (000's) ..........                           $312,951        $34,693
Ratios to average net assets:
     Net investment income including
         reimbursement/waiver ...................                               0.02%         (0.68)%
     Operating expenses including
         reimbursement/waiver ...................                               1.34%          2.04%
     Operating expenses excluding
         reimbursement/waiver ...................                               1.34%          2.04%
Portfolio turnover rate .........................                                 60%            60%




                                                                For the year ending October 31,
                                                 --------------------------------------------------------------
                                                         1997                   1996                  1995
                                                  --------------------   ----------------------    ----------
                                                    Retail     Retail      Retail      Retail       Retail
                                                   A Shares   B Shares    A Shares    B Shares(1)   A Shares
Net asset value,
     beginning of period ........................    $20.37     $20.26      $17.29      $18.77        $14.18
Income from investment operations:
     Net investment income (loss)(2) ............      0.07      (0.09)(4)    0.10       (0.01)         0.14
     Net realized and unrealized gain
         on investments .........................      6.05       6.02        3.39        1.50          3.28
Total from investment operations ................      6.12       5.93        3.49        1.49          3.42
Less dividends:
     Dividends from net investment income .......     (0.07)        --       (0.11)         --         (0.14)
     Dividends in excess of net investment ......        --         --          --          --            --
     Dividends from net realized capital gains ..     (1.28)     (1.28)      (0.30)         --         (0.17)
Total dividends .................................     (1.35)     (1.28)      (0.41)         --         (0.31)
Net increase (decrease) in net asset value ......      4.77       4.65        3.08        1.49          3.11
Net asset value, end of period ..................    $25.14     $24.91      $20.37      $20.26        $17.29
                                                     ------     ------      ------      ------        ------
Total return(3) .................................     31.61%     30.78%      20.51%      7.95%(6)      24.54%
Ratios/supplemental data:
     Net assets, end of period (000's) ..........  $226,330    $20,363    $160,800      $3,995       $98,911
Ratios to average net assets:
     Net investment income including
         reimbursement/waiver ...................      0.30%     (0.40)%      0.50%      (0.16)%(7)     0.85%
     Operating expenses including
         reimbursement/waiver ...................      1.37%      2.07%       1.40%       1.92%(7)      1.45%
     Operating expenses excluding
         reimbursement/waiver ...................      1.37%      2.30%       1.40%       2.29%(7)      1.47%
Portfolio turnover rate .........................        66%        66%         36%         36%           14%

------------------------------------

(1)  The Fund began issuing Retail B Shares on March 4, 1996.

(2) Net investment income per share before reimbursement/waiver of fees by the Adviser and/or the Fund's administrator for Retail A Shares for the years ended October 31, 1999, 1998, 1997, 1996 and 1995 was $____, $0.01, $0.07,
     $0.10 and $0.13 , respectively. Net investment income (loss) per share before reimbursement/waiver of fees by the Adviser and/or the Fund's administrator for Retail B Shares for the years ended October 31, 1999, 1998 and 1997 and for the period ended October 31, 1996 was $____, $(0.16)4, $(0.14)4 and $(0.03), respectively.

(3) Calculation does not include the effect of any sales charge for Retail A Shares and Retail B Shares.

(4) The selected per share data was calculated using the weighted average shares outstanding method for the year.

(5) Dividends in excess of net investment income per share were less than $0.005.

(6)  Not annualized.

(7)  Annualized.

                        Galaxy International Equity Fund
                (For a share outstanding throughout each period)



                                                             For the year ending October 31,
                                                 -----------------------------------------------------------------------------------
                                                    1999         1999         1998            1997         1996         1995
                                                 ---------    ----------   -----------     -----------  ------------  ----------
                                                   Retail       Retail       Retail          Retail       Retail       Retail
                                                  A Shares     B Shares(1)   A Shares        A Shares     A Shares      A Shares
Net asset value, beginning of period ...........                             $  15.18        $  13.94     $  12.92      $  13.20
Income from investment operations:
   Net investment income(2)....................                                  0.07            0.01         0.11          0.11
   Net realized and unrealized gain (loss)
       on investments..........................                                  1.93            2.09         1.27         (0.21)
Total from investment operations...............                                  2.00            2.10         1.38         (0.10)
Less dividends:
   Dividends from net investment income........                                 (0.07)          (0.18)       (0.12)        (0.02)
     Dividends from net realized capital gains..                                (0.36)          (0.68)       (0.24)        (0.16)
Total dividends.................................                                (0.43)          (0.86)       (0.36)        (0.18)
Net increase (decrease) in net asset value......                                 1.57            1.24         1.02         (0.28)
Net asset value, end of period..................                             $  16.75         $ 15.18      $ 13.94       $ 12.92
                                                                             --------        --------     --------      --------
Total return(3).................................                                13.64%          15.88%       10.86%        (0.64)%
Ratios/supplemental data:
   Net assets, end of period (000's)............                              $66,541         $56,592      $35,144       $30,104
Ratios to average net assets:
   Net investment income including
       reimbursement/waiver.....................                                 0.39%           0.03%        0.78%         0.84%
     Operating expenses including
       reimbursement/waiver.....................                                 1.48%           1.60%        1.70%         1.76%
     Operating expenses excluding
       reimbursement/waiver.....................                                 1.73%           1.85%        1.98%         2.03%
Portfolio turnover rate.........................                                   49%             45%         146%           48%

-----------------------------

(1)  The Fund began issuing Retail B Shares on November 1, 1998.



(2) The selected per share data was calculated using the weighted average shares outstanding method for the year. Net investment income (loss) per share before reimbursement/waiver of fees by the Adviser and/or the Fund's administrator for Retail A Shares for the years ended October 31, 1999, 1998, 1997, 1996 and 1995 was $____, $0.03, $(0.01), $0.07 and $0.08,
     respectively. Net investment income per share before reimbursement/waiver of fees by the Adviser and/or the Fund's administrator for Retail B Shares for the year ended October 31, 1999 was $_______.



(3) Calculation does not include the effect of any sales charge for Retail A Shares and Retail B Shares.

                           Galaxy Small Cap Value Fund
                (For a share outstanding throughout each period)




                                                             For the year ending October 31,
                                                 -----------------------------------------------------------------------------------
                                                    1999         1999         1998            1997         1996         1995
                                                 ---------    ----------   -----------     -----------  ------------  ----------
                                                   Retail       Retail       Retail          Retail       Retail       Retail
                                                  A Shares     B Shares(2)   A Shares        A Shares     A Shares     A Shares
Net asset value, beginning of period...........                              $  18.29        $  14.75     $  12.68     $  11.06
Income from investment operations:
   Net investment income  (loss)3                                                0.08           (0.04)(5)     0.01        (0.02)
   Net realized gain (loss) on investments.....                                 (2.08)           5.72         2.95         2.21
Total from investment operations...............                                 (2.00)           5.68         2.96         2.19
Less dividends:
   Dividends from net investment income........                                 (0.08)             --        (0.02)          --
   Dividends in excess of net investment
       income..................................                                    --              --           --          --
   Dividends from net realized gains...........                                 (2.68)          (2.14)       (0.87)       (0.57)
Total dividends................................                                 (2.76)          (2.14)       (0.89)       (0.57)
Net increase (decrease) in net asset value.....                                 (4.76)           3.54         2.07         1.62
Net asset value, end of period.................                              $  13.53         $ 18.29      $ 14.75      $ 12.68
                                                                             --------        --------     --------     --------
Total return(4)................................                                (12.52)%         43.58%       24.77%       21.27%
Ratios/supplemental data:
  Net assets, end of period (000's.............                               $87,781         $63,658      $34,402      $27,546
Ratios to average net assets:
    Net investment income including
      reimbursement/waiver.....................                                  0.38%          (0.25)%       0.08%       (0.19)%
    Operating expenses including
      reimbursement/waiver.....................                                  1.31%           1.30%        1.40%        1.35%
    Operating expenses excluding
      reimbursement/waiver.....................                                  1.45%           1.52%        1.55%        1.85%
Portfolio turnover rate........................                                    33%             52%          39%          32%

-----------------------------

(1) The Fund commenced operations on December 14, 1992 as a separate investment portfolio (the "Predecessor Fund") of The Shawmut Funds. The Predecessor Fund began offering Investment Shares on February 12, 1993. On December 4, 1995, the Predecessor Fund was reorganized as a new portfolio of Galaxy. Prior to the reorganization, the Predecessor Fund offered and sold two series of shares, Investment Shares and Trust Shares, that were similar to the Fund's Retail A and Trust Shares, respectively. In connection with the reorganization, shareholders of the Predecessor Fund exchanged Investment Shares and Trust Shares for Retail A Shares and Trust Shares, respectively, in the Fund.

(2)  The Fund began offering Retail B Shares on November 1, 1998.



(3) Net investment income (loss) per share before reimbursement/waiver of fees by the Adviser and/or the Fund's administrator for Retail A Shares for the years ended October 31, 1999, 1998, 1997 and 1996 was $____, $0.05, $
     (0.02) and $0.01, respectively. Net investment income (loss) per share before reimbursement/waiver of fees by other parties for Retail A Shares for the year ended October 31, 1995 was $(0.08) (unaudited). Net investment income (loss) per share before reimbursement/waiver of fees by the Adviser and/or the Fund's administrator for Retail B Shares for the year ended October 31, 1999 was $_______.



(4) Calculation does not include the effect of any sales charge for Retail A Shares and Retail B Shares.



(5) The selected per share data was calculated using the weighted average shares outstanding method for the year.

                        Galaxy Small Company Equity Fund
                (For a share outstanding throughout each period)

                                                                   For the year ending October 31,
                                                     -----------------------------------------------------
                                                              1999                      1998                  1997
                                                     ---------------------     ---------------------   --------------------
                                                      Retail       Retail        Retail       Retail     Retail     Retail
                                                     A  Shares    B Shares       A Shares    B Shares   A Shares   B Shares
Net asset value,
     beginning of period..............                                            $ 20.94     $ 20.73   $  19.96   $  19.91
Income from investment operations:
     Net investment income (loss)(2)                                                (0.19)      (0.30)     (0.18)     (0.21)
     Net realized and unrealized gain
         (loss) on investments........                                              (4.86)      (4.78)      3.54       3.41
Total from investment operations......                                              (5.05)      (5.08)      3.36       3.20
Less dividends:
     Dividends from net investment income                                              --          --         --         --
     Dividends from net realized capital gains...                                   (2.26)      (2.26)     (2.38)     (2.38)
Total dividends.....................                                                (2.26)      (2.26)     (2.38)     (2.38)
Net increase (decrease) in net asset value....                                      (7.31)      (7.34)      0.98       0.82
Net asset value, end of period........                                            $ 13.63     $ 13.39   $  20.94   $  20.73
                                                                                  -------     -------   --------   --------
Total return(4)......................                                              (26.26)%    (26.72)%    19.08%     18.23%
Ratios/supplemental data:
     Net assets, end of period (000's)                                            $95,831     $12,565   $135,593   $14,731
Ratios to average net assets:
     Net investment income including
         reimbursement/waiver.........                                              (1.13)%     (1.78)%    (1.02)%    (1.76)%
     Operating expenses including
         reimbursement/waiver.........                                               1.46%       2.11%      1.46%      2.20%
       Operating expenses excluding
         reimbursement/waiver.........                                               1.47%       2.16%      1.48%      2.44%
   Portfolio turnover rate............                                                 78%         78%        69%        69%

                                                                   For the year ending October 31,
                                                     -----------------------------------------------------
                                                            1996                     1995
                                                     --------------------------    ----------
                                                       Retail         Retail         Retail
                                                      A Shares(1)    B Shares(1)    A Shares
Net asset value,
     beginning of period..............                $  16.28       $  17.27       $  12.35
Income from investment operations:
     Net investment income (loss)(2)                     (0.14)         (0.19)(3)      (0.09)
     Net realized and unrealized gain
         (loss) on investments........                    3.99           2.83           4.21
Total from investment operations......                    3.85           2.64           4.12
Less dividends:
     Dividends from net investment income                   --             --             --
     Dividends from net realized capital gains...        (0.17)            --          (0.19)
Total dividends.....................                     (0.17)            --          (0.19)
Net increase (decrease) in net asset value....            3.68           2.64           3.93
Net asset value, end of period........                $  19.96       $  19.91       $  16.28
                                                      --------       --------       --------
Total return(4)......................                    23.97%         15.34%(5)      34.01%
Ratios/supplemental data:
     Net assets, end of period (000's)                $111,101         $3,659       $ 45,668
Ratios to average net assets:
     Net investment income including
         reimbursement/waiver.........                   (1.03)%        (1.50)%(6)     (0.85)%
     Operating expenses including
         reimbursement/waiver.........                    1.57%          2.04%(6)       1.60%
       Operating expenses excluding
         reimbursement/waiver.........                    1.57%          2.44%(6)       1.64%
   Portfolio turnover rate............                      82%            82%           54%


-----------------------------

(1)  The Fund began issuing Retail B Shares on March 4, 1996.


(2) Net investment income (loss) per share before reimbursement/waiver of fees by the Adviser and/or the Fund's administrator for Retail A Shares for the years ended October 31, 1999, 1998, 1997, 1996 and 1995 was $____, $(0.19),
     $(0.18), $(0.14) and $(0.09), respectively. Net investment income (loss) per share before reimbursement/waiver of fees by the Adviser and/or the Fund's administrator for Retail B Shares for the years ended October 31, 1999, 1998 and 1997 and for the period ended October 31, 1996 was $____, $-0.30, $ (0.24) and $ (0.24), respectively.


(3) The selected per share data was calculated using the weighted average shares outstanding method for the period.

(4) Calculation does not include the effect of any sales charge for Retail A Shares and Retail B Shares.

(5)  Not annualized.

(6)  Annualized.

[Back Cover Page]

Where to find more information

You'll find more information about the Funds in the following documents:

ANNUAL AND SEMI-ANNUAL REPORTS
Galaxy's annual and semi-annual reports contain more information about each Fund and a discussion about the market conditions and investment strategies that had a significant effect on each Fund's performance during the last fiscal year.

STATEMENT OF ADDITIONAL INFORMATION (SAI)
The SAI contains detailed information about the Funds and their policies. By law, it's incorporated by reference into (considered to be part of) this prospectus.

You can get a free copy of these documents, request other information about the Funds and make shareholder inquiries by calling Galaxy at 1-877-BUY-GALAXY (1-877-289-4252) or by writing to:

The Galaxy Fund
P.O. Box 6520
Providence, RI 02940-6520

If you buy your shares through a financial institution, you may contact your institution for more information.

You can write to the Securities and Exchange Commission (SEC) Public Reference Section and ask them to mail you information about the Funds, including the SAI. They'll charge you a fee for this service. You can also visit the SEC Public Reference Room and copy the documents while you're there. For information about the operation of the Public Reference Room, call the SEC.


Public Reference Section of the SEC
Washington, DC  20549-0102
1-202-942-8090.



Reports and other information about the Funds are also available on the EDGAR Database on the SEC's website at http://www.sec.gov. Copies of this information may also be obtained, after paying a duplicating fee, by electronic request to SEC's e-mail address at publicinfo@sec.gov.


Galaxy's Investment Company Act File No. is 811-4636.


[Fleet assigned code]

[Front cover page]
Galaxy Equity Funds
The Galaxy Fund


Prospectus
                , 2000
----------------------


Galaxy Asset Allocation Fund
Galaxy Equity Income Fund
Galaxy Growth and Income Fund
Galaxy Strategic Equity Fund
Galaxy Equity Value Fund
Galaxy Equity Growth Fund
Galaxy International Equity Fund
Galaxy Small Cap Value Fund
Galaxy Small Company Equity Fund

Trust Shares

As with all mutual funds, the Securities and Exchange Commission has not approved or disapproved any shares of these Funds or determined if this prospectus is accurate or complete. Anyone who tells you otherwise is committing a crime.

Contents

1      Risk/return summary
1      Introduction
3      Galaxy Asset Allocation Fund
8      Galaxy Equity Income Fund
11     Galaxy Growth and Income Fund
15     Galaxy Strategic Equity Fund
19     Galaxy Equity Value Fund
23     Galaxy Equity Growth Fund
27     Galaxy International Equity Fund
31     Galaxy Small Cap Value Fund
35     Galaxy Small Company Equity Fund
39     Additional information about risk
40     Investor guidelines

41     Fund management

43     How to invest in the Funds
43     Buying and selling shares
44        How to buy shares
44        How to sell shares
44        Other transaction policies

46     Dividends, distributions and taxes

48     Financial highlights

RISK/RETURN SUMMARY

INTRODUCTION

This prospectus describes the Galaxy Equity Funds. Each Fund invests primarily or to a significant degree in equity securities, such as common stock, preferred stock and securities that are convertible into common stock.

On the following pages, you'll find important information about each Fund, including:

- the Fund's investment objective (sometimes called the Fund's goal) and the main investment strategies used by the Fund's investment adviser in trying to achieve that objective
-    the main risks associated with an investment in the Fund
- the Fund's past performance measured on both a year-by-year and long-term basis
-    the fees and expenses that you will pay as an investor in the Fund

WHICH FUND IS RIGHT FOR YOU?

Not all mutual funds are for everyone. Your investment goals and tolerance for risk will determine which fund is right for you.

Equity funds are generally best suited to investors seeking growth of their investment over time and who are prepared to accept the risks associated with equity securities. Equity funds have the potential for higher returns than other funds, such as bond funds or money market funds, but also carry more risk.

Different equity funds have different levels of risk. They have varying objectives and investment styles, and some are considered more aggressive than others. Generally, a fund's objective and the types of investments it makes can
help you gauge its level of risk. On page    , you'll find a table that gives a
general overview of the risk spectrum of the Galaxy Equity Funds.


THE FUNDS' INVESTMENT ADVISER

Fleet Investment Advisors Inc. (the "Adviser") is the investment adviser for all of these Funds. The Adviser, an indirect wholly-owned subsidiary of FleetBoston Corporation, was established in 1984 and has its main office at 75 State Street, Boston, Massachusetts 02109. The Adviser also provides investment management and advisory services to individual and institutional clients and manages the other Galaxy investment portfolios. As of December 31, 1999, the Adviser managed over
$    billion in assets.

AN INVESTMENT IN THE FUNDS ISN'T A FLEET BANK DEPOSIT AND IT ISN'T INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. YOU COULD LOSE MONEY BY INVESTING IN THE FUNDS.

Galaxy Asset Allocation Fund

THE FUND'S INVESTMENT OBJECTIVE

The Fund seeks a high total return by providing both a current level of income that is greater than that provided by the popular stock market averages, as well as long-term growth in the value of the Fund's assets.

[Sidenote:]
CURRENT INCOME
Current income includes both dividends from stocks and interest income from fixed income securities, after deducting Fund expenses.

THE FUND'S MAIN INVESTMENT STRATEGIES

The Fund aims to provide income that is higher than that provided by the popular stock market averages. The Adviser interprets this to mean the Dow Jones Industrial Average of 30 major companies and the Standard & Poor's 500 Composite Stock Price Index (commonly referred to as the S&P 500). Due to the Fund's expenses, however, net income paid to you may be less than that. The Fund also seeks long-term growth in the value of its assets. The Adviser attempts to achieve these goals and reduce risk by allocating the Fund's assets among short-term debt securities, common stocks, preferred stocks and bonds.

The Fund seeks a mix of stocks and bonds that will produce both income and long-term capital growth. This mix will change from time to time as a result of economic and market conditions. However, the Fund keeps at least 25% of its total assets in fixed income investments, including debt securities and preferred stocks, at all times.

Debt securities purchased by the Fund will be of investment grade quality, which means that they will have one of the top four ratings assigned by Standard & Poor's Ratings Group (S&P) or Moody's Investor Services, Inc. (Moody's), or will be unrated securities determined by the Adviser to be of comparable quality. Occasionally, the rating of a security held by the Fund may be downgraded below investment grade. If that happens, the Fund doesn't have to sell the security, unless the Adviser determines that under the circumstances, the security is no longer an appropriate investment for the Fund. However, the Fund will sell promptly any securities that are not rated investment grade by either S&P or Moody's if the securities exceed 5% of the Fund's net assets.


In selecting portfolio securities for the Fund, the Adviser's investment policy committee develops an economic outlook and sets guidelines for the industries and sectors in which the

Fund should invest. In selecting equity securities, the Adviser favors stocks with long-term growth potential that are expected to outperform their peers over time. The Adviser also forecasts the direction and degree of change in long-term interest rates to help in the selection of fixed income securities.

The Fund will sell a security when, as a result of changes in the economy, the Adviser determines it appropriate to revise the allocation of the Fund's assets between stocks and bonds. A security may also be sold as a result of a deterioration in the performance of the security or in the financial condition of the issuer of the security.

The Fund may trade its investments frequently in trying to achieve its investment goal.

THE MAIN RISKS OF INVESTING IN THE FUND

Changes in the U.S. or foreign economies can cause the value of stocks and other investments held by the Fund to fall. Stock prices may decline over short or extended periods. Stock markets tend to move in cycles, with periods of rising prices and periods of falling prices.

The value of your investment in the Fund will go up and down with the value of the investments which the Fund holds. The Fund's investments may not perform as well as other investments, even in times of rising markets.

In addition, the Fund also carries the following main risks:

- INTEREST RATE RISK - The value of fixed income investments such as bonds are affected by movements in interest rates. Bond prices tend to fall when interest rates rise and to rise when interest rates fall.
- CREDIT RISK - The value of fixed income investments also depends on the ability of an issuer to make principal and interest payments. If an issuer can't meet its payment obligations or if its credit rating is lowered, the value of its securities will decline. Debt securities which have the lowest of the top four ratings assigned by S&P or Moody's have speculative characteristics. Changes in the economy are more likely to affect the ability of the issuers of these securities to make payments of principal and interest than is the case with higher-rated securities.
- PREPAYMENT/EXTENSION RISK - Changes in interest rates may cause certain fixed income investments held by the Fund to be paid off much sooner or later than expected, which could adversely affect the Fund's value. In the event that a security is paid off sooner than expected because of a decline in interest rates, the Fund may be unable to recoup all of its initial investment and may also suffer from having to reinvest in lower-yielding securities. In the event of a later than expected payment because of a rise in interest rates, the value of the obligation will decrease and the Fund may suffer from the inability to invest in higher-yielding securities.
- PORTFOLIO COMPOSITION - The level of risk could increase if a larger percentage of the Fund is invested in one particular asset class, such as stocks or bonds. However, asset allocation funds are generally less volatile than portfolios that contain only stocks.

- SELECTION OF INVESTMENTS - The Adviser evaluates the risks and rewards presented by all securities purchased by the Fund and how they advance the Fund's investment objective. It's possible, however, that these evaluations will prove to be inaccurate.

- FREQUENT TRADING - Frequent trading of investments usually increases the chance that the Fund will pay investors short-term capital gains. These gains are taxable at higher rates than long-term capital gains. Frequent trading could also mean higher brokerage commissions and other transaction costs, which could reduce the Fund's returns.

HOW THE FUND HAS PERFORMED

The bar chart and table below show how the Fund has performed in the past and give some indication of the risk of investing in the Fund. Both assume that all dividends and distributions are reinvested in the Fund. How the Fund has performed in the past doesn't necessarily show how it will perform in the future.

YEAR-BY-YEAR TOTAL RETURNS - CALENDAR YEARS

The bar chart shows how the performance of Trust Shares has varied from year to year.


[Sidenote:]
Best quarter:              % for the quarter ending              ,
Worst quarter:             % for the quarter ending              ,


[bar chart goes here]


---------------------------------------------------------------------------------------------------------
1992               1993       1994         1995         1996          1997         1998         1999
---------------------------------------------------------------------------------------------------------
6.58%              8.08%      -2.29%       30.54%       15.36%        19.86%       17.89%            %
---------------------------------------------------------------------------------------------------------


AVERAGE ANNUAL TOTAL RETURNS

The table shows the Fund's average annual total returns for the periods ended December 31, 1999, as compared to a broad-based market index.

---------------------------------------------------------------------------------------------------------
                            1 year                  5 years            Since inception
---------------------------------------------------------------------------------------------------------
Trust Shares                       %                       %                % (12/30/91)
---------------------------------------------------------------------------------------------------------

S&P 500                            %                       %                % (since 12/31/91)
---------------------------------------------------------------------------------------------------------
DJIA                               %                       %                % (since 12/31/91)
---------------------------------------------------------------------------------------------------------


[Sidenote:]
The S&P 500 is an unmanaged index that tracks the performance of 500 widely held common stocks listed on the New York Stock Exchange, the American Stock Exchange and NASDAQ. The S&P 500 is heavily weighted with the stocks of large companies.

[Sidenote:]
The Dow Jones Industrial Average (DJIA) is an unmanaged price-weighted average based on the "price only" performance of 30 blue chip stocks.

FEES AND EXPENSES OF THE FUND

The following table shows the fees and expenses you may pay when you buy and hold shares of the Fund.

ANNUAL FUND OPERATING EXPENSES (EXPENSES DEDUCTED FROM THE FUND'S ASSETS)


------------------------------------------------------------------------------------------
                                                                            TOTAL
                                                                            FUND
                        Management        Distribution        Other         OPERATING
                        fees              (12b-1) fees        expenses      EXPENSES
------------------------------------------------------------------------------------------
Trust Shares            0.75%             None                       %               %
------------------------------------------------------------------------------------------


EXAMPLE


This example helps you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes:
-    you invest $10,000 for the periods shown
-    you reinvest all dividends and distributions in the Fund
-    you sell all your shares at the end of the periods shown
-    your investment has a 5% return each year
-    the Fund's operating expenses remain the same


Although your actual costs may be higher or lower depending on the amount you invest and the Fund's actual rate of return, based on these assumptions your costs would be:


-------------------------------------------------------------------------------------------------------------
                        1 year                3 years              5 years               10 years
-------------------------------------------------------------------------------------------------------------
Trust Shares            $                     $                    $                     $
-------------------------------------------------------------------------------------------------------------

[Sidenote:]
PORTFOLIO MANAGERS
The Fund's portfolio managers are Donald Jones, a Vice President of the Adviser since 1991, and David Lindsay, CFA, a Senior Vice President of the Adviser since 1992. They are primarily responsible for the day-to-day management of the Fund's investment portfolio. Mr. Jones has managed the equity portion of the Fund's portfolio, including determining the allocation of the Fund's assets between equities and fixed income investments, since May of 1995. He has been with the Adviser and its predecessors since 1977. Mr. Lindsay has managed the fixed income portion of the Fund since January of 1997. He has been with the Adviser and its predecessors since 1986.

Galaxy Equity Income Fund


THE FUND'S INVESTMENT OBJECTIVE

The Fund seeks current income and capital appreciation.


[Sidenote:]
CURRENT INCOME
Current income includes both dividends from stocks and interest income from fixed income securities, after deducting Fund expenses.


THE FUND'S MAIN INVESTMENT STRATEGIES

The Fund normally invests at least 75% of its total assets in a diversified portfolio of income-producing (dividend-paying) equity securities, primarily common stocks. The Adviser looks for investments that offer dividends, prospects for dividend growth and capital appreciation. However, the Fund's portfolio may include securities that offer only growth potential or only income potential.

The Fund will sell a portfolio security when, as a result of changes in the economy, the Adviser believes that holding the security is no longer consistent with the Fund's investment objective. A security may also be sold as a result of a deterioration in the performance of the security or in the financial condition of the issuer of the security.

THE MAIN RISKS OF INVESTING IN THE FUND

Changes in the U.S. or foreign economies can cause the value of stocks and other investments held by the Fund to fall. Stock prices may decline over short or extended periods. Stock markets tend to move in cycles, with periods of rising prices and periods of falling prices.

The value of your investment in the Fund will go up and down with the value of the investments which the Fund holds. The Fund's investments may not perform as well as other investments, even in times of rising markets.

In addition, the Fund also carries the following main risk:

- SELECTION OF INVESTMENTS - The Adviser evaluates the risks and rewards presented by all securities purchased by the Fund and how they advance the Fund's investment objective. It's possible, however, that these evaluations will prove to be inaccurate.

HOW THE FUND HAS PERFORMED

The bar chart and table below show how the Fund has performed in the past and give some indication of the risk of investing in the Fund. Both assume that all dividends and distributions are reinvested in the Fund. How the Fund has performed in the past doesn't necessarily show how it will perform in the future.

YEAR-BY-YEAR TOTAL RETURNS - CALENDAR YEARS

The bar chart shows how the performance of Trust Shares has varied from year to year.


[Sidenote:]
Best quarter:              % for the quarter ending              ,
------------         -----------------------------------------------------
Worst quarter:             % for the quarter ending              ,
------------         -----------------------------------------------------


[bar chart goes here]


-----------------------------------------------------------------------------------------------------------------
1991            1992       1993        1994        1995         1996         1997         1998         1999
-----------------------------------------------------------------------------------------------------------------
22.37%          7.43%      8.05%       0.88%       33.73%       17.06%       26.01%       16.10%            %
-----------------------------------------------------------------------------------------------------------------



AVERAGE ANNUAL TOTAL RETURNS

The table shows the Fund's average annual total returns for the periods ended December 31, 1999, as compared to a broad-based market index.



------------------------------------------------------------------------------------------------------
                             1 year                     5 years               Since inception
------------------------------------------------------------------------------------------------------
Trust Shares                      %                          %                     % (12/14/90)
------------------------------------------------------------------------------------------------------
S&P 500                           %                          %                     % (since 12/1/90)
------------------------------------------------------------------------------------------------------



[Sidenote:]
The S&P 500 is an unmanaged index that tracks the performance of 500 widely held common stocks listed on the New York Stock Exchange, the American Stock Exchange and NASDAQ. The S&P 500 is heavily weighted with the stocks of large companies.

FEES AND EXPENSES OF THE FUND

The following table shows the fees and expenses you pay when you buy and hold shares of the Fund.

ANNUAL FUND OPERATING EXPENSES (EXPENSES DEDUCTED FROM THE FUND'S ASSETS)


------------------------------------------------------------------------------------------
                                                                            Total
                                                                            Fund
                        Management        Distribution        Other         operating
                        fees              (12b-1) fees        expenses      expenses
------------------------------------------------------------------------------------------
Trust Shares            0.75%             None                       %               %
------------------------------------------------------------------------------------------



EXAMPLE


This example helps you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes:
-    you invest $10,000 for the periods shown
-    you reinvest all dividends and distributions in the Fund
-    you sell all your shares at the end of the periods shown
-    your investment has a 5% return each year
-    the Fund's operating expenses remain the same


Although your actual costs may be higher or lower depending on the amount you invest and the Fund's actual rate of return, based on these assumptions your costs would be:



-----------------------------------------------------------------------------------------------------------
                        1 year                3 years              5 years               10 years
-----------------------------------------------------------------------------------------------------------
Trust Shares            $                     $                    $                     $
-----------------------------------------------------------------------------------------------------------


[Sidenote:]
PORTFOLIO MANAGER
The Fund's portfolio manager is J. Edward Klisiewicz, a Senior Vice President of the Adviser. He's primarily responsible for the day-to-day management of the Fund's investment portfolio. Mr. Klisiewicz has been the Fund's portfolio manager since it began operations in 1990. He has been with the Adviser and its predecessors since 1970.

Galaxy Growth and Income Fund

THE FUND'S INVESTMENT OBJECTIVE

The Fund seeks to provide a relatively high total return through long-term capital appreciation and current income.

[Sidenote:]
CURRENT INCOME
Current income includes both dividends from stocks and interest income from fixed income securities, after deducting Fund expenses.

THE FUND'S MAIN INVESTMENT STRATEGIES

The Fund normally invests at least 65% of its total assets in the common stocks of U.S. companies with large market capitalizations (generally over $2 billion) that the Adviser believes offer above-average growth and dividends. The
Adviser focuses on stocks which are believed to be attractively priced relative to expectations for the future performance of the issuing company.
The Adviser also seeks a current yield greater than that of the S&P 500, although not all Fund investments will pay dividends.

The Fund will sell a portfolio security when, as a result of changes in the economy, the Adviser believes that holding the security is no longer consistent with the Fund's investment objective. A security may also be sold as a result of a deterioration in the performance of the security or in the financial condition of the issuer of the security.

[Sidenote:]
MARKET CAPITALIZATION
A company's market capitalization is the price of a share of its stock, multiplied by the number of shares held by investors.

THE MAIN RISKS OF INVESTING IN THE FUND

Changes in the U.S. or foreign economies can cause the value of stocks and other investments held by the Fund to fall. Stock prices may decline over short or extended periods. Stock markets tend to move in cycles, with periods of rising prices and periods of falling prices.

The value of your investment in the Fund will go up and down with the value of the investments which the Fund holds. The Fund's investments may not perform as well as other investments, even in times of rising markets.


In addition, the Fund also carries the following main risk:


- SELECTION OF INVESTMENTS - The Adviser evaluates the risks and rewards presented by all securities purchased by the Fund and how they advance the Fund's investment objective. It's possible, however, that these evaluations will prove to be inaccurate.

HOW THE FUND HAS PERFORMED

The bar chart and table below show how the Fund has performed in the past and give some indication of the risk of investing in the Fund. Both assume that all dividends and distributions are reinvested in the Fund. How the Fund has performed in the past doesn't necessarily show how it will perform in the future.

YEAR-BY-YEAR TOTAL RETURNS - CALENDAR YEARS

The bar chart shows how the performance of Trust Shares has varied from year to year.


The Fund began operations on December 14, 1992 as a separate portfolio (the Predecessor Fund) of The Shawmut Funds. On December 4, 1995, the Predecessor Fund was reorganized as a new portfolio of Galaxy. Prior to the reorganization, the Predecessor Fund offered and sold two classes of shares, Investment Shares (which were first offered on February 12, 1993) and Trust Shares (which were first offered on December 14, 1992), that were similar to the Fund's Retail A Shares and Trust Shares. In connection with the reorganization, shareholders of the Predecessor Fund exchanged their Investment Shares and Trust Shares for Retail A Shares and Trust Shares of the Fund. The returns for periods prior to December 4, 1995 are for Trust Shares of the Predecessor Fund.



[Sidenote:]
Best quarter:              % for the quarter ending              ,
------------         -----------------------------------------------------
Worst quarter:             % for the quarter ending              ,
------------         -----------------------------------------------------


[bar chart goes here]

-------------------------------------------------------------------------------------------
1993          1994        1995         1996         1997         1998         1999
-------------------------------------------------------------------------------------------
9.56%         5.12%       29.67%       20.20%       29.66%       15.96%            %
-------------------------------------------------------------------------------------------


AVERAGE ANNUAL TOTAL RETURNS


The table shows the Fund's average annual total returns for the periods ended December 31, 1999, as compared to a broad-based market index.



-------------------------------------------------------------------------------------------------------------
                             1 year                     5 years               Since inception
-------------------------------------------------------------------------------------------------------------
Trust Shares                       %                         %                     % (12/14/92)
-------------------------------------------------------------------------------------------------------------
S&P 500                            %                         %                     % (since 12/1/92)
-------------------------------------------------------------------------------------------------------------


[Sidenote:]
The S&P 500 is an unmanaged index that tracks the performance of 500 widely held common stocks listed on the New York Stock Exchange, the American Stock Exchange and NASDAQ. The S&P 500 is heavily weighted with the stocks of large companies.

FEES AND EXPENSES OF THE FUND

The following table shows the fees and expenses you may pay when you buy and hold shares of the Fund.

ANNUAL FUND OPERATING EXPENSES (EXPENSES DEDUCTED FROM THE FUND'S ASSETS)


------------------------------------------------------------------------------------------
                                                                            Total
                                                                            Fund
                        Management        Distribution        Other         operating
                        fees              (12b-1) fees        expenses      expenses
------------------------------------------------------------------------------------------
Trust Shares            0.75%             None                       %               %
------------------------------------------------------------------------------------------

EXAMPLE



This example helps you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes:
-    you invest $10,000 for the periods shown
-    you reinvest all dividends and distributions in the Fund
-    you sell all your shares at the end of the periods shown
-    your investment has a 5% return each year


-    the Fund's operating expenses remain the same


Although your actual costs may be higher or lower depending on the amount you invest and the Fund's actual rate of return, based on these assumptions your costs would be:


-------------------------------------------------------------------------------------------------------------
                        1 year                3 years              5 years               10 years
-------------------------------------------------------------------------------------------------------------
Trust Shares            $                     $                    $                     $
-------------------------------------------------------------------------------------------------------------



[Sidenote:]
PORTFOLIO MANAGER
The Fund's portfolio manager is Gregory M. Miller, a Vice President of the Adviser since 1996. He's been primarily responsible for the day-to-day management of the Fund's investment portfolio since July 1998. Before that, Mr. Miller assisted his predecessor in managing the Fund for seven years. He joined the Adviser in 1985.

Galaxy Strategic Equity Fund


THE FUND'S INVESTMENT OBJECTIVE

The Fund seeks long-term capital appreciation.



THE FUND'S MAIN INVESTMENT STRATEGIES


The Fund invests at least 65% of its total assets in U.S. equity securities, primarily common stock and securities that can be converted into common stock. The Fund's "Value Driven Growth" investment process emphasizes securities believed to have the potential for the best one- to two-year returns. These securities are generally selected from a universe of large and medium size companies representative of the S&P 500, although the universe of stocks monitored by the Adviser is not limited to stocks of companies included in the S&P 500. The Fund may invest up to 20% of its total assets in foreign equity securities. In selecting individual stocks, the Adviser looks at the current price, projected earnings growth, and historical valuations to derive an estimate of return potential. The Fund may give emphasis to growth stocks, value stocks or particular industries, depending upon the Adviser's assessment of a stock's return potential relative to its price in the broader market.


The Fund will sell a portfolio security when, as a result of a decline in the security's return potential relative to that of other securities, the Adviser believes that holding the security is no longer consistent with the Fund's investment objective.


[Sidenote:]
VALUE STOCKS AND GROWTH STOCKS
Value stocks are ones that appear to be underpriced based on measures such as lower price-to-earnings and price-to-book value ratios. Growth stocks offer strong revenue and earnings potential, and accompanying capital growth, with generally less dividend income than value stocks.

THE MAIN RISKS OF INVESTING IN THE FUND

Changes in the U.S. or foreign economies can cause the value of stocks and other investments held by the Fund to fall. Stock prices may decline over short or extended periods. Stock markets tend to move in cycles, with periods of rising prices and periods of falling prices.

The value of your investment in the Fund will go up and down with the value of the investments which the Fund holds. The Fund's investments may not perform as well as other investments, even in times of rising markets.

In addition, the Fund also carries the following main risks:

- CONVERTIBLE SECURITIES - Securities that can be converted into common stock, such as certain debt securities and preferred stock, are subject to the usual risks associated with fixed income investments, such as interest rate risk and credit risk. In addition, because they react to changes in the value of the equity securities into which they will convert, convertible securities are also subject to stock market risk.
- FOREIGN INVESTMENTS - Foreign investments may be riskier than U.S. investments because of factors such as foreign government restrictions, changes in currency exchange rates, incomplete financial information about the issuers of securities, and political or economic instability. Foreign stocks may be more volatile and less liquid than U.S. stocks.
- SELECTION OF INVESTMENTS - The Adviser evaluates the risks and rewards presented by all securities purchased by the Fund and how they advance the Fund's investment objective. It's possible, however, that these evaluations will prove to be inaccurate.

HOW THE FUND HAS PERFORMED


The bar chart and table below show how the Fund has performed in the past and give some indication of the risk of investing in the Fund. Both assume that all dividends and distributions are reinvested in the Fund. How the Fund has performed in the past doesn't necessarily show how it will perform in the future.



YEAR-BY-YEAR TOTAL RETURNS - CALENDAR YEARS



The bar chart shows the performance of Trust Shares during the last calendar year.



[Sidenote:]
Best quarter:              % for the quarter ending              ,
Worst quarter:             % for the quarter ending              ,



[bar chart goes here]



---------------
     1999
---------------
           %
---------------

AVERAGE ANNUAL TOTAL RETURNS


The table shows the Fund's average annual total returns for the periods ended December 31, 1999, as compared to a broad-based market index.



----------------------------------------------------------------------------------------
                             1 year                     Since inception
----------------------------------------------------------------------------------------
Trust Shares                      %                          % (3/4/98)
----------------------------------------------------------------------------------------
S&P 500                           %                          % (since 3/  /98)
----------------------------------------------------------------------------------------



[Sidenote:]
The S&P 500 is an unmanaged index that tracks the performance of 500 widely held common stocks listed on the New York Stock Exchange, the American Stock Exchange and NASDAQ. The S&P 500 is heavily weighted with the stocks of large companies.


FEES AND EXPENSES OF THE FUND

The following table shows the fees and expenses you may pay when you buy and hold shares of the Fund.

 ANNUAL FUND OPERATING EXPENSES (EXPENSES DEDUCTED FROM THE FUND'S ASSETS)


------------------------------------------------------------------------------------------
                                                                            Total
                                                                            Fund
                        Management        Distribution        Other         operating
                        fees              (12b-1) fees        expenses      expenses
------------------------------------------------------------------------------------------
Trust Shares            0.75%(1)          None                       %               %(1)
------------------------------------------------------------------------------------------



(1)The Adviser is waiving a portion of the Management fees so that such fees are
   expected to be      %. Total Fund operating expenses after this waiver are
   expected to be      %. This fee waiver may be revised or discontinued at any
   time.

EXAMPLE


This example helps you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes:
-    you invest $10,000 for the periods shown
-    you reinvest all dividends and distributions in the Fund
-    you sell all your shares at the end of the periods shown


-    your investment has a 5% return each year
-    the Fund's operating expenses remain the same


Although your actual costs may be higher or lower depending on the amount you invest and the Fund's actual rate of return, based on these assumptions your costs would be:


-------------------------------------------------------------------------------------------------------------
                        1 year                3 years              5 years               10 years
-------------------------------------------------------------------------------------------------------------
Trust Shares            $                     $                    $                     $
-------------------------------------------------------------------------------------------------------------



[Sidenote:]
PORTFOLIO MANAGER
The Fund's portfolio manager is Peter B. Hathaway, CFA, a Senior Vice President of the Adviser. He's primarily responsible for the day-to-day management of the Fund's investment portfolio. Mr. Hathaway has been the Fund's portfolio manager since it began operations in March 1998. He has been in the investment management business with the Adviser and its predecessors since 1965 and has been responsible for the Adviser's "Value Driven Growth" investment process since 1991.

Galaxy Equity Value Fund

THE FUND'S INVESTMENT OBJECTIVE

The Fund seeks long-term capital appreciation. Income is secondary to the objective of capital appreciation.

THE FUND'S MAIN INVESTMENT STRATEGIES

The Fund normally invests at least 75% of its total assets in equity securities, mainly common stocks, that the Adviser believes are undervalued. The Fund invests most of its assets in companies that have a market capitalization of more than $1.5 billion.

The Adviser uses proprietary computer models to compare share price and company value, both compared to the market and over time. This helps the Adviser to identify out-of-favor, undervalued securities (often called value stocks) which may subsequently increase in value. These models focus on fundamental aspects such as earnings and dividend growth, reinvestment of returns and the ability of companies to finance their own growth. The models also take into account factors such as how easily the stocks may be traded. The Adviser then reviews the results and looks for risks that may account for a stock's low price. It evaluates factors the computer models can't measure, such as the quality of a company's management and the impact of technological change. Stocks which pass all tests are eligible to be included in the Fund's portfolio. Fund holdings are frequently reviewed and are sold automatically when the computer models show they are overvalued.

[Sidenote:]
MARKET CAPITALIZATION
A company's market capitalization is the price of a share of its stock, multiplied by the number of shares held by investors.

[Sidenote:]
VALUE STOCKS
Value stocks are ones that appear to be underpriced based on measures such as lower price-to-earnings and price-to-book value ratios.

THE MAIN RISKS OF INVESTING IN THE FUND

Changes in the U.S. or foreign economies can cause the value of stocks and other investments held by the Fund to fall. Stock prices may decline over short or extended periods. Stock markets tend to move in cycles, with periods of rising prices and periods of falling prices.

The value of your investment in the Fund will go up and down with the value of the investments which the Fund holds. The Fund's investments may not perform as well as other investments, even in times of rising markets.

In addition, the Fund also carries the following main risk:



- SELECTION OF INVESTMENTS - The Adviser evaluates the risks and rewards presented by all securities purchased by the Fund and how they advance the Fund's investment objective. It's possible, however, that these evaluations will prove to be inaccurate.



HOW THE FUND HAS PERFORMED

The bar chart and table below show how the Fund has performed in the past and give some indication of the risk of investing in the Fund. Both assume that all dividends and distributions are reinvested in the Fund. How the Fund has performed in the past doesn't necessarily show how it will perform in the future.

YEAR-BY-YEAR TOTAL RETURNS - CALENDAR YEARS

The bar chart shows how the performance of Trust Shares has varied from year to year.


[Sidenote:]
Best quarter:              % for the quarter ending              ,
Worst quarter:             % for the quarter ending              ,


[bar chart goes here]

----------------------------------------------------------------------------------------------------------------------
 1990        1991        1992        1993       1994        1995        1996       1997        1998         1999
----------------------------------------------------------------------------------------------------------------------
-3.20%       23.36%      8.21%       14.75%     3.56%       28.45%      21.61%     28.08%      24.15%            %
----------------------------------------------------------------------------------------------------------------------


AVERAGE ANNUAL TOTAL RETURNS


The table shows the Fund's average annual total returns for the periods ended December 31, 1999, as compared to broad-based market indices.



---------------------------------------------------------------------------------------------------------------------
                                    1 year           5 years           10 years        Since inception
---------------------------------------------------------------------------------------------------------------------
Trust Shares                              %                 %                 %               % (9/1/88)
---------------------------------------------------------------------------------------------------------------------
S&P 500                                   %                 %                 %               % (since 9/1/88)
---------------------------------------------------------------------------------------------------------------------
Lipper Growth and
Income Funds Average                      %                 %                 %               % (since 9/1/88)
---------------------------------------------------------------------------------------------------------------------



[Sidenote:]
The S&P 500 is an unmanaged index that tracks the performance of 500 widely held common stocks listed on the New York Stock Exchange, the American Stock Exchange and NASDAQ. The S&P 500 is heavily weighted with the stocks of large companies.


[Sidenote:]
The Lipper Growth and Income Funds Average is an unmanaged index that measures the performance of a select group of mutual funds with investment objectives similar to that of the Fund.

FEES AND EXPENSES OF THE FUND

The following table shows the fees and expenses you may pay when you buy and hold shares of the Fund.

ANNUAL FUND OPERATING EXPENSES (EXPENSES DEDUCTED FROM THE FUND'S ASSETS)


------------------------------------------------------------------------------------------
                                                                            Total
                                                                            Fund
                        Management        Distribution        Other         operating
                        fees              (12b-1) fees        expenses      expenses
------------------------------------------------------------------------------------------
Trust Shares            0.75%             None                       %               %
------------------------------------------------------------------------------------------

EXAMPLE


This example helps you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes:
-    you invest $10,000 for the periods shown
-    you reinvest all dividends and distributions in the Fund
-    you sell all your shares at the end of the periods shown
-    your investment has a 5% return each year
-    the Fund's operating expenses remain the same


Although your actual costs may be higher or lower depending on the amount you invest and the Fund's actual rate of return, based on these assumptions your costs would be:


-------------------------------------------------------------------------------------------------------------
                        1 year                3 years              5 years               10 years
-------------------------------------------------------------------------------------------------------------
Trust Shares            $                     $                    $                     $
-------------------------------------------------------------------------------------------------------------


[Sidenote:]
PORTFOLIO MANAGER
The Fund's portfolio manager is G. Jay Evans, CFA, a Senior Vice President of the Adviser since 1994. He's primarily responsible for the day-to-day management of the Fund's investment portfolio. Mr. Evans has been the Fund's portfolio manager since 1993. He has been with the Adviser and its predecessors since 1978.

Galaxy Equity Growth Fund


THE FUND'S INVESTMENT OBJECTIVE

The Fund seeks long-term capital appreciation.


THE FUND'S MAIN INVESTMENT STRATEGIES

The Fund normally invests at least 75% of its total assets in a broadly diversified portfolio of equity securities, primarily common stocks and securities that can be converted into common stocks. The Fund invests mainly in the securities of U.S. issuers, but may invest up to 20% of its total assets in foreign securities.

The Fund invests mainly in companies which the Adviser believes will have faster earnings growth than the economy in general. The Adviser looks for large-capitalization companies (generally over $2 billion) in growing industries, focusing on technological advances, good product development, strong management and other factors which support future growth. The Adviser seeks out companies that have a history of strong earnings growth and are projected to continue a similar pattern of growth over the next three to five years.

The Fund will sell a security if there is an adverse change in the projected earnings growth of the company issuing the security. A security will also be sold when, as a result of changes in the economy or the performance of the security or other circumstances, the Adviser believes that holding the security is no longer consistent with the Fund's investment objective.

[Sidenote:]
GROWTH STOCKS
Growth stocks offer strong revenue and earnings potential, and accompanying capital growth, with generally less dividend income than value stocks.

THE MAIN RISKS OF INVESTING IN THE FUND

Changes in the U.S. or foreign economies can cause the value of stocks and other investments held by the Fund to fall. Stock prices may decline over short or extended periods. Stock markets tend to move in cycles, with periods of rising prices and periods of falling prices.

The value of your investment in the Fund will go up and down with the value of the investments which the Fund holds. The Fund's investments may not perform as well as other investments, even in times of rising markets.

In addition, the Fund also carries the following main risks:

- CONVERTIBLE SECURITIES - Securities that can be converted into common stock, such as certain debt securities and preferred stock, are subject to the usual risks associated with fixed income investments, such as interest rate risk and credit risk. In addition, because they react to changes in the value of the equity securities into which they will convert, convertible securities are also subject to stock market risk.

- FOREIGN INVESTMENTS - Foreign investments may be riskier than U.S. investments because of factors such as foreign government restrictions, changes in currency exchange rates, incomplete financial information about the issuers of securities, and political or economic instability. Foreign stocks may be more volatile and less liquid than U.S. stocks.

- SELECTION OF INVESTMENTS - The Adviser evaluates the risks and rewards presented by all securities purchased by the Fund and how they advance the Fund's investment objective. It's possible, however, that these evaluations will prove to be inaccurate.

HOW THE FUND HAS PERFORMED

The bar chart and table below show how the Fund has performed in the past and give some indication of the risk of investing in the Fund. Both assume that all dividends and distributions are reinvested in the Fund. How the Fund has performed in the past doesn't necessarily show how it will perform in the future.

YEAR-BY-YEAR TOTAL RETURNS - CALENDAR YEARS

The bar chart shows how the performance of Trust Shares has varied from year to year.


[Sidenote:]
Best quarter:              % for the quarter ending              ,
Worst quarter:             % for the quarter ending              ,


[bar chart goes here]



--------------------------------------------------------------------------------------------------------------------
1991            1992       1993        1994        1995         1996         1997         1998         1999
--------------------------------------------------------------------------------------------------------------------
30.40%          6.11%      5.37%       0.72%       34.29%       20.95%       30.97%       26.15%            %
--------------------------------------------------------------------------------------------------------------------

AVERAGE ANNUAL TOTAL RETURNS


The table shows the Fund's average annual total returns for the periods ended December 31, 1999 as compared to a broad-based market index.



-------------------------------------------------------------------------------------------------------------
                             1 year                     5 years               Since inception
-------------------------------------------------------------------------------------------------------------
Trust Shares                        %                        %                     % (12/14/90)
-------------------------------------------------------------------------------------------------------------
S&P 500                             %                        %                     % (since 12/1/90)
-------------------------------------------------------------------------------------------------------------


[Sidenote:]
The S&P 500 is an unmanaged index that tracks the performance of 500 widely held common stocks listed on the New York Stock Exchange, the American Stock Exchange and NASDAQ. The S&P 500 is heavily weighted with the stocks of large companies.

FEES AND EXPENSES OF THE FUND

The following table shows the fees and expenses you may pay when you buy and hold shares of the Fund.

ANNUAL FUND OPERATING EXPENSES (EXPENSES DEDUCTED FROM THE FUND'S ASSETS)


---------------------------------------------------------------------------------------------------------
                        Management        Distribution        Other           Total Fund operating
                        fees              (12b-1) fees        expenses        expenses
---------------------------------------------------------------------------------------------------------
Trust Shares            0.75%             None                       %             %
---------------------------------------------------------------------------------------------------------

EXAMPLE

This example helps you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes:
-    you invest $10,000 for the periods shown
-    you reinvest all dividends and distributions in the Fund
-    you sell all your shares at the end of the periods shown
-    your investment has a 5% return each year
-    the Fund's operating expenses remain the same


Although your actual costs may be higher or lower depending on the amount you invest and the Fund's actual rate of return, based on these assumptions your costs would be:


-------------------------------------------------------------------------------------------------------------
                        1 year                3 years              5 years               10 years
-------------------------------------------------------------------------------------------------------------
Trust Shares            $                     $                    $                     $
-------------------------------------------------------------------------------------------------------------

[Sidenote:]
PORTFOLIO MANAGER
The Fund's portfolio manager is Robert G. Armknecht, CFA, an Executive Vice President of the Adviser since 1988. He's primarily responsible for the day-to-day management of the Fund's investment portfolio. Mr. Armknecht has been with the Adviser and its predecessors since 1988 and has been the Fund's portfolio manager since it began operations in 1990.

Galaxy International Equity Fund


THE FUND'S INVESTMENT OBJECTIVE

The Fund seeks long-term capital appreciation.


THE FUND'S MAIN INVESTMENT STRATEGIES


The Fund normally invests at least 75% of its total assets in the equity securities of foreign issuers. At all times, the Fund's assets will be invested in companies located in at least three different foreign countries. Normally, no more than 20% of the Fund's total assets will be invested in companies located in countries with emerging economies or emerging securities markets. The Fund emphasizes larger established companies, although it may invest in companies of any size. The Fund may engage in transactions for the purpose of hedging its portfolio, such as options, futures and foreign currencies.


The Sub-Adviser determines how much to invest in each country and region by looking at factors such as prospects for economic growth, expected inflation levels, government policies and the range of investment opportunities available. Decisions as to particular investments are made with the guidance of the Sub-Adviser's Investment Strategy Committee under the supervision of the Adviser. The Sub-Adviser looks at the potential return of each investment over a one- to two-year period.

The Fund will sell a security if, as a result of changes in the economy of a particular country or region, the Sub-Adviser believes that holding the security is no longer consistent with the Fund's investment objective. A security may also be sold as a result of a deterioration in the performance of the security or in the financial condition of the company that issued the security.

[Sidenote:]
SUB-ADVISER
The Adviser has appointed Oechsle International Advisors, LLC as Sub-Adviser to assist it in the day-to-day management of the Fund's investment portfolio.

THE MAIN RISKS OF INVESTING IN THE FUND

Changes in the U.S. or foreign economies can cause the value of stocks and other investments held by the Fund to fall. Stock prices may decline over short or extended periods. U.S. and foreign stock markets tend to move in cycles, with periods of rising prices and periods of falling prices.

The value of your investment in the Fund will go up and down with the value of the investments which the Fund holds. The Fund's investments may not perform as well as other investments, even in times of rising markets.

In addition, the Fund also carries the following main risks:

- FOREIGN INVESTMENTS - Foreign investments may be riskier than U.S. investments because of factors such as foreign government restrictions, changes in currency exchange rates, incomplete financial information about the issuers of securities, and political or economic instability. Foreign stocks may be more volatile and less liquid than U.S. stocks.
- EMERGING MARKETS - The risks associated with foreign investments are heightened when investing in emerging markets. The governments and economies of emerging market countries feature greater instability than those of more developed countries. Such investments tend to fluctuate in price more widely and to be less liquid than other foreign investments.
- COUNTRY RISK - The Fund may invest 25% or more of its assets in the securities of companies located in one country. When the Fund invests a high percentage of its assets in a particular country, the Fund will be especially susceptible to factors affecting that country.
- CURRENCY EXCHANGE - Although the Fund usually makes investments that are sold in foreign currencies, it values its holdings in U.S. dollars. If the U.S. dollar rises compared to a foreign currency, the Fund loses on the currency exchange.
- HEDGING - The Fund may invest in derivatives, such as options, futures and foreign currencies, to hedge against market risk or the currency risk of its foreign investments. There's no guarantee hedging will always work. It can also prevent the Fund from making a gain if markets move in the opposite direction to the hedge.
- SELECTION OF INVESTMENTS: The Adviser evaluates the risks and rewards presented by all securities purchased by the Fund and how they advance the Fund's investment objective. It's possible, however, that these evaluations will prove to be inaccurate.

[Sidenote:]
DERIVATIVES
A derivative is an investment whose value is based on or DERIVED from the performance of other securities or interest or currency exchange rates or indices. Derivatives are considered to carry a higher degree of risk than other types of securities.

HOW THE FUND HAS PERFORMED


The bar chart and table below show how the Fund has performed in the past and give some indication of the risk of investing in the Fund. Both assume that all dividends and distributions are reinvested in the Fund. How the Fund has performed in the past doesn't necessarily show how it will perform in the future.

YEAR-BY-YEAR TOTAL RETURNS - CALENDAR YEARS

The bar chart shows how the performance of Trust Shares has varied from year to year.


[Sidenote:]
Best quarter:              % for the quarter ending              ,
Worst quarter:             % for the quarter ending              ,



[bar chart goes here]



---------------------------------------------------------------------------------------------------------
1992           1993         1994         1995         1996         1997         1998         1999
---------------------------------------------------------------------------------------------------------
-2.29%         31.62%       -2.39%       11.74%       10.74%       14.09%       21.99%             %
---------------------------------------------------------------------------------------------------------


AVERAGE ANNUAL TOTAL RETURNS


The table shows the Fund's average annual total returns for the periods ended December 31, 1999 as compared to a broad-based market index.



---------------------------------------------------------------------------------------------------------

                             1 year                   5 years            Since inception
---------------------------------------------------------------------------------------------------------
Trust Shares                        %                      %                  % (12/30/91)
---------------------------------------------------------------------------------------------------------
MSCI EAFE Index                     %                      %                  %  (since 12/31/91)
---------------------------------------------------------------------------------------------------------



[Sidenote:]
The Morgan Stanley Capital International Europe, Australasia and Far East
(MSCI EAFE) Index is an unmanaged index which tracks the performance of selected equity securities in Europe, Australia, Asia and the Far East.

FEES AND EXPENSES OF THE FUND

The following table shows the fees and expenses you may pay when you buy and hold shares of the Fund.

ANNUAL FUND OPERATING EXPENSES (EXPENSES DEDUCTED FROM THE FUND'S ASSETS)


------------------------------------------------------------------------------------------------------
                        Management        Distribution        Other         Total Fund operating
                        fees              (12b-1) fees        expenses      expenses
------------------------------------------------------------------------------------------------------
Trust Shares            0.90%(1)            None                       %           %(1)
------------------------------------------------------------------------------------------------------



(1) The Adviser is waiving a portion of the Management fees so that such fees
    are expected to be      %. Total Fund operating expenses after this waiver
    are expected to be      %. This fee waiver may be revised or discontinued
    at any time.

EXAMPLE

This example helps you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes:
-    you invest $10,000 for the periods shown
-    you reinvest all dividends and distributions in the Fund
-    you sell all your shares at the end of the periods shown
-    your investment has a 5% return each year
-    the Fund's operating expenses remain the same


Although your actual costs may be higher or lower depending on the amount you invest and the Fund's actual rate of return, based on these assumptions your costs would be:


-------------------------------------------------------------------------------------------------------------
                        1 year                3 years              5 years               10 years
-------------------------------------------------------------------------------------------------------------
Trust Shares            $                     $                    $                     $
-------------------------------------------------------------------------------------------------------------



[Sidenote:]
PORTFOLIO MANAGERS
The Fund's portfolio managers are Singleton Dewey Keesler, Jr. and Kathleen Harris, CFA. They're primarily responsible for the day-to-day management of the Fund's investment portfolio. Mr. Keesler is Chief Investment Officer and portfolio manager/research analyst with the Sub-Adviser. He has been associated with the Sub-Adviser and its predecessor since 1986. Ms. Harris has been a portfolio manager at the Sub-Adviser and its predecessor since January 1995. She was previously portfolio manager and investment director for the State of Wisconsin Investment Board. Mr. Keesler and Ms. Harris have co-managed the Fund since August 1996.

Galaxy Small Cap Value Fund

THE FUND'S INVESTMENT OBJECTIVE

The Fund seeks to provide long-term capital appreciation.

THE FUND'S MAIN INVESTMENT STRATEGIES

The Fund invests mainly in the common stocks of small companies that the Adviser believes are undervalued. Under normal market conditions, the Fund invests at least 65% of its total assets in the common stocks of companies that have market capitalizations of $1.5 billion or less. The Fund invests primarily in the common stock of U.S. issuers, but may invest up to 20% of its total assets in foreign equity securities.

In selecting portfolio securities for the Fund, the Adviser looks at the underlying strength of companies, their products, their competitive positions and the quality of their management. It also does research to attempt to identify companies likely to benefit from emerging industry trends and potential market recoveries.

A portfolio security may be sold if the Adviser determines that it is no longer undervalued or if there has been a deterioration in the performance of the security or in the financial condition of the company that issued the security.

[Sidenote:]
MARKET CAPITALIZATION
A company's market capitalization is the price of a share of its stock, multiplied by the number of shares held by investors.

[Sidenote:]
VALUE STOCKS
Value stocks are ones that appear to be underpriced based on measures such as lower price-to-earnings and price-to-book value ratios.

THE MAIN RISKS OF INVESTING IN THE FUND

Changes in the U.S. or foreign economies can cause the value of stocks and other investments held by the Fund to fall. Stock prices may decline over short or extended periods. Stock markets tend to move in cycles, with periods of rising prices and periods of falling prices.

The value of your investment in the Fund will go up and down with the value of the investments which the Fund holds. The Fund's investments may not perform as well as other investments, even in times of rising markets.

In addition, the Fund also carries the following risks:


- SMALL COMPANIES RISK - Smaller companies tend to have limited resources, product lines and market share. As a result, their share prices tend to fluctuate more than those of larger companies. Their shares may also trade less frequently and in limited volume, making them potentially less liquid. The price of small company stocks might fall regardless of trends in the broader market.
- FOREIGN INVESTMENTS - Foreign investments may be riskier than U.S. investments because of factors such as foreign government restrictions, changes in currency exchange rates, incomplete financial information about the issuers of securities, and political or economic instability. Foreign stocks may be more volatile and less liquid than U.S. stocks.
- SELECTION OF INVESTMENTS - The Adviser evaluates the risks and rewards presented by all securities purchased by the Fund and how they advance the Fund's investment objective. It's possible, however, that these evaluations will prove to be inaccurate.


HOW THE FUND HAS PERFORMED

The bar chart and table below show how the Fund has performed in the past and give some indication of the risk of investing in the Fund. Both assume that all dividends and distributions are reinvested in the Fund. How the Fund has performed in the past doesn't necessarily show how it will perform in the future.

YEAR-BY-YEAR TOTAL RETURNS - CALENDAR YEARS

The bar chart shows how the performance of Trust Shares has varied from year to year.


The Fund began operations on December 14, 1992 as a separate portfolio (the Predecessor Fund) of The Shawmut Funds. On December 4, 1995, the Predecessor Fund was reorganized as a new portfolio of Galaxy. Prior to the reorganization, the Predecessor Fund offered and sold two classes of shares, Investment Shares (which were first offered on February 12, 1993) and Trust Shares (which were first offered on December 14, 1992), that were similar to the Fund's Retail A Shares and Trust Shares. In connection with the reorganization, shareholders of the Predecessor Fund exchanged their Investment Shares and Trust Shares for Retail A Shares and Trust Shares of the Fund. The returns for the periods prior to December 4, 1995 are for Trust Shares of the Predecessor Fund.

[Sidenote:]
Best quarter:              % for the quarter ending              ,
Worst quarter:             % for the quarter ending              ,


[bar chart goes here]



-----------------------------------------------------------------------------------------
1993          1994        1995         1996         1997         1998         1999
-----------------------------------------------------------------------------------------
7.83%         0.53%       31.78%       27.19%       31.67%       -5.22%           %
-----------------------------------------------------------------------------------------



AVERAGE ANNUAL TOTAL RETURNS


The table shows the Fund's average annual total returns for the periods ended December 31, 1999 as compared to broad-based market indices.



-----------------------------------------------------------------------------------------------------
                             1 year                     5 years               Since inception
-----------------------------------------------------------------------------------------------------
Trust Shares                       %                         %                     % (12/14/92)
-----------------------------------------------------------------------------------------------------
Russell 2000 Index                 %                         %                     % (since 12/1/92)
-----------------------------------------------------------------------------------------------------
S&P 600                            %                         %                     % (since 12/1/92)
-----------------------------------------------------------------------------------------------------


[Sidenote:]
The Russell 2000 Index is an unmanaged index that tracks the performance of the 2,000 smallest of the 3,000 largest U.S. companies, based on market capitalization. Companies included in the Russell 2000 Index have market capitalizations that currently range between $30 million and $1.4 billion.


[Sidenote:]
The Standard & Poor's SmallCap 600 Composite Index (S&P 600) is an unmanaged index that tracks the performance of 600 domestic companies traded on the New York Stock Exchange, the American Stock Exchange and NASDAQ. The S&P 600 is heavily weighted with the stocks of small companies with market capitalizations that currently range between $32.9 million and $2.9 billion.

FEES AND EXPENSES OF THE FUND

The following table shows the fees and expenses you may pay when you buy and hold Trust Shares of the Fund.

ANNUAL FUND OPERATING EXPENSES (EXPENSES DEDUCTED FROM THE FUND'S ASSETS)


---------------------------------------------------------------------------------------------------------
                        Management        Distribution        Other           Total Fund operating
                        fees              (12b-1) fees        expenses        expenses
---------------------------------------------------------------------------------------------------------
Trust Shares            0.75%             None                       %             %
---------------------------------------------------------------------------------------------------------

EXAMPLE


This example helps you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes:
-    you invest $10,000 for the periods shown
-    you reinvest all dividends and distributions in the Fund
-    you sell all your shares at the end of the periods shown
-    your investment has a 5% return each year
-    the Fund's operating expenses remain the same

Although your actual costs may be higher or lower depending on the amount you invest and the Fund's actual rate of return, based on these assumptions your costs would be:


-------------------------------------------------------------------------------------------------------------
                        1 year                3 years              5 years               10 years
-------------------------------------------------------------------------------------------------------------
Trust Shares            $                     $                    $                     $
-------------------------------------------------------------------------------------------------------------


[Sidenote:]
PORTFOLIO MANAGER
The Fund's portfolio manager is Peter Larson, a Vice President of the Adviser. He's primarily responsible for the day-to-day management of the Fund's investment portfolio. Mr. Larson has been with the Adviser and its predecessors since 1963 and has managed the Fund, including the Predecessor Fund, since it began operations in 1992.

Galaxy Small Company Equity Fund


THE FUND'S INVESTMENT OBJECTIVE

The Fund seeks capital appreciation.


THE FUND'S MAIN INVESTMENT STRATEGIES


The Fund normally invests at least 65% of its total assets in the equity securities, primarily common stocks, of small companies that have market capitalizations of $1.5 billion or less. The Fund invests primarily in the common stock of U.S. companies, but may invest up to 20% of its total assets in foreign equity securities.


In selecting investments for the Fund, the Adviser looks for promising industries. It then looks within those industries for what are judged to be reasonably priced companies that have above-average growth potential. The Adviser consults a wide range of sources, including management, competitors, other industry sources and regional brokerage analysts.

The Fund will sell a portfolio security when, as a result of changes in the economy, the Adviser believes that holding the security is no longer consistent with the Fund's investment objective. A security may also be sold as a result of a deterioration in the performance of the security or in the financial condition of the issuer of the security.

[Sidenote:]
MARKET CAPITALIZATION
A company's market capitalization is the price of a share of its stock, multiplied by the number of shares held by investors.

[Sidenote:]
GROWTH STOCKS
Growth stocks offer strong revenue and earnings potential, and accompanying capital growth, with generally less dividend income than value stocks.

THE MAIN RISKS OF INVESTING IN THE FUND
Changes in the U.S. or foreign economies can cause the value of stocks and other investments held by the Fund to fall. Stock prices may decline over short or extended periods. Stock markets tend to move in cycles, with periods of rising prices and periods of falling prices.

The value of your investment in the Fund will go up and down with the value of the investments which the Fund holds. The Fund's investments may not perform as well as other investments, even in times of rising markets.

In addition, the Fund also carries the following main risks:

- SMALL COMPANIES RISK - Smaller companies tend to have limited resources, product lines and market share. As a result, their share prices tend to fluctuate more than those of larger companies. Their shares may also trade less frequently and in limited volume, making them potentially less liquid. The price of small company stocks might fall regardless of trends in the broader market.
- FOREIGN INVESTMENTS - Foreign investments may be riskier than U.S. investments because of factors such as foreign government restrictions, changes in currency exchange rates, incomplete financial information about the issuers of securities, and political or economic instability. Foreign stocks may be more volatile and less liquid than U.S. stocks.
- SELECTION OF INVESTMENTS - The Adviser evaluates the risks and rewards presented by all securities purchased by the Fund and how they advance the Fund's investment objective. It's possible, however, that these evaluations will prove to be inaccurate.

HOW THE FUND HAS PERFORMED

The bar chart and table below show how the Fund has performed in the past and give some indication of the risk of investing in the Fund. Both assume that all dividends and distributions are reinvested in the Fund. How the Fund has performed in the past doesn't necessarily show how it will perform in the future.

YEAR-BY-YEAR TOTAL RETURNS - CALENDAR YEARS

The bar chart shows how the performance of Trust Shares has varied from year to year.


[Sidenote:]
Best quarter:              % for the quarter ending              ,
Worst quarter:             % for the quarter ending              ,


[bar chart goes here]

--------------------------------------------------------------------------------------------------------
1992          1993         1994        1995         1996         1997         1998          1999
--------------------------------------------------------------------------------------------------------
1.20%         22.75%       0.02%       36.67%       21.59%       14.64%       -10.66%           %
--------------------------------------------------------------------------------------------------------


AVERAGE ANNUAL TOTAL RETURNS


The table shows the Fund's average annual total returns for the periods ended December 31, 1999, as compared to a broad-based market index.



------------------------------------------------------------------------------------------------------------
                             1 year                     5 years               Since inception
------------------------------------------------------------------------------------------------------------
Trust Shares                       %                         %                     % (12/30/91)
------------------------------------------------------------------------------------------------------------
Russell 2000 Index                 %                         %                     % (since 12/31/91)
------------------------------------------------------------------------------------------------------------


[Sidenote:]
The Russell 2000 Index is an unmanaged index that tracks the performance of the 2,000 smallest of the 3,000 largest U.S. companies, based on market capitalization. Companies included in the Russell 2000 Index have market capitalizations that currently range between $30 million and $1.4 billion.

FEES AND EXPENSES OF THE FUND

The following table shows the fees and expenses you may pay when you may buy and hold shares of the Fund.

ANNUAL FUND OPERATING EXPENSES (EXPENSES DEDUCTED FROM THE FUND'S ASSETS)



                        Management       Distribution        Other         Total Fund operating
                        fees             (12b-1) fees        expenses      expenses
------------------------------------------------------------------------------------------------------------
Trust Shares            0.75%             None                      %           %
------------------------------------------------------------------------------------------------------------

EXAMPLE

This example helps you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes:
-    you invest $10,000 for the periods shown
-    you reinvest all dividends and distributions in the Fund
-    you sell all your shares at the end of the periods shown
-    your investment has a 5% return each year
-    the Fund's operating expenses remain the same

Although your actual costs may be higher or lower depending on the amount you invest and the Fund's actual rate of return, based on these assumptions your costs would be:


-------------------------------------------------------------------------------------------------------------
                        1 year                3 years              5 years               10 years
-------------------------------------------------------------------------------------------------------------
Trust Shares            $                     $                    $                     $
-------------------------------------------------------------------------------------------------------------



[Sidenote:]
PORTFOLIO MANAGER

The Fund's portfolio manager is Stephen D. Barbaro, CFA, a Senior Vice President of the Adviser since 1996. He's primarily responsible for the day-to-day management of the Fund's investment portfolio. Mr. Barbaro has been the Fund's portfolio manager since it began operations in 1991. He has been with the Adviser and its predecessors since 1976.

ADDITIONAL INFORMATION ABOUT RISK

The main risks associated with an investment in each of the Galaxy Equity Funds have been described above. The following supplements that discussion.

TEMPORARY DEFENSIVE POSITIONS


Each Fund may temporarily hold up to 100% of its total assets in investments that are not part of its principal investment strategy to try to avoid losses during unfavorable market conditions. These investments may include cash (which will not earn any income), money market instruments, debt securities issued or guaranteed by the U.S. Government or its agencies and, in the case of the International Equity Fund, foreign money market instruments, debt securities of foreign national governments and their agencies, and the securities of U.S. issuers. This strategy could prevent a Fund from achieving its investment objective and could reduce the Fund's return and affect its performance during a market upswing.


OTHER TYPES OF INVESTMENTS

This prospectus describes each Fund's main investment strategies and the particular types of securities in which each Fund mainly invests. Each Fund may, from time to time, pursue other investment strategies and make other types of investments in support of its overall investment goal. These supplemental investment strategies, which are not considered to be main investment strategies of the Fund - and the risks involved - are described in detail in the Statement of Additional Information (SAI) which is referred to on the back cover of this prospectus.

INVESTOR GUIDELINES


The following table gives you a general overview of the risk spectrum for the Galaxy Equity Funds. This is a guide only. It shows the Adviser's current assessment of the potential risk of the Funds relative to one another, but this can change over time. It should not be used to compare the Funds with other mutual funds or other types of investments. Consult your financial professional to help you decide which Fund is right for you.

-------------------------------------------------------------------------------------------------------------
         Risk spectrum                       Fund                           Primary investments
-------------------------------------------------------------------------------------------------------------
                                       Asset Allocation         Common stocks and fixed income securities
                                                                of domestic companies
                               ------------------------------------------------------------------------------
         Conservative                    Equity Income          Common stocks of domestic companies
                                                                selected primarily for their income
                                                                potential
                               ------------------------------------------------------------------------------
                                       Growth and Income        Common stocks of companies selected for
                                                                their growth and income potential
                               ------------------------------------------------------------------------------
                                       Strategic Equity         Equity securities of large and medium sized
                                                                growth companies that exhibit above-average
                                                                return potential relative to their market
                                                                price
                               ------------------------------------------------------------------------------
           Moderate                      Equity Value           Common stock of large and medium sized
                                                                companies believed to be undervalued
                               ------------------------------------------------------------------------------
                                         Equity Growth          Equity securities of growth-oriented
                                                                companies
                               ------------------------------------------------------------------------------
                                     International Equity       Equity securities of foreign companies
                               ------------------------------------------------------------------------------
          Aggressive                    Small Cap Value         Common stock of smaller companies believed
                                                                to be undervalued
                               ------------------------------------------------------------------------------
                                     Small Company Equity       Common stock of smaller growth-oriented
                                                                companies
-------------------------------------------------------------------------------------------------------------

FUND MANAGEMENT

ADVISER

The Adviser, subject to the general supervision of Galaxy's Board of Trustees, manages each Fund in accordance with its investment objective and policies, makes decisions with respect to and places orders for all purchases and sales of its portfolio securities, and maintains related records.

The management fees paid to the Adviser by the Funds during the last fiscal year are set forth below.



--------------------------------------------------------------------------------------------------------------
Fund                                                    Management fee as a % of average net assets
--------------------------------------------------------------------------------------------------------------
Asset Allocation                                              %
--------------------------------------------------------------------------------------------------------------
Equity Income                                                 %
--------------------------------------------------------------------------------------------------------------
Growth and Income                                             %
--------------------------------------------------------------------------------------------------------------
Strategic Equity                                              %
--------------------------------------------------------------------------------------------------------------
Equity Value                                                  %
--------------------------------------------------------------------------------------------------------------
Equity Growth                                                 %
--------------------------------------------------------------------------------------------------------------
International Equity                                          %
--------------------------------------------------------------------------------------------------------------
Small Cap Value                                               %
--------------------------------------------------------------------------------------------------------------
Small Company Equity                                          %
--------------------------------------------------------------------------------------------------------------



SUB-ADVISER

The Adviser has delegated some of its advisory responsibilities with respect to the International Equity Fund to Oechsle International Advisors, LLC as Sub-Adviser. The Sub-Adviser determines which securities will be purchased, retained or sold for the Fund, places orders for the Fund and provides the Adviser with information on international investment and economic developments. The Adviser assists and consults with the Sub-Adviser as to the Fund's investment program, approves the list of foreign countries recommended by the Sub-Adviser for investment and manages the Fund's daily cash position. The Sub-Adviser's fees are paid by the Adviser.


The Sub-Adviser has its main office at One International Place, Boston, Massachusetts 02210. The Sub-Adviser is the successor to Oechsle International Advisors, L.P., an international investment firm founded in 1986. At December 31, 1999, the Sub-Adviser had discretionary management authority over
approximately $     billion in assets. The Adviser's parent company,
FleetBoston Corporation, owns an interest in the Sub-Adviser.

ALLOCATION OF ORDERS FOR PORTFOLIO SECURITIES

The Adviser and Sub-Adviser may allocate orders for the purchase and sale of portfolio securities to certain financial institutions, including those that are affiliated with the Adviser or Sub-Adviser or that have sold shares of the Funds, to the extent permitted by law or by order of the Securities and Exchange Commission. The Adviser and Sub-Adviser will allocate orders to such institutions only if they believe that the quality of the transaction and the commission are comparable to what they would be with other qualified brokerage firms.

SUB-ACCOUNT SERVICES

Affiliates of the Adviser and certain other parties may receive fees from Galaxy's transfer agent for providing certain sub-accounting and administrative services to participant sub-accounts with respect to Trust Shares of the Funds held by defined contribution plans. The transfer agency fees payable by Trust Shares of the Funds have been increased by an amount equal to these fees, so that the holders of Trust Shares indirectly bear these fees.

HOW TO INVEST IN THE FUNDS

BUYING AND SELLING SHARES

Trust Shares of the Funds are available for purchase by the following types of investors:


- Investors maintaining a qualified account at a bank or trust institution, including subsidiaries of FleetBoston Corporation.
-    Participants in employer-sponsored defined contribution plans



Qualified accounts include discretionary investment management accounts, custodial accounts, agency accounts and different types of tax-advantaged accounts. Your financial institution can provide more information about which types of accounts are eligible.


You can buy and sell Trust Shares of the Funds on any business day. A business day is any day that Galaxy's distributor, Galaxy's custodian and your institution or employer-sponsored plan are open for business.

The price at which you buy shares is the net asset value (NAV) per share next determined after your order is accepted. The price at which you sell shares is the NAV per share next determined after receipt of your order. NAV is determined on each day the New York Stock Exchange is open for trading at the close of regular trading that day (usually 4:00 p.m. Eastern time). The New York Stock Exchange is generally open for trading every Monday through Friday, except for national holidays.

If market prices are readily available for securities owned by the Fund, they're valued at those prices. If market prices are not readily available for some securities, they are valued at fair value under the supervision of Galaxy's Board of Trustees.

Sometimes, the price of a security trading on a foreign stock exchange may be affected by events that happen after that exchange closes. If this happens, the fair value of the security may be determined using other factors and may not reflect the security's last quoted price. In addition, foreign securities may trade on days when shares of the Funds are not priced. As a result, the net asset value per share of a Fund holding these securities may change on days when you won't be able to buy or sell Fund shares.

[Sidenote:]
NET ASSET VALUE
The price you pay for your shares is based on the net asset value per share
(NAV). It's the value of a Fund's assets attributable to Trust Shares, minus the value of the Fund's liabilities attributable to Trust Shares, divided by the number of Trust Shares held by investors.

HOW TO BUY SHARES


You can buy Trust Shares by following the procedures established by your financial institution or your employer-sponsored plan. Your financial institution or plan administrator is responsible for sending your order to Galaxy's distributor and wiring payment to Galaxy's custodian. The financial institution or employer-sponsored plan holds the shares in your name and receives all confirmations of purchases and sales.


Clients, members and employees of the Sub-Adviser also may buy Trust Shares of the International Equity Fund by contacting Galaxy's distributor at 1-877-BUY-GALAXY (1-877-289-4252).

[Sidenote:]
INVESTMENT MINIMUMS


Galaxy does not have any minimum investment requirements for initial or additional investments in Trust Shares but financial institutions and employer-sponsored plans may. They may also require you to maintain a minimum account balance.


HOW TO SELL SHARES

You can sell Trust Shares by following the procedures established by your financial institution or your employer-sponsored plan. Your financial institution or plan administrator is responsible for sending your order to Galaxy's distributor and for crediting your account with the proceeds. Galaxy doesn't charge for wiring the proceeds, but your financial institution or employer-sponsored plan may do so. Contact your financial institution or plan administrator for more information.

OTHER TRANSACTION POLICIES


If Galaxy doesn't receive full payment for your order to buy shares by 4:00 p.m. on the next business day, Galaxy won't accept your order. Galaxy will advise your financial institution or plan administrator if this happens.

Galaxy may refuse any order to buy shares. Galaxy doesn't issue a certificate when you buy shares but it does keep a record of shares issued to investors.


Sales proceeds are normally wired to your financial institution or plan administrator on the next business day but Galaxy reserves the right to send sales proceeds within seven days if sending proceeds earlier could adversely affect a Fund.


Galaxy may ask for any information it might reasonably need to make sure that you've authorized a sale of shares.

Galaxy may close any account after 60 days' written notice if the value of the account drops below $250 as a result of selling shares.

DIVIDENDS, DISTRIBUTIONS AND TAXES


DIVIDENDS AND CAPITAL GAINS DISTRIBUTIONS

Each Fund, except the International Equity Fund, pays any dividends from net investment income each quarter. The International Equity Fund pays any dividends from net investment income annually. Each Fund pays any net capital gains at least once a year. It's expected that the Funds' annual distributions will normally -- but not always -- consist primarily of capital gains rather than ordinary income. Dividends and distributions are paid in cash unless you tell your financial institution or plan administrator in writing that you want to have dividends and distributions reinvested in additional shares.

FEDERAL TAXES


Each Fund contemplates declaring as dividends each year all or substantially all of its taxable income, including its net capital gain (the excess of long-term capital gain over short-term capital loss). Distributions attributable to the net capital gain of a Fund will be taxable to you as long-term capital gain, regardless of how long you have held your shares. Other Fund distributions will generally be taxable as ordinary income. You will be subject to income tax on these distributions regardless of whether they are paid in cash or reinvested in additional shares. You will be notified annually of the tax status of distributions to you.



You should note that if you purchase shares just before a distribution, the purchase price will reflect the amount of the upcoming distribution, but you will be taxed on the entire amount of the distribution received, even though, as an economic matter, the distribution simply constitutes a return of capital. This is known as "buying into a dividend."


You will recognize taxable gain or loss on a sale or redemption of your shares, including an exchange for shares of another Fund, based on the difference between your tax basis in the shares and the amount you receive for them. (To aid in computing your tax basis, you generally should retain your account statements for the periods during which you held shares.)

Generally, this gain or loss will be long-term or short-term depending on whether your holding period for the shares exceeds 12 months, except that any loss realized on shares held for six months or less will be treated as a long-term capital loss to the extent of any capital gain dividends that were received on the shares.



A Fund's dividends that are paid to its corporate shareholders and are attributable to qualifying dividends the Fund receives from U.S. corporations may be eligible, in the hands of the corporate shareholders, for the corporate dividends-received deduction, subject to certain holding period requirements and debt financing limitations.



It is expected that the International Equity Fund will be subject to foreign withholding taxes with respect to dividends or interest received from sources in foreign countries. The Fund may make an election to treat a proportionate amount of these taxes as constituting a distribution to each shareholder, which would allow each shareholder either (1) to credit this proportionate amount of taxes against U.S. federal income tax liability or (2) to take this amount as an itemized deduction.


STATE AND LOCAL TAXES


Shareholders may also be subject to state and local taxes on distributions, redemptions and exchanges. State income taxes may not apply however to the portions of each Fund's distributions, if any, that are attributable to interest on U.S. Government securities, or on securities of the particular state, its agencies or municipalities.


MISCELLANEOUS


The foregoing is only a summary of certain tax considerations under current law, which may be subject to change in the future. You should consult your tax adviser for further information regarding federal, state, local and/or foreign tax consequences relevant to your specific situation.

FINANCIAL HIGHLIGHTS


The financial highlights tables shown below will help you understand the financial performance for the Funds' Trust Shares for the past five years (or the period since a particular Fund began operations). Certain information reflects the financial performance of a single Trust Share. The total returns in the tables represent the rate that an investor would have earned (or lost) on an investment in Trust Shares of each Fund, assuming all dividends and distributions were reinvested. The information for the fiscal year ended
October 31, 1999 has been audited by                  , independent auditors,
whose report, along with the Funds' financial statements, are included in the Funds' Annual Report and are incorporated by reference into the SAI. The Annual Report and SAI are available free of charge upon request. The information for the fiscal years ended October 31, 1995, 1996, 1997 and 1998 was audited by
Galaxy's former auditors,                     .

                          Galaxy Asset Allocation Fund
                (For a share outstanding throughout each period)


                                                                                 For the year ending October 31,
                                                           -----------------------------------------------------------
                                                            1999        1998         1997         1996        1995
                                                           -----------------------------------------------------------
                                                                                   Trust Shares
                                                           -----------------------------------------------------------
Net asset value, beginning of period ......................          $   16.47     $  14.53     $  12.83     $  10.68
   Income from investment operations:
  Net investment income(1) ................................               0.42         0.43         0.33         0.32
  Net realized and unrealized gain (loss) on investments ..               1.71         2.42         1.83         2.16
Total from investment operations ..........................               2.13         2.85         2.16         2.48
  Less dividends:
  Dividends from net investment income ....................              (0.43)       (0.40)       (0.33)       (0.33)
    Dividends from net realized capital gains .............              (1.21)       (0.51)       (0.13)          --
  Total dividends .........................................              (1.64)       (0.91)       (0.46)       (0.33)
  Net increase (decrease) in net asset value ..............               0.49         1.94         1.70         2.15
Net asset value, end of period ............................          $   16.96     $  16.47     $  14.53     $  12.83
                                                                     ---------     --------     --------     --------
   Total return ...........................................              14.05%       20.42%       17.19%       23.68%
  Ratios/supplemental data:
  Net assets, end of period (000's) .......................          $ 218,666     $171,741     $123,603      $76,771

Ratios to average net assets:
  Net investment income including reimbursement/waiver ....               2.63%        2.82%        2.52%        2.74%
       Operating expenses including reimbursement/waiver ..               1.13%        1.21%        1.19%        1.26%
       Operating expenses excluding reimbursement/waiver ..               1.13%        1.22%        1.21%        1.30%
Portfolio turnover rate ...................................                108%          58%          48%          41%



(1) Net investment income per share before reimbursement/waiver of fees by the Adviser and/or the Fund's administrator for Trust Shares for the years
     ended October 31, 1999, 1998, 1997, 1996 and 1995 was $    , $0.42,
     $0.43, $0.33, and $0.32, respectively.

                            Galaxy Equity Income Fund
                (For a share outstanding throughout each period)


                                                                          For the year ending October 31,
                                                    -------------------------------------------------------------------
                                                     1999           1998            1997           1996          1995
                                                    -------------------------------------------------------------------
                                                                                        Trust Shares
                                                    -------------------------------------------------------------------
Net asset value, beginning of period ...............             $  18.84       $   16.93       $   14.99       $ 12.75
  Income from investment operations:
  Net investment income(1) .........................                 0.34            0.38            0.37          0.36
  Net realized and unrealized gain on investments ..                 2.42            3.35            2.48          2.45
Total from investment operations ...................                 2.76            3.73            2.85          2.81
   Less dividends
  Dividends from net investment income .............                (0.33)          (0.38)          (0.37)        (0.36)
    Dividends from net realized capital gains ......                (1.58)          (1.44)          (0.54)        (0.21)
  Total dividends ..................................                (1.91)          (1.82)          (0.91)        (0.57)
Net increase (decrease) in net asset value .........                 0.85            1.91            1.94          2.24
Net asset value, end of period .....................            $   19.69       $   18.84       $   16.93       $ 14.99
                                                                ---------       ---------       ---------       -------
   Total return ....................................                15.67%          23.80%          19.65%        22.81%
   Ratios/supplemental data:
  Net assets, end of period (000's) ................            $ 127,367       $ 119,505       $ 106,094       $87,819
Ratios to average net assets:
  Net investment income including
   reimbursement/waiver ............................                 1.72%           2.14%           2.32%         2.60%
  Operating expenses including
   reimbursement/ waiver ...........................                 0.92%           0.95%           0.94%         0.98%
    Operating expenses excluding
   reimbursement/waiver ............................                 0.92%           0.97%           0.94%         1.00%
  Portfolio turnover rate ..........................                   46%             37%             45%           21%



(1) Net investment income per share before reimbursement/waiver of fees by the Adviser and/or the Fund's administrator for Trust Shares for the
       years ended October 31, 1999, 1998, 1997, 1996, and 1995 was $     ,
       $0.34, $0.38, $0.37, and $0.36, respectively.

                      Galaxy Growth and Income Fund(1)
               (For a share outstanding throughout each period)



                                                                           For the year ending October 31,
                                                     --------------------------------------------------------------------
                                                        1999          1998          1997          1996(1)       1995
                                                     --------------------------------------------------------------------
                                                                                      Trust Shares
                                                     --------------------------------------------------------------------
Net asset value, beginning of period ................            $   16.28           13.80     $   12.35       $   11.15
   Income from investment operations:
     Net investment income(2) .......................                 0.15            0.22          0.27            0.28
     Net realized and unrealized
       gain on investments ..........................                 1.31            3.68           2.16           1.69
Total from investment operations ....................                 1.46            3.90           2.43           1.97
Less dividends:
          Dividends from net investment income ......                (0.16)          (0.23)         (0.25)         (0.28)
         Dividends from net realized capital gains ..                (2.68)          (1.19)         (0.73)         (0.49)
  Total dividends ...................................                (2.84)          (1.42)         (0.98)         (0.77)
Net increase (decrease) in net asset value ..........                (1.38)           2.48           1.45           1.20
Net asset value, end of period ......................            $   14.90      $    16.28      $   13.80      $   12.35
                                                                 ---------      ----------      ---------      ----------
   Total return .....................................                10.10%          30.43%         20.77%         18.80%
   Ratios/supplemental data:
       Net assets, end of period (000's) ............            $ 254,060      $  246,654      $ 186,708      $  189,011
Ratios to average net assets:
       Net investment income including
          reimbursement/waiver ......................                 1.00%           1.44%          2.01%          2.42%
       Operating expenses including
          reimbursement/waiver ......................                 1.03%           1.03%          1.02%          1.07%
       Operating expenses excluding
          reimbursement/waiver ......................                 1.03%           1.06%          1.03%          1.27%
   Portfolio turnover rate ..........................                   38%             93%            59%            51%


(1) The Fund commenced operations on December 14, 1992 as a separate investment portfolio (the "Predecessor Fund") of The Shawmut Funds. On December 4, 1995, the Predecessor Fund was reorganized as a new portfolio of Galaxy. Prior to the reorganization, the Predecessor Fund offered and sold two series of shares, Investment Shares and Trust Shares, that were similar to the Fund's Retail A and Trust Shares, respectively. In connection with the reorganization, shareholders of the Predecessor Fund exchanged Investment Shares and Trust Shares for Retail A Shares and Trust Shares, respectively, in the Fund.


(2) Net investment income per share before reimbursement/waiver of fees by the Adviser and/or the Fund's administrator for the years ended October
       31, 1999, 1998, 1997 and 1996 was $     , $0.15, $0.21 and $0.27,
       respectively. Net investment income per share before reimbursement/waiver of fees by other parties for the year ended October 31, 1995 was $0.25.

                         Galaxy Strategic Equity Fund
              (For a share outstanding throughout the period)


                                                                         For the year        For the period
                                                                       ended October 31,    ended October 31,
                                                                              1999                1998(1)
                                                                       ---------------------------------------
                                                                                    Trust Shares
                                                                       ---------------------------------------
Net asset value, beginning of period.................................                             $ 10.00
Income from investment operations:
     Net investment income(2)........................................                                0.01
     Net realized and unrealized (loss) on investments...............                               (0.37)
       Total from investment operations..............................                               (0.36)
Less dividends:
       Dividends from net investment income..........................                               (0.01)
       Dividends from net realized capital gains.....................
Total dividends......................................................                               (0.01)
Net decrease in net asset value......................................                               (0.37)
Net asset value, end of period.......................................                               $9.63
                                                                                                   ------
Total return.........................................................                               (3.62)%(3)

Ratios/supplemental data:
     Net assets, end of period (000's)...............................                             $63,061
Ratios to average net assets:
     Net investment income including reimbursement/waiver............                                0.19%(4)
     Operating expenses including reimbursement/waiver...............                                1.27%(4)
     Operating expenses excluding reimbursement/waiver...............                                1.47%(4)
Portfolio turnover rate..............................................                                  30%(3)


(1)    The Fund commenced operations on March 4, 1998.

(2) Net investment income per share before reimbursement/waiver of fees by the Adviser and the Fund's administrator for Trust Shares for the
       periods ended October 31, 1999 and 1998 was $     and $0.00,
       respectively.

(3)    Not annualized.
(4)    Annualized.

                          Galaxy Equity Value Fund
              (For a share outstanding throughout each period)


                                                                    For the year ending October 31,
                                             ---------------------------------------------------------------------------
                                                   1999            1998            1997           1996           1995
                                             ---------------------------------------------------------------------------
                                                                              Trust Shares
                                             ---------------------------------------------------------------------------
Net asset value, beginning of period.....                           $  18.21        $  15.96      $  14.33      $  13.32
   Income from investment operations:
     Net investment income(1)............                               0.08            0.17          0.21          0.28
     Net realized and unrealized
       gain on investments...............                               1.49            4.16          2.74          2.24
Total from investment operations.........                               1.57            4.33          2.95          2.52
   Less dividends:
     Dividends from net investment
       income............................                              (0.07)         (0.18)         (0.21)        (0.30)
     Dividends from net realized
       capital gains.....................                              (3.20)         (1.90)         (1.11)        (1.21)
Total dividends..........................                              (3.27)         (2.08)         (1.32)        (1.51)
  Net increase (decrease) in net
     asset value.........................                              (1.70)          2.25           1.63          1.01

Net asset value, end of period...........                           $  16.51        $  18.21       $ 15.96      $  14.33
                                                                    --------        --------       -------      --------
   Total return..........................                              10.27%         29.87%         22.05%        21.31%
   Ratios/supplemental data:
     Net assets, end of period (000's)...                           $254,432       $241,532       $194,827      $165,330
Ratios to average net assets:
     Net investment income
       including reimbursement/
       waiver............................                               0.49%          0.98%          1.42%         2.10%
     Operating expenses
       including reimbursement/
       waiver............................                               1.03%          1.04%          1.03%         1.02%
     Operating expenses
       excluding reimbursement/
       waiver............................                               1.03%          1.04%          1.03%         1.02%
Portfolio turnover rate..................                                 82%           111%           116%           76%



(1) Net investment income per share before reimbursement/waiver of fees by the Adviser and/or the Fund's administrator for Trust Shares for the
       years ended October 31, 1999, 1998, 1997, 1996 and 1995 was $     ,
       $0.08, $0.17, $0.21 and $0.28, respectively.

                          Galaxy Equity Growth Fund
              (For a share outstanding throughout each period)


                                                                For the year ending October 31,
                                         -------------------------------------------------------------------------------
                                               1999            1998            1997           1996           1995
                                         -------------------------------------------------------------------------------
                                                                          Trust Shares
                                         -------------------------------------------------------------------------------
Net asset value, beginning of period.....                     $  25.17         $   20.39       $  17.30       $   14.19
   Income from investment operations:
     Net investment income(1)............                         0.09              0.16           0.17            0.20
     Net realized and unrealized
       gain on investments...............                         3.20              6.06           3.40            3.28
Total from investment operations.........                         3.29              6.22           3.57            3.48
   Less dividends:
     Dividends from net investment
       income............................                        (0.09)            (0.16)         (0.18)          (0.20)
     Dividends in excess of net
       investment income.................                        (0.01)              --             --              --
     Dividends from net realized
       capital gains.....................                        (3.84)            (1.28)         (0.30)          (0.17)
Total dividends..........................                        (3.94)            (1.44)         (0.48)          (0.37)
  Net increase (decrease) in net
     asset value.........................                        (0.65)             4.78           3.09            3.11
Net asset value, end of period...........                     $  24.52         $   25.17       $  20.39       $   17.30
                                                               -------           -------        -------         -------
   Total return..........................                        15.17%            32.16%         21.03%          25.08%
   Ratios/supplemental data:
     Net assets, end of period (000's)...                     $815,756         $ 745,537       $562,419       $ 420,016
Ratios to average net assets:
     Net investment income
       including reimbursement/
       waiver............................                         0.40%             0.72%          0.92%           1.31%
     Operating expenses
       including reimbursement/
       waiver............................                         0.96%             0.95%          0.98%           1.00%
     Operating expenses
       excluding reimbursement/
       waiver............................                         0.96%             0.95%          0.98%           1.00%
Portfolio turnover rate..................                           60%               66%            36%             14%



(1) Net investment income per share before reimbursement/waiver of fees by the Adviser and/or the Fund's administrator for Trust Shares for the
       years ended October 31, 1999, 1998, 1997, 1996 and 1995 was $      ,
       $0.09, $0.16, $0.17 and $0.20, respectively.

                       Galaxy International Equity Fund
              (For a share outstanding throughout each period)


                                                                 For the year ending October 31,
                                           ------------------------------------------------------------------------------
                                                1999            1998            1997           1996           1995
                                           ------------------------------------------------------------------------------
                                                                           Trust Shares
                                           ------------------------------------------------------------------------------
Net asset value, beginning of period.....                      $  15.33         $14.01         $12.98          $13.20

   Income from investment operations:
  Net investment income(1)...............                          0.14           0.08           0.17            0.16
  Net realized and unrealized
   gain (loss) on investments............                          1.98           2.12           1.30           (0.18)
Total from investment operations.........                          2.12           2.20           1.47           (0.02)
   Less dividends:
  Dividends from net investment
   income................................                         (0.09)         (0.20)         (0.20)          (0.04)
  Dividends from net realized
   capital gains.........................                         (0.36)         (0.68)         (0.24)          (0.16)
Total dividends..........................                         (0.45)         (0.88)         (0.44)          (0.20)
  Net increase (decrease) in net
  asset value............................                          1.67           1.32           1.03           (0.22)
Net asset value, end of period...........                       $ 17.00        $ 15.33        $ 14.01         $ 12.98
                                                                -------        -------        -------         -------
   Total return..........................                         14.32%         16.60%         11.51%          (0.02)%

   Ratios/supplemental data:
  Net assets, end of period
   (000's)...............................                      $345,692       $265,124       $172,561         $89,614
Ratios to average net assets:
  Net investment income
   including reimbursement/
   waiver................................                          0.91%          0.57%          1.40%           1.36%
  Operating expenses
   including reimbursement/
   waiver................................                          0.96%          1.06%          1.08%           1.22%
  Operating expenses
   excluding reimbursement/
   waiver................................                          1.21%          1.32%          1.36%           1.48%
Portfolio turnover rate..................                            49%            45%           146%             48%



(1) Net investment income per share before reimbursement/waiver of fees by the Adviser and/or the Fund's administrator for Trust Shares for the
       years ended October 31, 1999, 1998, 1997, 1996 and 1995 was $     ,
       $0.10, $0.04, $0.13 and $0.13, respectively.

                        Galaxy Small Cap Value Fund
               (For a share outstanding throughout each period)


                                                                          For the year ending October 31,
                                                -------------------------------------------------------------------------
                                                     1999           1998           1997           1996(1)       1995
                                                -------------------------------------------------------------------------
                                                                               Trust Shares
                                                -------------------------------------------------------------------------
Net asset value, beginning of period...........                    $   18.37      $ 14.76       $  12.71      $  11.07
   Income from investment operations:
     Net investment income(2)..................                         0.11         0.01(3)        0.05          0.01
     Net realized and unrealized
       gain (loss) on investments..............                        (2.06)        5.74           2.97          2.21
Total from investment operations...............                        (1.95)        5.75           3.02          2.22
   Less dividends:
       Dividends from net investment income....                        (0.13)          --          (0.05)        (0.01)
     Dividends in excess of net
       investment income.......................                          --            --          (0.01)           --
     Dividends from net realized
       capital gains...........................                        (2.68)       (2.14)         (0.91)        (0.57)
 Total dividends...............................                        (2.81)       (2.14)         (0.97)        (0.58)
  Net increase (decrease) in net asset value...                        (4.76)        3.61           2.05          1.64
Net asset value, end of period.................                    $   13.61      $ 18.37       $  14.76      $  12.71
                                                                     -------      -------        -------       -------
   Total return................................                       (12.07)%      44.08%         25.22%        21.52%
   Ratios/supplemental data:
       Net assets, end of period (000's).......                    $ 202,385     $189,257       $137,341      $121,364
Ratios to average net assets:
     Net investment income
       including reimbursement/waiver..........                         0.73%        0.09%          0.45%         0.07%
     Operating expenses
       including reimbursement/waiver..........                         0.96%        0.96%          1.05%         1.10%
     Operating expenses
       excluding reimbursement/waiver..........                         0.96%        0.96%          1.06%         1.35%
Portfolio turnover rate........................                           33%          52%            39%           32%


(1) The Fund commenced operations on December 14, 1992 as a separate investment portfolio (the "Predecessor Fund") of The Shawmut Funds. On December 4, 1995, the Predecessor Fund was reorganized as a new portfolio of Galaxy. Prior to the reorganization, the Predecessor Fund offered and sold two series of shares, Investment Shares and Trust Shares, that were similar to the Fund's Retail A and Trust Shares, respectively. In connection with the reorganization, shareholders of the Predecessor Fund exchanged Investment Shares and Trust Shares for Retail A Shares and Trust Shares, respectively, in the Fund.

(2) Net investment income per share before reimbursement/waiver of fees by the Adviser and/or the Fund's administrator for the years ended October
       31, 1999, 1998, 1997 and 1996 was $     , $(0.11), $0.05 and $0.05,
       respectively. Net investment (loss) per share before reimbursement/waiver of fees by other parties for the year ended October 31, 1995 was $(0.03).

(3) The selected per share data was calculated using the weighted average shares outstanding method for the year.

                        Galaxy Small Company Equity Fund
               (For a share outstanding throughout each period)


                                                                     For the year ending October 31,
                                              ---------------------------------------------------------------------------
                                                    1999           1998          1997           1996            1995
                                              ---------------------------------------------------------------------------
                                                                               Trust Shares
                                              ---------------------------------------------------------------------------
Net asset value, beginning of
  period.................................                        $21.32         $20.20         $16.38          $12.36
Income from investment operations:
  Net investment income (loss)(1)........                         (0.14)         (0.11)         (0.09)          (0.04)
  Net realized and unrealized
   gain (loss) on investments............                         (4.96)          3.61           4.08            4.25
Total from investment operations.........                         (5.10)          3.50           3.99            4.21
  Less dividends:
  Dividends from net investment
   income................................                             --            --             --              --
  Dividends from net realized
   capital gains.........................                         (2.26)         (2.38)         (0.17)          (0.19)
Total dividends..........................                         (2.26)         (2.38)         (0.17)          (0.19)
  Net increase (decrease) in net
  asset value............................                         (7.36)          1.12           3.82            4.02
Net asset value, end of period...........                       $ 13.96        $ 21.32        $ 20.20         $ 16.38
                                                                -------        -------        -------         -------
   Total return..........................                        (26.00)%        19.59%         24.69%          34.73%

Ratios/supplemental data:
  Net assets, end of period (000's)......                       $222,675      $310,751       $174,990         $94,831

Ratios to average net assets:
  Net investment income (loss)
   including reimbursement/waiver........                         (0.76)%        (0.65)%        (0.60)%         (0.37)%
  Operating expenses
   including reimbursement/waiver........                          1.09%          1.09%          1.14%           1.12%
  Operating expenses
   excluding reimbursement/waiver........                          1.09%          1.12%          1.14%           1.12%
Portfolio turnover rate..................                            78%            69%            82%             54%



(1) Net investment income (loss) per share before reimbursement/waiver of fees by the Adviser and/or the Fund's administrator for Trust Shares for the years ended October 31, 1999, 1998, 1997, 1996 and 1995 was
       $     , ($0.14), ($0.11), ($0.09) and ($0.04), respectively.

[Back Cover Page]

Where to find more information

You'll find more information about the Funds in the following documents:

ANNUAL AND SEMI-ANNUAL REPORTS
Galaxy's annual and semi-annual reports contain more information about each Fund and a discussion about the market conditions and investment strategies that had a significant effect on each Fund's performance during the last fiscal year.

STATEMENT OF ADDITIONAL INFORMATION (SAI)
The SAI contains detailed information about the Funds and their policies. By law, it's incorporated by reference into (considered to be part of) this prospectus.

You can get a free copy of these documents, request other information about the Funds and make shareholder inquiries by calling Galaxy at 1-877-BUY-GALAXY (1-877-289-4252) or by writing to:

The Galaxy Fund
P.O. Box 6520
Providence, RI  02940-6520

If you buy your shares through a financial institution, you may contact your institution for more information.

You can write to the Securities and Exchange Commission (SEC) Public Reference Section and ask them to mail you information about the Funds, including the SAI. They'll charge you a fee for this service. You can also visit the SEC Public Reference Room and copy the documents while you're there. For information about the operation of the Public Reference Room, call the SEC.


Public Reference Section of the SEC
Washington, DC 20549- 0102
1-202-942-8090.



Reports and other information about the Funds are also available on the EDGAR Database on the SEC's website at http://www.sec.gov. Copies of this information may also be obtained, after paying a duplicating fee, by electronic request to the SEC's e-mail address at publicinfo@sec.gov.


Galaxy's Investment Company Act File No. is 811-4636.


[Fleet assigned code]

THE GALAXY FUND
STATEMENT OF ADDITIONAL INFORMATION
________, 2000

GALAXY ASSET ALLOCATION FUND
GALAXY EQUITY INCOME FUND
GALAXY GROWTH AND INCOME FUND
GALAXY STRATEGIC EQUITY FUND
GALAXY EQUITY VALUE FUND
GALAXY EQUITY GROWTH FUND
GALAXY INTERNATIONAL EQUITY FUND
GALAXY SMALL CAP VALUE FUND
GALAXY SMALL COMPANY EQUITY FUND

RETAIL A SHARES, RETAIL B SHARES AND
TRUST SHARES

       This Statement of Additional Information is not a prospectus. The prospectuses for the Funds as listed below, as they may be supplemented or revised from time to time (the "Prospectuses"), as well as the Funds' Annual Report to Shareholders dated October 31, 1999 (the "Annual Report"), may be obtained, without charge, by writing:

The Galaxy Fund
P.O. Box 6520
Providence, RI 02940-6520

or by calling 1-877-BUY-GALAXY (1-877-289-4252)

Current Prospectuses

- Prospectus for Retail A Shares and Retail B Shares of the Funds dated ________, 2000
-  Prospectus for Trust Shares of the Funds dated ___________, 2000


       The ______________ and the report thereon of ___________, The Galaxy Funds' independent accountants, are incorporated by reference into this Statement of Additional Information.

                                   TABLE OF CONTENTS
                                                                                       PAGE
GENERAL INFORMATION......................................................................1
DESCRIPTION OF GALAXY AND ITS SHARES.....................................................1
INVESTMENT STRATEGIES, POLICIES AND RISKS................................................4
      Asset Allocation Fund..............................................................5
      Equity Income Fund.................................................................5
      Growth and Income Fund.............................................................6
      Strategic Equity Fund..............................................................6
      Equity Value Fund..................................................................6
      Equity Growth Fund.................................................................7
      International Equity Fund..........................................................7
      Small Cap Value Fund...............................................................8
      Small Company Equity Fund..........................................................9
      Special Risk Considerations........................................................9
      Foreign Securities.................................................................9
      European Currency Unification.....................................................10
      Other Investment Policies and Risk Considerations.................................10
      Ratings...........................................................................10
      U.S. Government Obligations and Money Market Instruments..........................11
      Variable and Floating Rate Obligations............................................13
      Repurchase and Reverse Repurchase Agreements......................................13
      Securities Lending................................................................14
      Investment Company Securities.....................................................15
      REITS.............................................................................15
      Derivative Securities.............................................................16
      American, European and Global Depository Receipts.................................25
      Asset-Backed Securities -- Asset Allocation Fund..................................25
      Mortgage-Backed Securities -- Asset Allocation Fund...............................26
      Mortgage Dollar Rolls -- Asset Allocation Fund....................................27
      Convertible Securities............................................................28
      When-Issued and Delayed Settlement Transactions - Growth and Income,
            Strategic Equity, International Equity and Small Cap Value Funds............29
      Restricted and Illiquid Securities................................................30
      Portfolio Turnover................................................................31
INVESTMENT LIMITATIONS..................................................................31
VALUATION OF PORTFOLIO SECURITIES.......................................................38
      Valuation of the Asset Allocation, Equity Income, Growth and Income, Strategic
            Equity, Equity Value, Equity Growth, Small Cap Value and Small
            Company Equity Funds........................................................38
      Valuation of the International Equity Fund........................................38
ADDITIONAL PURCHASE AND REDEMPTION INFORMATION..........................................39
      Purchases of Retail A Shares and Retail B Shares..................................39
      General...........................................................................39
      Customers of Institutions.........................................................40


                                      -i-

      Other Purchase Information........................................................40
      Applicable Sales Charge - Retail A Shares.........................................40
      Computation of Offering Price - Retail A Shares...................................42
      Quantity Discounts................................................................44
      Applicable Sales Charge - Retail B Shares.........................................46
      Characteristics of Retail A Shares and Retail B Shares............................47
      Factors to Consider When Selecting Retail A Shares or Retail B Shares.............48
      Purchases of Trust Shares.........................................................49
      Redemption of Retail A Shares, Retail B Shares and Trust Shares...................50
INVESTOR PROGRAMS-RETAIL A SHARES AND RETAIL B SHARES...................................50
      Exchange Privilege................................................................50
      Retirement Plans..................................................................51
      Automatic Investment Program and Systematic Withdrawal Plan.......................52
      Payroll Deduction Program.........................................................53
      College Investment Program........................................................53
      Direct Deposit Program............................................................53
TAXES...................................................................................53
      Taxation of Certain Financial Instruments and Investments.........................54
TRUSTEES AND OFFICERS...................................................................54
      Shareholder and Trustee Liability.................................................58
INVESTMENT ADVISER AND SUB-ADVISER......................................................59
      Authority to Act as Investment Adviser............................................62
ADMINISTRATOR...........................................................................62
CUSTODIAN AND TRANSFER AGENT............................................................64
EXPENSES................................................................................66
PORTFOLIO TRANSACTIONS..................................................................66
SHAREHOLDER SERVICES PLAN...............................................................69
DISTRIBUTION AND SERVICES PLAN..........................................................70
DISTRIBUTOR.............................................................................73
AUDITORS................................................................................75
COUNSEL.................................................................................75
PERFORMANCE AND YIELD INFORMATION.......................................................76
      Performance Reporting.............................................................79
MISCELLANEOUS...........................................................................80
FINANCIAL STATEMENTS....................................................................87
APPENDIX A.............................................................................A-1
APPENDIX B.............................................................................B-1

                               GENERAL INFORMATION

       This Statement of Additional Information should be read in conjunction with a current Prospectus. This Statement of Additional Information relates to the Prospectuses for Trust Shares, Retail A Shares and Retail B Shares of the nine Funds listed on the cover page. Each Fund also offers Prime A Shares and Prime B Shares, which are described in a separate statement of additional information and related prospectus. This Statement of Additional Information is incorporated by reference in its entirety into the Prospectuses. No investment in shares of the Funds should be made without reading a Prospectus.


       SHARES OF THE FUNDS ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, FLEETBOSTON CORPORATION OR ANY OF ITS AFFILIATES, FLEET INVESTMENT ADVISORS INC., OR ANY FLEET BANK. SHARES OF THE FUNDS ARE NOT FEDERALLY INSURED BY, GUARANTEED BY, OBLIGATIONS OF OR OTHERWISE SUPPORTED BY THE U.S. GOVERNMENT, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER GOVERNMENTAL AGENCY. INVESTMENT RETURN AND PRINCIPAL VALUE WILL VARY AS A RESULT OF MARKET CONDITIONS OR OTHER FACTORS SO THAT SHARES OF THE FUNDS, WHEN REDEEMED, MAY BE WORTH MORE OR LESS THAN THEIR ORIGINAL COST. AN INVESTMENT IN THE FUNDS INVOLVES INVESTMENT RISKS, INCLUDING POSSIBLE LOSS OF THE PRINCIPAL AMOUNT INVESTED.


                      DESCRIPTION OF GALAXY AND ITS SHARES

       The Galaxy Fund ("Galaxy") is an open-end management investment company currently offering shares of beneficial interest in twenty-nine investment portfolios: Money Market Fund, Government Fund, U.S. Treasury Fund, Tax-Exempt Fund, Connecticut Municipal Money Market Fund, Massachusetts Municipal Money Market Fund, Institutional Government Money Market Fund, Prime Reserves, Government Reserves, Tax-Exempt Reserves, Equity Value Fund, Equity Growth Fund, Equity Income Fund, International Equity Fund, Small Company Equity Fund, Asset Allocation Fund, Small Cap Value Fund, Growth and Income Fund, Strategic Equity Fund, Short-Term Bond Fund, Intermediate Government Income Fund, High Quality Bond Fund, Corporate Bond Fund, Tax-Exempt Bond Fund, New Jersey Municipal Bond Fund, New York Municipal Bond Fund, Connecticut Municipal Bond Fund, Massachusetts Municipal Bond Fund and Rhode Island Municipal Bond Fund. Galaxy is also authorized to issue shares of beneficial interest in two additional investment portfolios, the MidCap Equity Fund and the New York Municipal Money Market Fund. As of the date of this Statement of Additional Information, however, the MidCap Equity Fund and the New York Municipal Money Market Fund had not commenced investment operations.


         The Growth and Income and Small Cap Value Funds commenced operations on December 14, 1992 as separate investment portfolios (the "Predecessor Growth and Income Fund" and "Predecessor Small Cap Value Fund," respectively, and collectively, the "Predecessor Funds") of The Shawmut Funds, which was organized as a Massachusetts business trust. On December 4, 1995, the Predecessor Funds were reorganized as new portfolios of Galaxy. Prior to the reorganization, the Predecessor Funds offered and sold shares of beneficial interest that were similar to Galaxy's Trust Shares and Retail A Shares.

       Galaxy was organized as a Massachusetts business trust on March 31, 1986. Galaxy's Declaration of Trust authorizes the Board of Trustees to classify or reclassify any unissued shares into one or more classes or series of shares by setting or changing in any one or more respects their respective preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption. Pursuant to such authority, the Board of Trustees has authorized the issuance of an unlimited number of shares in each of the series in the Funds as follows: Class C shares (Trust Shares), Class C - Special Series 1 shares (Retail A Shares), Class C - Special Series 2 shares (Retail B Shares), Class C - Special Series 3 shares (Prime A Shares) and Class C - Special Series 4 shares (Prime B Shares), each series representing interests in the Equity Value Fund; Class G - Series 1 shares (Trust Shares), Class G - Series 2 shares (Retail A Shares), Class G - Series 3 shares (Retail B Shares), Class G - Series 4 shares (Prime A Shares) and Class G - Series 5 shares (Prime B Shares), each series representing interests in the International Equity Fund; Class H Series 1 shares (Trust Shares), Class H - Series 2 shares (Retail A Shares), Class H - Series 3 shares (Retail B Shares), Class H - Series 4 shares (A Prime Shares) and Class H - Series 5 shares (Prime B Shares), each series representing interests in the Equity Growth Fund; Class I - Series 1 shares (Trust Shares), Class I- Series 2 shares (Retail A Shares), Class I - Series 3 shares (Retail B Shares),
Class I - Series 4 shares (Prime A Shares) and Class I - Series 5 shares
(Prime B Shares), each series representing interests in the Equity Income Fund; Class K - Series 1 shares (Trust Shares), Class K - Series 2 shares
(Retail A Shares), Class K - Series 3 shares (Retail B Shares), Class K -
Series 4 shares (Prime A Shares) and Class K - Series 5 shares (Prime B Shares), each series representing interests in the Small Company Equity Fund; Class N - Series 1 shares (Trust Shares), Class N - Series 2 shares (Retail A Shares), Class N - Series 3 shares (Retail B Shares), Class N - Series 4 shares (Prime A Shares) and Class N - Series 5 shares (Prime B Shares), each series representing interests in the Asset Allocation Fund; Class U - Series 1 shares (Trust Shares), Class U - Series 2 shares (Retail A Shares), Class U - Series 3 shares (Retail B Shares), Class U - Series 4 shares (Prime A Shares) and Class U - Series 5 shares (Prime B Shares), each series representing interests in the Growth and Income Fund; Class X - Series 1 shares (Trust Shares), Class X - Series 2 shares (Retail A Shares), Class X - Series 3 shares (Retail B Shares), Class X - Series 4 shares (Prime A Shares) and Class X - Series 5 shares
(Prime B Shares), each series representing interests in the Small Cap Value Fund; and Class AA - Series 1 shares (Trust Shares), Class AA - Series 2 shares (Retail A Shares), Class AA - Series 3 shares (Retail B Shares), Class AA - Series 4 shares (Prime A Shares) and Class AA - Series 5 shares (Prime B Shares), each series representing interests in the Strategic Equity Fund. Each Fund is classified as a diversified company under the Investment Company Act of 1940, as amended (the "1940 Act").

       Each share of Galaxy (irrespective of series designation) has a par value of $.001 per share, represents an equal proportionate interest in the related investment portfolio with other shares of the same class (irrespective of series designation), and is entitled to such dividends and distributions out of the income earned on the assets belonging to such investment portfolio as are declared in the discretion of Galaxy's Board of Trustees.

       Shares have no preemptive rights and only such conversion or exchange rights as the Board of Trustees may grant in its discretion. When issued for payment as described in the Prospectuses, shares will be fully paid and non-assessable. Each series of shares in a Fund (i.e., Retail A Shares, Retail B Shares, Trust Shares, Prime A Shares and Prime B Shares) bear pro rata the same expenses and are entitled equally to the Fund's dividends and distributions except as follows. Each series will bear the expenses of any distribution and/or shareholder servicing plans applicable to such series. For example, as described below, holders of Retail A Shares will bear the expenses of the Shareholder Services Plan for Retail A Shares and Trust Shares (which is currently applicable only to Retail A Shares) and holders of Retail B Shares will bear the expenses of the Distribution and Services Plan for Retail B Shares. In addition, each series may incur differing transfer agency fees and may have differing sales charges. Standardized yield and total return quotations are computed separately for each series of shares. The differences in expenses paid by the respective series will affect their performance. See "Shareholder Services Plan" and "Distribution and Services Plan" below.

       In the event of a liquidation or dissolution of Galaxy or an individual Fund, shareholders of a particular Fund would be entitled to receive the assets available for distribution belonging to such Fund, and a proportionate distribution, based upon the relative asset values of Galaxy's respective Funds, of any general assets of Galaxy not belonging to any particular Fund, which are available for distribution. Shareholders of a Fund are entitled to participate in the net distributable assets of the particular Fund involved in liquidation based on the number of shares of the Fund that are held by each shareholder, except that each series of a Fund would be solely responsible for the Fund's payments under any distribution and/or shareholder servicing plan applicable to such series.

       Holders of all outstanding shares of a particular Fund will vote together in the aggregate and not by series on all matters, except that only shares of a particular series of a Fund will be entitled to vote on matters submitted to a vote of shareholders pertaining to any distribution and/or shareholder servicing plan for such series (e.g., only Retail A Shares and Trust Shares of a Fund will be entitled to vote on matters submitted to a vote of shareholders pertaining to Galaxy's Shareholder Services Plan for Retail A and Trust Shares and only Retail B Shares of a Fund will be entitled to vote on matters submitted to a vote of shareholders pertaining to Galaxy's Distribution and Services Plan for Retail B Shares). Further, shareholders of all of the Funds, as well as those of any other investment portfolio now or hereafter offered by Galaxy, will vote together in the aggregate and not separately on a Fund-by-Fund basis, except as otherwise required by law or when permitted by the Board of Trustees. Rule 18f-2 under the 1940 Act provides that any matter required to be submitted to the holders of the outstanding voting securities of an investment company such as Galaxy shall not be deemed to have been effectively acted upon unless approved by the holders of a majority of the outstanding shares of each Fund affected by the matter. A particular Fund is deemed to be affected by a matter unless it is clear that the interests of each Fund in the matter are substantially identical or that the matter does not affect any interest of the Fund. Under the Rule, the approval of an investment advisory agreement or any change in an investment objective or a fundamental investment policy would be effectively acted upon with respect to a Fund only if approved by a majority of the outstanding shares of such Fund (irrespective of series designation). However, the Rule also provides that the ratification of the appointment of independent public accountants, the approval of principal underwriting contracts, and the election of trustees may be effectively acted upon by shareholders of Galaxy voting without regard to class or series.

       Shareholders are entitled to one vote for each full share held, and a proportionate fractional vote for each fractional share held, and will vote in the aggregate and not by class or series, except as otherwise expressly required by law or when the Board of Trustees determines that the matter to be voted on affects only the interests of shareholders of a particular class or series. Voting rights are not cumulative and, accordingly, the holders of more than 50% in the aggregate of Galaxy's outstanding shares may elect all of the trustees, irrespective of the votes of other shareholders.

       Galaxy is not required under Massachusetts law to hold annual shareholder meetings and intends to do so only if required by the 1940 Act. Shareholders have the right to remove Trustees. Galaxy's Declaration of Trust provides that a meeting of shareholders shall be called by the Board of Trustees upon a written request of shareholders owning at least 10% of the outstanding shares of Galaxy entitled to vote.

       Galaxy's Declaration of Trust authorizes the Board of Trustees, without shareholder approval (unless otherwise required by applicable law), to (a) sell and convey the assets of a Fund to another management investment company for consideration which may include securities issued by the purchaser and, in connection therewith, to cause all outstanding shares of the Fund involved to be redeemed at a price which is equal to their net asset value and which may be paid in cash or by distribution of the securities or other consideration received from the sale and conveyance; (b) sell and convert a Fund's assets into money and, in connection therewith, to cause all outstanding shares of the Fund involved to be redeemed at their net asset value; or (c) combine the assets belonging to a Fund with the assets belonging to another Fund of Galaxy and, in connection therewith, to cause all outstanding shares of any Fund to be redeemed at their net asset value or converted into shares of another class of Galaxy's shares at the net asset value. In the event that shares are redeemed in cash at their net asset value, a shareholder may receive in payment for such shares, due to changes in the market prices of the Fund's portfolio securities, an amount that is more or less than the original investment. The exercise of such authority by the Board of Trustees will be subject to the provisions of the 1940 Act, and the Board of Trustees will not take any action described in this paragraph unless the proposed action has been disclosed in writing to the Fund's shareholders at least 30 days prior thereto.


                    INVESTMENT STRATEGIES, POLICIES AND RISKS

       Fleet Investment Advisors Inc. ("Fleet"), the Funds' investment adviser, and, with respect to the International Equity Fund, Oechsle International Advisors, LLC ("Oechsle"), the Fund's sub-adviser, will use their best efforts to achieve each Fund's investment objective, although such achievement cannot be assured. The investment objective of a Fund as described in its Prospectuses may not be changed without the approval of the holders of a majority of its outstanding shares (as defined under "Miscellaneous"). Except as noted below under "Investment Limitations," a Fund's investment policies may be changed without shareholder approval. An investor should not consider an investment in the Funds to be a complete investment program. The following investment strategies, policies and risks supplement those set forth in the Funds' Prospectuses.

ASSET ALLOCATION FUND

       The Asset Allocation Fund may invest up to 20% of its total assets in foreign securities. Such foreign investments may be made directly, by purchasing securities issued or guaranteed by foreign corporations, banks or governments (or their political subdivisions or instrumentalities) or by supranational banks or other organizations, or indirectly, by purchasing American Depository Receipts ("ADRs") and European Depository Receipts ("EDRs"). Examples of supranational banks include the International Bank for Reconstruction and Development ("World Bank"), the Asian Development Bank and the InterAmerican Development Bank. Obligations of supranational banks may be supported by appropriated but unpaid commitments of their member countries and there is no assurance that those commitments will be undertaken or met in the future. See "Special Risk Considerations -- Foreign Securities" and "Other Investment Policies and Risk Considerations -- American, European and Global Depository Receipts" below. The Fund may also invest in dollar-denominated high quality debt obligations of U.S. corporations issued outside the United States. The Fund may purchase put options and call options and write covered call options, purchase asset-backed securities and mortgage-backed securities and enter into foreign currency exchange transactions.

       See "Other Investment Policies and Risk Considerations" below for information regarding additional investment policies of the Asset Allocation Fund.

EQUITY INCOME FUND

       In addition to common stocks, the Equity Income Fund may also invest in securities convertible into common stock that offer income potential. See "Other Investment Policies and Risk Considerations - Convertible Securities" below. The Fund may invest up to 20% of its total assets in foreign securities, either directly or indirectly through the purchase of ADRs and EDRs. In addition, the Fund may invest in securities issued by foreign branches of U.S. banks and foreign banks. See "Special Risk Considerations -- Foreign Securities" and "Other Investment Policies and Risk Considerations -- American, European and Global Depository Receipts" below. The Fund may also purchase put options and call options and write covered call options. See "Other Investment Policies and Risk Considerations -- Derivative Securities" below.

       See "Other Investment Policies and Risk Considerations" below for information regarding additional investment policies of the Equity Income Fund.

GROWTH AND INCOME FUND

       Under normal market conditions, the Growth and Income Fund will invest at least 65% of its total assets in common stocks, preferred stocks, common stock warrants and securities convertible into common stock. The Fund may purchase convertible securities, including convertible preferred stock, convertible bonds or debentures, units consisting of "usable" bonds and warrants or a combination of the features of several of these securities. See "Other Investment Policies and Risk Considerations -- Convertible Securities" below. The Fund may also buy and sell options and futures contracts and utilize stock index futures contracts, options, swap agreements, indexed securities, and options on futures contracts. See "Other Investment Policies and Risk Considerations -- Derivative Securities" below.

       The Fund may invest up to 20% of its total assets in securities of foreign issuers which are freely traded on United States securities exchanges or in the over-the-counter market in the form of ADRs, EDRs and Global Depository Receipts ("GDRs"). Securities of a foreign issuer may present greater risks in the form of nationalization, confiscation, domestic marketability, or other national or international restrictions. As a matter of practice, the Fund will not invest in the securities of foreign issuers if any such risk appears to Fleet to be substantial. See "Special Risk Considerations -- Foreign Securities" and "Other Investment Policies and Risk Considerations -- American, European and Global Depository Receipts" below.

       See "Other Investment Policies and Risk Considerations" below for information regarding additional investment policies of the Growth and Income Fund.

STRATEGIC EQUITY FUND

       Under normal market and economic conditions, the Strategic Equity Fund will invest at least 65% of its total assets in equity securities, including common stocks, preferred stocks, securities convertible into common stock, rights and warrants. The Fund may invest up to 20% of its total assets in foreign securities, either directly or indirectly through ADRs, EDRs and GDRs. See "Special Risk Considerations -- Foreign Securities" and "Other Investment Policies and Risk Considerations -- American, European and Global Depository Receipts" below. The Fund may also buy and sell options and futures contracts and utilize stock index futures contracts, options, swap agreements, indexed securities and options on futures contracts. See "Other Investment Policies and Risk Considerations -- Derivative Securities" below.

       See "Other Investment Policies and Risk Considerations" below for information regarding additional investment policies of the Strategic Equity Fund.

EQUITY VALUE FUND

       Under normal market and economic conditions, the Equity Value Fund invests at least 75% of its total assets in common stock, preferred stock (including convertible preferred stock) and debt securities convertible into common stock that Fleet believes to be undervalued. Debt securities convertible into common stock are purchased primarily during periods of relative market instability and are acquired principally for income with the potential for appreciation being a secondary consideration. See "Other Investment Policies and Risk Considerations -- Convertible Securities" below.

       The Fund may also invest up to 20% of its total assets in foreign securities, either directly or indirectly through ADRs and EDRs. In addition, the Fund may invest in securities issued by foreign branches of U.S. banks and foreign banks. See "Special Risk Considerations -- Foreign Securities" and "Other Investment Policies and Risk Considerations -- American, European and Global Depository Receipts" below. The Fund may also write covered call options. See "Other Investment Policies and Risk Considerations -- Derivative Securities" below.

       See "Other Investment Policies and Risk Considerations" below for information regarding additional investment policies of the Equity Value Fund.

EQUITY GROWTH FUND

       Convertible securities purchased by the Equity Growth Fund may include both debt securities and preferred stock. By investing in convertible securities, the Fund will seek the opportunity, through the conversion feature, to participate in the capital appreciation of the common stock into which the securities are convertible. See "Other Investment Policies and Risk Considerations -- Convertible Securities" below. The Fund may also invest in common stock warrants.

       The Fund may invest up to 20% of its total assets in foreign securities, either directly or indirectly through the purchase of ADRs and EDRs. In addition, the Fund may invest in securities issued by foreign branches of U.S. banks and foreign banks. See "Special Risk Considerations -- Foreign Securities" and "Other Investment Policies and Risk Considerations -- American, European and Global Depository Receipts" below. The Fund may also purchase put options and call options and write covered call options. See "Other Investment Policies and Risk Considerations -- Derivative Securities" below.

       See "Other Investment Policies and Risk Considerations" below for information regarding additional investment policies of the Equity Growth Fund.

INTERNATIONAL EQUITY FUND

       The International Equity Fund invests at least 75% of its total assets in equity securities of foreign issuers. The Fund may invest in securities of issuers located in a variety of different foreign regions and countries, including, but not limited to, Australia, Austria, Belgium, Brazil, Canada, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Italy, Japan, Luxembourg, Malaysia, Mexico, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, Thailand and the United Kingdom.

       The Fund invests in common stock and may invest in other securities with equity characteristics, consisting of trust or limited partnership interests, preferred stock, rights and warrants. The Fund may also invest in convertible securities, consisting of debt securities or preferred stock that may be converted into common stock or that carry the right to purchase common stock. See "Other Investment Policies and Risk Considerations -- Convertible Securities" below. The Fund invests in securities listed on foreign or domestic securities exchanges and securities traded in foreign or domestic over-the-counter markets, and may invest in unlisted securities.

       Securities issued in certain countries are currently accessible to the Fund only through investment in other investment companies that are specifically authorized to invest in such securities. The limitations on the Fund's investment in other investment companies are described below under "Other Investment Policies and Risk Considerations -- Investment Company Securities."


       Subject to applicable securities regulations, the Fund may, for the purpose of hedging its portfolio, purchase and write covered call options on specific portfolio securities and may purchase and write put and call options on foreign stock indexes listed on foreign and domestic stock exchanges. In addition, the Fund may invest up to 100% of its total assets in securities of foreign issuers in the form of ADRs, EDRs or GDRs as described under "Other Investment Policies and Risk Considerations -- American, European and Global Depository Receipts." Furthermore, the Fund may purchase and sell securities on a when-issued basis.

       See "Other Investment Policies and Risk Considerations" below regarding additional investment policies of the International Equity Fund.

SMALL CAP VALUE FUND

       In addition to common stocks, the Small Cap Value Fund may purchase convertible securities, including convertible preferred stock, convertible bonds or debentures, units consisting of "usable" bonds and warrants or a combination of the features of several of these securities. See "Other Investment Policies and Risk Considerations -- Convertible Securities" below. The Fund may also buy and sell options and futures contracts and utilize stock index futures contracts, options, swap agreements, indexed securities, and options on futures contracts. See "Other Investment Policies and Risk Considerations -- Derivative Securities" below.

       The Fund may invest up to 20% of its total assets in securities of foreign issuers which are freely traded on United States securities exchanges or in the over-the-counter market in the form of ADRs, EDRs and GDRs. Securities of a foreign issuer may present greater risks in the form of nationalization, confiscation, domestic marketability, or other national or international restrictions. As a matter of practice, the Fund will not invest in the securities of a foreign issuer if any such risk appears to Fleet to be substantial. See "Special Risk Considerations -- Foreign Securities" and "Other Investment Policies and Risk Considerations -- American, European and Global Depository Receipts" below.

       See "Other Investment Policies and Risk Considerations" below for information regarding additional investment policies of the Small Cap Value Fund.

SMALL COMPANY EQUITY FUND

       In addition to common stocks, the Small Company Equity Fund may invest in preferred stock, securities convertible into common stock, rights and warrants. Under normal market and economic conditions, at least 65% of the Fund's total assets will be invested in the equity securities of companies that have market capitalizations of $1.5 billion or less. The Fund may invest up to 20% of its total assets in foreign securities, either directly or indirectly through ADRs and EDRs. See "Special Risk Considerations -- Foreign Securities" and "Other Investment Policies and Risk Considerations -- American, European and Global Depository Receipts" below.

       The Fund may purchase put options and call options and write covered call options as a hedge against changes resulting from market conditions and in the value of the securities held in the Fund or which it intends to purchase and where the transactions are economically appropriate for the reduction of risks inherent in the ongoing management of the Fund. See "Other Investment Policies and Risk Considerations -- Derivative Securities" below.

       See "Other Investment Policies and Risk Considerations" below for information regarding additional investment policies of the Small Company Equity Fund.

                           SPECIAL RISK CONSIDERATIONS

FOREIGN SECURITIES

       Investments in foreign securities may involve higher costs than investments in U.S. securities, including higher transaction costs, as well as the imposition of additional taxes by foreign governments. In addition, foreign investments may include additional risks associated with currency exchange rates, less complete financial information about the issuers, less market liquidity, and political instability. Future political and economic developments, the possible imposition of withholding taxes on interest income, the possible seizure or nationalization of foreign holdings, the possible establishment of exchange controls, or the adoption of other governmental restrictions, might adversely affect the payment of dividends or principal and interest on foreign obligations.

       Although each of the Funds may invest in securities denominated in foreign currencies, each Fund values its securities and other assets in U.S. dollars. As a result, the net asset value of a Fund's shares may fluctuate with U.S. dollar exchange rates as well as with price changes of the Fund's securities in the various local markets and currencies. Thus, an increase in the value of the U.S. dollar compared to the currencies in which a Fund makes its investments could reduce the effect of increases and magnify the effect of decreases in the price of a Fund's securities in their local markets. Conversely, a decrease in the value of the U.S. dollar will have the opposite effect of magnifying the effect of increases and reducing the effect of decreases in the prices of a Fund's securities in their local markets. In addition to favorable and unfavorable currency exchange rate developments, the Funds are subject to the possible imposition of exchange control regulations or freezes on convertibility of currency.

       Certain of the risks associated with investments in foreign securities are heightened with respect to investments in countries with emerging economies or emerging securities markets. The risks of expropriation, nationalization and social, political and economic instability are greater in those countries than in more developed capital markets.

EUROPEAN CURRENCY UNIFICATION

       Many European countries have adopted a single European currency, the euro. On January 1, 1999, the euro became legal tender for all countries participating in the Economic and Monetary Union ("EMU"). A new European Central Bank has been created to manage the monetary policy of the new unified region. On the same date, the exchange rates were irrevocably fixed between the EMU member countries. National currencies will continue to circulate until they are replaced by euro coins and bank notes by the middle of 2002.

       This change is likely to significantly impact the European capital markets in which the International Equity Fund invests and may result in the Fund facing additional risks in pursuing its investment objective. These risks, which include, but are not limited to, uncertainty as to the proper tax treatment of the currency conversion, volatility of currency exchange rates as a result of the conversion, uncertainty as to capital market reaction, conversion costs that may affect issuer profitability and creditworthiness, and lack of participation by some European countries, may increase the volatility of the Fund's net asset value per share.

                OTHER INVESTMENT POLICIES AND RISK CONSIDERATIONS

       Investment methods described in the Prospectuses and this Statement of Additional Information are among those which one or more of the Funds have the power to utilize. Some may be employed on a regular basis; others may not be used at all. Accordingly, reference to any particular method or technique carries no implication that it will be utilized or, if it is, that it will be successful.

RATINGS

       All debt obligations, including convertible bonds, purchased by the Asset Allocation, Equity Income, Strategic Equity, Equity Value, Equity Growth and Small Company Equity Funds are rated investment grade by Moody's Investors Service, Inc. ("Moody's") ("Aaa," "Aa," "A" and "Baa") or Standard & Poor's Ratings Group ("S&P") ("AAA," "AA," "A" and "BBB"), or, if not rated, are determined to be of comparable quality by Fleet. Debt securities rated "Baa" by Moody's or "BBB" by S&P are generally considered to be investment grade securities although they have speculative characteristics and changes in economic conditions or circumstances are more likely to lead to a weakened capacity to make principal and interest payments than is the case for higher rated debt obligations.

       The International Equity Fund may only purchase debt securities rated "A" or higher by Moody's or S&P, or if unrated, determined by Fleet or Oechsle to be of comparable quality. Issuers of commercial paper, bank obligations or repurchase agreements in which the International Equity Fund invests must have, at the time of investment, outstanding debt rated A or higher by Moody's or S&P, or, if they are not rated, the instrument purchased must be determined to be of comparable quality.

       The Growth and Income and Small Cap Value Funds may purchase convertible bonds rated "Ba" or higher by Moody's or "BB" or higher by S&P or Fitch IBCA, Inc. ("Fitch IBCA"), at the time of investment. See "Other Investment Policies and Risk Considerations -- Convertible Securities" below for a discussion of the risks of investing in convertible bonds rated either "Ba" or "BB." Short-term money market instruments purchased by the Growth and Income and Small Cap Value Funds must be rated in one of the top two rating categories by a nationally recognized statistical rating agency, such as Moody's, S&P or Fitch IBCA.

       Subsequent to its purchase by a Fund, an issue of securities may cease to be rated or its rating may be reduced below the minimum rating required for purchase by the Fund. The Board of Trustees or Fleet or Oechsle, as the case may be, may determine that it is appropriate for the Fund to continue to hold the obligation if retention is in accordance with the interests of the particular Fund and applicable regulations of the Securities and Exchange Commission ("SEC").

U.S. GOVERNMENT OBLIGATIONS AND MONEY MARKET INSTRUMENTS

       Each Fund may, in accordance with its investment policies, invest from time to time in obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities and in other "money market" instruments, including bank obligations and commercial paper.

       Examples of the types of obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities (hereinafter, "U.S. Government obligations") that may be held by the Funds include, without limitation, direct obligations of the U.S. Treasury, and securities issued or guaranteed by the Federal Home Loan Banks, Federal Farm Credit Banks, Federal Land Banks, Federal Housing Administration, Farmers Home Administration, Export-Import Bank of the United States, Small Business Administration, Government National Mortgage Association, Federal National Mortgage Association, General Services Administration, Central Bank for Cooperatives, Federal Home Loan Mortgage Corporation, Federal Intermediate Credit Banks, Resolution Trust Corporation and Maritime Administration.

       U.S. Treasury securities differ only in their interest rates, maturities and time of issuance: Treasury Bills have initial maturities of one year or less; Treasury Notes have initial maturities of one to ten years; and Treasury Bonds generally have initial maturities of more than ten years.

Obligations of certain agencies and instrumentalities of the U.S. Government, such as those of the Government National Mortgage Association, are supported by the full faith and credit of the U.S. Treasury; others, such as those of the Federal Home Loan Banks, are supported by the right of the issuer to borrow from the Treasury; others, such as those of the Federal National Mortgage Association, are supported by the discretionary authority of the U.S. Government to purchase the agency's obligations; still others, such as those of the Federal Home Loan Mortgage Corporation, are supported only by the credit of the instrumentality. No assurance can be given that the U.S. Government would provide financial support to U.S. Government-sponsored instrumentalities if it is not obligated to do so by law. Some of these instruments may be variable or floating rate instruments.

       Bank obligations include bankers' acceptances, negotiable certificates of deposit and non-negotiable time deposits issued for a definite period of time and earning a specified return by a U.S. bank which is a member of the Federal Reserve System or is insured by the Federal Deposit Insurance Corporation ("FDIC"), or by a savings and loan association or savings bank which is insured by the FDIC. With respect to each Fund other than the Growth and Income and Small Cap Value Funds, bank obligations also include U.S. dollar-denominated obligations of foreign branches of U.S. banks or of U.S. branches of foreign banks, all of the same type as domestic bank obligations. Investments in bank obligations are limited to the obligations of financial institutions having more than $1 billion in total assets at the time of purchase. Time deposits with a maturity longer than seven days or that do not provide for payment within seven days after notice will be limited to 10% (15% with respect to the Strategic Equity Fund, Growth and Income Fund and Small Cap Value Fund) of a Fund's net assets. Investments by the Funds in non-negotiable time deposits are limited to no more than 5% of each Fund's total assets at the time of purchase.

       Domestic and foreign banks are subject to extensive but different government regulation which may limit the amount and types of their loans and the interest rates that may be charged. In addition, the profitability of the banking industry is largely dependent upon the availability and cost of funds to finance lending operations and the quality of underlying bank assets.

       Investments in obligations of foreign branches of U.S. banks and U.S. branches of foreign banks may subject a Fund to additional risks, including future political and economic developments, the possible imposition of withholding taxes on interest income, possible seizure or nationalization of foreign deposits, the possible establishment of exchange controls, or the adoption of foreign governmental restrictions which might adversely affect the payment of principal and interest on such obligations. In addition, foreign branches of U.S. banks and U.S. branches of foreign banks may be subject to less stringent reserve requirements and to different accounting, auditing, reporting and recordkeeping standards than those applicable to domestic branches of U.S. banks. Such investments may also subject a Fund to investment risks similar to those accompanying direct investments in foreign securities. See "Special Risk Considerations -- Foreign Securities." The Funds will invest in the obligations of U.S. branches of foreign banks or foreign branches of U.S. banks only when Fleet and/or Oechsle believe that the credit risk with respect to the instrument is minimal.

       Commercial paper may include variable and floating rate instruments which are unsecured instruments that permit the indebtedness thereunder to vary. Variable rate instruments provide for periodic adjustments in the interest rate. Floating rate instruments provide for automatic adjustment of the interest rate whenever some other specified interest rate changes. Some variable and floating rate obligations are direct lending arrangements between the purchaser and the issuer and there may be no active secondary market. However, in the case of variable and floating rate obligations with a demand feature, a Fund may demand payment of principal and accrued interest at a time specified in the instrument or may resell the instrument to a third party. In the event that an issuer of a variable or floating rate obligation defaulted on its payment obligation, a Fund might be unable to dispose of the note because of the absence of a secondary market and could, for this or other reasons, suffer a loss to the extent of the default. The Funds may also purchase Rule 144A securities. See "Investment Limitations" below.

VARIABLE AND FLOATING RATE OBLIGATIONS

       The Funds may purchase variable and floating rate instruments in accordance with their investment objectives and policies as described in the Prospectuses and this Statement of Additional Information. If such an instrument is not rated, Fleet or Oechsle, must determine that such instrument is comparable to rated instruments eligible for purchase by the Funds and will consider the earning power, cash flows and other liquidity ratios of the issuers and guarantors of such instruments and will continuously monitor their financial status in order to meet payment on demand.

       In determining average weighted portfolio maturity an instrument will usually be deemed to have a maturity equal to the longer of the period remaining until the next regularly scheduled interest rate adjustment or the time the Fund involved can receive payment of principal as specified in the instrument. Instruments which are U.S. Government obligation and certain variable rate instruments having a nominal maturity of 397 days or less when purchased by the Fund involved, however, will be deemed to have a maturity equal to the period remaining until the next interest rate adjustment.


REPURCHASE AND REVERSE REPURCHASE AGREEMENTS

       Each Fund may purchase portfolio securities subject to the seller's agreement to repurchase them at a mutually specified date and price ("repurchase agreements"). Repurchase agreements will be entered into only with financial institutions such as banks and broker/dealers which are deemed to be creditworthy by Fleet and/or Oechsle. No Fund will enter into repurchase agreements with Fleet or Oechsle or any of their affiliates. Unless a repurchase agreement has a remaining maturity of seven days or less or may be terminated on demand upon notice of seven days or less, the repurchase agreement will be considered an illiquid security and will be subject to the 10% limit (15% with respect to the Strategic Equity Fund) described below in Investment Limitation No. 3 under "Investment Limitations" with respect to the Asset Allocation, Equity Income, Strategic Equity, Equity Value, Equity Growth, International Equity and Small Company Equity Funds, and to the 15% limit described below in Investment Limitation No. 23 under "Investment Limitations" with respect to the Growth and Income and Small Cap Value Funds.

       The seller under a repurchase agreement will be required to maintain the value of the securities which are subject to the agreement and held by a Fund at not less than the agreed upon repurchase price. If the seller defaulted on its repurchase obligation, the Fund holding such obligation would suffer a loss to the extent that the proceeds from a sale of the underlying securities (including accrued interest) were less than the repurchase price (including accrued interest) under the agreement. In the event that such a defaulting seller filed for bankruptcy or became insolvent, disposition of such securities by the Fund might be delayed pending court action.

       The repurchase price under a repurchase agreement generally equals the price paid by a Fund plus interest negotiated on the basis of current short-term rates (which may be more or less than the rate on the securities underlying the repurchase agreement). Securities subject to a repurchase agreement will be held by a Fund's custodian or sub-custodian in a segregated account or in the Federal Reserve/Treasury book-entry system. Repurchase agreements are considered to be loans by a Fund under the 1940 Act.

       Each Fund may also borrow funds for temporary purposes by selling portfolio securities to financial institutions such as banks and broker/dealers and agreeing to repurchase them at a mutually specified date and price ("reverse repurchase agreements"). Reverse repurchase agreements involve the risk that the market value of the securities sold by a Fund may decline below the repurchase price. The Funds would pay interest on amounts obtained pursuant to a reverse repurchase agreement. Whenever a Fund enters into a reverse repurchase agreement, it will place in a segregated custodial account liquid assets such as cash or liquid portfolio securities equal to the repurchase price (including accrued interest). The Fund will monitor the account to ensure such equivalent value is maintained. Reverse repurchase agreements are considered to be borrowings by a Fund under the 1940 Act.

SECURITIES LENDING

       Each Fund may lend its portfolio securities to financial institutions such as banks and broker/dealers in accordance with the investment limitations described below. Such loans would involve risks of delay in receiving additional collateral or in recovering the securities loaned or even loss of rights in the collateral, should the borrower of the securities fail financially. Any portfolio securities purchased with cash collateral would also be subject to possible depreciation. A Fund that loans portfolio securities would continue to accrue interest on the securities loaned and would also earn income on the loans. Any cash collateral received by the Funds would be invested in high quality, short-term "money market" instruments. Loans will generally be short-term (except in the case of the Growth and Income and Small Cap Value Funds which may loan their securities on a long-term or short-term basis or both), will be made only to borrowers deemed by Fleet and/or Oechsle to be of good standing and only when, in Fleet's and/or Oechsle's judgment, the income to be earned from the loan justifies the attendant risks. The Funds currently intend to limit the lending of their portfolio securities so that, at any given time, securities loaned by a Fund represent not more than one-third of the value of its total assets.

INVESTMENT COMPANY SECURITIES

       The Asset Allocation, Equity Income, Equity Value, Equity Growth, International Equity and Small Company Equity Funds may invest in securities issued by other investment companies which invest in high quality, short-term debt securities and which determine their net asset value per share based on the amortized cost or penny-rounding method. The International Equity Fund may also purchase shares of investment companies investing primarily in foreign securities, including so-called "country funds." Country funds have portfolios consisting primarily of securities of issuers located in one foreign country. The Growth and Income, Strategic Equity and Small Cap Value Funds may invest in other investment companies primarily for the purpose of investing their short-term cash which has not yet been invested in other portfolio instruments. However, from time to time, on a temporary basis, the Growth and Income, Strategic Equity and Small Cap Value Funds may invest exclusively in one other investment company similar to the respective Funds. Investments in other investment companies will cause a Fund (and, indirectly, the Fund's shareholders) to bear proportionately the costs incurred in connection with the investment companies' operations. Except as provided above with respect to the Growth and Income, Strategic Equity and Small Cap Value Funds, securities of other investment companies will be acquired by a Fund within the limits prescribed by the 1940 Act. Each Fund currently intends to limit its investments so that, as determined immediately after a securities purchase is made: (a) not more than 5% of the value of its total assets will be invested in the securities of any one investment company; (b) not more than 10% of the value of its total assets will be invested in the aggregate in securities of other investment companies as a group; (c) not more than 3% of the outstanding voting stock of any one investment company will be owned by the Fund; and (d) not more than 10% of the outstanding voting stock of any one closed-end investment company will be owned in the aggregate by the Fund, other investment portfolios of Galaxy, or any other investment companies advised by Fleet or Oechsle.

REITS

       Each Fund may invest up to 10% of its net assets in real estate investment trusts ("REITs"). Equity REITs invest directly in real property while mortgage REITs invest in mortgages on real property. REITs may be subject to certain risks associated with the direct ownership of real estate, including declines in the value of real estate, risks related to general and local economic conditions, overbuilding and increased competition, increases in property taxes and operating expenses, and variations in rental income. Generally, increases in interest rates will decrease the value of high yielding securities and increase the costs of obtaining financing, which could decrease the value of a REIT's investments. In addition, equity REITs may be affected by changes in the value of the underlying property owned by the REITs, while mortgage REITs may be affected by the quality of credit extended. Equity and mortgage REITs are dependent upon management skill, are not diversified and are subject to the risks of financing projects. REITs are also subject to heavy cash flow dependency, defaults by borrowers, self liquidation and the possibility of failing to qualify for tax-free pass-through of income under the Internal Revenue Code of 1986, as amended (the "Code"), and to maintain exemption from the 1940 Act. REITs pay dividends to their shareholders based upon available funds from operations. It is quite common for these dividends to exceed a REIT's taxable earnings and profits resulting in the excess portion of such dividends being designated as a return of capital. Each Fund intends to include the gross dividends from any investments in REITs in its periodic distributions to its shareholders and, accordingly, a portion of the Fund's distributions may also be designated as a return of capital.

DERIVATIVE SECURITIES

       The Funds may from time to time, in accordance with their respective investment policies, purchase certain "derivative" securities. Derivative securities are instruments that derive their value from the performance of underlying assets, interest or currency exchange rates, or indices, and include, but are not limited to, put and call options, stock index futures and options, indexed securities and swap agreements, foreign currency exchange contracts and certain asset-backed and mortgage-backed securities.

       Derivative securities present, to varying degrees, market risk that the performance of the underlying assets, interest or exchange rates or indices will decline; credit risk that the dealer or other counterparty to the transaction will fail to pay its obligations; volatility and leveraging risk that, if interest or exchange rates change adversely, the value of the derivative security will decline more than the assets, rates or indices on which it is based; liquidity risk that a Fund will be unable to sell a derivative security when it wants because of lack of market depth or market disruption; pricing risk that the value of a derivative security will not correlate exactly to the value of the underlying assets, rates or indices on which it is based; and operations risk that loss will occur as a result of inadequate systems and controls, human error or otherwise. Some derivative securities are more complex than others, and for those instruments that have been developed recently, data are lacking regarding their actual performance over complete market cycles.

       Fleet and/or Oechsle will evaluate the risks presented by the derivative securities purchased by the Funds, and will determine, in connection with their day-to-day management of the Funds, how such securities will be used in furtherance of the Funds' investment objectives. It is possible, however, that Fleet's and/or Oechsle's evaluations will prove to be inaccurate or incomplete and, even when accurate and complete, it is possible that the Funds will, because of the risks discussed above, incur loss as a result of their investments in derivative securities. Further discussion of particular types of derivative securities follows.

       PUT AND CALL OPTIONS -- ASSET ALLOCATION, EQUITY INCOME, EQUITY GROWTH AND SMALL COMPANY EQUITY FUNDS. The Asset Allocation, Equity Income, Equity Growth and Small Company Equity Funds may purchase put options and call options on securities and securities indices. A put option gives the buyer the right to sell, and the writer the obligation to buy, the underlying security at the stated exercise price at any time prior to the expiration of the option. A call option gives the buyer the right to buy the underlying security at the stated exercise price at any time prior to the expiration of the option. Options involving securities indices provide the holder with the right to make or receive a cash settlement upon exercise of the option based on movements in the relevant index. Such options must be listed on a national securities exchange and issued by the Options Clearing Corporation. Such options may relate to particular securities or to various stock indexes, except that a Fund may not write covered call options on an index. A Fund may not purchase options unless immediately after any such transaction the aggregate amount of premiums paid for put or call options does not exceed 5% of its total assets. Purchasing options is a specialized investment technique that may entail the risk of a complete loss of the amounts paid as premiums to the writer of the option.

       In order to close out put or call option positions, a Fund will be required to enter into a "closing purchase transaction" -- the purchase of a put or call option (depending upon the position being closed out) on the same security with the same exercise price and expiration date as the option that it previously wrote. When a portfolio security subject to a call option is sold, a Fund will effect a closing purchase transaction to close out any existing call option on that security. If a Fund is unable to effect a closing purchase transaction, it will not be able to sell the underlying security until the option expires or a Fund delivers the underlying security upon exercise.

       In contrast to an option on a particular security, an option on an index provides the holder with the right to make or receive a cash settlement upon exercise of the option. The amount of this settlement will be equal to the difference between the closing price of the index at the time of exercise and the exercise price of the option expressed in dollars, times a specified multiple.

       When a Fund purchases a put or call option, the premium paid by it is recorded as an asset of the Fund. The amount of this asset will be subsequently marked-to-market to reflect the current value of the option purchased. The current value of the traded option is the last sale price or, in the absence of a sale, the average of the closing bid and asked prices. If an option purchased by a Fund expires unexercised, the Fund realizes a loss equal to the premium paid. If a Fund enters into a closing sale transaction on an option purchased by it, the Fund will realize a gain if the premium received by the Fund on the closing transaction is more than the premium paid to purchase the option, or a loss if it is less.

       There are several risks associated with transactions in options on securities. For example, there are significant differences between the securities and options markets which could result in an imperfect correlation between the markets, causing a given transaction not to achieve its objectives. In addition, a liquid secondary market for particular options, whether traded over-the-counter or on a national securities exchange may be absent for reasons which include the following: there may be insufficient trading interest in certain options; restrictions may be imposed by an exchange on opening transactions, closing transactions or both; trading halts, suspensions or other restrictions may be imposed with respect to particular classes or series of options or underlying securities; unusual or unforeseen circumstances may interrupt normal operations on an exchange; the facilities of an exchange or the Options Clearing Corporation may not at all times be adequate to handle current trading volume; or one or more exchanges could, for economic or other reasons, decide or be compelled at some future date to discontinue the trading of options (or a particular class or series of options), in which event the secondary market on that exchange (or in that class or series of options) would cease to exist, although outstanding options that had been issued by the Options Clearing Corporation as a result of trades on that exchange would continue to be exercisable in accordance with their terms. A Fund will likely be unable to control losses by closing its position where a liquid secondary market does not exist. Moreover, regardless of how much the market price of the underlying security increases or decreases, the option buyer's risk is limited to the amount of the original investment for the purchase of the option. However, options may be more volatile than their underlying securities, and therefore, on a percentage basis, an investment in options may be subject to greater fluctuation than an investment in the underlying securities.

       A decision as to whether, when and how to use options involves the exercise of skill and judgment, and even a well-conceived transaction may be unsuccessful to some degree because of market behavior or unexpected events.

       COVERED CALL OPTIONS -- ASSET ALLOCATION, EQUITY INCOME, EQUITY VALUE, EQUITY GROWTH, INTERNATIONAL EQUITY AND SMALL COMPANY EQUITY FUNDS. To further increase return on their portfolio securities, in accordance with their respective investment objectives and policies, the Asset Allocation, Equity Income, Equity Value, Equity Growth, International Equity and Small Company Equity Funds may engage in writing covered call options (options on securities owned by a Fund) and may enter into closing purchase transactions with respect to such options. Such options must be listed on a national securities exchange and issued by the Options Clearing Corporation. The aggregate value of the securities subject to options written by the Asset Allocation, Equity Income, Equity Value, Equity Growth, International Equity and Small Company Equity Funds may not exceed 25% of the value of their respective net assets. By writing a covered call option, a Fund forgoes the opportunity to profit from an increase in the market price of the underlying security above the exercise price, except insofar as the premium represents such a profit. A Fund will not be able to sell the underlying security until the option expires or is exercised or the Fund effects a closing purchase transaction by purchasing an option of the same series. Such options will normally be written on underlying securities as to which Fleet and/or Oechsle does not anticipate significant short-term capital appreciation.

       The Funds may write listed covered call options. A listed call option gives the purchaser of the option the right to buy from a clearing corporation, and obligates the writer to sell to the clearing corporation, the underlying security at the stated exercise price at any time prior to the expiration of the option, regardless of the market price of the security. The premium paid to the writer is consideration for undertaking the obligations under the option contract. If an option expires unexercised, the writer realizes a gain in the amount of the premium. Such a gain may be offset by a decline in the market price of the underlying security during the option period.


       A Fund may terminate its obligation to sell prior to the expiration date of the option by executing a closing purchase transaction, which is effected by purchasing on an exchange an option of the same series (I.E., same underlying security, exercise price and expiration date) as the option previously written. Such a purchase does not result in the ownership of an option. A closing purchase transaction will ordinarily be effected to realize a profit on an outstanding call option, to prevent an underlying security from being called, to permit the sale of the underlying security or to permit the writing of a new call option containing different terms on such underlying security. The cost of such a liquidating purchase plus transaction costs may be greater than the premium received upon the original option, in which event the writer will have incurred a loss in the transaction. An option position may be closed out only on an exchange that provides a secondary market for an option of the same series. There is no assurance that a liquid secondary market on an exchange will exist for any particular option. A covered option writer, unable to effect a closing purchase transaction, will not be able to sell the underlying security until the option expires or the underlying security is delivered upon exercise. The writer in such circumstances will be subject to the risk of market decline of the underlying security during such period. A Fund will write an option on a particular security only if Fleet and/or Oechsle believes that a liquid secondary market will exist on an exchange for options of the same series, which will permit the Fund to make a closing purchase transaction in order to close out its position.

       When a Fund writes an option, an amount equal to the net premium (the premium less the commission) received by the Fund is included as a deferred credit in the liability section of the Fund's statement of assets and liabilities. The amount of the deferred credit will be subsequently marked-to-market to reflect the current value of the option written. The current value of the traded option is the last sale price or, in the absence of a sale price, the average of the closing bid and asked prices. If an option expires on the stipulated expiration date or if a Fund enters into a closing purchase transaction, it will realize a gain (or loss if the cost of a closing purchase transaction exceeds the net premium received when the option is sold), and the deferred credit related to such option will be eliminated. If an option is exercised, the Fund may deliver the underlying security from its portfolio and purchase the underlying security in the open market. In either event, the proceeds of the sale will be increased by the net premium originally received, and the Fund will realize a gain or loss. Premiums from expired call options written by a Fund and net gains from closing purchase transactions are treated as short-term capital gains for federal income tax purposes, and losses on closing purchase transactions are treated as short-term capital losses.

       OPTIONS ON FOREIGN STOCK INDEXES -- INTERNATIONAL EQUITY FUND. The International Equity Fund may, for the purpose of hedging its portfolio, subject to applicable securities regulations purchase and write put and call options on foreign stock indexes listed on foreign and domestic stock exchanges. A stock index fluctuates with changes in the market values of the stocks included in the index. Examples of foreign stock indexes are the Canadian Market Portfolio Index (Montreal Stock Exchange), The Financial Times -- Stock Exchange 100 (London Stock Exchange) and the Toronto Stock Exchange Composite 300 (Toronto Stock Exchange).

       Options on stock indexes are generally similar to options on stock except that the delivery requirements are different. Instead of giving the right to take or make delivery of stock at a specified price, an option on a stock index gives the holder the right to receive a cash "exercise settlement amount" equal to (a) the amount, if any, by which the fixed exercise price of the option exceeds (in the case of a put) or is less than (in the case of a call) the closing value of the underlying index on the date of exercise, multiplied by (b) a fixed "index multiplier." Receipt of this cash amount will depend upon the closing level of the stock index upon which the option is based being greater than, in the case of a call, or less than, in the case of a put, the exercise price of the option. The writer of the option is obligated, in return for the premium received, to make delivery of this amount. The writer may offset its position in stock index options prior to expiration by entering into a closing transaction on an exchange or the option may expire unexercised.

       The effectiveness of purchasing or writing stock index options as a hedging technique will depend upon the extent to which price movements in the portion of the securities portfolio of the International Equity Fund correlate with price movements of the stock index selected. Because the value of an index option depends upon movements in the level of the index rather than the price of a particular stock, whether the Fund realizes a gain or loss from the purchase or writing of options on an index is dependent upon movements in the level of stock prices in the stock market generally or, in the case of certain indexes, in an industry or market segment, rather than movements in the price of a particular stock. Accordingly, successful use by the Fund of options on stock indexes will be subject to Fleet's and/or Oechsle's ability to predict correctly movements in the direction of the stock market generally or of a particular industry. This requires different skills and techniques than predicting changes in the price of individual stocks. There can be no assurance that such judgment will be accurate or that the use of these portfolio strategies will be successful. The Fund will engage in stock index options transactions that are determined to be consistent with its efforts to control risk.

       When the Fund writes an option on a stock index, the Fund will establish a segregated account with its custodian or with a foreign sub-custodian in which the Fund will deposit cash or other liquid assets in an amount equal to the market value of the option, and will maintain the account while the option is open.

       OPTIONS AND FUTURES CONTRACTS - GROWTH AND INCOME, STRATEGIC EQUITY AND SMALL CAP VALUE FUNDS. The Growth and Income, Strategic Equity and Small Cap Value Funds may buy and sell options and futures contracts to manage their exposure to changing interest rates, security prices and currency exchange rates. The Funds may invest in options and futures based on any type of security, index, or currency, including options and futures based on foreign exchanges (see "Options on Foreign Stock Indexes -- International Equity Fund" above) and options not traded on exchanges. Some options and futures strategies, including selling futures, buying puts, and writing calls, tend to hedge a Fund's investments against price fluctuations. Other strategies, including buying futures, writing puts, and buying calls, tend to increase market exposure. Options and futures may be combined with each other or with forward contracts in order to adjust the risk and return characteristics of the overall strategy.

       Options and futures can be volatile investments, and involve certain risks. If Fleet applies a hedge at an inappropriate time or judges market conditions incorrectly, options and futures may lower a Fund's individual return. A Fund could also experience losses if the prices of its options and futures positions were poorly correlated with its other investments, or if it could not close out its positions because of an illiquid secondary market.

       The Funds will not hedge more than 20% of their respective total assets by selling futures, buying puts, and writing calls under normal conditions. The Funds will not buy futures or write puts whose underlying value exceeds 20% of their respective total assets, and will not buy calls with a value exceeding 5% of their respective total assets.

       STOCK INDEX FUTURES, SWAP AGREEMENTS, INDEXED SECURITIES AND OPTIONS - GROWTH AND INCOME, STRATEGIC EQUITY AND SMALL CAP VALUE FUNDS. The Growth and Income, Strategic Equity and Small Cap Value Funds may utilize stock index futures contracts, options, swap agreements, indexed securities, and options on futures contracts for the purposes of managing cash flows into and out of their respective portfolios and potentially reducing transaction costs, subject to the limitation that the value of these futures contracts, swap agreements, indexed securities, and options will not exceed 20% of the Funds' respective total assets. The Funds will not purchase options to the extent that more than 5% of the value of their respective total assets would be invested in premiums on open put option positions. In addition, the Funds do not intend to invest more than 5% of the market value of their respective total assets in each of the following: futures contracts, swap agreements, and indexed securities. When a Fund enters into a swap agreement, liquid assets of the Fund equal to the value of the swap agreement will be segregated by that Fund. The Funds may not use stock index futures contracts and options for speculative purposes.

       There are several risks accompanying the utilization of futures contracts. Positions in futures contracts may be closed only on an exchange or board of trade that furnishes a secondary market for such contracts. While the Funds plan to utilize futures contracts only if there exists an active market for such contracts, there is no guarantee that a liquid market will exist for the contracts at a specified time. Furthermore, because by definition, futures contracts look to projected price levels in the future and not to current levels of valuation, market circumstances may result in there being a discrepancy between the price of the stock index future and the movement in the corresponding stock index. The absence of a perfect price correlation between the futures contract and its underlying stock index could stem from investors choosing to close futures contracts by offsetting transactions, rather than satisfying additional margin requirements. This could result in a distortion of the relationship between the index and the futures market. In addition, because the futures market imposes less burdensome margin requirements than the securities market, an increased amount of participation by speculators in the futures market could result in price fluctuations.

       As a means of reducing fluctuations in the net asset value of shares of the Funds, the Funds may attempt to hedge all or a portion of their respective portfolios through the purchase of listed put options on stocks, stock indices and stock index futures contracts. These options will be used as a form of forward pricing to protect portfolio securities against decreases in value resulting from market factors, such as an anticipated increase in interest rates. A purchased put option gives a Fund, in return for a premium, the right to sell the underlying security to the writer (seller) at a specified price during the term of the option. Put options on stock indices are similar to put options on stocks except for the delivery requirements. Instead of giving a Fund the right to make delivery of stock at a specified price, a put option on a stock index gives the Fund, as holder, the right to receive an amount of cash upon exercise of the option.

       The Funds may also write covered call options. As the writer of a call option, a Fund has the obligation upon exercise of the option during the option period to deliver the underlying security upon payment of the exercise price.

       The Funds may only: (1) buy listed put options on stock indices and stock index futures contracts; (2) buy listed put options on securities held in their respective portfolios; and (3) sell listed call options either on securities held in their respective portfolios or on securities which they have the right to obtain without payment of further consideration (or have segregated cash in the amount of any such additional consideration). A Fund will maintain its positions in securities, option rights, and segregated cash subject to puts and calls until the options are exercised, closed or expired. A Fund may also enter into stock index futures contracts. A stock index futures contract is a bilateral agreement which obligates the seller to deliver (and the purchaser to take delivery of) an amount of cash equal to a specific dollar amount times the difference between the value of a specific stock index at the close of trading of the contract and the price at which the agreement is originally made. There is no physical delivery of the stocks constituting the index, and no price is paid upon entering into a futures contract.

       In general, option contracts are closed out prior to their expiration. A Fund, when purchasing or selling a futures contract, will initially be required to deposit in a segregated account in the broker's name with the Fund's custodian an amount of cash or liquid portfolio securities approximately equal to 5% - 10% of the contract value. This amount is known as "initial margin," and it is subject to change by the exchange or board of trade on which the contract is traded. Subsequent payments to and from the broker are made on a daily basis as the price of the index or the securities underlying the futures contract fluctuates. These payments are known as "variation margins," and the fluctuation in value of the long and short positions in the futures contract is a process referred to as "marking to market." A Fund may decide to close its position on a contract at any time prior to the contract's expiration. This is accomplished by the Fund taking an opposite position at the then prevailing price, thereby terminating its existing position in the contract. Because the initial margin resembles a performance bond or good-faith deposit on the contract, it is returned to the Fund upon the termination of the contract, assuming that all contractual obligations have been satisfied. Therefore, the margin utilized in futures contracts is readily distinguishable from the margin employed in security transactions, since the margin employed in futures contracts does not involve the borrowing of funds to finance the transaction.

       None of the Growth and Income, Strategic Equity or Small Cap Value Funds will enter into futures contracts if, immediately thereafter, the sum of its initial margin deposits on open contracts exceed 5% of the market value of its total assets. Further, a Fund will enter into stock index futures contracts only for bona fide hedging purposes or such other purposes permitted under Part 4 of the regulations promulgated by the Commodity Futures Trading Commission. Also, a Fund may not enter into stock index futures contracts and options to the extent that the value of such contracts would exceed 20% of the Fund's total net assets and may not purchase put options to the extent that more than 5% of the value of the Fund's total assets would be invested in premiums on open put option positions.

       The Growth and Income, Strategic Equity and Small Cap Value Funds may invest in indexed securities whose value is linked to foreign currencies, interest rates, commodities, indices or other financial indicators. Most indexed securities are short- to intermediate-term fixed income securities whose values at maturity or interest rates rise or fall according to the change in one or more specified underlying instruments. Indexed securities may be positively or negatively indexed (i.e., their value may increase or decrease if the underlying instrument appreciates), and may have return characteristics similar to direct investments in the underlying instrument or to one or more options on the underlying instrument. Indexed securities may be more volatile than the underlying instrument itself.

       As one way of managing their exposure to different types of investments, the Growth and Income, Strategic Equity and Small Cap Value Funds may enter into interest rate swaps, currency swaps, and other types of swap agreements such as caps, collars, and floors. In a typical interest rate swap, one party agrees to make regular payments equal to a floating interest rate times a "notional principal amount," in return for payments equal to a fixed rate times the same amount, for a specified period of time. If a swap agreement provides for payments in different currencies, the parties might agree to exchange notional principal amount as well. Swaps may also depend on other prices or rates, such as the value of an index or mortgage prepayment rates.

       In a typical cap or floor agreement, one party agrees to make payments only under specified circumstances, usually in return for payment of a fee by the other party. For example, the buyer of an interest rate cap obtains the right to receive payments to the extent that a specified interest rate exceeds an agreed upon level, while the seller of an interest rate floor is obligated to make payments to the extent that a specified interest rate falls below an agreed upon level. An interest rate collar combines elements of buying a cap and selling a floor.

       Swap agreements will tend to shift a Fund's investment exposure from one type of investment to another. For example, if a Fund agreed to exchange payments in dollars for payments in foreign currency, the swap agreement would tend to decrease the Fund's exposure to U.S. interest rates and increase its exposure to foreign currency and interest rates. Caps and floors have an effect similar to buying or writing options. Depending on how they are used, swap agreements may increase or decrease the overall volatility of a Fund's investments and its share price and yield.

       Swap agreements are sophisticated hedging instruments that typically involve a small investment of cash relative to the magnitude of risks assumed. As a result, swaps can be highly volatile and may have a considerable impact on the Funds' performance. Swap agreements are subject to risks related to the counterparty's ability to perform, and may decline in value if the counterparty's creditworthiness deteriorates. The Funds may also suffer losses if they are unable to terminate outstanding swap agreements or reduce their exposure through offsetting transactions.

       FOREIGN CURRENCY EXCHANGE TRANSACTIONS. Because each Fund may buy and sell securities denominated in currencies other than the U.S. dollar, and may receive interest, dividends and sale proceeds in currencies other than the U.S. dollar, the Funds from time to time may enter into foreign currency exchange transactions to convert the U.S. dollar to foreign currencies, to convert foreign currencies to the U.S. dollar and to convert foreign currencies to other foreign currencies. A Fund either enters into these transactions on a spot (I.E., cash) basis at the spot rate prevailing in the foreign currency exchange market, or uses forward contracts to purchase or sell foreign currencies. Forward foreign currency exchange contracts are agreements to exchange one currency for another -- for example, to exchange a certain amount of U.S. dollars for a certain amount of Japanese yen -- at a future date, which may be any fixed number of days from the date of the contract, and at a specified price. Typically, the other party to a currency exchange contract will be a commercial bank or other financial institution.

       Forward foreign currency exchange contracts also allow a Fund to hedge the currency risk of portfolio securities denominated in a foreign currency. This technique permits the assessment of the merits of a security to be considered separately from the currency risk. By separating the asset and the currency decision, it is possible to focus on the opportunities presented by the security apart from the currency risk. Although forward foreign currency exchange contracts are of short duration, generally between one and twelve months, such contracts are rolled over in a manner consistent with a more long-term currency decision. Because there is a risk of loss to a Fund if the other party does not complete the transaction, forward foreign currency exchange contracts will be entered into only with parties approved by Galaxy's Board of Trustees.

       A Fund may maintain "short" positions in forward foreign currency exchange transactions, which would involve the Fund's agreeing to exchange currency that it currently does not own for another currency -- for example, to exchange an amount of Japanese yen that it does not own for a certain amount of U.S. dollars -- at a future date and at a specified price in anticipation of a decline in the value of the currency sold short relative to the currency that the Fund has contracted to receive in the exchange. In order to ensure that the short position is not used to achieve leverage with respect to the Fund's investments, the Fund will establish with its custodian a segregated account consisting of cash or other liquid assets equal in value to the fluctuating market value of the currency as to which the short position is being maintained. The value of the securities in the segregated account will be adjusted at least daily to reflect changes in the market value of the short position.

       Forward foreign currency exchange contracts establish an exchange rate at a future date. These contracts are transferable in the interbank market conducted directly between currency traders (usually large commercial banks) and their customers. A forward foreign currency exchange contract generally has no deposit requirement and is traded at a net price without commission. Neither spot transactions nor forward foreign currency exchange contracts eliminate fluctuations in the prices of a Fund's portfolio securities or in foreign exchange rates, or prevent loss if the prices of these securities should decline.

       The Funds may enter into foreign currency hedging transactions in an attempt to protect against changes in foreign currency exchange rates between the trade and settlement dates of specific securities transactions or changes in foreign currency exchange rates that would adversely affect a portfolio position or an anticipated portfolio position. Since consideration of the prospect for currency parities will be incorporated into a Fund's long-term investment decisions, the Funds will not routinely enter into foreign currency hedging transactions with respect to portfolio security transactions; however, it is important to have the flexibility to enter into foreign currency hedging transactions when it is determined that the transactions would be in the Fund's best interest. Although these transactions tend to minimize the risk of loss due to a decline in the value of the hedged currency, at the same time they tend to limit any potential gain that might be realized should the value of the hedged currency increase. The precise matching of the forward contract amounts and the value of the securities involved will not generally be possible because the future value of these securities in foreign currencies will change as a consequence of market movements in the value of those securities between the date the forward contract is entered into and the date it matures. The projection of currency market movements is extremely difficult, and the successful execution of a hedging strategy is highly uncertain.

AMERICAN, EUROPEAN AND GLOBAL DEPOSITORY RECEIPTS

       Each Fund may invest in ADRs and EDRs. The Growth and Income, Strategic Equity, International Equity and Small Cap Value Funds may also invest in GDRs. ADRs are receipts issued in registered form by a U.S. bank or trust company evidencing ownership of underlying securities issued by a foreign issuer. EDRs are receipts issued in Europe typically by non-U.S. banks or trust companies and foreign branches of U.S. banks that evidence ownership of foreign or U.S. securities. GDRs are receipts structured similarly to EDRs and are marketed globally. ADRs may be listed on a national securities exchange or may be traded in the over-the-counter market. EDRs are designed for use in European exchange and over-the-counter markets. GDRs are designed for trading in non-U.S. securities markets. ADRs, EDRs and GDRs traded in the over-the-counter market which do not have an active or substantial secondary market will be considered illiquid and therefore will be subject to the Funds' respective limitations with respect to such securities. If a Fund invests in an unsponsored ADR, EDR or GDR, there may be less information available to the Fund concerning the issuer of the securities underlying the unsponsored ADR, EDR or GDR than is available for an issuer of securities underlying a sponsored ADR, EDR or GDR. ADR prices are denominated in U.S. dollars although the underlying securities are denominated in a foreign currency. Investments in ADRs, EDRs and GDRs involve risks similar to those accompanying direct investments in foreign securities. Certain of these risks are described above under "Special Risk Considerations -- Foreign Securities."

ASSET-BACKED SECURITIES -- ASSET ALLOCATION FUND

       The Asset Allocation Fund may purchase asset-backed securities, which represent a participation in, or are secured by and payable from, a stream of payments generated by particular assets, most often a pool of assets similar to one another. Assets generating such payments will consist of such instruments as motor vehicle installment purchase obligations, credit card receivables and home equity loans. Payment of principal and interest may be guaranteed up to certain amounts and for a certain time period by a letter of credit issued by a financial institution unaffiliated with entities issuing the securities. The estimated life of an asset-backed security varies with the prepayment experience with respect to the underlying debt instruments. The rate of such prepayments, and hence the life of the asset-backed security, will be primarily a function of current market rates, although other economic and demographic factors will be involved.

       Asset-backed securities are generally issued as pass-through certificates, which represent undivided fractional ownership interests in an underlying pool of assets, or as debt instruments, which are also known as collateralized obligations, and are generally issued as the debt of a special purpose entity organized solely for the purpose of owning such assets and issuing such debt. Asset-backed securities are often backed by a pool of assets representing the obligations of a number of different parties.

       The yield characteristics of asset-backed securities differ from traditional debt securities. A major difference is that the principal amount of the obligations may be prepaid at any time because the underlying assets (i.e., loans) generally may be prepaid at any time. As a result, if an asset-backed security is purchased at a premium, a prepayment rate that is faster than expected will reduce yield to maturity, while a prepayment rate that is slower than expected will have the opposite effect of increasing yield to maturity. Conversely, if an asset-backed security is purchased at a discount, faster than expected prepayments will increase, while slower than expected prepayments, will decrease, yield to maturity.

       Prepayments on asset-backed securities generally increase with falling interest rates and decrease with rising interest rates; furthermore prepayment rates are influenced by a variety of economic and social factors. In general, the collateral supporting non-mortgage asset-backed securities is of shorter maturity than mortgage loans and is less likely to experience substantial prepayments. Like other fixed income securities, when interest rates rise, the value of an asset-backed security generally will decline; however, when interest rates decline, the value of an asset-backed security with prepayment features may not increase as much as that of other fixed income securities.

       Asset-backed securities are subject to greater risk of default during periods of economic downturn. Also, the secondary market for certain asset-backed securities may not be as liquid as the market for other types of securities, which could result in a Fund's experiencing difficulty in valuing or liquidating such securities. For these reasons, under certain circumstances, asset-backed securities may be considered illiquid securities.

MORTGAGE-BACKED SECURITIES -- ASSET ALLOCATION FUND

       The Asset Allocation Fund may invest in mortgage-backed securities (including collateralized mortgage obligations) that represent pools of mortgage loans assembled for sale to investors by various governmental agencies and government-related organizations, such as the Government National Mortgage Association, the Federal National Mortgage Association, and the Federal Home Loan Mortgage Corporation. Mortgage-backed securities provide a monthly payment consisting of interest and principal payments. Additional payment may be made out of unscheduled repayments of principal resulting from the sale of the underlying residential property, refinancing or foreclosure, net of fees or costs that may be incurred. Prepayments of principal on mortgage-backed securities may tend to increase due to refinancing of mortgages as interest rates decline. To the extent that the Fund purchases mortgage-backed securities at a premium, mortgage foreclosures and prepayments of principal by mortgagors (which may be made at any time without penalty) may result in some loss of the Fund's principal investment to the extent of the premium paid. The yield of the Fund, should it invest in mortgage-backed securities, may be affected by reinvestment of prepayments at higher or lower rates than the original investment.

       Other mortgage-backed securities are issued by private issuers, generally originators of and investors in mortgage loans, including savings associations, mortgage bankers, commercial banks, investment bankers, and special purpose entities. These private mortgage-backed securities may be supported by U.S. Government mortgage-backed securities or some form of non-government credit enhancement. Mortgage-backed securities have either fixed or adjustable interest rates. The rate of return on mortgage-backed securities may be affected by prepayments of principal on the underlying loans, which generally increase as interest rates decline; as a result, when interest rates decline, holders of these securities normally do not benefit from appreciation in market value to the same extent as holders of other non-callable debt securities. In addition, like other debt securities, the value of mortgage-related securities, including government and government-related mortgage pools, generally will fluctuate in response to market interest rates.

MORTGAGE DOLLAR ROLLS -- ASSET ALLOCATION FUND

       The Asset Allocation Fund may enter into mortgage "dollar rolls" in which the Fund sells securities for delivery in the current month and simultaneously contracts with the same counterparty to repurchase similar (same type, coupon and maturity) but not identical securities on a specified future date not exceeding 120 days. During the roll period, the Fund loses the right to receive principal and interest paid on the securities sold. However, the Fund would benefit to the extent of any difference between the price received for the securities sold and the lower forward price for the future purchase (often referred to as the "drop") or fee income plus the interest earned on the cash proceeds of the securities sold until the settlement date of the forward purchase. Unless such benefits exceed the income, capital appreciation and gain or loss due to mortgage prepayments that would have been realized on the securities sold as part of the mortgage dollar roll, the use of this technique will diminish the investment performance of the Fund compared with what such performance would have been without the use of mortgage dollar rolls. All cash proceeds will be invested in instruments that are permissible investments for the Fund. The Fund will hold and maintain in a segregated account until the settlement date cash or other liquid assets in an amount equal to the forward purchase price.

       For financial reporting and tax purposes, the Fund proposes to treat mortgage dollar rolls as two separate transactions; one involving the purchase of a security and a separate transaction involving a sale. The Fund does not currently intend to enter into mortgage dollar rolls that are accounted for as a financing.

       Mortgage dollar rolls involve certain risks. If the broker-dealer to whom the Fund sells the security becomes insolvent, the Fund's right to purchase or repurchase the mortgage-related securities may be restricted and the instrument which the Fund is required to repurchase may be worth less than the instrument which the Fund originally held. Successful use of mortgage dollar rolls may depend upon Fleet's ability to predict correctly interest rates and mortgage prepayments. For these reasons, there is no assurance that mortgage dollar rolls can be successfully employed.

CONVERTIBLE SECURITIES

       The Funds may from time to time, in accordance with their respective investment policies, invest in convertible securities. Convertible securities are fixed income securities which may be exchanged or converted into a predetermined number of shares of the issuer's underlying common stock at the option of the holder during a specified time period. Convertible securities may take the form of convertible preferred stock, convertible bonds or debentures, units consisting of "usable" bonds and warrants or a combination of the features of several of these securities.

       Convertible bonds and convertible preferred stocks generally retain the investment characteristics of fixed income securities until they have been converted but also react to movements in the underlying equity securities. The holder is entitled to receive the fixed income of a bond or the dividend preference of a preferred stock until the holder elects to exercise the conversion privilege. Usable bonds are corporate bonds that can be used in whole or in part, customarily at full face value, in lieu of cash to purchase the issuer's common stock. When owned as part of a unit along with warrants, which are options to buy the common stock, they function as convertible bonds, except that the warrants generally will expire before the bond's maturity. Convertible securities are senior to equity securities and therefore have a claim to the assets of the issuer prior to the holders of common stock in the case of liquidation. However, convertible securities are generally subordinated to similar non-convertible securities of the same issuer. The interest income and dividends from convertible bonds and preferred stocks provide a stable stream of income with generally higher yields than common stocks, but lower than non-convertible securities of similar quality. A Fund will exchange or convert the convertible securities held in its portfolio into shares of the underlying common stock in instances in which, in Fleet's and/or Oechsle's opinion, the investment characteristics of the underlying common shares will assist the Fund in achieving its investment objective. Otherwise, a Fund will hold or trade the convertible securities. In selecting convertible securities for a Fund, Fleet evaluates the investment characteristics of the convertible security as a fixed income instrument, and the investment potential of the underlying equity security for capital appreciation. In evaluating these matters with respect to a particular convertible security, Fleet considers numerous factors, including the economic and political outlook, the value of the security relative to other investment alternatives, trends in the determinants of the issuer's profits, and the issuer's management capability and practices.

       The Growth and Income and Small Cap Value Funds may invest in convertible bonds rated "BB" or higher by S&P or Fitch IBCA, or "Ba" or higher by Moody's at the time of investment. Securities rated "BB" by S&P or Fitch IBCA or "Ba" by Moody's provide questionable protection of principal and interest in that such securities either have speculative characteristics or are predominantly speculative with respect to capacity to pay interest and repay principal in accordance with the terms of the obligation. Debt obligations that are not rated, or not determined to be, investment grade are high-yield, high-risk bonds, typically subject to greater market fluctuations, and securities in the lowest rating category may be in danger of loss of income and principal due to an issuer's default. To a greater extent than investment grade bonds, the value of lower-rated bonds tends to reflect short-term corporate, economic, and market developments, as well as investor perceptions of the issuer's credit quality. In addition, lower-rated bonds may be more difficult to dispose of or to value than higher-rated, lower-yielding bonds. Fleet will attempt to reduce the risks described above through diversification of each Fund's portfolio and by credit analysis of each issuer, as well as by monitoring broad economic trends and corporate and legislative developments. If a convertible bond is rated below "BB" or "Ba" after a Fund has purchased it, the Fund is not required to eliminate the convertible bond from its portfolio, but will consider appropriate action. The investment characteristics of each convertible security vary widely, which allows convertible securities to be employed for different investment objectives. The Funds do not intend to invest in such lower-rated bonds during the current fiscal year. A description of the rating categories of S&P, Moody's and Fitch IBCA is contained in Appendix A to this Statement of Additional Information.

WHEN-ISSUED AND DELAYED SETTLEMENT TRANSACTIONS - GROWTH AND INCOME, STRATEGIC EQUITY, INTERNATIONAL EQUITY AND SMALL CAP VALUE FUNDS

       The Growth and Income, Strategic Equity, International Equity and Small Cap Value Funds may purchase eligible securities on a "when-issued" basis. The Growth and Income, Strategic Equity and Small Cap Value Funds may also purchase eligible securities on a "delayed settlement" basis. When-issued transactions, which involve a commitment by a Fund to purchase or sell particular securities with payment and delivery taking place at a future date (perhaps one or two months later), permit the Fund to lock in a price or yield on a security it owns or intends to purchase, regardless of future changes in interest rates. Delayed settlement describes settlement of a securities transaction in the secondary market which will occur sometime in the future. When-issued and delayed settlement transactions involve the risk, however, that the yield or price obtained in a transaction may be less favorable than the yield or price available in the market when the securities delivery takes place.

       A Fund may dispose of a commitment prior to settlement if Fleet or Oechsle, as the case may be, deems it appropriate to do so. In addition, a Fund may enter into transactions to sell its purchase commitments to third parties at current market values and simultaneously acquire other commitments to purchase similar securities at later dates. The Funds may realize short-term profits or losses upon the sale of such commitments.

       When a Fund agrees to purchase securities on a "when-issued" or "delayed settlement" basis, the Fund's custodian will set aside cash or liquid portfolio securities equal to the amount of the commitment in a separate account. In the event of a decline in the value of the securities that the custodian has set aside, the Fund may be required to place additional assets in the separate account in order to ensure that the value of the account remains equal to the amount of the Fund's commitment. A Fund's net assets may fluctuate to a greater degree if it sets aside portfolio securities to cover such purchase commitments than if it sets aside cash.

       When a Fund engages in when-issued or delayed settlement transactions, it relies on the seller to consummate the trade. Failure of the seller to do so may result in the Fund's incurring a loss or missing an opportunity to obtain a price considered to be advantageous for a security. For purposes of determining the average weighted maturity of a Fund's portfolio, the maturity of when-issued securities is calculated from the date of settlement of the purchase to the maturity date.

RESTRICTED AND ILLIQUID SECURITIES

       Each Fund may invest in commercial paper issued in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). Section 4(2) commercial paper is restricted as to disposition under federal securities law and is generally sold to institutional investors, such as the Funds, who agree that they are purchasing the paper for investment purposes and not with a view to public distribution. Any resale by the purchaser must be in an exempt transaction. Section 4(2) commercial paper is normally resold to other institutional investors like the Funds through or with the assistance of the issuer or investment dealers who make a market in Section 4(2) commercial paper, thus providing liquidity. The Funds believe that Section 4(2) commercial paper and possibly certain other restricted securities that meet the criteria for liquidity established by Galaxy's Board of Trustees are quite liquid. The Funds intend, therefore, to treat the restricted securities that meet the criteria for liquidity established by the Board of Trustees, including Section 4(2) commercial paper (as determined by Fleet), as liquid and not subject to the investment limitation applicable to illiquid securities. In addition, because Section 4(2) commercial paper is liquid, the Funds do not intend to subject such paper to the limitation applicable to restricted securities.

       Rule 144A under the 1933 Act allows for a broader institutional trading market for securities otherwise subject to restrictions on resale to the general public. Rule 144A establishes a "safe harbor" from the registration requirements of the 1933 Act for resales of certain securities to qualified institutional buyers. A Fund's investment in Rule 144A securities could have the effect of increasing the level of illiquidity of the Fund during any period that qualified institutional buyers were no longer interested in purchasing these securities. For purposes of each Fund's 10% limitation (15% with respect to the Growth and Income, Small Cap Value and Strategic Equity Funds) on purchases of illiquid instruments described under "Investment Limitations" below, Rule 144A securities will not be considered to be illiquid if Fleet and/or Oechsle has determined, in accordance with guidelines established by the Board of Trustees, that an adequate trading market exists for such securities.

PORTFOLIO TURNOVER

       Each Fund may sell a portfolio investment soon after its acquisition if Fleet and/or Oechsle believes that such a disposition is consistent with the Fund's investment objective. Portfolio investments may be sold for a variety of reasons, such as a more favorable investment opportunity or other circumstances bearing on the desirability of continuing to hold such investments. A portfolio turnover rate of 100% or more is considered high, although the rate of portfolio turnover will not be a limiting factor in making portfolio decisions. A high rate of portfolio turnover involves correspondingly greater brokerage commission expenses and other transaction costs, which must be ultimately borne by a Fund's shareholders. High portfolio turnover may result in the realization of substantial net capital gains; distributions derived from such gains will be treated as ordinary income for federal income tax purposes.

                             INVESTMENT LIMITATIONS

       In addition to each Fund's investment objective as stated in its Prospectuses, the following investment limitations are matters of fundamental policy and may not be changed with respect to a particular Fund without the affirmative vote of the holders of a majority of its outstanding shares (as defined under "Miscellaneous").

       The Asset Allocation, Equity Income, Strategic Equity, Equity Value, Equity Growth, International Equity and Small Company Equity Funds may not:

              1. Make loans, except that (i) each Fund may purchase or hold debt instruments in accordance with its investment objective and policies, and may enter into repurchase agreements with respect to portfolio securities, and (ii) each Fund may lend portfolio securities against collateral consisting of cash or securities which are consistent with its permitted investments, where the value of the collateral is equal at all times to at least 100% of the value of the securities loaned.

              2. Borrow money or issue senior securities, except that each Fund may borrow from domestic banks for temporary purposes and then in amounts not in excess of 10%, with respect to the Equity Value Fund, or 33%, with respect to the Asset Allocation, Equity Income, Strategic Equity, Equity Growth, International Equity and Small Company Equity Funds, of the value of its total assets at the time of such borrowing (provided that the Funds may borrow pursuant to reverse repurchase agreements in accordance with their investment policies and in amounts not in excess of 10%, with respect to the Equity Value Fund, or 33%, with respect to the Asset Allocation, Equity Income, Strategic Equity, Equity Growth, International Equity and Small Company Equity Funds, of the value of their respective total assets at the time of such borrowing); or mortgage, pledge, or hypothecate any assets except in connection with any such borrowing and in amounts not in excess of the lesser of the dollar amounts borrowed or 10%, with respect to the Equity Value Fund, or 33%, with respect to the Equity Growth, Equity Income, International Equity, Small Company Equity, Asset Allocation and Strategic Equity Funds, of the value of a Fund's total assets at the time of such borrowing. No Fund will purchase securities while borrowings (including reverse repurchase agreements) in excess of 5% of its total assets are outstanding.

              3. Invest more than 10% (15% with respect to the Strategic Equity Fund) of the value of its net assets in illiquid securities, including repurchase agreements with remaining maturities in excess of seven days, time deposits with maturities in excess of seven days, restricted securities (with respect to the Equity Value Fund), securities which are restricted as to transfer in their principal market (with respect to the International Equity Fund), non-negotiable time deposits and other securities which are not readily marketable.

              4. Purchase securities of any one issuer, other than obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities, if immediately after such purchase more than 5% of the value of a Fund's total assets would be invested in such issuer, except that up to 25% of the value of its total assets may be invested without regard to this limitation.

              5. Purchase securities on margin (except such short-term credits as may be necessary for the clearance of purchases), make short sales of securities, or maintain a short position.

              6. Act as an underwriter within the meaning of the Securities Act of 1933; except insofar as a Fund might be deemed to be an underwriter upon disposition of restricted portfolio securities; and except to the extent that the purchase of securities directly from the issuer thereof in accordance with the Fund's investment objective, policies and limitations may be deemed to be underwriting.

              7. Purchase or sell real estate; except that each Fund may purchase securities that are secured by real estate, and the Funds may purchase securities of issuers which deal in real estate or interests therein; however, the Funds will not purchase or sell interests in real estate limited partnerships.

              8. Purchase or sell commodities or commodity contracts or invest in oil, gas, or other mineral exploration or development programs or mineral leases; provided however, that (i) the Asset Allocation, Equity Income, Equity Value, Equity Growth, International Equity and Small Company Equity Funds may enter into forward currency contracts and foreign currency futures contracts and related options to the extent permitted by their respective investment objectives and policies, and (ii) the Strategic Equity Fund may engage in transactions involving financial futures contracts or options on financial futures contracts.

              9. Invest in or sell put options, call options, straddles, spreads, or any combination thereof; provided, however, that each of the Asset Allocation, Equity Income, Equity Value, Equity Growth, International Equity and Small Company Equity Funds may write covered call options with respect to its portfolio securities that are traded on a national securities exchange, and may enter into closing purchase transactions with respect to such options if, at the time of the writing of such options, the aggregate value of the securities subject to the options written by the Fund does not exceed 25% of the value of its total assets; and further provided that (i) the Asset Allocation, Equity Income, Equity Growth, International Equity and Small Company Equity Funds may purchase put and call options to the extent permitted by their investment objectives and policies, and (ii) the Strategic Equity Fund may buy and sell options, including without limit buying or writing puts and calls, based on any type of security, index or currency, including options on foreign exchanges and options not traded on exchanges.

              10. Invest in companies for the purpose of exercising management or control.

              11. Purchase securities of other investment companies except in connection with a merger, consolidation, reorganization, or acquisition of assets; provided, however, that the Funds may acquire such securities in accordance with the 1940 Act; and further provided, that the Strategic Equity Fund may from time to time, on a temporary basis, invest exclusively in one other investment company similar to the Fund.

       The Growth and Income and Small Cap Value Funds may not:

              12. Borrow money directly or through reverse repurchase agreements (arrangements in which the Fund sells a portfolio instrument for a percentage of its cash value with an arrangement to buy it back on a set date) or pledge securities except, under certain circumstances, such Funds may borrow up to one-third of the value of their respective total assets and pledge up to 10% of the value of their respective total assets to secure such borrowings.

              13. With respect to 75% of the value of their respective total assets, invest more than 5% in securities of any one issuer, other than cash, cash items, or securities issued or guaranteed by the government of the United States or its agencies or instrumentalities and repurchase agreements collateralized by such securities, or acquire more than 10% of the outstanding voting securities of any one issuer.

              14. Sell any securities short or purchase any securities on margin, but each Fund may obtain such short-term credits as may be necessary for the clearance of purchases and sales of portfolio securities. A deposit or payment by a Fund of initial or variation margin in connection with futures contracts or related options transactions is not considered the purchase of a security on margin.

              15. Issue senior securities except that each Fund may borrow money or engage in reverse repurchase agreements in amounts up to one-third of the value of its total assets, including the amounts borrowed; and except to the extent that the Funds may enter into futures contracts. No Fund will borrow money or engage in reverse repurchase agreements for investment leverage, but rather as a temporary, extraordinary, or emergency measure to facilitate management of the portfolio by enabling a Fund to meet redemption requests when the liquidation of portfolio securities is deemed to be inconvenient or disadvantageous. No Fund will purchase any securities while borrowings in excess of 5% of its total assets are outstanding.

              16. Mortgage, pledge, or hypothecate any assets except to secure permitted borrowings. In those cases, a Fund may only mortgage, pledge, or hypothecate assets having a market value not exceeding 10% of the value of its total assets at the time of purchase. For purposes of this limitation, the following will not be deemed to be pledges of a Fund's assets: (a) the deposit of assets in escrow in connection with the writing of covered put or call options and the purchase of securities on a when-issued basis; and
                     (b) collateral arrangements with respect to: (i) the purchase and sale of stock options (and options on stock indices) and (ii) initial or variation margin for futures contracts. Margin deposits from the purchase and sale of futures contracts and related options are not deemed to be a pledge.

              17. Purchase or sell real estate or real estate limited partnerships, although each Fund may invest in securities of issuers whose business involves the purchase or sale of real estate or in securities which are secured by real estate or interests in real estate.

              18. Purchase or sell commodities, commodity contracts, or commodity futures contracts except to the extent that a Fund may engage in transactions involving financial futures contracts or options on financial futures contracts.

              19. Underwrite any issue of securities, except as a Fund may be deemed to be an underwriter under the Securities Act of 1933 in connection with the sale of securities in accordance with its investment objective, policies and limitations.

              20. Lend any of its assets except that a Fund may lend portfolio securities up to one-third the value of its total assets. This limitation shall not prevent a Fund from purchasing or holding money market instruments, repurchase agreements, obligations of the U.S. Government, its agencies or instrumentalities, variable rate demand notes, bonds, debentures, notes, certificates of indebtedness, or certain debt instruments as permitted by its investment objective, policies and limitations or Galaxy's Declaration of Trust.

              21. With respect to securities comprising 75% of the value of its total assets, purchase securities issued by any one issuer (other than cash, cash items, or securities issued or guaranteed by the government of the United States or its agencies or instrumentalities and repurchase agreements collateralized by such securities) if, as a result, more than 5% of the value of its total assets would be invested in the securities of that issuer. A Fund will not acquire more than 10% of the outstanding voting securities of any one issuer.

              22. Invest 25% of more of the value of its total assets in any one industry (other than securities issued by the U.S. Government, its agencies or instrumentalities). However, a Fund may invest as temporary investments more than 25% of the value of its assets in cash or cash items, securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities, or instruments secured by these money market instruments, such as repurchase agreements.

       The following investment policies with respect to the Growth and Income and Small Cap Value Funds may be changed by Galaxy's Board of Trustees without shareholder approval. Shareholders will be notified before any material change in these limitations become effective:

              23. The Funds may not invest more than 15% of their respective net assets in securities subject to restrictions on resale under the Securities Act of 1933 (except for commercial paper issued under Section 4(2) of the Securities Act of 1933 and certain securities which meet the criteria for liquidity as established by the Board of Trustees).

              24. Each Fund will limit its investments in other investment companies to not more than 3% of the total outstanding voting stock of any investment company; will invest no more than 5% of its total assets in any one investment company; and will invest no more than 10% of its total assets in investment companies in general. However, these limitations are not applicable if the securities are acquired in a merger, consolidation, reorganization or acquisition of assets.

                     The Funds will purchase the securities of other investment companies only in open market transactions involving only customary broker's commissions. It should be noted that investment companies incur certain expenses such as management fees, and therefore any investment by a

                     Fund in shares of another investment company would be subject to such duplicate expenses.

              25. Neither Fund may purchase or retain the securities of any issuer if the officers and Trustees of Galaxy or Fleet, owning individually more than 1/2 of 1% of the issuer's securities, together own more than 5% of the issuer's securities.

              26. Neither Fund may purchase or sell interests in oil, gas, or mineral exploration or development programs or leases; except that the Funds may purchase the securities of issuers which invest in or sponsor such programs.

              27. Neither Fund may purchase put options on securities, unless the securities are held in the Fund's portfolio and not more than 5% of the value of the Fund's total assets would be invested in premiums on open put option positions.

              28. Neither Fund may write call options on securities, unless the securities are held in the Fund's portfolio or unless the Fund is entitled to them in deliverable form without further payment or after segregating cash in the amount of any further payment. Neither Fund may write call options in excess of 5% of the value of its total assets.

              29. Neither Fund may invest more than 5% of the value of its total assets in securities of issuers which have records of less than three years of continuous operations, including the operation of any predecessor.

              30. Neither Fund will invest more than 15% of the value of its respective net assets in illiquid securities, including repurchase agreements providing for settlement in more than seven days after notice, non-negotiable fixed time deposits with maturities over seven days, and certain securities not determined by the Board of Trustees to be liquid.



              31. Neither Fund may invest in companies for the purpose of exercising management or control.

              32. Neither Fund may invest more than 5% of its net assets in warrants. No more than 2% of this 5% may be warrants which are not listed on the New York Stock Exchange.

       In addition, the Funds may not purchase any securities which would cause 25% or more of the value of a Fund's total assets at the time of purchase to be invested in the securities of one or more issuers conducting their principal business activities in the same industry; provided, however that (a) there is no limitation with respect to obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities, (b) wholly-owned finance companies will be considered to be in the industries of their parents if their activities are primarily related to financing the activities of the parents, and
(c) utilities will be classified according to their services. (For example, gas, gas transmission, electric and gas, electric and telephone each will be considered a separate industry.)

       With respect to Investment Limitation No. 2 above, (a) the Equity Value Fund intends to limit any borrowings (including reverse repurchase agreements) to not more than 10% of the value of its total assets at the time of such borrowing and each of the Asset Allocation, Equity Income, Strategic Equity, Equity Growth, International Equity and Small Company Equity Funds intends to limit any borrowings (including reverse repurchase agreements) to not more than 33% of the value of its total assets at the time of such borrowing, and (b) mortgage dollar rolls entered into by the Asset Allocation Fund that are not accounted for as financings shall not constitute borrowings.

       With respect to Investment Limitation No. 4 above, each of the Asset Allocation, Equity Income, Strategic Equity, Equity Value, Equity Growth, International Equity and Small Company Equity Funds does not intend to acquire more than 10% of the outstanding voting securities of any one issuer.

       The Growth and Income and Small Cap Value Funds intend to invest in restricted securities. Restricted securities are any securities in which a Fund may otherwise invest pursuant to its investment objective and policies, but which are subject to restriction on resale under federal securities law. Each such Fund will limit its investments in illiquid securities, including certain restricted securities not determined by the Board of Trustees to be liquid, non-negotiable fixed time deposits with maturities over seven days, over-the-counter options, and repurchase agreements providing for settlement in more than seven days after notice, to 15% of its net assets.

       Except as stated otherwise, a percentage limitation is satisfied at the time of investment, a later increase in such percentage resulting from a change in the value of a Fund's portfolio securities generally will not constitute a violation of the limitation. If the value of a Fund's holdings of illiquid securities at any time exceeds the percentage limitation applicable at the time of acquisition due to subsequent fluctuations in value or other reasons, the Board of Trustees will consider what actions, if any, are appropriate to maintain adequate liquidity. With respect to borrowings, if a Fund's asset coverage at any time falls below that required by the 1940 Act, the Fund will reduce the amount of its borrowings in the manner required by the 1940 Act to the extent necessary to satisfy the asset coverage requirement.

                        VALUATION OF PORTFOLIO SECURITIES

VALUATION OF THE ASSET ALLOCATION, EQUITY INCOME, GROWTH AND INCOME, STRATEGIC EQUITY, EQUITY VALUE, EQUITY GROWTH, SMALL CAP VALUE AND SMALL COMPANY EQUITY FUNDS

       In determining market value, the assets in the Asset Allocation, Equity Income, Growth and Income, Strategic Equity, Equity Value, Equity Growth, Small Cap Value and Small Company Equity Funds which are traded on a recognized stock exchange are valued at the last sale price on the securities exchange on which such securities are primarily traded or at the last sale price on the national securities market. Securities quoted on the NASD National Market System are also valued at the last sale price. Other securities traded on over-the-counter markets are valued on the basis of their closing over-the-counter bid prices. Securities for which there were no transactions are valued at the average of the most recent bid and asked prices. Investments in debt securities with remaining maturities of 60 days or less are valued based upon the amortized cost method. Restricted securities, securities for which market quotations are not readily available, and other assets are valued at fair value by Fleet under the supervision of Galaxy's Board of Trustees. An option is generally valued at the last sale price or, in the absence of a last sale price, the last offer price. See "Valuation of International Equity Fund" below for a description of the valuation of certain foreign securities held by these Funds.

VALUATION OF THE INTERNATIONAL EQUITY FUND

       In determining market value, the International Equity Fund's portfolio securities which are primarily traded on a domestic exchange are valued at the last sale price on that exchange or, if there is no recent sale, at the last current bid quotation. Portfolio securities which are primarily traded on foreign securities exchanges are generally valued at the preceding closing values of such securities on their respective exchanges, except when an occurrence subsequent to the time a value was so established is likely to have changed such value, then the fair value of those securities may be determined through consideration of other factors by or under the direction of Galaxy's Board of Trustees. A security which is listed or traded on more than one exchange is valued at the quotation on the exchange determined to be the primary market for such security. Investments in debt securities having a remaining maturity of 60 days or less are valued based upon the amortized cost method. All other securities are valued at the last current bid quotation if market quotations are available, or at fair value as determined in accordance with policies established in good faith by the Board of Trustees. For valuation purposes, quotations of foreign securities in foreign currency are converted to U.S. dollars equivalent at the prevailing market rate on the day of valuation. An option is generally valued at the last sale price or, in the absence of a last sale price, the last offer price.

       Certain of the securities acquired by the International Equity Fund may be traded on foreign exchanges or over-the-counter markets on days on which the Fund's net asset value is not calculated. In such cases, the net asset value of the Fund's shares may be significantly affected on days when investors can neither purchase nor redeem shares of the Fund.

                 ADDITIONAL PURCHASE AND REDEMPTION INFORMATION

       Shares in each Fund are sold on a continuous basis by Galaxy's distributor, Provident Distributors, Inc. ("PDI"). PDI is a registered broker/dealer with its principal offices at Four Fall Corporate Center, 6th Floor, West Conshohocken, Pennsylvania 19428. PDI has agreed to use appropriate efforts to solicit all purchase orders.


       This Statement of Additional Information provides additional purchase and redemption information for Trust Shares, Retail A Shares and Retail B Shares of the Funds. Purchase and redemption information for Prime A Shares and Prime B Shares of the Funds is provided in a separate prospectus and statement of additional information.

                PURCHASES OF RETAIL A SHARES AND RETAIL B SHARES

GENERAL

       Investments in Retail A Shares of the Funds are subject to a front-end sales charge. Investments in Retail B Shares of the Funds are subject to a back-end sales charge. This back-end sales charge declines over time and is known as a "contingent deferred sales charge."

       Investors should read "Characteristics of Retail A Shares and Retail B Shares" and "Factors to Consider When Selecting Retail A Shares or Retail B Shares" below before deciding between the two.

       PDI has established several procedures to enable different types of investors to purchase Retail A Shares and Retail B Shares (collectively, "Retail Shares") of the Funds. Retail Shares may be purchased by individuals or corporations who submit a purchase application to Galaxy, purchasing directly either for their own accounts or for the accounts of others. Retail Shares may also be purchased by FIS Securities, Inc., Fleet Securities, Inc., Fleet Enterprises, Inc., FleetBoston Corporation, its affiliates, their correspondent banks and other qualified banks, savings and loan associations and broker/dealers on behalf of their customers. Purchases may take place only on days on which PDI and Galaxy's custodian and Galaxy's transfer agent are open for business ("Business Days"). If an institution accepts a purchase order from a customer on a non-Business Day, the order will not be executed until it is received and accepted by PDI on a Business Day in accordance with PDI's procedures.

       Galaxy has authorized certain brokers to accept purchase, exchange and redemption orders on behalf of Galaxy with respect to Retail A Shares of the Funds. Such brokers are authorized to designate other intermediaries to accept purchase, exchange and redemption orders on behalf of Galaxy. Galaxy will be deemed to have received a purchase, exchange or redemption order when such an authorized broker or designated intermediary accepts the order. Orders for the purchase, exchange or redemption of Retail A Shares of the Funds accepted by any such authorized broker or designated intermediary will be effected at the Funds' respective net asset values per share next determined after acceptance of such order and will not be subject to the front-end sales charge with respect to Retail A Shares described in the applicable Prospectus and in this Statement of Additional Information.

CUSTOMERS OF INSTITUTIONS

       Retail Shares purchased by institutions on behalf of their customers will normally be held of record by the institution and beneficial ownership of Retail Shares will be recorded by the institution and reflected in the account statements provided to its customers. Galaxy's transfer agent may establish an account of record for each customer of an institution reflecting beneficial ownership of Retail Shares. Depending on the terms of the arrangement between a particular institution and Galaxy's transfer agent, confirmations of Retail Share purchases and redemptions and pertinent account statements will either be sent by Galaxy's transfer agent directly to a customer with a copy to the institution, or will be furnished directly to the customer by the institution. Other procedures for the purchase of Retail Shares established by institutions in connection with the requirements of their customer accounts may apply. Customers wishing to purchase Retail Shares through their institution should contact such entity directly for appropriate purchase instructions.

OTHER PURCHASE INFORMATION

       On a Business Day when the New York Stock Exchange (the "Exchange") closes early due to a partial holiday or otherwise, Galaxy will advance the time at which purchase orders must be received in order to be processed on that Business Day.

APPLICABLE SALES CHARGE - RETAIL A SHARES

       The public offering price for Retail A Shares of the Funds is the sum of the net asset value of the Retail A Shares purchased plus any applicable front-end sales charge as described in the applicable Prospectus. A deferred sales charge of up to 1.00% is assessed on certain redemptions of Retail A Shares that are purchased with no initial sales charge as part of an investment of $500,000 or more. A portion of the front-end sales charge may be reallowed to broker-dealers as follows:

                                 REALLOWANCE TO
                                    DEALERS
                                    -------

                                          AS A % OF
                                        OFFERING PRICE
AMOUNT OF TRANSACTION                     PER SHARE
---------------------                   --------------
Less than $50,000                           3.25
$50,000 but less than $100,000              3.00
$100,000 but less than $250,000             2.50
$250,000 but less than $500,000             2.00
$500,000 and over                           0.00

       The appropriate reallowance to dealers will be paid by PDI to broker-dealer organizations which have entered into agreements with PDI. The reallowance to dealers may be changed from time to time.

       In certain situations or for certain individuals, the front-end sales charge for Retail A Shares of the Funds may be waived either because of the nature of the investor or the reduced sales effort required to attract such investments. In order to receive the sales charge waiver, an investor must explain the status of his or her investment at the time of purchase. In addition to the sales charge waivers described in the applicable Prospectus, no sales charge is assessed on purchases of Retail A Shares of the Funds by the following categories of investors or in the following types of transactions:

       - purchases by directors, officers and employees of broker-dealers having agreements with PDI pertaining to the sale of Retail A Shares to the extent permitted by such organizations;

       - purchases by current and retired members of Galaxy's Board of Trustees and members of their immediate families;

       - purchases by officers, directors, employees and retirees of FleetBoston Corporation and any of its affiliates and members of their immediate families;


       - purchases by officers, directors, employees and retirees of PFPC Inc. and members of their immediate families;

       - purchases by persons who are also plan participants in any employee benefit plan which is the record or beneficial holder of Trust Shares of the Funds or any of the other portfolios offered by Galaxy;

       - purchases by institutional investors, including but not limited to bank trust departments and registered investment advisers;

       - purchases by clients of investment advisers or financial planners who place trades for their own accounts if such accounts are linked to the master accounts of such investment advisers or financial planners on the books of the broker-dealer through whom Retail A Shares are purchased;

       - purchases by institutional clients of broker-dealers, including retirement and deferred compensation plans and the trusts used to fund these plans, which place trades through an omnibus account maintained with Galaxy by the broker-dealer; and


       - purchases prior to July 1, 1999 by former deposit customers of financial institutions (other than registered broker-dealers) acquired by FleetBoston Corporation in February 1998.


COMPUTATION OF OFFERING PRICE - RETAIL A SHARES


       An illustration of the computation of the offering price per share of Retail A Shares of the Funds, using the value of each Fund's net assets attributable to such Shares and the number of outstanding Retail A Shares of each Fund at the close of business on October 31, 1999 and the maximum front-end sales charge of 3.75%, is as follows:



                                                           Asset Allocation                Equity Income
                                                                 Fund                          Fund
                                                                 ----                          ----
Net Assets...........................................         $ _________                   $ _________

Outstanding Shares...................................           _________                     _________

Net Asset Value Per Share............................         $ _________                   $ _________

Sales Charge (3.75% of
the offering price)..................................         $ _________                   $ _________

Offering Price to Public.............................         $ _________                   $ _________

                                                              Growth and                     Strategic
                                                              Income Fund                   Equity Fund
                                                              -----------                   -----------
Net Assets...........................................         $ _________                   $ _________

Outstanding Shares...................................           _________                     _________

Net Asset Value Per Share............................         $ _________                   $ _________

Sales Charge (3.75% of
the offering price)..................................         $ _________                   $ _________

Offering Price to Public.............................         $ _________                   $ _________



                                                                Equity                        Equity
                                                              Value Fund                    Growth Fund
                                                              ----------                    -----------
Net Assets...........................................         $ _________                   $ _________

Outstanding Shares...................................           _________                     _________

Net Asset Value Per Share............................         $ _________                   $ _________

Sales Charge (3.75% of
the offering price)..................................         $ _________                   $ _________

Offering Price to Public.............................         $ _________                   $ _________



                                                             International                   Small Cap
                                                              Equity Fund                   Value Fund
                                                              -----------                   ----------
Net Assets...........................................         $ _________                   $ _________

Outstanding Shares...................................           _________                     _________

Net Asset Value Per Share............................         $ _________                   $ _________

Sales Charge (3.75% of
the offering price)..................................         $ _________                   $ _________

Offering Price to Public.............................         $ _________                   $ _________

                                                             Small Company
                                                              Equity Fund
                                                              -----------
Net Assets...........................................         $ _________

Outstanding Shares...................................           _________

Net Asset Value Per Share............................         $ _________

Sales Charge (3.75% of
the offering price)..................................         $ _________

Offering Price to Public.............................         $ _________


QUANTITY DISCOUNTS

       Investors may be entitled to reduced sales charges through Rights of Accumulation, a Letter of Intent or a combination of investments, as described below, even if the investor does not wish to make an investment of a size that would normally qualify for a quantity discount.

       In order to obtain quantity discount benefits, an investor must notify PDI at the time of purchase that he or she would like to take advantage of any of the discount plans described below. Upon such notification, the investor will receive the lowest applicable sales charge. Quantity discounts may be modified or terminated at any time and are subject to confirmation of an investor's holdings through a check of appropriate records. For more information about quantity discounts, please contact PDI or your financial institution.

       RIGHTS OF ACCUMULATION. A reduced sales charge applies to any purchase of Retail A Shares of any portfolio of Galaxy that is sold with a sales charge ("Eligible Fund") where an investor's then current aggregate investment in Retail A Shares is $50,000 or more. "Aggregate investment" means the total of:
(a) the dollar amount of the then current purchase of shares of an Eligible Fund; and (b) the value (based on current net asset value) of previously purchased and beneficially owned shares of any Eligible Fund on which a sales charge has been paid. If, for example, an investor beneficially owns shares of one or more Eligible Funds with an aggregate current value of $49,000 on which a sales charge has been paid and subsequently purchases shares of an Eligible Fund having a current value of $1,000, the sales charge applicable to the subsequent purchase would be reduced to 3.50% of the offering price. Similarly, with respect to each subsequent investment, all shares of Eligible Funds that are beneficially owned by the investor at the time of investment may be combined to determine the applicable sales charge.

       LETTER OF INTENT. By completing the Letter of Intent included as part of the Account Application, an investor becomes eligible for the reduced sales charge applicable to the total number of Eligible Fund Retail A Shares purchased in a 13-month period pursuant to the terms and under the conditions set forth below and in the Letter of Intent. To compute the applicable sales charge, the offering price of Retail A Shares of an Eligible Fund on which a sales charge has been paid and that are beneficially owned by an investor on the date of submission of the Letter of Intent may be used as a credit toward completion of the Letter of Intent. However, the reduced sales charge will be applied only to new purchases.

      PFPC Inc. ("PFPC"), Galaxy's administrator, will hold in escrow Retail A Shares equal to 5% of the amount indicated in the Letter of Intent for payment of a higher sales charge if an investor does not purchase the full amount indicated in the Letter of Intent. The escrow will be released when the investor fulfills the terms of the Letter of Intent by purchasing the specified amount. If purchases qualify for a further sales charge reduction, the sales charge will be adjusted to reflect the investor's total purchases. If total purchases are less than the amount specified, the investor will be requested to remit an amount equal to the difference between the sales charge actually paid and the sales charge applicable to the total purchases. If such remittance is not received within 20 days, PFPC, as attorney-in-fact pursuant to the terms of the Letter of Intent and at PDI's direction, will redeem an appropriate number of Retail A Shares held in escrow to realize the difference. Signing a Letter of Intent does not bind an investor to purchase the full amount indicated at the sales charge in effect at the time of signing, but an investor must complete the intended purchase in accordance with the terms of the Letter of Intent to obtain the reduced sales charge. To apply, an investor must indicate his or her intention to do so under a Letter of Intent at the time of purchase.

       QUALIFICATION FOR DISCOUNTS. For purposes of applying the Rights of Accumulation and Letter of Intent privileges described above, the scale of sales charges applies to the combined purchases made by any individual and/or spouse purchasing securities for his, her or their own account or for the account of any minor children, or the aggregate investments of a trustee or custodian of any qualified pension or profit-sharing plan established (or the aggregate investment of a trustee or other fiduciary) for the benefit of the persons listed above.

       REINSTATEMENT PRIVILEGE. Investors may reinvest all or any portion of their redemption proceeds in Retail A Shares of the Funds or in Retail A Shares of another portfolio of Galaxy within 90 days of the redemption trade date without paying a sales load. Retail A Shares so reinvested will be purchased at a price equal to the net asset value next determined after Galaxy's transfer agent receives a reinstatement request and payment in proper form.

       Investors wishing to exercise this Privilege must submit a written reinstatement request to PFPC as transfer agent stating that the investor is eligible to use the Privilege. The reinstatement request and payment must be received within 90 days of the trade date of the redemption. Currently, there are no restrictions on the number of times an investor may use this Privilege.

       Generally, exercising the Reinstatement Privilege will not affect the character of any gain or loss realized on redemptions for federal income tax purposes. However, if a redemption results in a loss, the reinstatement may result in the loss being disallowed under the Code's "wash sale" rules.

       GROUP SALES. Members of qualified groups may purchase Retail A Shares of the Funds at the following group sales rates:

                                                                                           REALLOWANCE
                                                      TOTAL SALES CHARGE                   TO DEALERS
                                          ---------------------------------------          ----------
                                             AS A % OF              AS A % OF               AS A % OF
NUMBER OF QUALIFIED                        OFFERING PRICE        NET ASSET VALUE         OFFERING PRICE
GROUP MEMBERS                                PER SHARE              PER SHARE               PER SHARE
---------------------                        ---------              ---------               ---------
50,000 but less than 250,000............        3.00                   3.09                   3.00

250,000 but less than 500,000...........        2.75                   2.83                   2.75

500,000 but less than 750,000...........        2.50                   2.56                   2.50

750,000 and over........................        2.00                   2.04                   2.00


       To be eligible for the discount, a group must meet the requirements set forth below and be approved in advance as a qualified group by PDI. To receive the group sales charge rate, group members must purchase Retail A Shares directly from PDI in accordance with any of the procedures described in the applicable Prospectus. Group members must also ensure that their qualified group affiliation is identified on the purchase application.


       A qualified group is a group that (i) has at least 50,000 members, (ii) was not formed for the purpose of buying Fund shares at a reduced sales charge,
(iii) within one year of the initial member purchase, has at least 1% of its members invested in the Funds or any of the other investment portfolios offered by Galaxy, (iv) agrees to include Galaxy sales material in publications and mailings to members at a reduced cost or no cost, and (v) meets certain other uniform criteria. PDI may request periodic certification of group and member eligibility. PDI reserves the right to determine whether a group qualifies for a quantity discount and to suspend this offer at any time.

APPLICABLE SALES CHARGE - RETAIL B SHARES


       The public offering price for Retail B Shares of the Funds is the net asset value of the Retail B Shares purchased. Although investors pay no front-end sales charge on purchases of Retail B Shares, such Shares are subject to a contingent deferred sales charge at the rates set forth below if they are redeemed within six years of purchase. Securities dealers, brokers, financial institutions and other industry professionals will receive commissions from PDI in connection with sales of Retail B Shares. These commissions may be different than the reallowances or placement fees paid to dealers in connection with sales of Retail A Shares. Certain affiliates of Fleet may, at their own expense, provide additional compensation to Fleet Enterprises, Inc., a broker-dealer affiliate of Fleet, whose customers purchase significant amounts of Retail B Shares of a Fund. See "Applicable Sales Charge -- Retail A Shares." The contingent deferred sales charge on Retail B Shares is based on the lesser of the net asset value of the Shares on the redemption date or the original cost of the Shares being redeemed. As a result, no sales charge is imposed on any increase in the principal value of an investor's Retail B

Shares. In addition, a contingent deferred sales charge will not be assessed on Retail B Shares purchased through reinvestment of dividends or capital gains distributions.

       The proceeds from the contingent deferred sales charge that an investor may pay upon redemption go to PDI, which may use such amounts to defray the expenses associated with the distribution-related services involved in selling Retail B Shares.

       EXEMPTIONS FROM THE CONTINGENT DEFERRED SALES CHARGE. Certain types of redemptions may also qualify for an exemption from the contingent deferred sales charge. In addition to the sales charge exemptions described in the applicable Prospectus, the contingent deferred sales charge with respect to Retail B Shares is not assessed on: (i) redemptions in connection with required (or, in some cases, discretionary) distributions to participants or beneficiaries of an employee pension, profit-sharing or other trust or qualified retirement or Keogh plan, individual retirement account or custodial account maintained pursuant to
Section 403(b)(7) of the Code; (ii) redemptions in connection with required (or, in some cases, discretionary) distributions to participants in qualified retirement or Keogh plans, individual retirement accounts or custodial accounts maintained pursuant to Section 403(b)(7) of the Code due to death, disability or the attainment of a specified age; (iii) redemptions effected pursuant to a Fund's right to liquidate a shareholder's account if the aggregate net asset value of Retail B Shares held in the account is less than the minimum account size; (iv) redemptions in connection with the combination of a Fund with any other investment company registered under the 1940 Act by merger, acquisition of assets, or by any other transaction; (v) redemptions resulting from a tax-free return of an excess contribution pursuant to Section 408(d)(4) or (5) of the Code; or (vi) any redemption of Retail B Shares held by an investor, provided the investor was the beneficial owner of shares of a Fund (or any of the other portfolios offered by Galaxy or otherwise advised by Fleet or its affiliates) before December 1, 1995. In addition to the foregoing exemptions, no contingent deferred sales charge will be imposed on redemptions made pursuant to the Systematic Withdrawal Plan, subject to the limitations set forth under "Investor Programs - Retail A Shares and Retail B Shares -- Automatic Investment Program and Systematic Withdrawal Plan" below.

CHARACTERISTICS OF RETAIL A SHARES AND RETAIL B SHARES

       The primary difference between Retail A Shares and Retail B Shares lies in their sales charge structures and shareholder servicing/distribution expenses. An investor should understand that the purpose and function of the sales charge structures and shareholder servicing/distribution arrangements for both Retail A Shares and Retail B Shares are the same.

       Retail A Shares of the Funds are sold at their net asset value plus a front-end sales charge of up to 3.75%. This front-end sales charge may be reduced or waived in some cases. See the applicable Prospectus and "Applicable Sales Charges -- Retail A Shares" and "Quantity Discounts" above. Retail A Shares of a Fund are currently subject to ongoing shareholder servicing fees at an annual rate of up to .30% of the Fund's average daily net assets attributable to its Retail A Shares.

       Retail B Shares of the Funds are sold at net asset value without an initial sales charge. Normally, however, a deferred sales charge is paid if the Shares are redeemed within six years of investment. See the applicable Prospectus and "Applicable Sales Charges - Retail B Shares" above. Retail B Shares of a Fund are currently subject to ongoing shareholder servicing and distribution fees at an annual rate of up to .95% of the Fund's average daily net assets attributable to its Retail B Shares. These ongoing fees, which are higher than those charged on Retail A Shares, will cause Retail B Shares to have a higher expense ratio and pay lower dividends than Retail A Shares.


       Six years after purchase, Retail B Shares of the Funds will convert automatically to Retail A Shares of the Funds. The purpose of the conversion is to relieve a holder of Retail B Shares of the higher ongoing expenses charged to those shares, after enough time has passed to allow PDI to recover approximately the amount it would have received if a front-end sales charge had been charged. The conversion from Retail B Shares to Retail A Shares takes place at net asset value, as a result of which an investor receives dollar-for-dollar the same value of Retail A Shares as he or she had of Retail B Shares. The conversion occurs six years after the beginning of the calendar month in which the Shares are purchased. Upon conversion, the converted shares will be relieved of the distribution and shareholder servicing fees borne by Retail B Shares, although they will be subject to the shareholder servicing fees borne by Retail A Shares.


       Retail B Shares acquired through a reinvestment of dividends or distributions (as discussed under "Applicable Sales Charge - Retail B Shares") are also converted at the earlier of two dates - six years after the beginning of the calendar month in which the reinvestment occurred or the date of conversion of the most recently purchased Retail B Shares that were not acquired through reinvestment of dividends or distributions. For example, if an investor makes a one-time purchase of Retail B Shares of a Fund, and subsequently acquires additional Retail B Shares of such Fund only through reinvestment of dividends and/or distributions, all of such investor's Retail B Shares in the Fund, including those acquired through reinvestment, will convert to Retail A Shares of such Fund on the same date.

FACTORS TO CONSIDER WHEN SELECTING RETAIL A SHARES OR RETAIL B SHARES

       Before purchasing Retail A Shares or Retail B Shares of the Funds, investors should consider whether, during the anticipated periods of their investments in the particular Funds, the accumulated distribution and shareholder servicing fees and potential contingent deferred sales charge on Retail B Shares prior to conversion would be less than the initial sales charge and accumulated shareholder servicing fees on Retail A Shares purchased at the same time, and to what extent such differential would be offset by the higher yield of Retail A Shares. In this regard, to the extent that the sales charge for Retail A Shares is waived or reduced by one of the methods described above, investments in Retail A Shares become more desirable. An investment of $250,000 or more in Retail B Shares would not be in most shareholders' best interest. Shareholders should consult their financial advisers and/or brokers with respect to the advisability of purchasing Retail B Shares in amounts exceeding $250,000.

       Although Retail A Shares are subject to a shareholder servicing fee, they are not subject to the higher distribution and shareholder servicing fee applicable to Retail B Shares. For this reason, Retail A Shares can be expected to pay correspondingly higher dividends per Share. However, because initial sales charges are deducted at the time of purchase, purchasers of Retail A Shares (that do not qualify for exemptions from or reductions in the initial sales charge) would have less of their purchase price initially invested in these Funds than purchasers of Retail B Shares in the Funds.

       As described above, purchasers of Retail B Shares will have more of their initial purchase price invested. Any positive investment return on this additional invested amount would partially or wholly offset the expected higher annual expenses borne by Retail B Shares. Because a Fund's future returns cannot be predicted, there can be no assurance that this will be the case. Holders of Retail B Shares would, however, own shares that are subject to a contingent deferred sales charge of up to 5.00% upon redemption, depending upon the year of redemption. Investors expecting to redeem during this six-year period should compare the cost of the contingent deferred sales charge plus the aggregate distribution and shareholder servicing fees on Retail B Shares to the cost of the initial sales charge and shareholder servicing fees on the Retail A Shares. Over time, the expense of the annual distribution and shareholder servicing fees on the Retail B Shares may equal or exceed the initial sales charge and annual shareholder servicing fee applicable to Retail A Shares. For example, if net asset value remains constant, the aggregate distribution and shareholder servicing fees with respect to Retail B Shares of a Fund would equal or exceed the initial sales charge and aggregate shareholder servicing fees of Retail A Shares approximately six years after the purchase. In order to reduce such fees for investors that hold Retail B Shares for more than six years, Retail B Shares will be automatically converted to Retail A Shares as described above at the end of such six-year period.

                            PURCHASES OF TRUST SHARES


       Trust Shares are sold to investors maintaining qualified accounts at bank and trust institutions, including subsidiaries of FleetBoston Corporation, and to participants in employer-sponsored defined contribution plans (such institutions and plans are referred to herein collectively as "Institutions"). Trust Shares sold to such investors ("Customers") will be held of record by Institutions. Purchases of Trust Shares will be effected only on days on which PDI, Galaxy's custodian and the purchasing Institution are open for business ("Trust Business Days"). If an Institution accepts a purchase order from its Customer on a non-Trust Business Day, the order will not be executed until it is received and accepted by PDI on a Trust Business Day in accordance with the foregoing procedures.


       Trust Shares of the International Equity Fund may also be sold to clients, members and employees of Oechsle.

       On a Trust Business Day when the Exchange closes early due to a partial holiday or otherwise, Galaxy will advance the time at which purchase orders must be received in order to be processed on that Trust Business Day.

                 REDEMPTION OF RETAIL A SHARES, RETAIL B SHARES
                                AND TRUST SHARES

       Redemption orders are effected at the net asset value per share next determined after receipt of the order by PDI. On a Business Day or Trust Business Day when the Exchange closes early due to a partial holiday or otherwise, Galaxy will advance the time at which redemption orders must be received in order to be processed on that Business Day or Trust Business Day. Galaxy may require any information reasonably necessary to ensure that a redemption has been duly authorized. Proceeds from the redemptions of Retail B Shares of the Funds will be reduced by the amount of any applicable contingent deferred sales charge. Galaxy reserves the right to transmit redemption proceeds within seven days after receiving the redemption order if, in its judgment, an earlier payment could adversely affect a Fund.

       If the Board of Trustees determines that conditions exist which make payment of redemption proceeds wholly in cash unwise or undesirable, Galaxy may make payment wholly or partly in securities or other property. Such redemptions will only be made in "readily marketable" securities. In such an event, a shareholder would incur transaction costs in selling the securities or other property.

       Galaxy may suspend the right of redemption or postpone the date of payment for shares for more than seven days during any period when (a) trading in the markets the Funds normally utilize is restricted, or an emergency, as defined by the rules and regulations of the SEC exists making disposal of a Fund's investments or determination of its net asset value not reasonably practicable; (b) the Exchange is closed (other than customary weekend and holiday closings); or (c) the SEC by order has permitted such suspension.

       IF THE BOARD OF TRUSTEES DETERMINES THAT CONDITIONS EXIST WHICH MAKE PAYMENT OF REDEMPTION PROCEEDS WHOLLY IN CASH UNWISE OR UNDESIRABLE, GALAXY MAY MAKE PAYMENT WHOLLY OR PARTLY IN SECURITIES OR OTHER PROPERTY. SUCH REDEMPTIONS WILL ONLY BE MADE IN "READILY MARKETABLE" SECURITIES. IN SUCH AN EVENT, A SHAREHOLDER WOULD INCUR TRANSACTION COSTS IN SELLING THE SECURITIES OR OTHER PROPERTY. HOWEVER, GALAXY HAS FILED AN ELECTION WITH THE SEC TO PAY IN CASH ALL REDEMPTIONS REQUESTED BY A SHAREHOLDER OF RECORD LIMITED IN AMOUNT DURING ANY 90-DAY PERIOD TO THE LESSER OF $250,000 OR 1% OF THE NET ASSETS OF A FUND AT THE BEGINNING OF SUCH PERIOD. SUCH COMMITMENT CANNOT BE REVOKED WITHOUT THE PRIOR APPROVAL OF THE SEC.


              INVESTOR PROGRAMS-RETAIL A SHARES AND RETAIL B SHARES

       The following information supplements the description in the applicable Prospectus as to the various Investor Programs available to holders of Retail Shares of the Funds.

EXCHANGE PRIVILEGE

       The minimum initial investment to establish an account in another Fund or portfolio by exchange, except for the Institutional Government Money Market Fund, is $2,500, unless (i) the Retail Shares being redeemed were purchased through a registered representative who is a Fleet

Bank employee, in which event there is no minimum investment requirement, or
(ii) at the time of the exchange the investor elects, with respect to the Fund or portfolio into which the exchange is being made, to participate in the Automatic Investment Program described below, in which event there is no minimum initial investment requirement, or in the College Investment Program described below, in which event the minimum initial investment is generally $100. The minimum initial investment to establish an account by exchange in the Institutional Government Money Market Fund is $2 million.

       An exchange involves a redemption of all or a portion of the Retail Shares of a Fund and the investment of the redemption proceeds in Retail Shares of another Fund or portfolio offered by Galaxy or, with respect to Retail A Shares, otherwise advised by Fleet or its affiliates. The redemption will be made at the per share net asset value next determined after the exchange request is received. The Retail Shares of a Fund or portfolio to be acquired will be purchased at the per share net asset value next determined after acceptance of the exchange request, plus any applicable sales charge.

       Investors may find the exchange privilege useful if their investment objectives or market outlook should change after they invest in any of the Funds. For further information regarding Galaxy's exchange privilege, investors should call PFPC at 1-877-BUY-GALAXY (1-877-289-4252). Customers of institutions should call their institution for such information. Investors exercising the exchange privilege into other portfolios should request and review these portfolios' prospectuses prior to making an exchange. Telephone 1-877-BUY-GALAXY (1-877-289-4252) for a prospectus or to make an exchange.

       In order to prevent abuse of this privilege to the disadvantage of other shareholders, Galaxy reserves the right to terminate the exchange privilege of any shareholder who requests more than three exchanges a year. Galaxy will determine whether to do so based on a consideration of both the number of exchanges that any particular shareholder or group of shareholders has requested and the time period over which their exchange requests have been made, together with the level of expense to Galaxy which will result from effecting additional exchange requests. The exchange privilege may be modified or terminated at any time. At least 60 days' notice of any material modification or termination will be given to shareholders except where notice is not required under the regulations of the SEC.

       For federal income tax purposes, an exchange of shares is a taxable event and, accordingly, a capital gain or loss may be realized by an investor. Before making an exchange request, an investor should consult a tax or other financial adviser to determine the tax consequences.

RETIREMENT PLANS

       Retail Shares of the Funds are available for purchase in connection with the following tax-deferred prototype retirement plans:

       INDIVIDUAL RETIREMENT ACCOUNTS ("IRAS") (including traditional, Roth and Education IRAs and "roll-overs" from existing retirement plans), a retirement-savings vehicle for qualifying individuals. The minimum initial investment for an IRA account is $500 (including a spousal account).

       SIMPLIFIED EMPLOYEE PENSION PLANS ("SEPS"), a form of retirement plan for sole proprietors, partnerships and corporations. The minimum initial investment for a SEP account is $500.

       MULTI-EMPLOYEE RETIREMENT PLANS ("MERPS"), a retirement vehicle established by employers for their employees which is qualified under Section 401(k) and 403(b) of the Code. The minimum initial investment for a MERP is $500.

       KEOGH PLANS, a retirement vehicle for self-employed individuals. The minimum initial investment for a Keogh Plan is $500.

       Investors purchasing Retail Shares pursuant to a retirement plan are not subject to the minimum investment provisions described in the applicable Prospectus. Detailed information concerning eligibility and other matters related to these plans and the form of application is available from PDI (call 1-877-BUY-GALAXY (1-877-289-4252)) with respect to IRAs, SEPs and Keogh Plans and from Fleet Securities, Inc. (call 1-800-221-8210) with respect to MERPs.


AUTOMATIC INVESTMENT PROGRAM AND SYSTEMATIC WITHDRAWAL PLAN

       The Automatic Investment Program permits an investor to purchase Retail Shares of a Fund each month or each quarter. Provided an investor's financial institution allows automatic withdrawals, Retail Shares are purchased by transferring funds from the investor's checking, bank money market, NOW or savings account designated by the investor. The account designated will be debited in the specified amount, and Retail Shares will be purchased, on a monthly or quarterly basis, on any Business Day designated by the investor. If the designated day falls on a weekend or holiday, the purchase will be made on the Business Day closest to the designated day. Only an account maintained at a domestic financial institution which is an Automated Clearing House ("ACH") member may be so designated.

       The Systematic Withdrawal Plan permits an investor to automatically redeem Retail Shares on a monthly, quarterly, semi-annual, or annual basis on any Business Day designated by the investor. If the designated day falls on a weekend or holiday, the redemption will be made on the Business Day closest to the designated day. Proceeds of the redemption will be sent to the shareholder's address of record or financial institution within three
Business Days of the redemption. If redemptions exceed purchases and dividends, the number of shares in the account will be reduced. Investors may terminate the Systematic Withdrawal Plan at any time upon written notice to PFPC, Galaxy's transfer agent (but not less than five days before a payment date). There is no charge for this service. Purchases of additional Retail A Shares concurrently with withdrawals are ordinarily not advantageous because of the sales charge involved in the additional purchases. No contingent deferred sales charge will be assessed on redemptions of Retail B Shares made through the Systematic Withdrawal Plan that do not exceed 12% of an account's net asset value on an annualized basis. For example, monthly, quarterly and semi-annual Systematic Withdrawal Plan redemptions of Retail B Shares will not be subject to the contingent deferred sales charge if they do not exceed 1%, 3% and 6%, respectively, of an account's net asset value on the redemption date. Systematic Withdrawal Plan redemptions of Retail B Shares in excess of this limit are still subject to the applicable contingent deferred sales charge.

PAYROLL DEDUCTION PROGRAM

       To be eligible for the Payroll Deduction Program, the payroll department of an investor's employer must have the capability to forward transactions directly through the ACH, or indirectly through a third party payroll processing company that has access to the ACH. An investor must complete and submit a Galaxy Payroll Deduction Application to his or her employer's payroll department, which will arrange for the specified amount to be debited from the investor's paycheck each pay period. Retail Shares of Galaxy will be purchased within three days after the debit occurred. If the designated day falls on a weekend or non-Business Day, the purchase will be made on the Business Day closest to the designated day. An investor should allow between two to four weeks for the Payroll Deduction Program to be established after submitting an application to the employer's payroll department.

COLLEGE INVESTMENT PROGRAM

       Galaxy reserves the right to redeem accounts participating in the College Investment Program involuntarily, upon 60 days' written notice, if the account's net asset value falls below the applicable minimum initial investment as a result of redemptions. Investors participating in the College Investment Program will receive consolidated monthly statements of their accounts. Detailed information concerning College Investment Program accounts and applications may be obtained from PDI (call 1-877-BUY-GALAXY (1-877-289-4252)).

DIRECT DEPOSIT PROGRAM

       Death or legal incapacity will terminate an investor's participation in the Direct Deposit Program. An investor may elect at any time to terminate his or her participation by notifying in writing the Social Security Administration. Further, Galaxy may terminate an investor's participation upon 30 days' notice to the investor.


                                      TAXES

       Each Fund qualified during its last taxable year and intends to continue to qualify as a regulated investment company under Subchapter M of the Code, and to distribute out its income to shareholders each year, so that each Fund itself generally will be relieved of federal income and excise taxes. If a Fund were to fail to so qualify: (1) the Fund would be taxed at regular corporate rates without any deduction for distributions to shareholders; and (2) shareholders would be taxed as if they received ordinary dividends, although corporate shareholders could be eligible for the dividends received deduction.

       A 4% non-deductible excise tax is imposed on regulated investment companies that fail to currently distribute specified percentages of their ordinary taxable income and capital gain net income (excess of capital gains over capital losses). Each Fund intends to make sufficient distributions or deemed distributions of its ordinary taxable income and any capital gain net income prior to the end of each calendar year to avoid liability for this excise tax.

       The Funds will be required in certain cases to withhold and remit to the United States Treasury 31% of taxable dividends or gross sale proceeds paid to any shareholder who (i) has failed to provide a correct tax identification number, (ii) is subject to backup withholding due to prior failure to properly include on his or her return payments of taxable interest or dividends, or (iii) has failed to certify to the Funds that he or she is not subject to back-up withholding when required to do so or that he or she is an "exempt recipient."

       Dividends declared in October, November or December of any year that are payable to shareholders of record on a specified date in such months will be deemed to have been received by shareholders and paid by a Fund on December 31 of such year if such dividends are actually paid during January of the following year.

TAXATION OF CERTAIN FINANCIAL INSTRUMENTS AND INVESTMENTS

       The tax principles applicable to transactions in financial instruments and futures contacts and options that may be engaged in by a Fund, and investments in passive foreign investment companies ("PFICs"), are complex and, in some cases, uncertain. Such transactions and investments may cause a Fund to recognize taxable income prior to the receipt of cash, thereby requiring the Fund to liquidate other positions, or to borrow money, so as to make sufficient distributions to shareholders to avoid corporate-level tax. Moreover, some or all of the taxable income recognized may be ordinary income or short-term capital gain, so that the distributions may be taxable to shareholders as ordinary income.


       In addition, in the case of any shares of a PFIC in which a Fund invests, the Fund may be liable for corporate-level tax on any ultimate gain or distributions on the shares if the Fund fails to make an election to recognize income annually during the period of its ownership of the shares.


                              TRUSTEES AND OFFICERS

       The business and affairs of the Funds are managed under the direction of Galaxy's Board of Trustees in accordance with the laws of the Commonwealth of Massachusetts and the Trust's Declaration of Trust. The trustees and executive officers of Galaxy, their addresses, principal occupations during the past five years, and other affiliations are as follows:

                                  Positions                 Principal Occupation
                                  with The                  During Past 5 Years
Name and Address                  Galaxy Fund               and Other Affiliations
----------------                  -----------               ----------------------
Dwight E. Vicks, Jr.              Chairman & Trustee        President & Director, Vicks Lithograph &
Vicks Lithograph &                                          Printing Corporation (book manufacturing
  Printing Corporation                                      and commercial printing); Director, Utica
Commercial Drive                                            First Insurance Company; Trustee, Savings
P.O. Box 270                                                Bank of Utica; Director, Monitor Life
Yorkville, NY 13495                                         Insurance Company; Director, Commercial
Age 66                                                      Travelers Mutual Insurance Company;
                                                            Trustee, The Galaxy VIP Fund; Trustee,
                                                            Galaxy  Fund II.

John T. O'Neill(1)                President, Treasurer      Executive Vice President and CFO, Hasbro,
Hasbro, Inc.                      & Trustee                 Inc. (toy and game manufacturer); Trustee,
1011 Newport Avenue                                         The Galaxy VIP Fund; Trustee, Galaxy Fund
Pawtucket, RI 02862                                         II.
Age 55

Louis DeThomasis                  Trustee                   President, Saint Mary's College of
Saint Mary's College                                        Minnesota; Director, Bright Day Travel,
  of Minnesota                                              Inc.; Trustee, Religious Communities Trust;
Winona, MN 55987                                            Trustee, The Galaxy VIP Fund; Trustee,
Age 59                                                      Galaxy Fund II.

Donald B. Miller                  Trustee                   Chairman, Horizon Media, Inc. (broadcast
10725 Quail Covey Road                                      services); Director/Trustee, Lexington
Boynton Beach, FL 33436                                     Funds; Chairman, Executive Committee,
Age 74                                                      Compton International, Inc. (advertising
                                                            agency); Trustee, Keuka College; Trustee,
                                                            The Galaxy VIP Fund; Trustee, Galaxy Fund
                                                            II.


                                      -55-

                                  Positions                 Principal Occupation
                                  with The                  During Past 5 Years
Name and Address                  Galaxy Fund               and Other Affiliations
----------------                  -----------               ----------------------
James M. Seed                     Trustee                   Chairman and President, The Astra Projects,
The Astra Ventures, Inc.                                    Incorporated (land development); President,
One Citizens Plaza                                          The Astra Ventures, Incorporated
Providence, RI 02903                                        (previously, Buffinton Box Company -
Age 58                                                      manufacturer of cardboard boxes);
                                                            Commissioner, Rhode Island Investment
                                                            Commission; Trustee, The Galaxy VIP Fund;
                                                            Trustee, Galaxy Fund II.

Bradford S. Wellman(1)            Trustee                   Private Investor; Vice President and
2468 Ohio Street                                            Director, Acadia Management Company
Bangor, ME  04401                                           (investment services); Director, Essex
Age 68                                                      County Gas Company, until January 1994;
                                                            Director, Maine Mutual Fire Insurance Co.;
                                                            Member, Maine Finance Authority; Trustee,
                                                            The Galaxy VIP Fund; Trustee, Galaxy Fund
                                                            II.

W. Bruce McConnel, III            Secretary                 Partner of the law firm Drinker Biddle &
One Logan Square                                            Reath LLP, Philadelphia, Pennsylvania.
18th and Cherry Streets
Philadelphia, PA 19103
Age 57

Jylanne Dunne                     Vice President and        Vice President, PFPC Inc., 1990 to present.
PFPC Inc.                         Assistant Treasurer
4400 Computer Drive
Westborough, MA 01581-5108
Age 40

William Greilich                  Vice President            Vice President, PFPC Inc., 1991-96; Vice
PFPC Inc.                                                   President and Division Manager, PFPC Inc.,
4400 Computer Drive                                         1996-present.
Westborough, MA 01581-5108
Age 46

-------------------------

1. May be deemed to be an "interested person" within the definition set forth in Section 2(a)(19) of the 1940 Act.

       Effective May 28, 1999, each trustee receives an annual aggregate fee of $45,000 for his services as a trustee of Galaxy, The Galaxy VIP Fund ("Galaxy VIP") and Galaxy Fund II ("Galaxy II") (collectively, the "Trusts"), plus an additional $3,500 for each in-person Galaxy Board meeting attended and $1,500 for each in-person Galaxy VIP or Galaxy II Board meeting attended not held concurrently with an in-person Galaxy meeting, and is reimbursed for expenses incurred in attending all meetings. Each trustee also receives $750 for each telephone Board meeting in which the trustee participates, $1,000 for each in-person Board committee meeting attended and $500 for each telephone Board committee meeting in which the trustee participates. The Chairman of the Boards of the Trusts is entitled to an additional annual aggregate fee in the amount of $4,000, and the President and Treasurer of the Trusts is entitled to an additional annual aggregate fee of $2,500 for their services in these respective capacities. The foregoing trustees' and officers' fees are allocated among the portfolios of the Trusts based on their relative net assets. Prior to May 28, 1999, each Trustee was entitled to receive an annual aggregate fee of $40,000 for his services as a Trustee of the Trusts plus an additional $2,500 for each in-person Galaxy Board meeting attended, with all other fees being the same as those currently in effect.

       Effective March 1, 1996, each trustee became entitled to participate in The Galaxy Fund, The Galaxy VIP Fund and Galaxy Fund II Deferred Compensation Plans (the "Original Plans"). Effective January 1, 1997, the Original Plans were merged into The Galaxy Fund/The Galaxy VIP Fund/Galaxy Fund II Deferred Compensation Plan (together with the Original Plans, the "Plan"). Under the Plan, a trustee may elect to have his deferred fees treated as if they had been invested by the Trusts in the shares of one or more portfolios in the Trusts, or other types of investment options, and the amount paid to the trustees under the Plan will be determined based upon the performance of such investments. Deferral of trustees' fees will have no effect on a portfolio's assets, liabilities, and net income per share, and will not obligate the Trusts to retain the services of any trustee or obligate a portfolio to any level of compensation to the trustee. The Trusts may invest in underlying securities without shareholder approval.

       No employee of PFPC receives any compensation from Galaxy for acting as an officer. No person who is an officer, director or employee of Fleet or Oechsle, or any of its affiliates, serves as a trustee, officer or employee of Galaxy. The trustees and officers of Galaxy own less than 1% of its outstanding shares.

       The following chart provides certain information about the fees received by Galaxy's trustees in the most recently completed fiscal year.

------------------------------------------------------------------------------------------------------------
                                                                    Pension or
                                                                    Retirement        Total Compensation
                                                                 Benefits Accrued    from Galaxy and Fund
                                       Aggregate Compensation     as Part of Fund      Complex *Paid to
      Name of Person/Position                from Galaxy             Expenses              Trustees
------------------------------------------------------------------------------------------------------------
Bradford S. Wellman                           $_______                 None                $________
Trustee
------------------------------------------------------------------------------------------------------------
Dwight E. Vicks, Jr.                          $_______                 None                $________
Chairman and Trustee
------------------------------------------------------------------------------------------------------------
Donald B. Miller**                            $_______                 None                $________
Trustee
------------------------------------------------------------------------------------------------------------
Rev. Louis DeThomasis                         $_______                 None                $________
Trustee
------------------------------------------------------------------------------------------------------------
John T. O'Neill                               $_______                 None                $________
President, Treasurer
and Trustee
------------------------------------------------------------------------------------------------------------
James M. Seed**                               $_______                 None                $_______
Trustee
------------------------------------------------------------------------------------------------------------

-------------
* The "Fund Complex" consists of Galaxy, The Galaxy VIP Fund and Galaxy Fund II which comprise a total of 43 separate portfolios.

** Deferred compensation (including interest) in the amounts of $_____ and $______ accrued during Galaxy's fiscal year ended October 31, 1999 for Messrs. Miller and Seed, respectively.


SHAREHOLDER AND TRUSTEE LIABILITY

       Under Massachusetts law, shareholders of a business trust may, under certain circumstances, be held personally liable as partners for the obligations of the trust. However, Galaxy's Declaration of Trust provides that shareholders shall not be subject to any personal liability for the acts or obligations of Galaxy, and that every note, bond, contract, order or other undertaking made by Galaxy shall contain a provision to the effect that the shareholders are not personally liable thereunder. The Declaration of Trust provides for indemnification out of the trust property of any shareholder held personally liable solely by reason of his or her being or having been a shareholder and not because of his or her acts or omissions outside such capacity or some other reason. The Declaration of Trust also provides that Galaxy shall, upon request, assume the defense of any claim made against any shareholder for any act or obligation of Galaxy, and shall satisfy any judgment thereon. Thus, the risk of shareholder liability is limited to circumstances in which Galaxy itself would be unable to meet its obligations.

       The Declaration of Trust states further that no trustee, officer or agent of Galaxy shall be personally liable for or on account of any contract, debt, claim, damage, judgment or decree arising out of or connected with the administration or preservation of the trust estate or the conduct of any business of Galaxy; nor shall any trustee be personally liable to any person for any action or failure to act except by reason of his own bad faith, willful misfeasance, gross negligence or reckless disregard of his duties as trustee. The Declaration of Trust also provides that all persons having any claim against the trustees or Galaxy shall look solely to the trust property for payment.

       With the exceptions stated, the Declaration of Trust provides that a trustee is entitled to be indemnified against all liabilities and expenses reasonably incurred by him in connection with the defense or disposition of any proceeding in which he may be involved or with which he may be threatened by reason of his being or having been a trustee, and that the Board of Trustees shall indemnify representatives and employees of Galaxy to the same extent to which they themselves are entitled to indemnification.

                       INVESTMENT ADVISER AND SUB-ADVISER

       Fleet serves as investment adviser to the Funds. In its advisory agreement, Fleet has agreed to provide investment advisory services to the Funds as described in the Prospectuses. Fleet has also agreed to pay all expenses incurred by it in connection with its activities under the advisory agreement other than the cost of securities (including brokerage commissions) purchased for the Funds. See "Expenses" below.

       For the services provided and expenses assumed with respect to the Funds, Fleet is entitled to receive advisory fees, computed daily and paid monthly, at the annual rate of 0.75% of the average daily net assets of each Fund other than the International Equity Fund. For the services provided and the expenses assumed with respect to the International Equity Fund, Fleet is entitled to receive advisory fees, computed daily and paid monthly, at the annual rate of 1.15% of the first $50 million of the Fund's average daily net assets, plus 0.95% of the next $50 million of such assets, plus 0.85% of net assets in excess of $100 million.

       During the last three fiscal years, Galaxy paid advisory fees (net of fee waivers and/or expense reimbursements) to Fleet as set forth below:


                                                                         FOR THE FISCAL YEAR ENDED OCTOBER 31:
FUND                                                                    1999              1998              1997
----                                                                    ----              ----              ----
Asset Allocation.......................................................                $3,743,922        $2,313,863
Equity Income..........................................................                $2,457,188        $1,947,792
Growth and Income......................................................                $3,701,722        $2,361,898
Strategic Equity.......................................................                $70,206(1)            *
Equity Value...........................................................                $3,782,620        $2,860,410
Equity Growth..........................................................                $8,345,236        $6,555,045
International Equity(2)................................................                $2,480,868        $1,844,037
Small Cap Value........................................................                $2,042,588        $1,370,449
Small Company Equity...................................................                $3,166,852        $2,610,431


---------------

*      Not in operation during the period.
(1) For the period from March 4, 1998 (commencement of operations) through October 31, 1998. Fleet waived advisory fees of $26,590 with respect to the Strategic Equity Fund during this period.
(2) For the fiscal years ended October 31, 1999, October 31, 1998 and October 31, 1997, Fleet waived advisory fees of $_______, $950,363 and $682,009, respectively, with respect to the International Equity Fund.

       During the last three fiscal years, Fleet reimbursed expenses as follows:


                                                                         FOR THE FISCAL YEAR ENDED OCTOBER 31:
FUND                                                                    1999              1998              1997
----                                                                    ----              ----              ----
Asset Allocation.......................................................                   $0             $19,254
Equity Income..........................................................                   $0             $38,298
Growth and Income......................................................                $150,727          $306,295
Strategic Equity.......................................................                $2,915(1)            *
Equity Value...........................................................                   $0             $26,294
Equity Growth..........................................................                   $0             $27,033
International Equity...................................................                   $0             $18,362
Small Cap Value........................................................                $115,022          $103,101
Small Company Equity...................................................                 $27,376          $118,118


---------------
*      Not in operation during the period.
(1) For the period from March 4, 1998 (commencement of operations) through October 31, 1998.

       The advisory agreement provides that Fleet shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Funds in connection with the performance of its duties under the advisory agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of Fleet in the performance of its duties or from reckless disregard by it of its duties and obligations thereunder. Unless sooner terminated, the advisory agreement will continue in effect with respect to a particular Fund from year to year as long as such continuance is approved at least annually (i) by the vote of a majority of trustees who are not parties to such advisory agreement or interested persons (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval; and (ii) by Galaxy's Board of Trustees, or by a vote of a majority of the outstanding shares of such Fund. The term "majority of the outstanding shares of such Fund" means, with respect to approval of an advisory agreement, the vote of the lesser of (i) 67% or more of the shares of the Fund present at a meeting, if the holders of more than 50% of the outstanding shares of the Fund are present or represented by proxy, or (ii) more than 50% of the outstanding shares of the Fund. The advisory agreement may be terminated by Galaxy or by Fleet on sixty days' written notice, and will terminate immediately in the event of its assignment.

       The advisory agreement between Galaxy and Fleet with respect to the International Equity Fund provides that Fleet will provide a continuous investment program for the Fund, including research and management with respect to all securities and investments and cash equivalents in the Fund. In addition, the advisory agreement authorizes Fleet to engage a sub-adviser to assist it in the performance of its services. Pursuant to such authorization, Fleet has appointed Oechsle, a Delaware limited liability company with principal offices at One International Place, Boston, Massachusetts 02210, as the sub-adviser to the International Equity Fund. The member manager of Oechsle is Oechsle Group, LLC. FleetBoston Corporation owns approximately a 35% non-voting interest in Oechsle. As of December 31, 1999, Oechsle had discretionary management authority over approximately $____________ in assets.

       Under its sub-advisory agreement with Fleet, Oechsle determines which securities and other investments will be purchased, retained or sold for the Fund; places orders for the Fund; manages the Fund's overall cash position; and provides Fleet with foreign broker research and a quarterly review of international economic and investment developments. Fleet, among other things, assists and consults with Oechsle in connection with the Fund's continuous investment program; approves lists of foreign countries recommended by Oechsle for investment; reviews the investment policies and restrictions of the Fund and recommends appropriate changes to the Board of Trustees; and provides the Board of Trustees and Oechsle with information concerning relevant economic and political developments. Oechsle will provide services under this agreement in accordance with the Fund's investment objectives, policies and restrictions. Unless sooner terminated by Fleet or the Board of Trustees upon sixty days' written notice or by Oechsle upon ninety days' written notice, the sub-advisory agreement will continue in effect from year to year as long as such continuance is approved at least annually as described above.

       For the services provided and the expenses assumed pursuant to the sub-advisory agreement, Fleet pays a fee to Oechsle, computed daily and paid quarterly, at the annual rate of .40% of the first $50 million of the International Equity Fund's average daily net assets, plus .35% of average daily net assets in excess of $50 million.

       For the fiscal years ended October 31, 1999, October 31, 1998 and October 31, 1997, Oechsle and /or its predecessor, Oechsle International Advisors, L.P., received sub-advisory fees of $________, $1,355,508 and $979,810, respectively, with respect to the International Equity Fund.

       Fleet and Oechsle are authorized to allocate purchase and sale orders for portfolio securities to certain financial institutions, including, to the extent permitted by law or order of the SEC, financial institutions that are affiliated with Fleet or Oechsle or that have sold shares of the Funds, if Fleet or Oechsle, as the case may be, believes that the quality of the transaction and the commission are comparable to what they would be with other qualified brokerage firms.

AUTHORITY TO ACT AS INVESTMENT ADVISER

       Banking laws and regulations currently prohibit a bank holding company registered under the Bank Holding Company Act of 1956, as amended, or any bank or non-bank affiliate thereof from sponsoring, organizing, controlling, or distributing the shares of a registered, open-end investment company continuously engaged in the issuance of its shares, and prohibit banks generally from issuing, underwriting, selling, or distributing securities such as shares of the Funds, but do not prohibit such a bank holding company or its affiliates or banks generally from acting as investment adviser, transfer agent, or custodian to such an investment company or from purchasing shares of such a company as agent for and upon the order of customers. Fleet, the custodian and institutions which agree to provide shareholder support services that are banks or bank affiliates are subject to such banking laws and regulations. Should legislative, judicial or administrative action prohibit or restrict the activities of such companies in connection with their services to the Funds, Galaxy might be required to alter materially or discontinue its arrangements with such companies and change its method of operation. It is anticipated, however, that any resulting change in the Funds' method of operation would not affect a Fund's net asset value per share or result in financial loss to any shareholder.


                                  ADMINISTRATOR

       PFPC (formerly known as First Data Investor Services Group, Inc.), located at 4400 Computer Drive, Westborough, Massachusetts 01581-5108, serves as the Funds' administrator. PFPC is a majority-owned subsidiary of PNC Bank Corp.


       PFPC generally assists the Funds in their administration and operation. PFPC also serves as administrator to the other portfolios of Galaxy. For the services provided to the Funds, PFPC is entitled to receive administration fees based on the combined average daily net assets of the Funds and the other portfolios offered by

Galaxy with an October 31 fiscal year end, computed daily and paid monthly, at the following annual rates, effective September 10, 1998:

           COMBINED AVERAGE DAILY NET ASSETS           ANNUAL RATE
           ---------------------------------           -----------
           Up to $2.5 billion..........................   0.090%
           From $2.5 to $5 billion.....................   0.085%
           From $5 to $12 billion......................   0.075%
           From $12 to $15 billion.....................   0.065%
           From $15 to $18 billion.....................   0.060%
           Over $18 billion............................  0.0575%

       Prior to September 10, 1998, Galaxy paid PFPC administration fees based on the combined average daily net assets of the Funds and all other portfolios offered by Galaxy at the following annual rates:

           COMBINED AVERAGE DAILY NET ASSETS           ANNUAL RATE
           ---------------------------------           -----------
           Up to $2.5 billion..........................   0.090%
           From $2.5 to $5 billion.....................   0.085%
           Over $5 billion.............................   0.075%

PFPC also receives a separate annual fee from each Galaxy portfolio for certain fund accounting services.


       From time to time, PFPC may waive voluntarily all or a portion of the administration fees payable to it by the Funds. For the fiscal year ended October 31, 1999, each Fund paid PFPC administration fees at the effective annual rate of ____% of such Fund's average daily net assets. During the last three fiscal years, PFPC received administration fees (net of fee waivers) as set forth below:



                                                                         FOR THE FISCAL YEAR ENDED OCTOBER 31:
FUND                                                                    1999              1998              1997
----                                                                    ----              ----              ----
Asset Allocation.......................................................                $401,495          $253,881
Equity Income..........................................................                $263,640          $216,835
Growth and Income......................................................                $413,204          $290,324
Strategic Equity.......................................................                $10,624(1)           *
Equity Value...........................................................                $405,740          $314,236
Equity Growth..........................................................                $895,213          $716,320
International Equity...................................................                $305,871          $222,620
Small Cap Value........................................................                $231,440          $160,350
Small Company Equity...................................................                $342,901          $222,620


---------------------
*      Not in operation during the period.

(1) For the period from March 4, 1998 (commencement of operations) through October 31, 1998.

       During the last three fiscal years, PFPC waived administration fees as set forth below:


                                                                         FOR THE FISCAL YEAR ENDED OCTOBER 31:
FUND                                                                    1999              1998              1997
----                                                                    ----              ----              ----
Asset Allocation.......................................................                   $0                $0
Equity Income..........................................................                   $0                $0
Growth and Income......................................................                   $0                $0
Strategic Equity.......................................................                   $0(1)              *
Equity Value...........................................................                   $0                $0
Equity Growth..........................................................                   $0                $0
International Equity...................................................                   $0                $0
Small Cap Value........................................................                   $0                $0
Small Company Equity...................................................                   $0                $0


---------------------
*      Not in operation during the period.
(1) For the period from March 4, 1998 (commencement of operations) through October 31, 1998.

       Under the administration agreement between Galaxy and PFPC (the "Administration Agreement"), PFPC has agreed to maintain office facilities for Galaxy, furnish Galaxy with statistical and research data, clerical, accounting, and bookkeeping services, certain other services such as internal auditing services required by Galaxy, and compute the net asset value and net income of the Funds. PFPC prepares the Funds' annual and semi-annual reports to the SEC, federal and state tax returns, and filings with state securities commissions, arranges for and bears the cost of processing share purchase and redemption orders, maintains the Funds' financial accounts and records, and generally assists in all aspects of Galaxy's operations. Unless otherwise terminated, the Administration Agreement will remain in effect until May 31, 2001 and thereafter will continue from year to year upon annual approval of Galaxy's Board of Trustees.


                          CUSTODIAN AND TRANSFER AGENT

       The Chase Manhattan Bank ("Chase Manhattan"), located at One Chase Manhattan Plaza, New York, New York 10081, a wholly-owned subsidiary of The Chase Manhattan Corporation, serves as the custodian of the Funds' assets pursuant to a Global Custody Agreement. Chase Manhattan may employ sub-custodians for the Funds for the purpose of providing custodial services for the Funds' foreign assets held outside the United States.

       Under the Global Custody Agreement, Chase Manhattan has agreed to: (i) maintain a separate account or accounts in the name of each Fund; (ii) hold and disburse portfolio securities on account of each Fund; (iii) collect and make disbursements of money on behalf of each Fund; (iv) collect and receive all income and other payments and distributions on account of each Fund's portfolio securities; (v) respond to correspondence from security brokers and others relating to its duties; and (vi) make periodic reports to the Board of Trustees concerning the Funds' operations. Chase Manhattan is authorized to select one or more banks or trust companies to serve as sub-custodian for the Funds, provided that Chase Manhattan shall remain responsible for the performance of all of its duties under the custodian agreement and shall be liable to the Funds for any loss which shall occur as a result of the failure of a sub-custodian to exercise reasonable care with respect to the safekeeping of the Funds' assets. In addition, Chase Manhattan also serves as Galaxy's "foreign custody manager" (as that term is defined in Rule 17f-5 under the 1940 Act) and in such capacity employs sub-custodians for the Funds for the purpose of providing custodial services for the foreign assets of those Funds held outside the U.S. The assets of the Funds are held under bank custodianship in compliance with the 1940 Act.

      PFPC serves as the Funds' transfer and dividend disbursing agent pursuant to a Transfer Agency and Services Agreement (the "Transfer Agency Agreement"). Communications to PFPC should be directed to PFPC at P.O. Box 5108, 4400 Computer Drive, Westborough, Massachusetts 01581. Under the Transfer Agency Agreement, PFPC has agreed to: (i) issue and redeem shares of each Fund; (ii) transmit all communications by each Fund to its shareholders of record, including reports to shareholders, dividend and distribution notices and proxy materials for meetings of shareholders; (iii) respond to correspondence by security brokers and others relating to its duties; (iv) maintain shareholder accounts; and (v) make periodic reports to the Board of Trustees concerning Galaxy's operations.


       PFPC may enter into agreements with one or more entities, including affiliates of Fleet, pursuant to which such entities agree to perform certain sub-accounting and administrative functions ("Sub-Account Services") on a per account basis with respect to Trust Shares of each Fund held by defined contribution plans, including maintaining records reflecting separately with respect to each plan participant's sub-account all purchases and redemptions of Trust Shares and the dollar value of Trust Shares in each sub-account; crediting to each participant's sub-account all dividends and distributions with respect to that sub-account; and transmitting to each participant a periodic statement regarding the sub-account as well as any proxy materials, reports and other material Fund communications. Such entities are compensated by PFPC for the Sub-Account Services and in connection therewith the transfer agency fees payable by Trust Shares of the Funds to PFPC have been increased by an amount equal to these fees. In substance, therefore, the holders of Trust Shares of these Funds indirectly bear these fees.


       Fleet Bank, an affiliate of Fleet, is paid a fee for Sub-Account Services performed with respect to Trust Shares of the Funds held by defined contribution plans. Pursuant to an agreement between Fleet Bank and PFPC, Fleet Bank will be paid $21.00 per year for each defined contribution plan participant account. For the fiscal year ended October 31, 1999, Fleet Bank received $__________ for Sub-Account Services.

                                    EXPENSES


       Fleet and PFPC bear all expenses in connection with the performance of their services for the Funds, except that Galaxy bears the expenses incurred in the Funds' operations including: taxes; interest; fees (including fees paid to its trustees and officers who are not affiliated with PFPC); SEC fees; state securities fees; costs of preparing and printing prospectuses for regulatory purposes and for distribution to existing shareholders; advisory, administration, shareholder servicing, Rule 12b-1 distribution (if applicable), fund accounting and custody fees; charges of the transfer agent and dividend disbursing agent; certain insurance premiums; outside auditing and legal expenses; costs of independent pricing services; costs of shareholder reports and meetings; and any extraordinary expenses. The Funds also pay for brokerage fees and commissions in connection with the purchase of portfolio securities.

                             PORTFOLIO TRANSACTIONS

       Fleet or Oechsle will select specific portfolio investments and effect transactions for the Funds. Fleet seeks to obtain the best net price and the most favorable execution of orders. Fleet or Oechsle may, in its discretion, effect transactions in portfolio securities with dealers who provide research advice or other services to the Funds, Fleet or Oechsle. Fleet or Oechsle is authorized to pay a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for any Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if Fleet or Oechsle determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or Fleet or Oechsle's overall responsibilities to the particular Fund and to Galaxy. Such brokerage and research services might consist of reports and statistics relating to specific companies or industries, general summaries of groups of stocks or bonds and their comparative earnings and yields, or broad overviews of the stock, bond and government securities markets and the economy. The fees under the investment advisory agreements between Galaxy and Fleet and Fleet and Oechsle are not reduced by reason of receiving such brokerage and research services. The Board of Trustees will periodically review the commissions paid by the Funds to determine if the commissions paid over representative periods of time were reasonable in relation to the benefits inuring to the Funds.

       During the fiscal year ended October 31, 1999, the Funds paid soft dollar commissions as shown below:



                  FUND                            COMMISSIONS
                  Asset Allocation..............    $
                  Equity Income.................    $
                  Growth and Income.............    $
                  Strategic Equity..............    $
                  Equity Value..................    $
                  Equity Growth.................    $
                  International Equity..........    $
                  Small Cap Value...............    $
                  Small Company Equity..........    $


       Transactions on U.S. stock exchanges involve the payment of negotiated brokerage commissions. On exchanges on which commissions are negotiated, the cost of transactions may vary among different brokers. There is generally no stated commission in the case of securities traded in U.S. over-the-counter markets, but the prices of those securities include undisclosed commissions or mark-ups. The cost of securities purchased from underwriters includes an underwriting commission or concession, and the prices at which securities are purchased from and sold to dealers include a dealer's mark-up or mark-down. U.S. Government Securities are generally purchased from underwriters or dealers, although certain newly issued U.S. Government Securities may be purchased directly from the U.S. Treasury or from the issuing agency or instrumentality. No brokerage commissions are typically paid on purchases and sales of U.S. Government Securities.

       The Funds paid brokerage commissions as shown in the table below:


                                                                         FOR THE FISCAL YEAR ENDED OCTOBER 31:
FUND                                                                    1999              1998              1997
----                                                                    ----              ----              ----
Asset Allocation.......................................................                $225,758          $155,296
Equity Income..........................................................                $304,645          $201,407
Growth and Income......................................................                $511,307          $851,919
Strategic Equity.......................................................               $118,965(1)           *
Equity Value...........................................................                $965,718          $934,709
Equity Growth..........................................................               $1,128,464        $7,006,331
International Equity...................................................                $841,389          $851,919
Small Cap Value........................................................                $223,853          $173,335
Small Company Equity...................................................                $579,137          $354,910


-----------------
*      Not in operation during the period.

(1) For the period from March 4, 1998 (commencement of operations) through October 31, 1998.

       During the period February 1, 1998 through October 31, 1998 and the fiscal year ended October 31, 1999, certain Funds effected a portion of their portfolio transactions through Quick & Reilly Institutional Trading ("Quick & Reilly"), a division of Fleet Securities, Inc. which is an affiliate of Fleet. The table below discloses (1) the aggregate amount of commissions paid to Quick & Reilly by the Funds during the period ended October 31, 1998 and the fiscal year ended October 31, 1999, (2) the percentage of each Fund's aggregate brokerage commissions for the fiscal year ended October 31, 1999 that was paid to Quick & Reilly, and (3) the percentage of each Fund's aggregate dollar amount of transactions that involved payment of commissions that was effected through Quick & Reilly during the fiscal year ended October 31, 1999.



                                                       FOR THE FISCAL YEAR ENDED OCTOBER 31, 1999:
                                                                                                    1999
                                                                 1999                               % OF
                                                1999             % OF             1998            AGGREGATE
                                              AGGREGATE        AGGREGATE        AGGREGATE         COMMISSION
FUND                                           AMOUNT         COMMISSIONS        AMOUNT          TRANSACTIONS
----                                           ------         -----------        ------          ------------
Asset Allocation....................          $_______          ______%          $130,968           ______%
Equity Income.......................          $_______          ______%          $108,651           ______%
Growth and Income...................          $_______          ______%          $118,050           ______%
Strategic Equity(1).................          $_______          ______%          $26,480            ______%
Equity Value........................          $_______          ______%          $298,078           ______%
Equity Growth.......................          $_______          ______%          $56,784            ______%


       The Funds may engage in short-term trading to achieve their investment objectives. Portfolio turnover may vary greatly from year to year as well as within a particular year. Except as permitted by the SEC or applicable law, the Funds will not acquire portfolio securities from, make savings deposits in, enter into repurchase or reverse repurchase agreements with, or sell securities to, Fleet, Oechsle, PFPC, or their affiliates, and will not give preference to affiliates and correspondent banks of Fleet with respect to such transactions.


       Galaxy is required to identify any securities of its "regular brokers or dealers" that the Funds have acquired during Galaxy's most recent fiscal year. At October 31, 1999 [TO BE PROVIDED BY FIRST DATA.]

       Investment decisions for each Fund are made independently from those for the other Funds and portfolios of Galaxy and for any other investment companies and accounts advised or managed by Fleet or Oechsle. When a purchase or sale of the same security is made at substantially the same time on behalf of a Fund, another portfolio of Galaxy, and/or another investment company or account, the transaction will be averaged as to price, and available investments allocated as to amount, in a manner which Fleet or Oechsle believes to be equitable to the Fund and such other portfolio, investment company or account. In some instances, this investment procedure may adversely affect the price paid or received by a Fund or the size of the position obtained or sold by such Fund. To the extent permitted by law, Fleet or Oechsle may aggregate the securities to be sold or purchased for a Fund with those to be sold or purchased for

Galaxy's other Funds and portfolios, or other investment companies or accounts in order to obtain best execution.

                            SHAREHOLDER SERVICES PLAN


       Galaxy has adopted a Shareholder Services Plan pursuant to which it intends to enter into servicing agreements with institutions (including Fleet Bank and its affiliates). Pursuant to these servicing agreements, institutions render certain administrative and support services to customers who are the beneficial owners of Retail A Shares. Such services are provided to customers who are the beneficial owners of Retail A Shares and are intended to supplement the services provided by PFPC as administrator and transfer agent to the shareholders of record of the Retail A Shares. The Plan provides that Galaxy will pay fees for such services at an annual rate of up to .50% of the average daily net asset value of Retail A Shares owned beneficially by customers. Institutions may receive up to one-half of this fee for providing one or more of the following services to such customers: aggregating and processing purchase and redemption requests and placing net purchase and redemption orders with PDI; processing dividend payments from a Fund; providing sub-accounting with respect to Retail A Shares or the information necessary for sub-accounting; and providing periodic mailings to customers. Institutions may also receive up to one-half of this fee for providing one or more of these additional services to such customers: providing customers with information as to their positions in Retail A Shares; responding to customer inquiries; and providing a service to invest the assets of customers in Retail A Shares.


       Although the Shareholder Services Plan has been approved with respect to both Retail A Shares and Trust Shares of the Funds, as of the date of this Statement of Additional Information, Galaxy has entered into servicing agreements under the Shareholder Services Plan only with respect to Retail A Shares of each Fund, and to limit the payment under these servicing agreements for each Fund to an aggregate fee of not more than .30% (on an annualized basis) of the average daily net asset value of the Retail A Shares of the Fund beneficially owned by customers of institutions. Galaxy understands that institutions may charge fees to their customers who are the beneficial owners of Retail A Shares in connection with their accounts with such institutions. Any such fees would be in addition to any amounts which may be received by an institution under the Shareholder Services Plan. Under the terms of each servicing agreement entered into with Galaxy, institutions are required to provide to their customers a schedule of any fees that they may charge in connection with customer investments in Retail A Shares. As of October 31, 1999, Galaxy had entered into Servicing Agreements only with Fleet Bank and affiliates.

       Each Servicing Agreement between Galaxy and a Service Organization relating to the Services Plan requires that, with respect to those Funds which declare dividends on a daily basis, the Service Organization agrees to waive a portion of the servicing fee payable to it under the Services Plan to the extent necessary to ensure that the fees required to be accrued with respect to the Retail A Shares of such Funds on any day do not exceed the income to be accrued to such Retail A Shares on that day.

       During the last three fiscal years, Galaxy made payments to Service Organizations with respect to Retail A Shares as shown in the table below:


                                                                         FOR THE FISCAL YEAR ENDED OCTOBER 31:
FUND                                                                    1999              1998              1997
----                                                                    ----              ----              ----
Asset Allocation.......................................................                $763,611          $412,384
Equity Income..........................................................                $599,940          $434,674
Growth and Income......................................................                $472,627          $324,069
Strategic Equity.......................................................                $4,356(1)            *
Equity Value...........................................................                $667,247          $440,920
Equity Growth..........................................................                $841,650          $558,695
International Equity...................................................                $191,712          $102,465
Small Cap Value........................................................                $250,077          $130,739
Small Company Equity...................................................                $343,948          $287,068


-------------------
*      Not in operation during the period.

(1) For the period from March 4, 1998 (commencement of operations) through October 31, 1998.


       Galaxy's Servicing Agreements are governed by the Services Plan that has been adopted by Galaxy's Board of Trustees in connection with the offering of Retail A Shares of each Fund. Pursuant to the Services Plan, the Board of Trustees reviews, at least quarterly, a written report of the amounts paid under the Servicing Agreements and the purposes for which the expenditures were made. In addition, the arrangements with Service Organizations must be approved annually by a majority of Galaxy's trustees, including a majority of the trustees who are not "interested persons" of Galaxy as defined in the 1940 Act and who have no direct or indirect financial interest in such arrangements (the "Disinterested Trustees").

       The Board of Trustees has approved Galaxy's arrangements with Service Organizations based on information provided by Galaxy's service contractors that there is a reasonable likelihood that the arrangements will benefit the Funds and their shareholders by affording Galaxy greater flexibility in connection with the efficient servicing of the accounts of the beneficial owners of Retail A Shares of the Funds. Any material amendment to Galaxy's arrangements with Service Organizations must be approved by a majority of Galaxy's Board of Trustees (including a majority of the Disinterested Trustees). So long as Galaxy's arrangements with Service Organizations are in effect, the selection and nomination of the members of Galaxy's Board of Trustees who are not "interested persons" (as defined in the 1940 Act) of Galaxy will be committed to the discretion of such Disinterested Trustees.


                         DISTRIBUTION AND SERVICES PLAN

       Galaxy has adopted a Distribution and Services Plan pursuant to Rule 12b-1 under the 1940 Act (the "Rule") with respect to Retail B Shares of the Funds (the "12b-1 Plan"). Under the 12b-1 Plan, Galaxy may pay (a) PDI or another person for expenses and activities intended to result in the sale of Retail B Shares, including the payment of commissions to broker-dealers and other industry professionals who sell Retail B Shares and the direct or indirect cost of financing such payments, (b) institutions for shareholder liaison services, which means personal services for holders of Retail B Shares and/or the maintenance of shareholder accounts, such as responding to customer inquiries and providing information on accounts, and (c) institutions for administrative support services, which include but are not limited to (i) transfer agent and sub-transfer agent services for beneficial owners of Retail B Shares; (ii) aggregating and processing purchase and redemption orders; (iii) providing beneficial owners with statements showing their positions in Retail B Shares; (iv) processing dividend payments; (v) providing sub-accounting services for Retail B Shares held beneficially; (vi) forwarding shareholder communications, such as proxies, shareholder reports, dividend and tax notices, and updating prospectuses to beneficial owners; and
(vii) receiving, translating and transmitting proxies executed by beneficial owners.

       Under the 12b-1 Plan, payments by Galaxy (i) for distribution expenses may not exceed the annualized rate of .65% of the average daily net assets attributable to each such Fund's outstanding Retail B Shares, and (ii) to an institution for shareholder liaison services and/or administrative support services may not exceed the annual rates of .25% and .25%, respectively, of the average daily net assets attributable to each such Fund's outstanding Retail B Shares which are owned of record or beneficially by that institution's customers for whom the institution is the dealer of record or shareholder of record or with whom it has a servicing relationship. As of the date of this Statement of Additional Information, Galaxy intends to limit each Fund's payments for shareholder liaison and administrative support services under the 12b-1 Plan to an aggregate fee of not more than .30% (on an annualized basis) of the average daily net asset value of Retail B Shares owned of record or beneficially by customers of institutions.

       Payments for distribution expenses under the 12b-1 Plan are subject to the Rule. The Rule defines distribution expenses to include the cost of "any activity which is primarily intended to result in the sale of shares issued by" Galaxy. The Rule provides, among other things, that an investment company may bear such expenses only pursuant to a plan adopted in accordance with the Rule. In accordance with the Rule, the 12b-1 Plan provides that a report of the amounts expended under the 12b-1 Plan, and the purposes for which such expenditures were incurred, will be made to the Board of Trustees for its review at least quarterly. The 12b-1 Plan provides that it may not be amended to increase materially the costs which Retail B Shares of a Fund may bear for distribution pursuant to the 12b-1 Plan without shareholder approval, and that any other type of material amendment must be approved by a majority of the Board of Trustees, and by a majority of the trustees who are neither "interested persons" (as defined in the 1940 Act) of Galaxy nor have any direct or indirect financial interest in the operation of the 12b-1 Plan or in any related agreements (the "12b-1 Trustees"), by vote cast in person at a meeting called for the purpose of considering such amendments.

       During the last three fiscal years, Retail B Shares of the Funds bore the following distribution fees under the 12b-1 Plan:


                                                                         FOR THE FISCAL YEAR ENDED OCTOBER 31:
FUND                                                                    1999              1998              1997
----                                                                    ----              ----              ----
Asset Allocation.......................................................                 $292,256           $99,219


                                      -71-

                                                                         FOR THE FISCAL YEAR ENDED OCTOBER 31:
FUND                                                                    1999              1998              1997
----                                                                    ----              ----              ----
Equity Income..........................................................                    *                  *
Growth and Income......................................................                 $306,933          $122,300
Strategic Equity.......................................................                $1,300(1)              **
Equity Value...........................................................                 $132,464          $50,897
Equity Growth..........................................................                 $184,524          $75,906
International Equity...................................................                    *                  *
Small Cap Value........................................................                    *                  *
Small Company Equity...................................................                 $97,785           $55,371


------------------
* The Equity Income, International Equity and Small Cap Value Funds did not offer Retail B Shares until November 1, 1998.
**     Not in operation during the period.

(1) For the period from March 4, 1998 (commencement of operations) through October 31, 1998.


       During the last three the fiscal years, Retail B Shares of the Funds bore the following shareholder servicing fees under the 12b-1 Plan:


                                                                         FOR THE FISCAL YEAR ENDED OCTOBER 31:
FUND                                                                    1999              1998              1997
----                                                                    ----              ----              ----
Asset Allocation.......................................................                 $134,888           $44,293
Equity Income..........................................................                     *                 *
Growth and Income......................................................                 $124,879           $54,046
Strategic Equity.......................................................                  $600(1)              **
Equity Value...........................................................                  $61,137           $21,199
Equity Growth..........................................................                  $85,165           $34,034
International Equity...................................................                     *                 *
Small Cap Value........................................................                     *                 *
Small Company Equity...................................................                  $45,132           $23,556



------------------
* The Equity Income, International Equity and Small Cap Value Funds did not offer Retail B Shares until November 1, 1998.
**     Not in operation during the period.
(1) For the period from March 4, 1998 (commencement of operations) through October 31, 1998.


All amounts paid under the 12b-1 Plan for these periods were attributable to payments to broker-dealers.

       Galaxy's Board of Trustees has concluded that there is a reasonable likelihood that the 12b-1 Plan will benefit the Funds and holders of Retail B Shares. The 12b-1 Plan is subject to annual reapproval by a majority of the 12b-1 Trustees and is terminable at any time with respect to any Fund by a vote of a majority of the 12b-1 Trustees or by vote of the holders of a majority of the Retail B Shares of the Fund involved. Any agreement entered into pursuant to the 12b-1 Plan with a Service Organization is terminable with respect to any Fund without penalty, at any time, by vote of a majority of the 12b-1 Trustees, by vote of the holders of a majority of the Retail B Shares of such Fund, by PDI or by the Service Organization. An agreement will also terminate automatically in the event of its assignment.

       As long as the 12b-1 Plan is in effect, the nomination of the trustees who are not interested persons of Galaxy (as defined in the 1940 Act) must be committed to the discretion of the 12b-1 Trustees.


                                   DISTRIBUTOR

       PDI serves as Galaxy's distributor. PDI is a registered broker-dealer with principal offices located at Four Falls Corporate Center, 6th Floor, West Conshohocken, Pennsylvania 19428-2961. Jane Haegele is the sales shareholder of PDI.


       Unless otherwise terminated, the Distribution Agreement between Galaxy and PDI remains in effect until November 30, 2000, and thereafter will continue from year to year upon annual approval by Galaxy's Board of Trustees, or by the vote of a majority of the outstanding shares of Galaxy and by the vote of a majority of the Board of Trustees of Galaxy who are not parties to the Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. The Agreement will terminate in the event of its assignment, as defined in the 1940 Act.


       PDI is entitled to the payment of a front-end sales charge on the sale of Retail A Shares of the Funds as described in the applicable Prospectus and this Statement of Additional Information. Prior to December 1, 1999, First Data Distributors, Inc. ("FD Distributors") a wholly-owned subsidiary of PFPC, served as Galaxy's distributor, and was entitled to the payment of the front-end sales charge on the sale of Retail A Shares of the Funds. During the last three fiscal years, FD Distributors received front-end sales charges in connection with Retail A Share purchases as follows:



                                                                         FOR THE FISCAL YEAR ENDED OCTOBER 31:
FUND                                                                    1999              1998              1997
----                                                                    ----              ----              ----
Asset Allocation.......................................................               $1,208,453        $1,010,359
Equity Income..........................................................                $312,155          $592,347
Growth and Income......................................................                $681,018          $988,216
Strategic Equity.......................................................               $21,677(1)            *
Equity Value...........................................................                $364,586          $451,771
Equity Growth..........................................................                $548,901          $491,165
International Equity...................................................                $126,093          $320,935
Small Cap Value........................................................                $398,478          $300,152
Small Company Equity...................................................                $103,755          $343,614


-----------------
*      Not in operation during the period.

(1) For the period from March 4, 1998 (commencement of operations) through October 31, 1998.


FD Distributors retained none of the amounts shown in the table above.

       PDI is also entitled to the payment of contingent deferred sales charges upon the redemption of Retail B Shares of the Funds. During the last three fiscal years, FD Distributors, as distributor for the Funds, was entitled to the payment of the contingent deferred sales charges upon the redemption of Retail B Shares and received contingent deferred sales charges in connection with Retail B Share redemptions as follows:



                                                                         FOR THE FISCAL YEAR ENDED OCTOBER 31:
FUND                                                                    1999              1998              1997
----                                                                    ----              ----              ----
Asset Allocation.......................................................                $142,492          $57,559
Equity Income..........................................................                    *                *
Growth and Income......................................................                $107,798          $49,278
Strategic Equity.......................................................                 $112(1)             **
Equity Value...........................................................                 $44,300          $21,384
Equity Growth..........................................................                 $65,766          $28,379
International Equity...................................................                    *                *
Small Cap Value........................................................                    *                *
Small Company Equity...................................................                 $38,792          $34,481


-----------------

* The Equity Income, International Equity and Small Cap Value Funds did not offer Retail B Shares until November 1, 1998.
**     Not in operation during the period.
(1) For the period from March 4, 1998 (commencement of operations) through October 31, 1998.


FD Distributors retained none of the amounts shown in the table above.

       The following table shows all sales charges, commissions and other compensation received by FD Distributors directly or indirectly from the Funds during the fiscal year ended October 31, 1999:



                                                                            Brokerage
                          Net Underwriting        Compensation on        Commissions in
                            Discounts and         Redemption and         Connection with             Other
Fund                       Commissions(1)          Repurchase(2)        Fund Transactions        Compensation(3)
----                       --------------          -------------        -----------------        ---------------
Asset
  Allocation                   ------                 ------                  ------                 ------
Equity Income                  ------                 ------                  ------                 ------
Growth and Income              ------                 ------                  ------                 ------
Strategic Equity               ------                 ------                  ------                 ------
Equity Value                   ------                 ------                  ------                 ------
Equity Growth                  ------                 ------                  ------                 ------
International
  Equity                       ------                 ------                  ------                 ------
Small Cap Value                ------                 ------                  ------                 ------
Small Company
  Equity                       ------                 ------                  ------                 ------


----------------
(1) Represents amounts received from front-end sales charges on Retail A Shares and commissions received in connection with sales of Retail B Shares.
(2) Represents amounts received from contingent deferred sales charges on Retail B Shares. The basis on which such sales charges are paid is described in the Prospectus relating to Retail B Shares. All such amounts were paid to affiliates of Fleet.]

(3) Represents payments made under the Shareholder Services Plan and Distribution and Services Plan during the fiscal year ended October 31, 1999, which includes fees accrued in the fiscal year ended October 31, 1998, which were paid in 1997 (see "Shareholder Services Plan" and "Distribution and Services Plan" above).


                                    AUDITORS


                    , independent auditors, with offices at              , serve
as auditors for Galaxy. The financial highlights for the respective Funds included in their Prospectuses and the financial statements for the Funds
contained in Galaxy's Annual Report and                into this Statement of
Additional Information for the fiscal year ended October 31, 1999 have been
audited by                . For the respective fiscal years and periods prior
to October 31, 1999, the financial highlights for the Funds included in the Prospectuses and the financial statements for such years and periods contained
in the Annual Report were audited by                 , Galaxy's former auditors.

                                     COUNSEL

       Drinker Biddle & Reath LLP (of which W. Bruce McConnel, III, Secretary of Galaxy, is a partner), One Logan Square, 18th and Cherry Streets, Philadelphia, Pennsylvania 19103, are counsel to Galaxy and will pass upon certain legal matters on its behalf.

                        PERFORMANCE AND YIELD INFORMATION

       Investment returns and principal values will vary with market conditions so that an investor's shares, when redeemed, may be worth more or less than their original cost. Past performance is no guarantee of future results. Unless otherwise indicated, total return figures include changes in share price, deduction of any applicable sales charge, and reinvestment of dividends and capital gains distributions, if any.

       The Funds' 30-day (or one month) standard yields are calculated separately for each series of shares in each Fund in accordance with the method prescribed by the SEC for mutual funds:

                                              6
                       YIELD = 2[(a-b)/cd +1 )  - 1]

Where:        a =      dividends and interest earned by a Fund during the
                       period;

              b =      expenses accrued for the period (net of
                       reimbursements);

              c = average daily number of shares outstanding during the period entitled to receive dividends; and

              d = maximum offering price per share on the last day of the period.

For the purpose of determining net investment income earned during the period (variable "a" in the formula), dividend income on equity securities held by a Fund is recognized by accruing 1/360 of the stated dividend rate of the security each day that the security is in the Fund. Except as noted below, interest earned on debt obligations held by a Fund is calculated by computing the yield to maturity of each obligation based on the market value of the obligation (including actual accrued interest) at the close of business on the last business day of each month, or, with respect to obligations purchased during the month, the purchase price (plus actual accrued interest) and dividing the result by 360 and multiplying the quotient by the market value of the obligation (including actual accrued interest) in order to determine the interest income on the obligation for each day of the subsequent month that the obligation is held by the Fund. For purposes of this calculation, it is assumed that each month contains 30 days. The maturity of an obligation with a call provision is the next call date on which the obligation reasonably may be expected to be called or, if none, the maturity date. With respect to debt obligations purchased at a discount or premium, the formula generally calls for amortization of the discount or premium. The amortization schedule will be adjusted monthly to reflect changes in the market value of such debt obligations. Expenses accrued for the period (variable "b" in the formula) include all recurring fees charged by a Fund to all shareholder accounts in proportion to the length of the base period and the Fund's mean (or median) account size. Undeclared earned income will be subtracted from the offering price per share (variable "d" in the formula).

       With respect to mortgage or other receivables-backed obligations that are expected to be subject to monthly payments of principal and interest ("pay-downs"), (i) gain or loss attributable to actual monthly pay-downs are accounted for as an increase or decrease to interest income during the period, and (ii) each Fund may elect either (a) to amortize the discount and premium on the remaining security, based on the cost of the security, to the weighted average maturity date, if such information is available, or to the remaining term of the security, if any, if the weighted average date is not available or
(b) not to amortize discount or premium on the remaining security.

       Based on the foregoing calculation, the standard yields for Retail A Shares, Retail B Shares and Trust Shares of the Funds for the 30-day period ended October 31, 1999 were as set forth below:


FUND                                           RETAIL A         RETAIL B           TRUST
----                                           --------         --------           -----
Asset Allocation............................     ___%             ___%              ___%
Equity Income...............................     ___%             ___%              ___%
Growth and Income...........................     ___%             ___%              ___%
Strategic Equity............................     ___%             ___%              ___%
Equity Value................................     ___%             ___%              ___%
Equity Growth...............................     ___%             ___%              ___%
International Equity........................     ___%             ___%              ___%
Small Cap Value.............................     ___%             ___%              ___%
Small Company Equity........................     ___%             ___%              ___%


       Each Fund that advertises its "average annual total return" computes such return separately for each series of shares by determining the average annual compounded rate of return during specified periods that equates the initial amount invested to the ending redeemable value of such investment according to the following formula:

                                               1/n
                              T = [(ERV/P) - 1]

          Where:  T =  average annual total return;

                ERV = ending redeemable value of a hypothetical $1,000 payment made at the beginning of the l, 5 or 10 year (or other) periods at the end of the applicable period (or a fractional portion thereof);

                  P =  hypothetical initial payment of $1,000; and

                  n =  period covered by the computation, expressed in years.

       Each Fund that advertises its "aggregate total return" computes such returns separately for each series of shares by determining the aggregate compounded rates of return during specified periods that likewise equate the initial amount invested to the ending redeemable value of such investment. The formula for calculating aggregate total return is as follows:

       Aggregate Total Return =  [(ERV/P) - l]

       The calculations are made assuming that (1) all dividends and capital gain distributions are reinvested on the reinvestment dates at the price per share existing on the reinvestment date, (2) all recurring fees charged to all shareholder accounts are included, and (3) for any account fees that vary with the size of the account, a mean (or median) account size in the Fund during the periods is reflected. The ending redeemable value (variable "ERV" in the formula) is determined by assuming complete redemption of the hypothetical investment after deduction of all nonrecurring charges at the end of the measuring period. In addition, the Funds' Retail Shares average annual total return and aggregate total return quotations will reflect the deduction of the maximum sales load charged in connection with purchases of Retail A Shares or redemptions of Retail B Shares, as the case may be.

       The aggregate total returns for Retail A Shares, Retail B Shares and Trust Shares (as applicable) of the Funds from the date of initial public offering to October 31, 1999 are set forth below:


FUND                                           RETAIL A(1)      RETAIL B           TRUST
----                                           --------         --------           -----
Asset Allocation.............................   _____%(2)        _____%(3)         _____%(2)
Equity Income................................   _____%(4)        _____%*           _____%(4)
Growth and Income............................   _____%(5)        _____%(3)         _____%(6)
Strategic Equity(7)..........................   _____%           _____%            _____%
Equity Value.................................   _____%(8)        _____%(3)         _____%(8)
Equity Growth................................   _____%(4)        _____%(3)         _____%(4)
International Equity.........................   _____%(2)        _____%*           _____%(2)
Small Company Equity.........................   _____%(2)        _____%(3)         _____%(2)
Small Cap Value..............................   _____%(5)        _____%*           _____%(6)



----------------
* For the period from November 1, 1998 (initial public offering date) through October 31, 1999.
(1) On September 7, 1995, Retail Shares of the Funds were redesignated "Retail A Shares."
(2) For the period from December 30, 1991 (initial public offering date) through October 31, 1999.
(3) For the period from March 4, 1996 (initial public offering date) through October 31, 1999.
(4) For the period from December 14, 1990 (initial public offering date) through October 31, 1999.
(5) For the period from February 12, 1993 through October 31, 1999. The Predecessor Growth and Income Fund and Predecessor Small Cap Value Fund began offering Investment Shares, which were similar to Retail A Shares, on February 13, 1993.
(6) For the period from December 14, 1992 (initial public offering date) through October 31, 1999. The Predecessor Growth and Income Fund and Predecessor Small Cap Value Fund commenced operations on December 14, 1992, and initially offered Trust Shares, which were similar to Galaxy Trust Shares.
(7) For the period from March 4, 1998 (initial public offering date) through October 31, 1999.
(8) For the period from September 1, 1988 (initial public offering date) through October 31, 1999.


       The average annual total returns for Retail A Shares, Retail B Shares and Trust Shares of the Funds for the one-year, five-year and ten-year periods (as applicable) ended October 31, 1998 are as set forth below:

                                        RETAIL A                       RETAIL B                      TRUST
                              ONE-        FIVE-    TEN-       ONE-      FIVE-     TEN-     ONE-      FIVE-      TEN-
FUND                          YEAR        YEAR     YEAR       YEAR      YEAR      YEAR     YEAR       YEAR      YEAR
----                          ----        ----     ----       ----      ----      ----     ----       ----      ----
Asset Allocation ......       ____%      ____%       *        ____%        *        *      ____%      ____%       *
Equity Income .........       ____%      ____%       *                    **       **      ____%      ____%       *
Growth and Income .....       ____%      ____%       *        ____%        *        *      ____%      ____%       *
Strategic Equity ......                    *         *                     *        *                   *         *
Equity Value ..........       ____%      ____%     ____%      ____%        *        *      ____%      ____%     ____%
Equity Growth .........       ____%      ____%       *        ____%        *        *      ____%      ____%       *
International Equity ..       ____%      ____%       *                    **       **      ____%      ____%       *
Small Cap Value .......       ____%      ____%       *                    **       **      ____%      ____%       *
Small Company Equity ..       ____%      ____%       *        ____%        *        *      ____%      ____%       *

-----------------------
*      Not offered during the full period.
** The Equity Income, International Equity and Small Cap Value Funds did not offer Retail B Shares until November 1, 1998.

PERFORMANCE REPORTING

       From time to time, in advertisements or in reports to shareholders, the performance of the Funds may be quoted and compared to that of other mutual funds with similar investment objectives and to stock or other relevant indices or to rankings prepared by independent services or other financial or industry publications that monitor the performance of mutual funds. For example, the performance of the Funds may be compared to data prepared by Lipper Analytical Services, Inc., a widely recognized independent service which monitors the performance of mutual funds, the S&P 500 Index, an unmanaged index of groups of common stocks, the Consumer Price Index, or the Dow Jones Industrial Average, a recognized unmanaged index of common stocks of 30 industrial companies listed on the New York Stock Exchange. In addition, the performance of the International Equity Fund may be compared to the Morgan Stanley Capital International Index or the FT World Actuaries Index and the performance of the Small Company Equity Fund and Small Cap Value Fund may be compared to the NASDAQ Composite Index, an unmanaged index of over-the-counter stock prices.

       Performance data as reported in national financial publications including, but not limited to, MONEY MAGAZINE, FORBES, BARRON'S, THE WALL STREET JOURNAL and THE NEW YORK TIMES, or publications of a local or regional nature may also be used in comparing the performance of the Funds. Performance data will be calculated separately for Trust Shares, Retail A Shares, Retail B Shares, Prime A Shares and Prime B Shares of the Funds.

       The standard yield is computed as described above. Each Fund may also advertise its "effective yield" which is calculated similarly but, when annualized, the income earned by an investment in the Fund is assumed to be reinvested.

       The Funds may also advertise their performance using "average annual total return" figures over various periods of time. Such total return figures reflect the average percentage change in the value of an investment in a Fund from the beginning date of the measuring period to the end of the measuring period and are calculated as described above. Average total return figures will be given for the most recent one-, five- and ten-year periods (if applicable), and may be given for other periods as well, such as from the commencement of a Fund's operations, or on a year-by-year basis. Each Fund may also use "aggregate total return" figures for various periods, representing the cumulative change in the value of an investment in a Fund for the specified period. Both methods of calculating total return reflect the maximum front-end sales load for Retail A Shares of the Funds and the applicable contingent deferred sales charge for Retail B Shares of the Funds and assume that dividends and capital gain distributions made by a Fund during the period are reinvested in Fund shares.

       The Funds may also advertise total return data without reflecting the sales charges imposed on the purchase of Retail A Shares or the redemption of Retail B Shares in accordance with the rules of the SEC. Quotations that do not reflect the sales charges will be higher than quotations that do reflect the sales charges.

       The performance of the Funds will fluctuate and any quotation of performance should not be considered as representative of the future performance of the Funds. Since yields fluctuate, yield data cannot necessarily be used to compare an investment in a Fund's shares with bank deposits, savings accounts and similar investment alternatives which often provide an agreed or guaranteed fixed yield for a stated period of time. Shareholders should remember that performance data are generally functions of the kind and quality of the instruments held in a portfolio, portfolio maturity, operating expenses, and market conditions. Any additional fees charged by institutions with respect to accounts of customers that have invested in shares of a Fund will not be included in performance calculations.

       The portfolio managers of the Funds and other investment professionals may from time to time discuss in advertising, sales literature or other material, including periodic publications, various topics of interest to shareholders and prospective investors. The topics may include but are not limited to the advantages and disadvantages of investing in tax-deferred and taxable investments; Fund performance and how such performance may compare to various market indices; shareholder profiles and hypothetical investor scenarios; the economy; the financial and capital markets; investment strategies and techniques; investment products; and tax, retirement and investment planning.


                                  MISCELLANEOUS

       As used in this Statement of Additional Information, "assets belonging to" a particular Fund or series of a Fund means the consideration received by Galaxy upon the issuance of shares in that particular Fund or series of the Fund, together with all income, earnings, profits, and proceeds derived from the investment thereof, including any proceeds from the sale of such investments, any funds or payments derived from any reinvestment of such proceeds and a portion of any general assets of Galaxy not belonging to a particular series or Fund. In determining the net asset value of a particular series of a Fund, assets belonging to the particular series of the Fund are charged with the direct liabilities in respect of that series and with a share of the general liabilities of Galaxy, which are allocated in proportion to the relative asset values of the respective series and Funds at the time of allocation. Subject to the provisions of Galaxy's Declaration of Trust, determinations by the Board of Trustees as to the direct and allocable liabilities, and the allocable portion of any general assets with respect to a particular series or Fund, are conclusive.

       Shareholders will receive unaudited semi-annual reports describing the Funds' investment operations and annual financial statements audited by independent certified public accountants.

       A "vote of the holders of a majority of the outstanding shares" of a particular Fund or a particular series of shares in a Fund means, with respect to the approval of an investment advisory agreement, a distribution plan or a change in an investment objective or fundamental investment policy, the affirmative vote of the holders of the lesser of (a) more than 50% of the outstanding shares of such Fund or such series of shares, or (b) 67% or more of the shares of such Fund or such series of shares present at a meeting if more than 50% of the outstanding shares of such Fund or such series of shares are represented at the meeting in person or by proxy.

       As of November 30, 1999, the name, address and share ownership of the entities or persons that held of record more than 5% of the outstanding Trust Shares of each of Galaxy's investment portfolios (including shares of the Institutional Government Money Market Fund) were as follows: Money Market Fund -- Fleet New York, Fleet Investment Services, 159 East Main Street, NY/RO/TO3C, Rochester, NY 14638, Account 00000150286 (99.87%); Tax-Exempt Money Market Fund -- Fleet New York, Fleet Investment Services, 159 East Main Street, NY/RO/TO3C, Rochester, NY 14638, Account 00000007717 (100.00%); Government Money Market Fund --Fleet New York, Fleet Investment Services, 159 East Main Street, NY/RO/TO3C, Rochester, NY 14638, Account 00000012621 (98.58%); Equity Value Fund -- Gales & Co., Fleet Investment Services, Mutual Funds Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 00000000064 (76.43%); Gales & Co., Fleet Investment Services, Mutual Funds Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 00000003204 (14.55%); Gales & Co., Fleet Investment Services, Mutual Funds Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 00000011551 (7.23%); Equity Growth Fund -- Gales & Co., Fleet Investment Services, Mutual Funds Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 00000000082 (70.31%); Gales & Co., Fleet Investment Services, Mutual Funds Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 00000010017 (15.31%); Gales & Co., Fleet Investment Services, Mutual Funds Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 00000030718 (14.04%); Equity Income Fund -- Gales & Co., Fleet Investment Services, Mutual Funds Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 00000015771 (48.75%); Gales & Co., Fleet Investment Services, Mutual Funds Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 00000003748 (36.92%); Gales & Co., Fleet Investment Services, Mutual Funds Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 00000000037 (13.37%); International Equity Fund --Gales & Co., Fleet Investment Services, Mutual Funds Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 00000000073 (42.99%); Gales & Co., Fleet Investment Services, Mutual Funds Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 00000000876 (39.29%); Gales & Co., Fleet Investment Services, Mutual Funds Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 00000004088 (14.13%); Growth and Income Fund -- Gales & Co., Fleet Investment Services, Mutual Funds Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 05000503793 (76.73%); Gales & Co., Fleet Investment Services, Mutual Funds Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 05000503873 (19.78%); Asset Allocation Fund -- Gales & Co., Fleet Investment Services, Mutual Funds Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 00000000073 (93.27%); Gales & Co., Fleet Investment Services, Mutual Funds Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 00000002598 (5.98%); Small Company Equity -- Gales & Co., Fleet Investment Services, Mutual Funds Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 00000000046 (66.04%); Gales & Co., Fleet Investment Services, Mutual Funds Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 00000001492 (24.41%); Gales & Co., Fleet Investment Services, Mutual Funds Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 00000006102 (7.33%); Institutional Treasury Money Market Fund -- Fleet New York, Fleet Investment Services, 159 East Main Street, NY/RO/TO3C, Rochester, NY 14638, Account 00000000019 (91.11%); Luitpold Pharmaceuticals Inc., Kirk Sobecki, CFO, Attn: Harold Noviello, One Luitpold Drive, Shirley,

NY 11967, Account 05100281441 (7.02%); Small Cap Value Fund -- Gales & Co., Fleet Investment Services, Mutual Funds Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 05000503999 (48.74%); Gales & Co., Fleet Investment Services, Mutual Funds Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 05000503917 (31.01%); Gales & Co., Fleet Investment Services, Mutual Funds Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 05000503953 (19.77%); Strategic Equity Fund -- Gales & Co., Fleet Investment Services, Mutual Funds Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 5100115522 (97.48%); Intermediate Government Income Fund -- Gales & Co., Fleet Investment Services, Mutual Funds Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 00000038408 (38.48%); Gales & Co., Fleet Investment Services, Mutual Funds Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 00000007183 (34.80%); Gales & Co., Fleet Investment Services, Mutual Funds Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 00000000037 (26.20%); High Quality Bond Fund -- Gales & Co., Fleet Investment Services, Mutual Funds Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 00000000037 (62.76%); Gales & Co., Fleet Investment Services, Mutual Funds Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 00000001465 (24.53%); Gales & Co., Fleet Investment Services, Mutual Funds Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 00000006095 (12.37%); Short-Term Bond Fund -- Gales & Co., Fleet Investment Services, Mutual Funds Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 00000008627 (31.48%); Gales & Co., Fleet Investment Services, Mutual Funds Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 00000000064 (46.43%); Gales & Co., Fleet Investment Services, Mutual Funds Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 00000001090 (21.82%); Tax-Exempt Bond Fund -- Gales & Co., Fleet Investment Services, Mutual Funds Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 00000005899 (34.38%) Gales & Co, Fleet Investment Services, Mutual Funds Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 00000000028 (38.95%); Gales and Co., Fleet Investment Services, Mutual Funds Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 00000000670 (26.42%); Connecticut Municipal Bond Fund -- Gales & Co., Fleet Investment Services, Mutual Funds Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 00000000019 (74.69%); Gales & Co., Fleet Investment Services, Mutual Funds Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 00000000037 (24.84%); Massachusetts Municipal Bond Fund -- Gales & Co., Fleet Investment Services, Mutual Funds Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 00000000019 (48.96%); Gales & Co., Fleet Investment Services, Mutual Funds Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 00000000073 (49.06%); Corporate Bond Fund -- Gales & Co., Fleet Investment Services, Mutual Funds Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 00000000046 (44.33%); Gales & Co., Fleet Investment Services, Mutual Funds Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 00000006102 (36.50%); Gales & Co., Fleet Investment Services, Mutual Funds Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 00000001492 (12.65%); New Jersey Municipal Bond Fund -- Gales & Co., Fleet Investment Services, Mutual Funds Unit - NY/RO/T04A, 159 East Main Street, Rochester, NY 14638, Account 5100115489 (51.69%); Gales & Co., Fleet Investment Services, Mutual Funds Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 5100115504 (35.56%); BOB & Co., c/o Bank
of Boston, Attn: Mutual Fund Dept. 45-02-06, P.O. Box 1809, Boston, MA 02105, Account 5102076990 (12.74%); and New York Municipal Bond Fund -- Gales & Co., Fleet Investment Services, Mutual Funds Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 00000000019 (9.36%); Gales & Co., Fleet Investment Services, Mutual Fund Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 00000001107 (70.04%); Gales & Co., Fleet Investment Services, Mutual Fund Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 00000005292 (14.85%); BOB & Co., c/o Bank of Boston, Attn: Mutual Fund Dept. 45-02-06, P.O. Box 1809, Boston, MA 02105, Account 5102076990 (5.68%).


       As of November 30, 1999, the name, address and share ownership of the entities or persons that held of record more than 5% of the outstanding Retail A Shares of each of Galaxy's investment portfolios (including shares of the Connecticut Municipal Money Market and Massachusetts Municipal Money Market Funds) were as follows: Tax-Exempt Money Market Fund -- Ellsworth Kelly, P.O. Box 151, 45 South Street, Spencertown, NY 12165, Account 0000063825 (6.99%); U.S. Treasury Money Market Fund -- US Clearing, a Division of Fleet Securities Inc., 26 Broadway, New York, NY 10004, Account 05100115684 (10.40%);
Massachusetts Municipal Money Market Fund -- Fleet New York, Fleet Investment Services, 159 East Main St., NY/RO/TO3C, Rochester, NY 14638, Account 05100058503 (61.34%); Connecticut Municipal Money Market Fund -- Fleet New York, Fleet Investment Services, 159 East Main St., NY/RO/TO3C, Rochester, NY 14638, Account 05100058521 (48.64%); William L. Bucknall & Norma Lee Bucknall, 5 Oak Ridge Drive, Bethany, CT 06524, Account 0000002259 (5.16%); Rhode Island Municipal Bond Fund --Gales & Co., Fleet Investment Services, Mutual Funds Unit
- NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 00000001492 (40.88%); James R. McCulloch, c/o Microfibre, PO Box 1208, Pawtucket, RI 02860, Account 05000414933 (9.11%); New York Municipal Bond Fund -- Marilyn J. Brantley, 5954 Van Allen Road, Belfast, NY 14711, Account 05100977627 (11.78%); New Jersey Municipal Bond Fund -- Jeffery W. Golden, 7 Hampton Ridge CT, Old Tappan, NJ 07675, Account 05100780704 (16.09%); John W. Maki & Kimberly McGrath Maki JT, 1 Connet Lane, Mendham, NJ, 07945, Account 05100011377 (33.47%); US Clearing Corp., FBO 979-06374-12, 26 Broadway, New York, NY 10004-1798, Account 07000100574 (27.89%); Serene W. Peng, 70 Chelsea, Watchung, NJ 07060, Account 5101583480 (17.19%); Tax-Exempt Bond Fund -- Danny Schulman, 9 Corn Mill Ct., Upper Saddle River, NJ 07458, Account 510116598 (6.11%); and Massachusetts Municipal Bond Fund -- New England Realty Assoc., Robert Blank, Ronald Brown, Harold Brown and Carl Veleri, 39 Brighton Ave., Boston MA 02134, Account 5100587013 (6.59%).


       As of November 30, 1999, the name, address and share ownership of the entities or persons that held of record more than 5% of the outstanding Retail B Shares of each of Galaxy's investment portfolios were as follows: Money Market Fund -- Worldmark Master Fund, LLC, D. Dean Rhodes auth. officer or Richard J. Gates (investment adviser), 11466 Old Harber Road, N. Palm Beach, FL 33408, Account 5102031823 (18.24%); Worldmark Master Fund, LLC, D. Dean Rhodes auth. officer or Richard J. Gates (investment adviser) 11465 Old Harbor Road, N. Palm Beach, FL 33408, Account 5102074064 (20.78%); Intermediate Government Income Fund; Adriana Vita, 345 Park Avenue, New York, NY 10154, Account 05101563377 (8.84%); Short-Term Bond Fund -- Elizabeth Mugar, 10 Chestnut St., Apt. 1808, Springfield, MA 01103,

Account 5100760012 (7.15%); Chelsea Police Relief Assoc., John R. Phillips, Treasurer, and Michael McCona, Clerk, 180 Crescent Avenue, Chelsea, MA 02150, Account 0970036155 (13.23%); Josve Colon, Cust., Hazel Colon UGMA CT, 400 LaSalle Street, New Britain, CT 06051, Account 5101157039 (7.37%); U.S. Clearing Corp., FBO 978-02086-18, Eugene J. Margaret Dunscomb, 505 Apple Tree Lane, Brewster, NY 10509-6004, Account 70000100609 (7.09%); Tax-Exempt Bond Fund -- David Fendler & Sylvia Fendler JT WROS, 72 Brinkerhoff Ave., Stamford, CT 06905, Account 05100255354 (7.48%); Frances E. Stady, P.O. Box 433, 3176 Main Street, Yorkshire, NY 14173, Account 05102027437 (5.84%); and Strategic Equity Fund -- Betsey Tan, 7 Donovan's Lane, Natick, MA 01760, Account 05101043778 (7.41%).


       As of November 30, 1999, the name, address and share ownership of the entities or persons that held beneficially more than 5% of the outstanding Trust Shares of each of Galaxy's investment portfolios were as follows: Money Market Fund--Stable Asset Fund, c/o Norstar Trust Co., Gales & Co., 159 East Main Street, Rochester, NY 14638, (12.05%); Hope-Sayles Trust, c/o Norstar Trust Co., Gales & Co., 159 East Main Street, Rochester, NY 14638, (10.65%); Government Money Fund -- AMS Trust Account, c/o Norstar Trust Co., Gales & Co., 159 East Main Street, Rochester, NY 14638, (9.76%); Beacon Mutual Insurance Co., c/o Norstar Trust Co., Gales & Co., 159 East Main, Rochester, NY 14638 (6.33%); U.S. Treasury Money Fund -- Loring Walcott Client Sweep Acct., c/o Norstar Trust Co., Gales & Co., 159 East Main, Rochester, NY 14638, (23.17%); Equity Value Fund--Fleet Savings Plus-Equity Value, c/o Norstar Trust Co., Gales & Co., 159 East Main, Rochester, NY 14638, (24.21%); Equity Growth Fund--Fleet Savings Plus-Equity Growth, c/o Norstar Trust Co., Gales & Co., 159 East Main, Rochester, NY 14638, (23.54%); Nusco Retiree Health VEBA Trust, c/o Norstar Trust Co., Gales & Co., 159 East Main, Rochester, NY 14638, (6.82%); International Equity Fund--FFG International Equity Fund, c/o Norstar Trust Co., Gales & Co., 159 East Main, Rochester, NY 14638, (12.68%); Fleet Savings Plus-Intl. Equity, c/o Norstar Trust Co., Gales & Co., 159 East Main, Rochester, NY 14638, (9.82%); Intermediate Government Income Fund -- Nusco Retiree Health VEBA Trust, c/o Norstar Trust Co., Gales & Co., 159 East Main, Rochester, NY 14638 (6.44%); Strategic Equity Fund--FFG Retirement & Pension VDG, c/o Fleet Financial Group, 159 East Main, Rochester, NY 14638, (93.39%); High Quality Bond Fund--Fleet Savings Plus Plan-HQ Bond, c/o Norstar Trust Co., Gales & Co., 159 East Main, Rochester, NY 14638 (19.60%); Asset Allocation Fund--Fleet Savings Plus-Asset Allocation, c/o Norstar Trust Co., Gales & Co., 159 East Main, Rochester, NY 14638, (26.52%); Small Company Equity Fund--Fleet Savings Plus-Small Company, c/o Norstar Trust Co., Gales & Co., 159 East Main, Rochester, NY 14638, (33.58%); Tax Exempt Bond Fund -- Nusco Retiree Health VEBA Trust, c/o Norstar Trust Co., Gales & Co., 159 East Main, Rochester, NY 14638, (37.64%); Corporate Bond Fund--Cole Hersee Pension Plan, c/o Norstar Trust Co., Gales & Co., 159 East Main, Rochester, NY 14638, (8.40%); Growth Income Fund--Fleet Savings Plus-Growth Income, c/o Norstar Trust Co., Gales & Co., 159 East Main, Rochester, NY 14638, (43.81%); Crumpton & Knowles IARP, c/o Norstar Trust Co., Gales & Co., 159 East Main, Rochester, NY 14638 (10.11%); Small Cap Value Fund--FFG Emp. Ret. Misc. Assets SNC, c/o Norstar Trust Co., Gales & Co., 159 East Main, Rochester, NY 14638, (25.16%); Institutional Government Fund -- IBEW Local #99 Annuity, c/o Norstar Trust Co., Gales & Co., 159 East Main Street, Rochester, NY 14638 (5.26%); New Jersey Municipal Bond Fund--Perillo Tours, c/o Norstar Trust Co., Gales & Co., 159 East Main, Rochester, NY 14638, (22.47%); Royal Chambord IMA, c/o Norstar Trust Co., Gales & Co., 159 East Main, Rochester, NY, 14638, (11.24%); McKee Wendell A. Marital Trust, c/o Norstar Trust Co., Gales & Co., 159 East Main, Rochester,

NY 14638, (11.16%); Varco Inc. IMA, c/o Norstar Trust Co., Gales & Co., 159 East Main, Rochester, NY 14638, (5.62%); and Tiernan Diana V IA, c/o Norstar Trust Co., Gales & Co., 159 East Main, Rochester, NY 14638, (5.10%).


       As of November 30, 1999, the name, address and share ownership of the entities or persons that held of record or beneficially more than 5% of the outstanding A Prime Shares of Galaxy's Asset Allocation, Equity Income, Growth and Income, Strategic Equity, Equity Value, Equity Growth, International Equity, Small Cap Value, Small Company Equity, Short-Term Bond, Intermediate Government Income, High Quality Bond and Tax-Exempt Bond Funds were as follows: Asset Allocation Fund--U.S. Clearing, A Division of Fleet Securities, Inc., FBO #147-97697-11, Ray Wayne Prince, 11010 Stephens Road, Berlin Heights, OH 44814-9673 (18.52%); U.S. Clearing, A Division of Fleet Securities, Inc., FBO #135-29801-11, Joseph P. Quinn & Genevieve H. Quinn Trust, 725 N. Riverside Drive, Apt. 405, Pompano Beach, FL 33062-4536 (12.47%); U.S. Clearing, A Division of Fleet Securities, Inc., FBO #175-97327-10, Margaret Ann Gillenwater, 2525 E. Prince Road #23, Tucson, AZ 85716-1146 (11.92%); U.S. Clearing, A
Division of Fleet Securities, Inc., FBO #114-97238-17, Sara Mallow, 936 Broadway, New York, NY 10010-6013 (25.26%); U.S. Clearing, A Division of Fleet Securities, Inc., FBO #166-88586-13, Pamela Ann Radamaker, 1001 Tramway Blvd. NE, Albuquerque, NM 87112-6280 (10.72%); U.S. Clearing, A Division of Fleet Securities, Inc., FBO #114-23817-12, John R. Johnson, P.O. Box 4338, Deerfield Beach, FL 33442-4338 (8.31%); Growth and Income Fund--U.S. Clearing, A Division of Fleet Securities Inc., FBO #160-27022-17, Linda Shaw, Trustee for the Linda
J. Shaw Trust, 920 Meadows Road, Geneva, IL 60134-3052 (34.66%); U.S. Clearing, A Division of Fleet Securities Inc., FBO #113-27816-16, Pamela M. Fein, 68 Oak Ridge Drive, Bethany, CT 06524-3118 (29.85%); U.S. Clearing, A Division of Fleet Securities Inc., FBO #175-97327-10, Margaret Ann Gillenwater, 2525 E. Prince Road #23, Tucson, AZ 85716-1146 (23.43%); U.S. Clearing, A Division of Fleet Securities Inc., FBO #103-80080-19, Saint Clare School Endowment Fund, Attn: Fr. O'Shea/Andrew J. Houvouras and/or Bruce Blatman, 821 Prosperity Farms Road, No. Palm Beach, FL 33408-4299 (6.09%); Equity Growth Fund--U.S. Clearing, A Division of Fleet Securities Inc., FBO #104-32732-16, Hilda Brandt, 3900 North Charles Street, Baltimore, MD 21218-1724 (50.91%); U.S. Clearing, A Division of Fleet Securities Inc., FBO #114-97236-17, Sara Mallow, 936 Broadway, New York, NY 10010-6013 (26.57%); U.S. Clearing, A Division of Fleet Securities Inc., FBO #120-97689-18, Yook Y. Doo, 4634 Robinson St., Flushing, NY 11355-3445 (8.84%);
U.S. Clearing, A Division of Fleet Securities Inc., FBO #021-90471-15, Mabel L. Bowman, 35634 Meyers Ct., Fremont, CA 84536-2540 (7.00%); U.S. Clearing, A Division of Fleet Securities Inc., FBO #143-27206-11, Mary V. Mastroianni & Pasqual Mastroianni JT Ten, 1811 Randolph Road, Schenectady, NY 12308-2021 (5.44%); International Equity Fund--U.S. Clearing, A Division of Fleet Securities Inc., FBO #125-98055-11, Albert F. Twanmo, 6508 81st St., Cabin John, MD 20818-1203 (94.66%); Small Cap Value Fund U.S. Clearing, A Division of Fleet Securities Inc., FBO # 104-32732-16, Hilda Brandt, 3900 North Charles Street, Baltimore, MD 21218-1724 (26.87%); U.S. Clearing, A Division of Fleet Securities Inc., FBO # 150-98301-11, N. Clifford Nelson Jr., 58 Middlebury Road, Orchard Park, NY 14127-3581 (16.93%); U.S. Clearing, A Division of Fleet Securities Inc., FBO # 102-60254-19, Frederick W. Geissinger, 601 NW 2nd Street, Evansville, IN 47708-1013 (16.81%); U.S. Clearing, A Division of Fleet Securities Inc., FBO # 103-97564-14, Thomas X. McKenna, 170 Turtle Creek Drive, Tequesta, FL 33469-1547 (12.55%); U.S. Clearing, A Division of Fleet Securities Inc., FBO # 103-31296-18, Edward U.

Roddy III, 109 Angler Avenue, Palm Beach, FL 33480-3101 (8.27%); U.S. Clearing, A Division of Fleet Securities Inc., FBO # 180-24606-24, Gary R. Plemons, P.O. Box 190, Madisonville, TN 37354-0190 (5.56%); U.S. Clearing, A Division of Fleet Securities Inc., FBO # 165-26664-29, Special Risk Underwriters, P.O. Box 54699, Phoenix, AZ 85078-4699 (5.31%); High Quality Bond Fund - U.S. Clearing, A Division of Fleet Securities Inc., FBO # 103-30971-12, Doris G. Schack, FBO # 103-30971-12, Doris G. Schack Living Trust, 9161 East Evans, Scottsdale, AZ 85260-7575 (72.18%); U.S. Clearing, A Division of Fleet Securities Inc., FBO # 013-02964-11, Jane L. Grayhurst, 770 Boylston St., Apt. 10G, Boston, MA 02199-7709 (15.46%); U.S. Clearing, A Division of Fleet Securities, Inc., FBO #132-90090-11, Virginia Holmes, 303 Bella Vista Drive, Ithaca, NY 14850-5774 (12.10%).


       As of November 30, 1999, the name, address and share ownership of the entities or persons that held of record or beneficially more than 5% of the outstanding B Prime Shares of Galaxy's Asset Allocation, Equity Income, Growth and Income, Strategic Equity, Equity Value, Equity Growth, International Equity, Small Cap Value, Small Company Equity, Short-Term Bond, Intermediate Government Income, High Quality Bond and Tax-Exempt Bond Funds were as follows: Asset Allocation Fund -- U.S. Clearing, A Division of Fleet Securities Inc., FBO # 138-97818-14, Carol Y. Foster, 524 Marie Ave., Blountstown, FL 32424-1218 (10.07%); U.S. Clearing, A Division of Fleet Securities Inc., FBO # 102-92974-11, Ann E. Herzog, 74 Tacoma St., Staten Island, NY 10304-4222 (9.61%); U.S. Clearing, A Division of Fleet Securities Inc., FBO # 166-98559-16, Ann P. Sargent, 422 Los Encinos Ave., San Jose, CA 95134-1336 (6.40%); U.S. Clearing, A Division of Fleet Securities Inc., FBO # 166-97970-19, Alicia E. Schober, 10139 Ridgeway Drive, Cupertino, CA 95014-2658 (6.22%); U.S. Clearing, A Division of Fleet Securities Inc., FBO # 19414889-16, Paul R. Thornton & Karin
Z. Thornton, JT TEN, 1207 Oak Glen Lane, Sugar Land, TX 77479-6175 (5.70%); U.S. Clearing, A Division of Fleet Securities, Inc., FBO #147-29049-19, Randall Prince, Rt. 1, Box 865, Turtletown, TN 37391-9700 (6.06%); Growth and Income Fund - U.S. Clearing, A Division of Fleet Securities Inc., FBO # 147-97497-13, Martin Allen Sante, 15222 Birch Lakeshore Drive, Vandalia, MI 49095-9741 (27.18%); U.S. Clearing, A Division of Fleet Securities Inc., FBO #103-31744-16, Irwin Luftig & Elaine Luftig, 6119 Bear Creek Ct., Lake Worth, FL 33467-6812 (19.02%); Linda M. Berke & Michael E. Berke, JT WROS, 30941 Westwood Rd., Farmington Hills, MI 48331-1466 (15.25%); U.S. Clearing, A Division of Fleet Securities Inc., FBO # 147-29019-15, Walter W. Quan, 2617 Skyline Drive, Lorain, OH 44053-2243 (14.87%); U.S. Clearing, A Division of Fleet Securities Inc., FBO #014-90365-19, Peter Burr Bickford, 65 A Lazell St., Hingham, MA 02043-4403 (7.44%); U.S. Clearing, A Division of Fleet Securities Inc., FBO #108-00116-10, Michael Kennedy & Carleen Kennedy, JT WROS, 12 Walton Avenue, Locust Valley, NY 11560-1227 (5.48%); Equity Growth Fund - U.S. Clearing, A Division of Fleet Securities Inc., FBO # 111-98315-17, Thomas J. Bernfeld, 185 West End Ave., Apt. 21D, New York, NY 10023-5548 (29.52%); U.S. Clearing, A Division of Fleet Securities Inc., FBO # 166-31108-13, Frank Catanho, Trustee of the Frank Catanho 1996 Trust dated 10/22/96, 24297 Mission Blvd., Hayward, CA 94544-1020 (19.07%);
U.S. Clearing, A Division of Fleet Securities Inc., FBO # 183-97247-11, W.P. Fleming, 66500 E. 253rd, Grove, OK 74344-6163 (8.77%); U.S. Clearing, A Division of Fleet Securities Inc., FBO # 131-96122-18, Elaine B. Odessa, 9 Newman Rd., Pawtucket, RI 02860-8183 (6.66%); International Equity Fund - U.S. Clearing, A Division of Fleet Securities Inc., FBO # 102-5924-17, Church & Friary of St. Francis of Assisi, c/o Fr.

Ronald P. Stark OFM, 135 West 31st St., New York, NY 10001-3405 (82.40%); Small Cap Value Fund - U.S. Clearing, A Division of Fleet Securities Inc., FBO # 147-97574-19, Ray William Mominey, 1340 San Cristobal Villa, Punta Gorda, FL 33983-6616 (15.90%); U.S. Clearing, A Division of Fleet Securities Inc., FBO # 111-98315-17, Thomas J. Bernfeld, 185 West End Ave., Apt. 21D, New York, NY 10023-5548 (10.13%); U.S. Clearing, A Division of Fleet Securities Inc., FBO # 107-30623-15, Andrejs Zvejnieks, 2337 Christopher Walk, Atlanta, GA 30327-1110 (6.86%); E-Trade: Cust. for the rollover IRA, FBO Rufus O. Eddins, Jr., A/C # 11042697, 360 Dominion Circle, Knoxville, TN 37922-2750 (5.34%); U.S. Clearing, A Division of Fleet Securities Inc., FBO # 221-97250-13, Micheal A. Veschi, 106 Exmoor Court, Leesburg, VA 20176-2049 (5.13%); High Quality Bond Fund - U.S. Clearing, A Division of Fleet Securities Inc., FBO # 200-70099-19, Neil C. Feldman, 41 Windham Way, Englishtown, NJ 07726-8216 (25.37%); U.S. Clearing, A Division of Fleet Securities Inc., FBO # 119-97697-10, Ira Sornborg, 4219 Nautilus Ave., Brooklyn, NY 11224-1019 (10.23%); U.S. Clearing, A Division of Fleet Securities Inc., FBO # 216-12779-14, Les H. Galex & Nan Galex, JT TEN, 7540 Farragut St., Hollywood, FL 33024-2626 (8.11%); U.S. Clearing, A Division of Fleet Securities Inc., FBO # 102-93287-11, Marjorie Dion, 301 Raimond St., Yaphank, NY 11980-9725 (7.31%); U.S. Clearing, A Division of Fleet Securities Inc., FBO # 102-68909-11, Marjorie Dion, 301 Raimond St., Yaphank, NY 11980-9725 (8.61%); U.S. Clearing, A Division of Fleet Securities Inc., FBO # 147-24459-13, Jay Robert Klein, 26800 Amhearst Circle, #209, Cleveland, OH 44122-7572 (8.40%); U.S. Clearing, A Division of Fleet Securities Inc., FBO # 157-98031-13, Patricia Fusco, 112 E. Chapel Ave., Cherry Hill, NJ 08034-1204 (6.53%); U.S. Clearing, A Division of Fleet Securities, Inc., FBO # 216-13463-13, Jerry H. Dunmire, 5151 SW 89 Terrace, Cooper City, FL 33328-3631 (6.48%).


       As of November 30, 1999, the name, address and share ownership of the entities or persons that held of record or beneficially more than 5% of the outstanding shares of Galaxy's Prime Reserves, Government Reserves and Tax Exempt Reserves were as follows: Prime Reserves -- U.S. Clearing, 26 Broadway, New York, NY 10004 (6.96%); Government Reserves -- U.S. Clearing, 26 Broadway, New York, NY 10004 (100.00%); and Tax Exempt Reserves -- U.S. Clearing, 26 Broadway, New York, NY 10004 (100.00%).


       As of November 30, 1999, no entity or person held of record or beneficially more than 5% of the outstanding Retail A and Retail B Shares of Galaxy's Equity Income, New York Municipal Bond, Connecticut Municipal Bond, Massachusetts Municipal Bond, Rhode Island Municipal Bond, Massachusetts Municipal Money Market, Connecticut Municipal Money Market and Short Term Bond Funds.

                              FINANCIAL STATEMENTS

         Galaxy's Annual Report to Shareholders with respect to the Funds for the fiscal year ended October 31, 1999 with the SEC. The financial statements
contained in such Annual Report are [                ] into this Statement of
Additional Information. The financial statements and financial highlights for the Funds for the fiscal year ended October 31, 1999 have been audited by
Galaxy's independent accountants, [       ], whose report thereon also appears
in such Annual Report and [                ]. The financial statements in such
Annual Report have been [               ] in reliance upon such report given
upon the authority of such firm as experts in accounting and auditing.

                                   APPENDIX A

COMMERCIAL PAPER RATINGS

          A Standard & Poor's commercial paper rating is a current opinion of credit worthiness of an obligor with respect to financial obligations having an original maturity of no more than 365 days. The following summarizes the rating categories used by Standard and Poor's for commercial paper:

          "A-1" - Obligations are rated in the highest category indicating that the obligor's capacity to meet its financial commitment on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor's capacity to meet its financial commitment on these obligations is extremely strong.

          "A-2" - Obligations are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor's capacity to meet its financial commitment on the obligation is satisfactory.

          "A-3" - Obligations exhibit adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

          "B" - Obligations are regarded as having significant speculative characteristics. The obligor currently has the capacity to meet its financial commitment on the obligation; however, it faces major ongoing uncertainties which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation.

          "C" - Obligations are currently vulnerable to nonpayment and are dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation.

          "D" - Obligations are in payment default. The "D" rating category is used when payments on an obligation are not made on the date due even if the applicable grace period has not expired, unless Standard & Poor's believes that such payments will be made during such grace period. The "D" rating will be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.

          Moody's commercial paper ratings are opinions of the ability of issuers to repay punctually senior debt obligations not having an original maturity in excess of one year, unless explicitly noted. The following summarizes the rating categories used by Moody's for commercial paper:

          "Prime-1" - Issuers (or supporting institutions) have a superior ability for repayment of senior short-term debt obligations. Prime-1 repayment ability will often be evidenced by many of the following characteristics: leading market positions in well-established industries; high rates of return on funds employed; conservative capitalization structure with moderate reliance on debt and ample asset protection; broad margins in earnings coverage of fixed financial charges and high internal cash generation; and well-established access to a range of financial markets and assured sources of alternate liquidity.

          "Prime-2" - Issuers (or supporting institutions) have a strong ability for repayment of senior short-term debt obligations. This will normally be evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, may be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

          "Prime-3" - Issuers (or supporting institutions) have an acceptable ability for repayment of senior short-term debt obligations. The effect of industry characteristics and market compositions may be more pronounced. Variability in earnings and profitability may result in changes in the level of debt protection measurements and may require relatively high financial leverage. Adequate alternate liquidity is maintained.

          "Not Prime" - Issuers do not fall within any of the Prime rating categories.


          The three rating categories of Duff & Phelps for investment grade commercial paper and short-term debt are "D-1," "D-2" and "D-3." Duff & Phelps employs three designations, "D-1+," "D-1" and "D-1-," within the highest rating category. The following summarizes the rating categories used by Duff & Phelps for commercial paper:

          "D-1+" - Debt possesses the highest certainty of timely payment. Short-term liquidity, including internal operating factors and/or access to alternative sources of funds, is outstanding, and safety is just below risk-free U.S. Treasury short-term obligations.

          "D-1" - Debt possesses very high certainty of timely payment. Liquidity factors are excellent and supported by good fundamental protection factors. Risk factors are minor.

          "D-1-" - Debt possesses high certainty of timely payment. Liquidity factors are strong and supported by good fundamental protection factors. Risk factors are very small.

          "D-2" - Debt possesses good certainty of timely payment. Liquidity factors and company fundamentals are sound. Although ongoing funding needs may enlarge total financing requirements, access to capital markets is good. Risk factors are small.

          "D-3" - Debt possesses satisfactory liquidity and other protection factors qualify issues as to investment grade. Risk factors are larger and subject to more variation. Nevertheless, timely payment is expected.

          "D-4" - Debt possesses speculative investment characteristics. Liquidity is not sufficient to insure against disruption in debt service. Operating factors and market access may be subject to a high degree of variation.

          "D-5" - Issuer has failed to meet scheduled principal and/or interest payments.


          Fitch IBCA short-term ratings apply to debt obligations that have time horizons of less than 12 months for most obligations, or up to three years for U.S. public finance securities. The following summarizes the rating categories used by Fitch IBCA for short-term obligations:

          "F1" - Securities possess the highest credit quality. This designation indicates the strongest capacity for timely payment of financial commitments and may have an added "+" to denote any exceptionally strong credit feature.

          "F2" - Securities possess good credit quality. This designation indicates a satisfactory capacity for timely payment of financial commitments, but the margin of safety is not as great as in the case of the higher ratings.

          "F3" - Securities possess fair credit quality. This designation indicates that the capacity for timely payment of financial commitments is adequate; however, near-term adverse changes could result in a reduction to non-investment grade.

          "B" - Securities possess speculative credit quality. This designation indicates minimal capacity for timely payment of financial commitments, plus vulnerability to near-term adverse changes in financial and economic conditions.

          "C" - Securities possess high default risk. This designation indicates that default is a real possibility and that the capacity for meeting financial commitments is solely reliant upon a sustained, favorable business and economic environment.

          "D" - Securities are in actual or imminent payment default.


          Thomson BankWatch short-term ratings assess the likelihood of an untimely payment of principal and interest of debt instruments with original maturities of one year or less. The following summarizes the ratings used by Thomson Financial BankWatch:


          "TBW-1" - This designation represents Thomson Financial BankWatch's highest category and indicates a very high likelihood that principal and interest will be paid on a timely basis.


          "TBW-2" - This designation represents Thomson Financial BankWatch's second-highest category and indicates that while the degree of safety regarding timely repayment of principal and interest is strong, the relative degree of safety is not as high as for issues rated "TBW-1."

          "TBW-3" - This designation represents Thomson BankWatch's lowest investment-grade category and indicates that while the obligation is more susceptible to adverse developments (both internal and external) than those with higher ratings, the capacity to service principal and interest in a timely fashion is considered adequate.

          "TBW-4" - This designation represents Thomson BankWatch's lowest rating category and indicates that the obligation is regarded as non-investment grade and therefore speculative.


CORPORATE AND MUNICIPAL LONG-TERM DEBT RATINGS

          The following summarizes the ratings used by Standard & Poor's for corporate and municipal debt:

          "AAA" - An obligation rated "AAA" has the highest rating assigned by Standard & Poor's. The obligor's capacity to meet its financial commitment on the obligation is extremely strong.

          "AA" - An obligation rated "AA" differs from the highest rated obligations only in small degree. The obligor's capacity to meet its financial commitment on the obligation is very strong.

          "A" - An obligation rated "A" is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor's capacity to meet its financial commitment on the obligation is still strong.

          "BBB" - An obligation rated "BBB" exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

          Obligations rated "BB," "B," "CCC," "CC" and "C" are regarded as having significant speculative characteristics. "BB" indicates the least degree of speculation and "C" the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

          "BB" - An obligation rated "BB" is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial or economic conditions which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation.

          "B" - An obligation rated "B" is more vulnerable to nonpayment than obligations rated "BB," but the obligor currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial or economic conditions will likely impair the obligor's capacity or willingness to meet its financial commitment on the obligation.

          "CCC" - An obligation rated "CCC" is currently vulnerable to nonpayment, and is dependent upon favorable business, financial and economic conditions for the obligor to meet its financial commitment on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitment on the obligation.

          "CC" - An obligation rated "CC" is currently highly vulnerable to nonpayment.

          "C" - The "C" rating may be used to cover a situation where a bankruptcy petition has been filed or similar action has been taken, but payments on this obligation are being continued.

          "D" - An obligation rated "D" is in payment default. The "D" rating category is used when payments on an obligation are not made on the date due even if the applicable grace period has not expired, unless Standard & Poor's believes that such payments will be made during such grace period. The "D" rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.

          PLUS (+) OR MINUS (-) - The ratings from "AA" through "CCC" may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

          "r" - This symbol is attached to the ratings of instruments with significant noncredit risks. It highlights risks to principal or volatility of expected returns which are not addressed in the credit rating. Examples include: obligations linked or indexed to equities, currencies, or commodities; obligations exposed to severe prepayment risk - such as interest-only or principal-only mortgage securities; and obligations with unusually risky interest terms, such as inverse floaters.

          The following summarizes the ratings used by Moody's for corporate and municipal long-term debt:

          "Aaa" - Bonds are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edged." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

          "Aa" - Bonds are judged to be of high quality by all standards. Together with the "Aaa" group they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in "Aaa" securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risk appear somewhat larger than the "Aaa" securities.

          "A" - Bonds possess many favorable investment attributes and are to be considered as upper-medium-grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

          "Baa" - Bonds are considered as medium-grade obligations, (i.e., they are neither highly protected nor poorly secured). Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

          "Ba," "B," "Caa," "Ca," and "C" - Bonds that possess one of these ratings provide questionable protection of interest and principal ("Ba" indicates speculative elements; "B" indicates a general lack of characteristics of desirable investment; "Caa" indicates poor standing; "Ca" represents obligations which are speculative in a high degree; and "C" represents the lowest rated class of bonds). "Caa," "Ca" and "C" bonds may be in default.

          Con. (---) - Bonds for which the security depends upon the completion of some act or the fulfillment of some condition are rated conditionally. These are bonds secured by (a) earnings of projects under construction, (b) earnings of projects unseasoned in operating experience, (c) rentals which begin when facilities are completed, or (d) payments to which some other limiting condition attaches. Parenthetical rating denotes probable credit stature upon completion of construction or elimination of basis of condition.

          Note: Moody's applies numerical modifiers 1, 2, and 3 in each generic rating classification from "Aa" through "Caa." The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of its generic rating category.

          The following summarizes the long-term debt ratings used by Duff & Phelps for corporate and municipal long-term debt:

          "AAA" - Debt is considered to be of the highest credit quality. The risk factors are negligible, being only slightly more than for risk-free U.S. Treasury debt.

          "AA" - Debt is considered to be of high credit quality. Protection factors are strong. Risk is modest but may vary slightly from time to time because of economic conditions.

          "A" - Debt possesses protection factors which are average but adequate. However, risk factors are more variable in periods of greater economic stress.

          "BBB" - Debt possesses below-average protection factors but such protection factors are still considered sufficient for prudent investment. Considerable variability in risk is present during economic cycles.

          "BB," "B," "CCC," "DD," and "DP" - Debt that possesses one of these ratings is considered to be below investment grade. Although below investment grade, debt rated "BB" is deemed likely to meet obligations when due. Debt rated "B" possesses the risk that obligations will not be met when due. Debt rated "CCC" is well below investment grade and has considerable uncertainty as to timely payment of principal, interest or preferred dividends. Debt rated "DD" is a defaulted debt obligation, and the rating "DP" represents preferred stock with dividend arrearages.

          To provide more detailed indications of credit quality, the "AA," "A," "BBB," "BB" and "B" ratings may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within these major categories.

          The following summarizes the ratings used by Fitch IBCA for corporate and municipal bonds:

          "AAA" - Bonds considered to be investment grade and of the highest credit quality. These ratings denote the lowest expectation of credit risk and are assigned only in case of exceptionally strong capacity for timely payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

          "AA" - Bonds considered to be investment grade and of very high credit quality. These ratings denote a very low expectation of credit risk and indicate very strong capacity for timely payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

          "A" - Bonds considered to be investment grade and of high credit quality. These ratings denote a low expectation of credit risk and indicate strong capacity for timely payment of financial commitments. This capacity may, nevertheless, be more vulnerable to changes in circumstances or in economic conditions than is the case for higher ratings.

          "BBB" - Bonds considered to be investment grade and of good credit quality. These ratings denote that there is currently a low expectation of credit risk. The capacity for timely payment of financial commitments is considered adequate, but adverse changes in circumstances and in economic conditions are more likely to impair this capacity.

          "BB" - Bonds considered to be speculative. These ratings indicate that there is a possibility of credit risk developing, particularly as the result of adverse economic changes over time; however, business or financial alternatives may be available to allow financial commitments to be met. Securities rated in this category are not investment grade.

          "B" - Bonds are considered highly speculative. These ratings indicate that significant credit risk is present, but a limited margin of safety remains. Financial commitments are currently being met; however, capacity for continued payment is contingent upon a sustained, favorable business and economic environment.

          "CCC," "CC", and "C" - Bonds have high default risk. Default is a real possibility, and capacity for meeting financial commitments is solely reliant upon sustained, favorable business or economic developments. "CC" ratings indicate that default of some kind appears probable, and "C" ratings signal imminent default.

          "DDD," "DD" and "D" - Bonds are in default. The ratings of obligations in this category are based on their prospects for achieving partial or full recovery in a reorganization or liquidation of the obligor. While expected recovery values are highly speculative and cannot be estimated with any precision, the following serve as general guidelines. "DDD" obligations have the highest potential for recovery, around 90%-100% of outstanding amounts and accrued interest. "DD" indicates potential recoveries in the range of 50%-90%, and "D" the lowest recovery potential, i.e., below 50%.


          Entities rated in this category have defaulted on some or all of their obligations. Entities rated "DDD" have the highest prospect for resumption of performance or continued operation with or without a formal reorganization process. Entities rated "DD" and "D" are generally undergoing a formal reorganization or liquidation process; those rated "DD" are likely to satisfy a higher portion of their outstanding obligations, while entities rated "D" have a poor prospect for repaying all obligations.


          To provide more detailed indications of credit quality, the Fitch IBCA ratings from and including "AA" to "CCC" may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within these major rating categories.


          Thomson Financial BankWatch assesses the likelihood of an untimely repayment of principal or interest over the term to maturity of long term debt and preferred stock which are issued by United States commercial banks, thrifts and non-bank banks; non-United States banks; and broker-dealers. The following summarizes the rating categories used by Thomson BankWatch for long-term debt ratings:

          "AAA" - This designation indicates that the ability to repay principal and interest on a timely basis is extremely high.

          "AA" - This designation indicates a very strong ability to repay principal and interest on a timely basis, with limited incremental risk compared to issues rated in the highest category.

          "A" - This designation indicates that the ability to repay principal and interest is strong. Issues rated "A" could be more vulnerable to adverse developments (both internal and external) than obligations with higher ratings.

          "BBB" - This designation represents the lowest investment-grade category and indicates an acceptable capacity to repay principal and interest. Issues rated "BBB" are more vulnerable to adverse developments (both internal and external) than obligations with higher ratings.

          "BB," "B," "CCC," and "CC" - These designations are assigned by Thomson Financial BankWatch to non-investment grade long-term debt. Such issues are regarded as having speculative characteristics regarding the likelihood of timely repayment of principal and interest. "BB" indicates the lowest degree of speculation and "CC" the highest degree of speculation.

          "D" - This designation indicates that the long-term debt is in default.

          PLUS (+) OR MINUS (-) - The ratings from "AAA" through "CC" may include a plus or minus sign designation which indicates where within the respective category the issue is placed.


MUNICIPAL NOTE RATINGS


          A Standard and Poor's note rating reflects the liquidity concerns and market access risks unique to notes due in three years or less. The following summarizes the ratings used by Standard & Poor's Ratings Group for municipal notes:


          "SP-1" - The issuers of these municipal notes exhibit a strong capacity to pay principal and interest. Those issues determined to possess a very strong capacity to pay debt service are given a plus (+) designation.

          "SP-2" - The issuers of these municipal notes exhibit satisfactory capacity to pay principal and interest, with some vulnerability to adverse financial and economic changes over the term of the notes.

          "SP-3" - The issuers of these municipal notes exhibit speculative capacity to pay principal and interest.


          Moody's ratings for state and municipal notes and other short-term loans are designated Moody's Investment Grade ("MIG") and variable rate demand obligations are designated Variable Moody's Investment Grade ("VMIG"). Such ratings recognize the differences between short-term credit risk and long-term risk. The following summarizes the ratings by Moody's Investors Service, Inc. for short-term notes:

          "MIG-1"/"VMIG-1" - This designation denotes best quality. There is present strong protection by established cash flows, superior liquidity support or demonstrated broad-based access to the market for refinancing.

          "MIG-2"/"VMIG-2" - This designation denotes high quality. Margins of protection are ample although not so large as in the preceding group.

          "MIG-3"/"VMIG-3" - This designation denotes favorable quality, with all security elements accounted for but lacking the undeniable strength of the preceding grades. Liquidity and cash flow protection may be narrow and market access for refinancing is likely to be less well established.

          "MIG-4"/"VMIG-4" - This designation denotes adequate quality. Protection commonly regarded as required of an investment security is present and although not distinctly or predominantly speculative, there is specific risk.

          "SG" - This designation denotes speculative quality. Debt instruments in this category lack of margins of protection.

          Fitch IBCA and Duff & Phelps use the short-term ratings described under Commercial Paper Ratings for municipal notes.

                                   APPENDIX B

       As stated above, the Growth and Income, Strategic Equity and Small Cap Value Funds may enter into futures transactions for hedging purposes. The following is a description of such transactions.

I.     INTEREST RATE FUTURES CONTRACTS

       USE OF INTEREST RATE FUTURES CONTRACTS. Bond prices are established in both the cash market and the futures market. In the cash market, bonds are purchased and sold with payment for the full purchase price of the bond being made in cash, generally within five business days after the trade. In the futures market, only a contract is made to purchase or sell a bond in the future for a set price on a certain date. Historically, the prices for bonds established in the futures markets have tended to move generally in the aggregate in concert with the cash market prices and have maintained fairly predictable relationships. Accordingly, the Funds may use interest rate futures contracts as a defense, or hedge, against anticipated interest rate changes and not for speculation. As described below, this would include the use of futures contract sales to protect against expected increases in interest rates and futures contract purchases to offset the impact of interest rate declines.

       The Funds presently could accomplish a similar result to that which they hope to achieve through the use of futures contracts by selling bonds with long maturities and investing in bonds with short maturities when interest rates are expected to increase, or conversely, selling short-term bonds and investing in long-term bonds when interest rates are expected to decline. However, because of the liquidity that is often available in the futures market, the protection is more likely to be achieved, perhaps at a lower cost and without changing the rate of interest being earned by the Funds, through using futures contracts.

       DESCRIPTION OF INTEREST RATE FUTURES CONTRACTS. An interest rate futures contract sale would create an obligation by a Fund, as seller, to deliver the specific type of financial instrument called for in the contract at a specific future time for a specified price. A futures contract purchase would create an obligation by the Fund, as purchaser, to take delivery of the specific type of financial instrument at a specific future time at a specific price. The specific securities delivered or taken, respectively, at settlement date, would not be determined until at or near that date. The determination would be in accordance with the rules of the exchange on which the futures contract sale or purchase was made.

       Although interest rate futures contracts by their terms call for actual delivery or acceptance of securities, in most cases the contracts are closed out before the settlement date without the making or taking of delivery of securities. Closing out a futures contract sale is effected by a Fund's entering into a futures contract purchase for the same aggregate amount of the specific type of financial instrument and the same delivery date. If the price of the sale exceeds the price of the offsetting purchase, the Fund immediately is paid the difference and thus realizes a gain. If the offsetting purchase price exceeds the sale price, the Fund pays the difference and realizes a loss. Similarly, the closing out of a futures contract purchase is effected by a Fund entering into a futures contract sale. If the offsetting sale price exceeds the purchase price, the Fund realizes a gain, and if the purchase price exceeds the offsetting sale price, the Fund realizes a loss.

       Interest rate futures contracts are traded in an auction environment on the floors of several exchanges -- principally, the Chicago Board of Trade, the Chicago Mercantile Exchange and the New York Futures Exchange. The Funds would deal only in standardized contracts on recognized exchanges. Each exchange guarantees performance under contract provisions through a clearing corporation, a nonprofit organization managed by the exchange membership.

       A public market now exists in futures contracts covering various financial instruments including long-term United States Treasury Bonds and Notes; Government National Mortgage Association (GNMA) modified pass-through mortgage backed securities; three-month United States Treasury Bills; and ninety-day commercial paper. The Funds may trade in any interest rate futures contracts for which there exists a public market, including, without limitation, the foregoing instruments.

       EXAMPLE OF FUTURES CONTRACT SALE. The Funds would engage in an interest rate futures contract sale to maintain the income advantage from continued holding of a long-term bond while endeavoring to avoid part or all of the loss in market value that would otherwise accompany a decline in long-term securities prices. Assume that the market value of a certain security held by a particular Fund tends to move in concert with the futures market prices of long-term United States Treasury bonds ("Treasury bonds"). Fleet wishes to fix the current market value of this portfolio security until some point in the future. Assume the portfolio security has a market value of 100, and Fleet believes that, because of an anticipated rise in interest rates, the value will decline to 95. The Fund might enter into futures contract sales of Treasury bonds for an equivalent of
98. If the market value of the portfolio security does indeed decline from 100 to 95, the equivalent futures market price for the Treasury bonds might also decline from 98 to 93.

       In that case, the five point loss in the market value of the portfolio security would be offset by the five point gain realized by closing out the futures contract sale. Of course, the futures market price of Treasury bonds might well decline to more than 93 or to less than 93 because of the imperfect correlation between cash and futures prices mentioned below.

       Fleet could be wrong in its forecast of interest rates, and the equivalent futures market price could rise above 98. In this case, the market value of the portfolio securities, including the portfolio security being protected, would increase. The benefit of this increase would be reduced by the loss realized on closing out the futures contract sale.

       If interest rate levels did not change, the Fund in the above example might incur a loss of 2 points (which might be reduced by an offsetting transaction prior to the settlement date). In each transaction, transaction expenses would also be incurred.

       EXAMPLE OF FUTURES CONTRACT PURCHASE. A Fund would engage in an interest rate futures contract purchase when it is not fully invested in long-term bonds but wishes to defer for a time the purchase of long-term bonds in light of the availability of advantageous interim investments, e.g., shorter term securities whose yields are greater than those available on long-term bonds. A Fund's basic motivation would be to maintain for a time the income advantage from investing in the short-term securities; the Fund would be endeavoring at the same time to eliminate the effect of all or part of an expected increase in market price of the long-term bonds that the Fund may purchase.

       For example, assume that the market price of a long-term bond that the Fund may purchase, currently yielding 10%, tends to move in concert with futures market prices of Treasury bonds. Fleet wishes to fix the current market price (and thus 10% yield) of the long-term bond until the time (four months away in this example) when it may purchase the bond. Assume the long-term bond has a market price of 100, and Fleet believes that, because of an anticipated fall in interest rates, the price will have risen to 105 (and the yield will have dropped to about 9 1/2%) in four months. The Fund might enter into futures contracts purchases of Treasury bonds for an equivalent price of 98. At the same time, the Fund would assign a pool of investments in short-term securities that are either maturing in four months or earmarked for sale in four months, for purchase of the long-term bond at an assumed market price of 100. Assume these short-term securities are yielding 15%. If the market price of the long-term bond does indeed rise from 100 to 105, the equivalent futures market price for Treasury bonds might also rise from 98 to 103. In that case, the 5 point increase in the price that the Fund pays for the long-term bond would be offset by the 5 point gain realized by closing out the futures contract purchase.

       Fleet could be wrong in its forecast of interest rates; long-term interest rates might rise to above 10%; and the equivalent futures market price could fall below 98. If short-term rates at the same time fall to 10% or below, it is possible that the Fund would continue with its purchase program for long-term bonds. The market price of available long-term bonds would have decreased. The benefit of this price decrease, and thus yield increase, will be reduced by the loss realized on closing out the futures contract purchase.

       If, however, short-term rates remained above available long-term rates, it is possible that the Fund would discontinue its purchase program for long-term bonds. The yield on short-term securities in the portfolio, including those originally in the pool assigned to the particular long-term bond, would remain higher than yields on long-term bonds. The benefit of this continued incremental income will be reduced by the loss realized on closing out the futures contract purchase. In each transaction, expenses would also be incurred.

II.    MARGIN PAYMENTS

       Unlike purchases or sales of portfolio securities, no price is paid or received by a Fund upon the purchase or sale of a futures contract. Initially, the Fund will be required to deposit with the broker or in a segregated account with Galaxy's custodian an amount of cash or liquid portfolio securities, known as initial margin, based on the value of the contract. The nature of initial margin in futures transactions is different from that of margin in security transactions in that futures contract margin does not involve the borrowing of funds by the customer to finance the transactions. Rather, the initial margin is in the nature of a performance bond or good faith deposit on the contract which is returned to the Fund upon termination of the futures contract assuming all contractual obligations have been satisfied. Subsequent payments, called variation margin, to and from the broker, will be made on a daily basis as the price of the underlying instruments fluctuates making the long and short positions in the futures contract more or less valuable, a process known as marking-to-the-market. For example, when a particular Fund has purchased a futures contract and the price of the contract has risen in response to a rise in the underlying instruments, that position will have increased in value and the Fund will be entitled to receive from the broker a variation margin payment equal to that increase in value. Conversely, where the Fund has purchased a futures contract and the price of the future contract has declined in response to a decrease in the underlying instruments, the position would be less valuable and the Fund would be required to make a variation margin payment to the broker. At any time prior to expiration of the futures contract, Fleet may elect to close the position by taking an opposite position, subject to the availability of a secondary market, which will operate to terminate the Fund's position in the futures contract. A final determination of variation margin is then made, additional cash is required to be paid by or released to the Fund, and the Fund realizes a loss or gain.

III.   RISKS OF TRANSACTIONS IN FUTURES CONTRACTS

       There are several risks in connection with the use of futures by the Growth and Income, Strategic Equity and Small Cap Value Funds as hedging devices. One risk arises because of the imperfect correlation between movements in the price of the futures and movements in the price of the instruments that are the subject of the hedge. The price of the futures may move more than or less than the price of the instruments being hedged. If the price of the futures moves less than the price of the instruments which are the subject of the hedge, the hedge will not be fully effective but, if the price of the instruments being hedged has moved in an unfavorable direction, a Fund would be in a better position than if it had not hedged at all. If the price of the instruments being hedged has moved in a favorable direction, this advantage will be partially offset by the loss on the futures. If the price of the futures moves more than the price of the hedged instruments, the Funds involved will experience either a loss or gain on the futures, which will not be completely offset by movements in the price of the instruments which are the subject of the hedge. To compensate for the imperfect correlation of movements in the price of instruments being hedged and movements in the price of futures contracts, a Fund may buy or sell futures contracts in a greater dollar amount than the dollar amount of instruments being hedged if the volatility over a particular time period of the prices of such instruments has been greater than the volatility over such time period of the futures, or if otherwise deemed to be appropriate by the investment adviser. Conversely, a Fund may buy or sell fewer futures contracts if the volatility over a particular time period of the prices of the instruments being hedged is less than the volatility over such time period of the futures contract being used, or if otherwise deemed to be appropriate by Fleet. It is also possible that, where a Fund had sold futures to hedge its portfolio against a decline in the market, the market may advance and the value of instruments held in the Fund may decline. If this occurred, the Fund would lose money on the futures and also experience a decline in value in its portfolio securities.

       Where futures are purchased to hedge against a possible increase in the price of securities before a Fund is able to invest its cash (or cash equivalents) in an orderly fashion, it is possible that the market may decline instead; if the Fund then concludes not to invest its cash at that time because of concern as to possible further market decline or for other reasons, the Fund will realize a loss on the futures contract that is not offset by a reduction in the price of the instruments that were to be purchased.

       In instances involving the purchase of futures contracts by a Fund, an amount of cash and liquid portfolio securities, equal to the market value of the futures contracts, will be deposited in a segregated account with Galaxy's custodian and/or in a margin account with a broker to collateralize the position and thereby insure that the use of such futures is unleveraged.

       In addition to the possibility that there may be an imperfect correlation, or no correlation at all, between movements in the futures and the instruments being hedged, the price of futures may not correlate perfectly with movement in the cash market due to certain market distortions. Rather than meeting additional margin deposit requirements, investors may close futures contracts through off-setting transactions that could distort the normal relationship between the cash and futures markets. Second, with respect to financial futures contracts, the liquidity of the futures market depends on participants entering into off-setting transactions rather than making or taking delivery. To the extent participants decide to make or take delivery, liquidity in the futures market could be reduced thus producing distortions. Third, from the point of view of speculators, the deposit requirements in the futures market are less onerous than margin requirements in the securities market. Therefore, increased participation by speculators in the futures market may also cause temporary price distortions. Due to the possibility of price distortion in the futures market, and because of the imperfect correlation between the movements in the cash market and movements in the price of futures, a correct forecast of general market trends or interest rate movements by the adviser may still not result in a successful hedging transaction over a short time frame.

       Positions in futures may be closed out only on an exchange or board of trade which provides a secondary market for such futures. Although the Funds intend to purchase or sell futures only on exchanges or boards of trade where there appear to be active secondary markets, there is no assurance that a liquid secondary market on any exchange or board of trade will exist for any particular contract or at any particular time. In such event, it may not be possible to close a futures investment position, and in the event of adverse price movements, a Fund would continue to be required to make daily cash payments of variation margin. However, in the event futures contracts have been used to hedge portfolio securities, such securities will not be sold until the futures contract can be terminated. In such circumstances, an increase in the price of the securities, if any, may partially or completely offset losses on the futures contract. However, as described above, there is no guarantee that the price of the securities will in fact correlate with the price movements in the futures contract and thus provide an offset on a futures contract.

       Further, it should be noted that the liquidity of a secondary market in a futures contract may be adversely affected by "daily price fluctuation limits" established by commodity exchanges which limit the amount of fluctuation in a futures contract price during a single trading day. Once the daily limit has been reached in the contract, no trades may be entered into at a price beyond the limit, thus preventing the liquidation of open futures positions. The trading of futures contracts is also subject to the risk of trading halts, suspensions, exchange or clearing house equipment failures, government intervention, insolvency of a brokerage firm or clearing house or other disruptions of normal activity, which could at times make it difficult or impossible to liquidate existing positions or to recover excess variation margin payments.

       Successful use of futures by the Funds is also subject to Fleet's ability to predict correctly movements in the direction of the market. For example, if a particular Fund has hedged against the possibility of a decline in the market adversely affecting securities held by it and securities prices increase instead, the Fund will lose part or all of the benefit to the increased value of its securities which it has hedged because it will have offsetting losses in its futures positions. In addition, in such situations, if the Fund has insufficient cash, it may have to sell securities to meet daily variation margin requirements. Such sales of securities may be, but will not necessarily be, at increased prices which reflect the rising market. The Funds may have to sell securities at a time when it may be disadvantageous to do so.